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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on October 6, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEAN HARBORS, INC.
(Exact name of Registrant as specified in its charter)
(See table of additional Guarantor Registrants on next page)

Massachusetts (State or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	04-2997780 (I.R.S. Employer Identification Number)

42 Longwater Drive
Norwell, Massachusetts 02161-9149
(781) 792-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
(See inside front cover for information regarding Guarantor Registrants.)

C. Michael Malm, Esq.
Davis, Malm & D'Agostine, P.C.
One Boston Place
Boston, Massachusetts 02108
Telephone: (617) 367-2500
Telecopy: (617) 523-6215
(Address, including zip code, and telephone number, including area code, of agent for service of process)

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provisions relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

7 5/8% Senior Secured Notes due 2016	$300,000,000	100%	$300,000,000	$16,740.00

Guarantees(3)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)
Calculated based upon the book value of the securities to be received by the Registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(3)
No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Guarantor Registrants

Exact name of Guarantor Registrants as specified in its charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Altair Disposal Services, LLC	Delaware	4953	56-2295310
Baton Rouge Disposal, LLC	Delaware	4953	56-2295315
Bridgeport Disposal, LLC	Delaware	4953	56-2295319
CH International Holdings, Inc.	Delaware	4953	47-0942135
Clean Harbors Andover, LLC	Delaware	4953	56-2295323
Clean Harbors Antioch, LLC	Delaware	4953	02-0646441
Clean Harbors Aragonite, LLC	Delaware	4953	02-0646449
Clean Harbors Arizona, LLC	Delaware	4953	56-2295308
Clean Harbors Baton Rouge LLC	Delaware	4953	56-2295309
Clean Harbors BDT, LLC	Delaware	4953	56-2295313
Clean Harbors Buttonwillow, LLC	Delaware	4953	56-2295316
Clean Harbors Chattanooga, LLC	Delaware	4953	56-2295318
Clean Harbors Clive, LLC	Delaware	4953	56-2295229
Clean Harbors Coffeyville, LLC	Delaware	4953	56-2295320
Clean Harbors Colfax, LLC	Delaware	4953	56-2295321
Clean Harbors Deer Park, L.P.	Delaware	4953	48-1263743
Clean Harbors Deer Trail, LLC	Delaware	4953	56-2295327
Clean Harbors Development, LLC	Delaware	4953	30-0471576
Clean Harbors Disposal Services, Inc.	Delaware	4953	04-3667165
Clean Harbors El Dorado, LLC	Delaware	4953	94-3401916
Clean Harbors Environmental Services, Inc.	Massachusetts	4953	04-2698999
Clean Harbors Financial Services Company	Massachusetts	4953	56-2287928
Clean Harbors Florida, LLC	Delaware	4953	56-2295283
Clean Harbors Grassy Mountain, LLC	Delaware	4953	56-2295286
Clean Harbors Kansas, LLC	Delaware	4953	56-2295290
Clean Harbors Kingston Facility Corporation	Massachusetts	4953	04-3074299
Clean Harbors LaPorte, L.P.	Delaware	4953	48-1263744
Clean Harbors Laurel, LLC	Delaware	4953	56-2295292
Clean Harbors Lone Mountain, LLC	Delaware	4953	56-2295299
Clean Harbors Lone Star Corp.	Delaware	4953	06-1655334
Clean Harbors Los Angeles, LLC	Delaware	4953	56-2295303
Clean Harbors (Mexico), Inc.	Delaware	4953	56-2294684
Clean Harbors of Baltimore, Inc.	Delaware	4953	23-2091580
Clean Harbors of Braintree, Inc.	Massachusetts	4953	04-2507498
Clean Harbors of Connecticut, Inc.	Delaware	4953	06-1025746
Clean Harbors of Natick, Inc.	Massachusetts	4953	04-2481234
Clean Harbors of Texas, LLC	Delaware	4953	56-2295311
Clean Harbors Pecatonica, LLC	Delaware	4953	56-2295314
Clean Harbors PPM, LLC	Delaware	4953	56-2295269
Clean Harbors Recycling Services of Chicago, LLC	Delaware	4953	36-4599645
Clean Harbors Recycling Services of Ohio, LLC	Delaware	4953	36-4599643
Clean Harbors Reidsville, LLC	Delaware	4953	56-2295199
Clean Harbors San Jose, LLC	Delaware	4953	56-2295202
Clean Harbors Services, Inc.	Massachusetts	4953	06-1287127
Clean Harbors Tennessee, LLC	Delaware	4953	56-2295205
Clean Harbors Westmorland, LLC	Delaware	4953	56-2295208
Clean Harbors White Castle, LLC	Delaware	4953	56-2295210
Clean Harbors Wilmington, LLC	Delaware	4953	13-4335799
Crowley Disposal, LLC	Delaware	4953	06-1655356

Exact name of Guarantor Registrants as specified in its charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Disposal Properties, LLC	Delaware	4953	56-2295213
GSX Disposal, LLC	Delaware	4953	56-2295215
Harbor Industrial Services Texas, L.P.	Delaware	4953	48-1263745
Harbor Management Consultants, Inc.	Massachusetts	4953	04-3460746
Hilliard Disposal, LLC	Delaware	4953	56-2295217
Murphy's Waste Oil Service, Inc.	Massachusetts	4953	04-2490849
Plaquemine Remediation Services, LLC	Delaware	4953	56-2295280
Roebuck Disposal, LLC	Delaware	4953	56-2295219
Sawyer Disposal Services, LLC	Delaware	4953	56-2295224
Service Chemical, LLC	Delaware	4953	56-2295322
Spring Grove Resource Recovery, Inc.	Delaware	4953	76-0313183
Tulsa Disposal, LLC	Delaware	4953	56-2295227

        The address, including zip code, and telephone number, including area code, of the principal executive office of each guarantor registrant listed above is the same as those of the Registrant, Clean Harbors, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 6, 2009

PROSPECTUS

$300,000,000

Clean Harbors, Inc.

7 5/8% Senior Secured Notes due 2016

        We are offering to exchange 7 5/8% senior secured notes due 2016 that we have registered under the Securities Act of 1933 for all of our outstanding 7 5/8% senior secured notes due 2016. This prospectus refers to these registered notes as the "new notes," all of our outstanding 7 5/8% senior secured notes due 2016 as the "old notes," and the new notes and old notes collectively as the "notes." The old notes are, and the new notes will be, jointly and severally guaranteed by substantially all of our existing and future domestic restricted subsidiaries, and such guarantees are securities which are being offered along with the new notes by this prospectus.

  The Exchange Offer

  •
  We will exchange an equal principal amount of new notes for all old notes that are validly tendered and not validly withdrawn.

  •
  You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is subject to the satisfaction of limited, customary conditions.

  •
  The exchange offer will expires at 5:00 p.m., New York City time, on                                    , 2009, unless extended.

  •
  The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  The New Notes

  •
  The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain transfer restrictions, registration rights or provisions for additional interest under certain circumstances.

        See "Risk Factors" beginning on page 13 to read about factors you should consider in connection with the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                                    , 2009.

        In this prospectus, unless the context otherwise requires, "we," "our," "us," "Clean Harbors" or the "Company" refers collectively to Clean Harbors, Inc. and its subsidiaries, and "Eveready" refers collectively to Eveready Inc., which we acquired on July 31, 2009, and its subsidiaries. In this prospectus, all references to our consolidated financial statements, and references to Eveready's consolidated financial statements, include the respective notes thereto.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making an offer to exchange the new notes for old notes in any jurisdiction where the offer or exchange is not permitted.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. See "Where You Can Find Additional Information." We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

Clean Harbors, Inc.
42 Longwater Drive
Norwell, Massachusetts 02061-9149
Telephone (781) 792-5100
Attention: Executive Offices

        If you would like to request any documents, please do so by no later than                        , 2009 in order to receive them before the expiration of the exchange offer.

i

 Currency and Accounting Matters

        Unless otherwise specified with respect to certain amounts stated in Canadian dollars ("Cdn $"), all dollar amounts in this prospectus are in U.S. dollars ("$"). As set forth in Eveready's historical consolidated financial statements included in this prospectus, Eveready's financial statements have been reported in Cdn $. In order to facilitate comparison of Eveready's assets, liabilities and operations to those of Clean Harbors, certain numerical information reported by Eveready in Cdn $ has been converted in this prospectus into U.S. $. Information derived from Eveready's consolidated balance sheets as of December 31, 2008 and June 30, 2009 has been converted based on the Thomson Reuters closing exchange rates of 1.224001 Cdn $ to one U.S. $ on December 31, 2008 and 1.163200 Cdn $ to one U.S. $ on June 30, 2009, respectively. Information derived from Eveready's consolidated statements of (loss) earnings and comprehensive (loss) income and deficit for the years ended December 31, 2008 and 2007 and for the six months ended June 30, 2009 and 2008 has been converted based on average Thomson Reuters exchange rates of 1.059922 Cdn $ to one U.S. $ during the year ended December 31, 2008, 1.068368 Cdn $ to one U.S. $ during the year ended December 31, 2007, 1.204426 Cdn $ to one U.S. $ during the six months ended June 30, 2009, and 1.006596 Cdn $ to one U.S. $ during the six months ended June 30, 2008, respectively. All numerical information in this prospectus derived from Eveready's historical financial statements but stated in U.S. $ is unaudited.

        Eveready's historical consolidated financial statements included in this prospectus were also prepared in accordance with Canadian generally accepted accounting principles, or "Canadian GAAP," which differ in certain respects from U.S. generally accepted accounting principles, or "U.S. GAAP." For a discussion of certain significant differences between Canadian GAAP and U.S. GAAP, see note 29 to Eveready's audited consolidated financial statements for the three years ended December 31, 2008 and note 18 to Eveready's unaudited interim consolidated financial statements for the six months ended June 30, 2009 and June 30, 2008 included in this prospectus. We are in the process of reviewing Eveready's accounting policies and financial statement classifications. As a result of this review, we may deem it appropriate to make certain additional reclassifications to the consolidated financial information of Eveready. See "Unaudited Pro Forma Condensed Combined Financial Information."

Market and Related Information

        We obtained the market and related information used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications, such as EI Digest, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we have not independently verified the market data and related information contained in this prospectus, we believe such data and information is accurate as of the date of this prospectus or the respective earlier dates specified herein.

Forward-Looking Statements

        This prospectus includes "forward-looking statements," as defined by federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could" and similar expressions or phrases identify forward-looking statements. Such statements may include, but are not limited to, statements about the benefits of our acquisition of Eveready, including future financial and operating results, the combined Company's plans, objectives, expectations and intentions and other statements that are not historical facts.

        All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the environmental, industrial maintenance and oilfield services industries. Others are more specific to our and Eveready's operations. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

        Factors that may cause actual results to differ from expected results include, among others:

  •
  our ability to manage the significant environmental liabilities which we assumed in connection with our acquisitions, including in particular our acquisitions of substantially all of the assets of the Chemical Services Division, or "CSD," of Safety-Kleen Corp. in 2002, Teris LLC in 2006, and one of the two solvent recycling facilities we purchased from Safety-Kleen Systems, Inc. in 2008;

  •
  the availability and costs of liability insurance and financial assurances required by governmental entities relating to our and Eveready's facilities and operations;

  •
  our ability to successfully integrate the business and operations of Eveready into our business and operations;

  •
  general conditions in the oil and gas industries, particularly operations in the Alberta oil sands and other parts of Western Canada;

  •
  the extent to which our and Eveready's major customers commit to and schedule major projects;

  •
  our and Eveready's future cash flow and earnings;

  •
  our ability to meet our debt obligations;

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  our ability to increase our and Eveready's market shares;

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  our ability to retain our and Eveready's significant customers;

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  our ability to manage business growth and diversification and the effectiveness of our information systems;

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  our ability to compete with our and Eveready's competitors;

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  the outcome of current and potential legal proceedings;

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  our ability to attract and retain qualified management and other workforce personnel;

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  changes in statutory and regulatory requirements relating to our and Eveready's business;

  •
  the effects of general industry and economic conditions;

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  our ability to identify suitable additional acquisition candidates or joint venture relationships for expansion, to consummate these transactions on favorable terms and to achieve satisfactory operating results from the acquired businesses; and

  •
  our ability to avoid unforeseen material liabilities as a result of acquiring new companies.

        All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

        See "Risk Factors" in this prospectus for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements and other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized and, even if substantially realized, they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus, is not complete and does not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements and related notes included herein.

 Our Company

        We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2008 industry reports. We service approximately 67% of North America's commercial hazardous incineration volume and 20% of North America's hazardous landfill volume and are the industry leader in total hazardous waste disposal facilities. We perform environmental services for a diversified industry base with over 47,000 customers, including more than 325 Fortune 500 companies, in the United States, Canada, Puerto Rico and Mexico. We perform environmental services through a network of more than 100 service locations, and we operate six incineration facilities, nine commercial landfills, six wastewater treatment operations, and 20 treatment, storage and disposal facilities, or "TSDFs," as well as six polychlorinated biphenyls, or "PCB," management facilities, two oil and used oil products recycling facilities, and two solvent recycling facilities. We can provide low cost solutions to our customers due to our large scale, industry knowledge, cost cutting and productivity-enhancing initiatives, and ability to internalize our waste streams.

        The wastes that we handle include materials that are classified as "hazardous" because of their unique properties, as well as other materials subject to federal and state environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes which cannot be economically recycled or reused. We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities.

        As a result of our acquisition of Eveready Inc., or "Eveready," on July 31, 2009, we have also become a major provider of industrial maintenance and production, lodging, and exploration services to the oil and gas, pulp and paper, manufacturing and power generation industries throughout North America.

Our Environmental Services

        We provide a wide range of environmental services and manage our environmental services business as two major segments: Technical Services and Site Services.

        Technical Services (69% of 2008 revenue). These services involve the transport, treatment and disposal of hazardous and non-hazardous wastes, and include physical treatment, resource recovery, fuels blending, incineration, landfill disposal, wastewater treatment, lab chemical disposal, explosives management, and CleanPack® services. Our CleanPack® services include the collection, logistics management, specialized packaging, transportation and disposal of laboratory chemicals and household hazardous wastes. Our Technical Services segment also offers Apollo Onsite Services, which customize environmental programs at customer sites.

        Site Services (31% of 2008 revenue). These services provide customers with highly skilled experts who utilize specialty equipment and resources to perform services at any chosen location. Under the Site Services umbrella, our Field Service crews and equipment are dispatched on a planned or emergency basis, and perform services such as confined space entry for tank cleaning, site decontamination, large remediation projects, selective demolition, spill cleanup, railcar cleaning, product recovery and transfer, scarifying and media blasting and vacuum services. Additional services include used oil and oil products recycling, as well as PCB management and disposal. Also, as part of Site Services, Industrial Services crews focus on industrial cleaning and maintenance projects.

The Environmental Services Industry

        According to industry reports, the hazardous waste disposal market in North America generates total revenues in excess of $2.0 billion per year. We also service the much larger industrial maintenance market. The $2.0 billion estimate does not include the industrial maintenance market, except to the extent that the costs of disposal of hazardous wastes generated as a result of industrial maintenance are included. The largest generators of hazardous waste materials are companies in the chemical, petrochemical, primary metals, paper, furniture, aerospace and pharmaceutical industries.

        The hazardous waste management industry was "created" in 1976 with the passage of the Resource Conservation and Recovery Act, or "RCRA." RCRA requires waste generators to distinguish between "hazardous" and "non-hazardous" wastes, and to treat, store and dispose of hazardous waste in accordance with specific regulations. This new regulatory environment, combined with strong economic growth, increased corporate concern about environmental liabilities, and the early stage nature of the hazardous waste management industry contributed initially to rapid growth in the industry. However, by the mid to late 1990s, the hazardous waste management industry was characterized by overcapacity, minimal regulatory advances and pricing pressure. Since 2001, over one-third of all North American commercial incineration capacity has been eliminated, and we believe that competition has been reduced through consolidation and that new regulations have increased the overall barriers to entry.

        The collection and disposal of solid and hazardous wastes are subject to local, state, provincial and federal requirements and regulations, which regulate health, safety, the environment, zoning and land-use. Among these regulations in the United States is the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or "CERCLA," which holds generators and transporters of hazardous substances, as well as past and present owners and operators of sites where there has been a hazardous release, strictly, jointly and severally liable for environmental cleanup costs resulting from the release or threatened release of hazardous substances. Canadian companies are regulated under similar regulations, but the responsibility and liability associated with the waste passes from the generator to the transporter or receiver of the waste, in contrast to provisions of CERCLA.

The Eveready Acquisition

        On July 31, 2009, we acquired all of the outstanding shares of Eveready. Headquartered in Edmonton, Alberta, Eveready is a major provider of industrial maintenance and oilfield production services to the energy, resource and industrial sectors throughout Canada, the United States and internationally. Eveready's total revenues for the year ended December 31, 2008, and the six months ended June 30, 2009, were $613.8 million and $231.8 million, respectively. Operating from approximately 80 locations in Canada, the United States and internationally, Eveready employed at the time of the acquisition on July 31, 2009, over 2,100 employees and operated a service fleet of nearly 2,000 truck and trailer mounted units and over 1,400 specialized pieces of equipment.

        Our principal reasons for acquiring Eveready include:

  •
  Broadening Our Geographic Reach.  Our acquisition of Eveready accelerates the expansion of our geographic footprint by providing an immediate strong presence in several markets where we do not currently have significant operations, particularly in Western Canada. This enhances our previous efforts that were largely driven by our opening of new site service branch locations and making smaller acquisitions. The Eveready acquisition expand our existing North American operations through the addition of Eveready's approximately 66 field service locations throughout Canada and 10 locations in the U.S. In addition, Eveready operates seven international offices in the United Kingdom, Brazil, Singapore, Bulgaria, Sweden, Thailand and China. These locations are our first non-North American service offices, which we believe could provide a new platform for growth particularly for our Site Services segment.

  •
  Strengthening Our Presence in the Industrial Services Market.  Our acquisition of Eveready provides us with a substantially increased presence in the industrial services market, and a strong foundation upon which to grow that business over time. We believe that one of our core competitive advantages is our ability to meet our customers' environmental and industrial service needs, and that the Eveready acquisition will further enhance our service platform. Eveready's services include a wide range of industrial maintenance and production services provided to refineries, petrochemical facilities, pulp and paper mills, as well as production support services for oil and gas companies. Eveready's specialized catalyst changeout technology and decoking services augment our other available refinery and petrochemical services.

  •
  Providing Cross Selling Opportunities.  Eveready provides a wide array of industrial services that complement our environmental service offerings. Despite its recent growth, Eveready currently has a relatively small sales force, and we see a significant opportunity to take our lines of vertical sales programs and expand those with Eveready to sell all services across both the Clean Harbors and Eveready platforms. The combination of our customer service capabilities, industry leading expertise and the combined company's broad service platform provides Eveready's customers an opportunity to streamline their industrial and environmental service vendor base. Cross selling will also enable us to achieve further operating leverage by improving utilization of our existing assets and Eveready's service fleet.

  •
  Increasing Economies of Scale.  Our acquisition of Eveready provides greater critical mass to Clean Harbors' operations by adding Eveready's modern fleet of nearly 2,000 truck and trailer mounted units and over 1,400 specialized pieces of equipment. Eveready also brings a motivated, entrepreneurial roster of more than 2,100 employees. Furthermore, we expect to realize meaningful cost synergies by achieving economies of scale in areas such as procurement, information technology and human resource management.

        For more information about Eveready and the terms of the acquisition, see "The Eveready Acquisition" beginning on page 34.

Recent Financing Developments

        At June 30, 2009, we had outstanding $23.0 million of eight-year senior secured notes due 2012, a $70.0 million revolving credit facility, a $50.0 million synthetic letter of credit facility, and a $30.0 million term loan. On July 24, 2009, we repaid the $30.0 million term loan and on July 31, 2009, we discharged the $23.0 million of outstanding senior secured notes by calling such notes for redemption on August 31, 2009 and depositing with the trustee the redemption price of $23.7 million and accrued interest of $0.3 million through the redemption date. On July 31, 2009, we also replaced our previous revolving credit facility and synthetic letter of credit facility with a new revolving credit facility which allows us to borrow or obtain letters of credit for up to $120.0 million (with a $110.0 million sub-limit for letter of credit). On August 14, 2009, we issued and sold in a private placement the $300.0 million principal amount of old notes and used a portion of the net proceeds from such sale to repay substantially all of Eveready's outstanding debt (other than certain capital leases).

Segment Information

        In connection with the closing of the Eveready acquisition on July 31, 2009, we are re-aligning and expanding our operating reporting segments. This new structure reflects the way management will make operating decisions and manage the growth and profitability of the combined business. Under the new structure, we intend to report our business for fiscal periods commencing with the quarter ending September 30, 2009, in four operating segments, including:

  •
  Technical Services—provide a broad range of hazardous material management services including the packaging, collection, transportation, treatment and disposal of hazardous and non-hazardous waste at company owned incineration, landfill, wastewater, and other treatment facilities.

  •
  Field Services—provide a wide variety of environmental cleanup services on customer sites or other locations on a scheduled or emergency response basis including tank cleaning, decontamination, remediation, and spill cleanup.

  •
  Industrial Services—provide industrial and specialty services, such as high-pressure and chemical cleaning, catalyst handling, decoking, material processing and industrial lodging services to refineries, chemical plants, pulp and paper mills, and other industrial facilities.

  •
  Exploration Services—provide exploration and directional boring services to the energy sector serving oil and gas exploration, production, and power generation.

The Exchange Offer

Background	On August 14, 2009, we completed a private placement of the old notes. In connection with that private placement, we entered into a registration rights agreement with Goldman Sachs & Co., Banc of America Securities LLC, and Credit Suisse Securities (USA) LLC, the initial purchasers of the old notes, in which we agreed to deliver this prospectus to you and to make the exchange offer.
The Exchange Offer	We are offering to exchange up to $300.0 million aggregate principal amount of our new notes which have been registered under the Securities Act for up to $300.0 million aggregate principal amount of our old notes. You may tender old notes only in integral multiples of $1,000 principal amount.
Resale of New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offer in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
• you are acquiring the new notes in the ordinary course of your business for investment purposes,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
• you are not our affiliate as defined under Rule 405 under the Securities Act.
If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.
Broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.
Transfer Restrictions	The new notes have been registered under the Securities Act and generally will be freely transferable. We do not intend to list the notes on any securities exchange.
Limited Market	The new notes will be newly issued securities for which there is currently no market. Although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the new notes may not develop or be maintained.
Consequences If You Do Not Exchange Your Old Notes	Old notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:
• an exemption from the requirements of the Securities Act is available to you,
• we register the resale of old notes under the Securities Act, or
• the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.
After the completion of the exchange offer, we will no longer have an obligation to register the old notes, except in limited circumstances.
Expiration Date	5:00 p.m., New York City time, on , 2009 unless we extend the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to limited, customary conditions, which we may waive.
Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:
• either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent's message from The Depository Trust Company, which we refer to as "DTC," stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,
• your old notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, and
• all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the exchange offer.

If you hold old notes through DTC, you must comply with its standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
By signing, or by agreeing to be bound by the letter of transmittal, you will be representing to us that:
• you will be acquiring the new notes in the ordinary course of your business,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
• you are not our affiliate as defined under Rule 405 under the Securities Act.
See "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures for Tendering Old Notes	If you cannot meet the expiration deadline or you cannot deliver your old notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Holders	If you beneficially own old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Withdrawal Rights	You may withdraw your tender of old notes at any time before the exchange offer expires.
Tax Consequences	The exchange pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income and Estate Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.
Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer—Exchange Agent."

Summary Description of the New Notes

        The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that:

  •
  we have registered the new notes under the Securities Act and the new notes will therefore not bear legends restricting their transfer;

  •
  the new notes will have a different CUSIP number than the old notes; and

  •
  specified rights under registration rights agreement, including the provisions providing for registration rights and the payment of additional interest on the old notes in specified circumstances, will be limited or eliminated.

        The new notes will evidence the same debt as the old notes and will rank equally with the old notes. The same indenture will govern both the old notes and the new notes. We refer to the old notes and the new notes together as the "notes."

Issuer	Clean Harbors, Inc. (the "Issuer").
New Notes Offered	$300,000,000 aggregate principal amount of 7 5/8% senior secured notes due 2016.
Maturity Date	August 15, 2016.
Interest Payments	Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2010.
Guarantees
The old notes are, and the new notes will be, jointly and severally guaranteed on a senior secured basis by substantially all of our existing and future domestic subsidiaries. The old notes are not, and the new notes will not be, guaranteed by our foreign subsidiaries, including Eveready.
Collateral
The old notes and the related guarantees are, and the new notes and the related guarantees will be, secured by a first-priority lien (subject to certain exceptions and permitted liens) on all the tangible and intangible assets of the Issuer and the guarantors other than ABL Collateral (as defined below) in each case held by us and the guarantors (such assets, the "Notes Collateral"). The old notes and the related guarantees are, and the new notes and the related guarantees will be, also secured by a second-priority lien (subject to certain exceptions and permitted liens) on all accounts receivable, related general intangibles and instruments and proceeds related to the foregoing, in each case held by the Issuer and the guarantors (such assets, the "ABL Collateral"). We refer to the Notes Collateral and the ABL Collateral together as the "Collateral." See "Description of the Notes—Security."
Ranking
The old notes are, and the new notes will be, our and the guarantors' secured senior obligations. Subject to the lien priorities described below, the old notes and the new notes rank equally with our and the guarantors' existing and future senior obligations and senior to any future indebtedness that is specifically subordinated to the notes and the guarantees.

As of June 30, 2009, on a pro forma basis after giving effect to our (i) acquisition of Eveready on July 31, 2009, (ii) issuance of the $300.0 million principal amount of old notes on August 14, 2009, (iii) repayment between July 24 and August 14, 2009 of substantially all of our and Eveready's debt (other than certain capital leases) using a portion of our available cash and the net proceeds from the sale of the old notes, and (iv) payment of related fees and expenses, we and our guarantor subsidiaries would have had no outstanding loans under our new revolving credit facility, but we would then have had $87.5 million of outstanding letters of credit. The notes and the guarantees rank effectively junior to debt (including loans and reimbursement obligations in respect of outstanding letters of credit) under our new revolving credit agreement to the extent of the value of the ABL Collateral. Furthermore, on such a pro forma basis, our non-guarantor subsidiaries would have had as of June 30, 2009 approximately $117.2 million of total liabilities (excluding intercompany liabilities). The notes and the guarantees rank structurally junior to those obligations of our non-guarantor subsidiaries.
Optional Redemption
We may redeem some or all of the notes at any time on or after August 15, 2012, at the redemption prices described in "Description of the Notes—Redemption—Optional Redemption," plus accrued and unpaid interest to the date of redemption. At any time and from time to time prior to August 15, 2012, but not more than once in any twelve-month period, we may also redeem up to 10% of the original aggregate principal amount of the notes at a price equal to 103% of the principal amount thereof plus any accrued and unpaid interest thereon. At any time prior to August 15, 2012, we may also redeem some or all of the notes at a price equal to 100% of the principal amount thereof plus the make-whole premium described under "Description of the Notes—Redemption—Optional Redemption."

At any time prior to August 15, 2012, we may also redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at a redemption price equal to 107.625% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding.
Change of Control; Asset Sales
If we experience a Change of Control (as defined under "Description of the Notes—Change of Control"), we will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

If we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date. See "Description of the Notes—Certain Covenants—Limitation on Asset Sales."
Certain Covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:
	•	incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue preferred stock;
	•	pay dividends or make other distributions to our stockholders;
	•	purchase or redeem capital stock or subordinated indebtedness;
	•	make investments;
	•	create liens;
	•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
	•	sell assets, including capital stock of our subsidiaries;
	•	consolidate or merge with or into other companies or transfer all or substantially all of our assets; and
	•	engage in transactions with affiliates.
These covenants are subject to a number of important qualifications and exceptions. See "Description of the Notes—Certain Covenants."
Original Issue Discount
The old notes were issued to investors for a price less than their stated principal amount by more than a de minimis amount. There was therefore original issue discount, or "OID," for U.S. federal income tax purposes applicable to the old notes, and the new notes will be treated as issued with OID, in an amount equal to the difference between the stated principal amount of the notes and their original issue price. A U.S. holder will be required to include such difference in gross income (as ordinary income) on a constant yield to maturity basis in advance of such holder's actual receipt of the income regardless of such holder's method of accounting for U.S. federal income tax purposes. See "Certain United States Federal Income and Estate Tax Considerations—U.S. Holders of Notes—Stated Interest" and "—OID on the Notes."

 Risk Factors

        Before you tender your old notes, you should be aware that there are various risks involved in an investment in the notes, including those we describe below under "Risk Factors." You should consider carefully these risk factors together with all of the other information included or referred to in this prospectus before you decide to tender your old notes in this exchange offer.

 Summary Historical Consolidated Financial Information

        The following summary historical financial information has been derived from our audited balance sheets as at December 31, 2008 and December 31, 2007 and statements of income for the three years ended December 31, 2008, and our unaudited balance sheets as at June 30, 2009 and June 30, 2008 and statements of income for the six months ended June 30, 2009 and 2008. This information should be reviewed in conjunction with "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our financial statements and the notes thereto included in this prospectus.

        The following summary pro forma combined financial information for the year ended December 31, 2008 and as of and for the six months ended June 30, 2009 has been prepared by our management and gives pro forma effect to our acquisition of Eveready and our sale of the notes, in each case as if they occurred on January 1, 2008 for income statement purposes and June 30, 2009 for balance sheet purposes. The following summary pro forma combined financial information should be read in conjunction with "Use of Proceeds," "The Eveready Acquisition, "Unaudited Pro Forma Condensed Combined Financial Information," "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of

Operations," and the consolidated financial statements and related notes of Clean Harbors and Eveready included in this prospectus.

	Six Months Ended June 30,			Year Ended December 31,
	2008	2009	2009	2006	2007	2008	2008
	(historical)		(pro forma)	(historical)			(pro forma)
	(in thousands)
Income Statement Data:
Revenues	$507,768	$421,643	$653,362	$829,809	$946,917	$1,030,713	$1,644,348
Cost of revenues (exclusive of items shown separately below)	348,578	289,767	459,748	584,835	664,440	707,820	1,147,209
Selling, general and administrative expenses	82,666	75,147	105,891	125,039	149,180	159,674	231,176
Accretion of environmental liabilities	5,396	5,284	5,370	10,220	10,447	10,776	10,925
Depreciation and amortization	21,281	24,302	47,265	35,339	37,590	44,471	91,895

Income from operations	49,847	27,143	35,088	74,376	85,260	107,972	163,143
Other income (expense)	(45)	44	205	(447)	135	(119)	(345)
Loss on early extinguishment of debt	—	—	—	(8,529)	—	(5,473)	(5,473)
Impairment of long-lived assets	—	—	—	—	—	—	(95,522)
Interest (expense), net	(5,900)	(2,989)	(14,040)	(12,447)	(13,157)	(8,403)	(25,118)

Income before provision for income taxes, non-controlling interest and equity interest in joint venture	43,902	24,198	21,253	52,953	72,238	93,977	36,685
Provision for income taxes(1)	18,993	10,619	10,047	6,339	28,040	36,491	42,237
Equity interest in joint venture	—	—	—	(61)	—	—	—

Net income (loss)	24,909	13,579	11,206	46,675	44,198	57,486	(5,552)
Income attributable to non-controlling interest	—	—	158	—	—	—	774

Net income (loss) attributable to Clean Harbors and Eveready (pro forma only)	$24,909	$13,579	$11,048	$46,675	$44,198	$57,486	$(6,326)

Other Financial Data:
Ratio of earnings to fixed charges	5.6x	5.1x		3.6x	4.1x	6.0x
Adjusted EBITDA(2)	$76,524	$56,729	$87,723	$119,935	$133,297	$163,219	$265,963
Net Debt (at end of period)(3)			$72,879
Ratio of Adjusted EBITDA to interest expense(4)			7.5x

	At June 30,		At December 31,
	2008	2009	2006	2007	2008
	(historical, in thousands)
Cash Flow Data:
Net cash from operating activities	$42,281	$49,057	$61,382	$79,995	$109,590
Net cash from investing activities	(56,981)	(41,014)	(98,885)	(42,791)	(84,515)
Net cash from financing activities	178,528	(4,405)	(20,330)	2,724	116,795

	At June 30,			At December 31,
	2008	2009	2009	2006	2007	2008
	(historical)		(pro forma)	(historical)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$281,893	$255,407	$228,063	$73,550	$119,538	$249,524
Working capital	269,814	252,337	333,054	124,465	169,585	307,679
Goodwill	22,523	30,580	51,020	19,032	21,572	24,578
Total assets	955,188	898,580	1,308,325	670,808	769,888	898,336
Long-term obligations (including current portion)(5)	121,819	53,324	300,942	124,561	123,483	53,630
Stockholders' equity	404,910	448,191	549,332	173,186	202,897	429,045

(1)
For the year ended December 31, 2006, the provision includes a reversal of a $14.1 million portion of the valuation allowance.

(2)
For all periods presented, "Adjusted EBITDA" consists of net income (loss) plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for income taxes, and other items including impairment of long-lived assets and loss on early extinguishment of debt. We also exclude gain (loss) on sale of fixed assets, and other income as these amounts are not considered part of usual business operations. See below for a reconciliation of Adjusted EBITDA to both net income (loss) and net cash provided by operating activities for the specified periods. Our management considers Adjusted EBITDA to be a measurement of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or loss or other measurements under GAAP. Because Adjusted EBITDA is not calculated identically by all companies, our measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following reconciles net income (loss) to Adjusted EBITDA for the following periods (in thousands):

	Six Months Ended June 30,			Year Ended December 31,
	2008	2009	2009	2006	2007	2008	2008
	(historical)		(pro forma)	(historical)			(pro forma)
Net income (loss)	$24,909	$13,579	$11,206	$46,675	$44,198	$57,486	$(5,552)
Accretion of environmental liabilities	5,396	5,284	5,370	10,220	10,447	10,776	10,925
Depreciation and amortization	21,281	24,302	47,265	35,339	37,590	44,471	91,895
Loss on early extinguishment of debt	—	—	—	8,529	—	5,473	5,473
Impairment of long-lived assets	—	—	—	—	—	—	95,522
Interest expense, net	5,900	2,989	14,040	12,447	13,157	8,403	25,118
Equity interest in joint venture	—	—	—	(61)	—	—	—
Provision for income taxes	18,993	10,619	10,047	6,339	28,040	36,491	42,237
Other (income) expense	45	(44)	(205)	447	(135)	119	345

Adjusted EBITDA	$76,524	$56,729	$87,723	$119,935	$133,297	$163,219	$265,963

  The following reconciles Adjusted EBITDA to net cash from operating activities for the following historical periods (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2008	2009	2006	2007	2008
	(historical)		(historical)
Adjusted EBITDA	$76,524	$56,729	$119,935	$133,297	$163,219
Interest expense, net	(5,900)	(2,989)	(12,447)	(13,157)	(8,403)
Provision for income taxes	(18,993)	(10,619)	(6,339)	(28,040)	(36,491)
Allowance for doubtful accounts	50	669	88	(418)	267
Amortization of deferred financing costs and debt discount	1,076	790	1,616	1,940	1,915
Change in environmental liability estimates	(255)	(635)	(9,582)	597	(2,047)
Deferred income taxes	(41)	(390)	(6,385)	(7,492)	3,197
Stock-based compensation	1,785	(376)	3,387	4,799	3,565
Excess tax benefit of stock-based compensation	(2,598)	(65)	(5,239)	(6,386)	(3,504)
Income tax benefits related to stock option exercises	2,618	59	5,399	6,427	3,534
Environmental expenditures	(4,054)	(4,077)	(7,605)	(6,511)	(14,268)
Prepayment penalty on early extinguishment of debt	—	—	(6,146)	—	(3,552)
Changes in assets and liabilities, net of acquisitions
Accounts receivable	10,370	28,109	(5,000)	(19,142)	17,221
Other current assets	3,474	4,487	(11,092)	(2,693)	5,529
Accounts payable	(9,144)	(8,635)	(4,674)	(4,603)	(17,763)
Other current liabilities	(12,631)	(14,000)	5,466	21,377	(2,829)

Net cash from operating activities	$42,281	$49,057	$61,382	$79,995	$109,590

(3)
Net Debt represents long-term obligations (including current portion) less cash and cash equivalents. Long-term obligations include borrowings under our current and former revolving credit facilities and obligations under capital leases and, in the case of pro forma information, the notes.

(4)
The ratio of Adjusted EBITDA to interest expense has been calculated based upon pro forma Adjusted EBITDA for the twelve months ended June 30, 2009 of $220.7 million and pro forma interest expense for the twelve months ended June 30, 2009 of $29.6 million. Pro forma interest expense includes fees relating to our $87.5 million of letters of credit outstanding on a pro forma basis as of June 30, 2009. For further information relating to our pro forma interest expense, please see footnote (l) to the Pro Forma Condensed Combined Statement of Operations under "Unaudited Pro Forma Condensed Combined Financial Information."

(5)
Long-term obligations (including current portion) include borrowings under our former revolving credit facility and obligations under capital leases.

RISK FACTORS

        Before you tender your old notes, you should be aware that there are various risks involved in an investment in the notes, including those we describe below. You should consider carefully these risk factors together with all of the information included or referred to in this prospectus before you decide to tender your old notes in this exchange offer.

Risks Related to the Exchange Offer and the Notes

         If you fail to exchange your old notes in accordance with the terms described in this prospectus, you may not be able to sell your old notes.

        Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new notes in exchange for your old notes pursuant to the exchange offer only if you satisfy the procedures and conditions described in this prospectus. These procedures and conditions include timely receipt by the exchange agent of your old notes and of a properly completed and duly executed letter of transmittal.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, the market for any old notes remaining after the completion of the exchange offer will likely be adversely affected. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes, you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, you may not be able to sell your old notes.

         Even if you accept the exchange offer, you may not be able to sell your new notes in the future at favorable prices.

        There has been no public market for the old notes. Despite our registration of the new notes that we are offering in the exchange offer:

  •
  the initial purchasers of the old notes are not obligated to make a market in the new notes and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers; and

  •
  no significant market for the new notes may develop.

        The liquidity of, and trading market for, the new notes may also be adversely affected by, among other things:

  •
  prevailing interest rates;

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        A real or perceived economic downturn or higher interest rates could therefore cause a decline in the market price of the notes and thereby negatively impact the market for the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, as has recently been evident in the current turmoil in the global financial markets, the present economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, or a change in the market's psychology regarding high-yield notes. Moreover, if one of the major rating agencies were to lower its credit rating of the notes, the market price of the notes would likely decline.

         Our substantial levels of outstanding debt and letters of credit could adversely affect our financial condition and ability to fulfill our obligations under the notes.

        As of June 30, 2009, as adjusted to give effect to our (i) acquisition of Eveready on July 31, 2009, (ii) issuance of the $300.0 million principal amount of old notes on August 14, 2009, (iii) repayment between July 24 and August 14, 2009 of substantially all of our and Eveready's outstanding debt (other than certain capital leases) using a portion of our available cash and the net proceeds from the sale of the old notes, and (iv) payment of related fees and expenses, we would have had outstanding approximately $300.9 million of debt and $87.5 million of letters of credit. Our substantial levels of outstanding debt and letters of credit may:

  •
  adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes from holders upon a change of control;

  •
  require us to dedicate a substantial portion of our cash flow to the payment of interest on our debt and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our borrowings (if any) under our new revolving credit facility;

  •
  increase the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

  •
  limit our ability to adjust to rapidly changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions of our business than our competitors with less debt.

        If we are unable to generate sufficient cash flow from operations in the future to service our debt and letter of credit fee obligations, we may be required to refinance all or a portion of our existing debt and letter of credit facilities, or to obtain new or additional such facilities. However, we may not be able to obtain any such new or additional facilities on favorable terms or at all.

         Despite our substantial levels of outstanding debt and letters of credit, we could incur substantially more debt and letter of credit obligations in the future.

        Although the agreements governing our new revolving credit facility and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness (including, for this purpose, reimbursement obligations under outstanding letters of credit), these restrictions are subject to a number of qualifications and exceptions, and the additional amount of indebtedness which might incur in the future in compliance with these restrictions could be substantial. As of June 30, 2009, on the pro forma basis described in the preceding risk factor, we had available under our new revolving credit facility up to an additional approximately $32.5 million for purposes of future borrowings and letters of credit after taking into account the borrowing base and outstanding letters of credit. In addition, the indenture governing the notes would also allow us to borrow significant amounts of money from other sources. These restrictions would also not prevent us from incurring obligations (such as operating leases) that do not constitute "indebtedness" as defined in the relevant agreements. To the extent we incur in the future additional debt and letter of credit obligations, the related risks will increase.

         Servicing our debt, including the notes, any revolving loans and our capital leases, and paying our letter of credit fee obligations, will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to make scheduled payments of principal or interest with respect to our debt, including the notes, any revolving loans and our capital leases, and to pay fee obligations with respect to our letters of credit, will depend on our ability to generate cash and on our future operating results. Our ability to generate cash depends on, among other things, the demand for our services, which is subject to market conditions in the environmental and industrial services industries, the occurrence of events requiring major remedial projects, changes in government environmental regulation, general economic conditions, and financial, competitive, regulatory and other factors affecting our operations, many of which are beyond our control. Our operations may not generate sufficient cash flow, and future borrowings may not be available under our new revolving credit facility or otherwise, in an amount sufficient to enable us to pay our debt and the fee obligations respecting our letters of credit, or to fund our other liquidity needs.

         The notes are structurally subordinated to all debt of our subsidiaries that are not guarantors of the notes and may be effectively subordinated to certain of our and the guarantors' environmental liabilities.

        All of our domestic subsidiaries (other than domestic subsidiaries of our foreign subsidiaries) have guaranteed the notes, but our foreign subsidiaries (and their domestic subsidiaries) are not and will not become guarantors. Noteholders will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes, including Eveready and its subsidiaries. Accordingly, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. The indenture and our new revolving credit facility allow us to incur substantial debt at our foreign subsidiaries all of which would be structurally senior to the notes and the guaranties to the extent of the assets of those foreign subsidiaries. As of June 30, 2009, on a pro forma basis after giving effect to our (i) acquisition of Eveready on July 31, 2009, (ii) issuance of the $300.0 million principal amount of old notes on August 14, 2009, (iii) repayment between July 24 and August 14, 2009 of substantially all of our and Eveready's outstanding debt (other than certain capital leases) using a portion of our available cash and the net proceeds from the sale of the old notes, and (iv) payment of related fees and expenses, our non-guarantor subsidiaries would have had approximately $117.2 million of total liabilities (excluding intercompany liabilities). On such a pro forma basis, our non-guarantor subsidiaries would have generated approximately 45% of our consolidated revenues and approximately 48% of our Adjusted EBITDA for the 12 months ended June 30, 2009 and held approximately 44% of our consolidated assets as of June 30, 2009. Furthermore, in the event of a bankruptcy or similar proceeding relating to us or the guarantors, our and their existing and future environmental liabilities may effectively rank senior in right of payment to the notes and the guarantees under certain federal and state bankruptcy and environmental laws.

         Indebtedness under our new revolving credit facility is effectively senior to the notes to the extent of the value of the ABL Collateral.

        Our new revolving credit facility is collateralized by a first-priority lien on the ABL Collateral. The first-priority liens on the ABL Collateral is higher in priority as to the ABL Collateral than the security interests in such collateral securing the notes and the guarantees. As of June 30, 2009, on the pro forma basis described in the preceding risk factor, we would have had no outstanding revolving loans, $87.5 million of outstanding letters of credit, and approximately $32.5 million of availability for purposes of future borrowings and letters of credit under our new revolving credit facility after taking into account borrowing base limitations and the outstanding letters of credit. The notes and the related guarantees are secured, subject to permitted liens, by a second-priority lien on the ABL Collateral.

Holders of the indebtedness under our new revolving credit facility will be entitled to receive proceeds from the realization of value of the ABL Collateral to repay such indebtedness in full before the holders of the notes will be entitled to any recovery from the ABL Collateral.

        Accordingly, holders of the notes will only be entitled to receive proceeds from the realization of value of the ABL Collateral after all indebtedness and other obligations under our new revolving credit facility are repaid in full. As a result, the notes are effectively junior in right of payment to indebtedness under our new revolving credit facility to the extent of the realizable value of the ABL Collateral.

         The lien ranking provisions of the indenture and other agreements relating to the Collateral securing the notes will limit the rights of holders of the notes with respect to certain Collateral, even during an event of default.

        The rights of the holders of the notes with respect to the ABL Collateral are substantially limited by the terms of the lien ranking agreements set forth in the indenture and the intercreditor agreement, even during an event of default. Under the indenture and the intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to (or in respect of) the ABL Collateral, including the ability to cause the commencement of enforcement proceedings against the ABL Collateral and to control the conduct of such proceedings, and the approval of amendments to, release of the ABL Collateral from the lien of, and waiver of past defaults under, such documents relating to the ABL Collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the notes secured by lower priority liens may be adversely affected. See "Description of the Notes—Security," and "—Modification of the Indenture and Security Documents."

        Under the terms of the intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens on the ABL Collateral are outstanding, if the holders of such indebtedness release their lien on the ABL Collateral for any reason whatsoever (other than any such release granted following the discharge of all such obligations with respect to our revolving credit facility), including, without limitation, in connection with any sale of assets permitted under the revolving credit facility, the second-priority security interest in such ABL Collateral securing the notes will be automatically and simultaneously released without any consent or action by the holders of the notes, subject to certain exceptions. The ABL Collateral so released would then no longer secure our and the guarantors' obligations under the notes and the guarantees. In addition, because the holders of the indebtedness secured by first-priority liens in the ABL Collateral would control the disposition of the ABL Collateral, such holders could decide not to proceed against the ABL Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the notes. In such event, the only remedy available to the holders of the notes would be to sue for payment on the notes and the related guarantees. The indenture and the intercreditor agreement contain certain provisions benefiting holders of indebtedness under our new revolving credit facility, including provisions prohibiting the trustee and the notes collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the ABL Collateral and financing to be provided to us. After such filing, the value of the ABL Collateral could materially deteriorate and holders of the notes would be unable to raise an objection. In addition, the right of holders of obligations secured by first priority liens to foreclose upon and sell the ABL Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding. The intercreditor agreement will give the holders of first priority liens on the ABL Collateral the right to access and use the ABL Collateral that also secures the notes on a second lien basis to allow those holders to protect the ABL Collateral and to process, store and dispose of the ABL Collateral.

        The ABL Collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our new revolving credit facility from time to time, whether on or after the date the notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the ABL Collateral securing the notes as well as the ability of the notes collateral agent to realize or foreclose on the ABL Collateral. See "Description of the Notes—Security—Intercreditor Agreement."

         The value of the Collateral securing the notes may not be sufficient to satisfy our obligations under the notes.

        No appraisal of the value of the Collateral has been made and the fair market value of the Collateral will be subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors including, but not limited to, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this Collateral may not be sufficient to pay our obligations under the notes.

        To the extent that pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of obligations secured by first-priority liens), encumber any of the Collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the Collateral and the ability of the notes collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the Collateral.

        In addition, the indenture governing the notes will permit us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the notes. This would reduce amounts payable to holders of the notes from the proceeds of any sale of the Collateral. There may not be sufficient Collateral to pay off any additional amounts we may borrow under our new revolving credit facility or any additional indebtedness we may issue that will be secured equally and ratably together with the notes. Consequently, liquidating the Collateral securing the notes and the guarantees may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured, unsubordinated claim against our and the subsidiary guarantors' remaining assets.

         The Collateral securing the notes may be diluted under certain circumstances.

        The indenture governing the notes and our new revolving credit agreement permit us, subject to our compliance with the restrictive covenants in such documents, to incur and our domestic subsidiaries to guarantee, additional indebtedness which will be secured by a security interest in the Collateral. Any issuance of such additional indebtedness that is secured by the same security interests, and with the same priority, would dilute the value of the Collateral to the extent of the aggregate principal of amount of such additional debt issued.

         We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

        The collateral documents will allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the notes and the guarantees. In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to the Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness). See "Description of the Notes—Certain Covenants—Limitation on Asset Sales."

         There are circumstances other than repayment or discharge of the notes under which the Collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

        Under various circumstances, Collateral may be released, including:

  •
  to enable the sale, transfer or other disposal of such Collateral in a transaction not prohibited under the indenture or the new revolving credit facility, including the sale of any entity in its entirety that owns or holds such Collateral;

  •
  with respect to Collateral held by a guarantor, upon the release of such guarantor from its guarantee as permitted by the indenture; and

  •
  with respect to any ABL Collateral, upon any release by the lenders under our new revolving credit facility of their first-priority security interest in such ABL Collateral (other than any such release granted following the discharge of the obligations with respect to our revolving credit facility).

        In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

        The indenture will also permit us, under certain circumstances, to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary as permitted by the indenture, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture but not under the new revolving credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See "Description of the Notes—Security—Release of Collateral."

         There are certain categories of property that are excluded from the Collateral.

        Certain categories of assets are excluded from the Collateral. Excluded assets include, among certain other assets, any owned real property if the greater of cost or book value thereof is less than $2.5 million, any leasehold interest in a real property with annual rents below $2.5 million, assets and capital stock the pledge of which would violate applicable law or contract, certain letter of credit rights, assets held outside of the United States, assets of foreign subsidiaries, the assets of our non-guarantor subsidiaries and non-subsidiary equity investees, capital stock and other securities of our subsidiaries and equity investees and the proceeds from any of the foregoing. See "Description of the Notes—Security." If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

         Rights of holders of the notes in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral.

        Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority maintained through certain actions undertaken by the secured party. The liens in the Collateral securing the notes may not be perfected with respect to the claims of the notes if the notes collateral agent does not take the actions necessary to perfect or maintain any of these liens. There can be no assurance that the notes collateral agent will have taken all actions necessary to create or maintain properly perfected security interests, which may result in the loss of the priority of the security interest in favor of the holders of the notes to which they would otherwise have been entitled. There is no assurance that the trustee or the notes collateral agent will monitor, or that we will inform the trustee or notes collateral agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Neither the trustee nor the notes collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest. Any such failure might result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the notes against third parties.

         Mortgages or title insurance policies on all of our material real properties were not in place at the time of the issuance of the old notes. Delivery of such mortgages after the issue date of the notes increases the risk that the liens granted by those mortgages could be avoided.

        Mortgages on all of our material real properties were not in place at the time of the issuance of the old notes, and one or more of these mortgages may constitute a significant portion of the value of the Collateral securing the notes and the guarantees. In addition, we did not have title insurance policies on our material real properties in place at the time of the issuance of the old notes to insure, among other things, (i) loss resulting from the entity represented by us to be the owner thereof not holding fee title or a valid leasehold interest in such properties and such interest being encumbered by unpermitted liens and (ii) the validity and first lien priority of the mortgages granted to the notes collateral agent for the benefit of the holders of the notes. We completed after the issue date of the old notes the filings and other similar actions required in connection with the perfection of security interests in each of our real properties having a cost or book value (whichever is greater) in excess of $2.5 million, and we then provided to the notes collateral agent mortgagee title insurance policies on such properties. However, if we or any guarantor were to become subject to a bankruptcy proceeding in the future, any mortgage delivered after the issue date of the old notes would face a greater risk of being invalidated than if we had delivered it at the issue date. Any such mortgage would be treated under bankruptcy law as if it were delivered to secure previously existing debt, which is more likely to be avoided as a preference by the bankruptcy court than if the mortgage were delivered and promptly recorded at the time of the issue date of the old notes. To the extent that the grant of any such mortgage were avoided as a preference, holders of the notes would lose the benefit of the property encumbered by that mortgage that was intended to constitute security for the notes.

         Any future pledge of Collateral might be avoidable in bankruptcy.

        Any future pledge of Collateral in favor of the Notes Collateral Agent, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor were insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. As more fully described above, certain of the assets securing the notes were not subject to a valid and perfected security interest on the issue date of the old notes, but we provided to the notes collateral agent a valid and perfected security interest on such assets to secure the notes after the issue date.

         The Collateral is subject to casualty risks.

        We have agreed to maintain insurance on the Collateral and otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there were a complete or partial loss of any of the Collateral, the insurance proceeds might not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees. In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment, fixtures and other improvements, and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement for such items could cause significant delays.

         In the event of our bankruptcy, the ability of the holders of the notes to realize upon the Collateral will be subject to certain bankruptcy law limitations.

        The ability of holders of the notes to realize upon the Collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditors without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

        The secured creditor is entitled to "adequate protection" to protect the value of the secured creditor's interest in the Collateral as of the commencement of the bankruptcy case, but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the Collateral has diminished in value as a result of the imposition of the automatic stay of repossession of such Collateral or the debtor's use, sale or lease of such Collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, it is uncertain whether or when the notes collateral agent could foreclose upon or sell the Collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Moreover, the notes collateral agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the notes collateral agent may decline to foreclose on such Collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the notes.

         The waiver in the intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the notes in a bankruptcy or foreclosure scenario.

        The notes and the guarantees are secured on a second-priority lien basis by the ABL Collateral. The intercreditor agreement provides that, at any time obligations having the benefit of the first-priority liens on the ABL Collateral are outstanding, the holders of the notes, the trustee under the indenture governing the notes and the notes collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in the ABL Collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by first-priority liens in the ABL Collateral would likely be required to liquidate collateral on which the notes did not have a lien, if any, prior to liquidating the ABL Collateral, thereby maximizing the proceeds of the ABL Collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of the ABL Collateral could be applied to repay any indebtedness secured by first-priority liens in the ABL Collateral before applying proceeds of other collateral securing indebtedness, and the holders of notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

         In the event of a bankruptcy of us or any of the guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the Collateral securing the notes.

        In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes were under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim in an amount equal to the value of the Collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the Collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive "adequate protection" under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

         It may be difficult to realize the value of the Collateral pledged to secure the notes.

        Our and the guarantors' obligations under the notes and the guarantees are secured only by the Collateral described in this prospectus. The notes collateral agent's ability to foreclose on the Collateral on your behalf may be subject to perfection, the consent of third parties, priority issues, state law requirements and practical problems associated with the realization of the notes collateral agent's security interest in the Collateral, including cure rights, foreclosing on the Collateral within the time periods permitted by third parties or prescribed by laws, statutory rights of redemption, and the effect of the order of foreclosure. The consents of any third parties and approvals by governmental entities may not be given when required to facilitate a foreclosure on such assets. Accordingly, the notes collateral agent may not have the ability to foreclose upon the facilities or assume or transfer the right to operate the facilities. Foreclosure on the Collateral may therefore not be sufficient to acquire all facility assets necessary for operations or to make all payments on the notes.

        In addition, our business requires numerous federal, state and local permits. Continued operation of those facilities that are part of the Collateral depends on the maintenance of such permits. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we were unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits may require us to incur significant cost and expense. Further, the applicable governmental authorities might not consent to the transfer of all such permits. If the regulatory approvals required for such transfers were not obtained or were delayed, the foreclosure might be delayed, a temporary shutdown of operations might result and the value of the Collateral might be significantly decreased.

         The value of the Collateral securing the notes may not be sufficient to secure post-petition interest.

        In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or the Guarantors, holders of the notes will only be entitled to post-petition interest under the United States Bankruptcy Code to the extent that the value of their security interest in the Collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in Collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the United States Bankruptcy Code. No appraisal of the fair market value of the Collateral has been prepared in connection with the offering of the old notes or this exchange offer and therefore the value of the noteholders' interest in the Collateral may not equal or exceed the principal amount of the notes.

         The covenants in our financing agreements will restrict our ability to operate our business and might lead to a default under our debt agreements.

        The agreements governing our new revolving credit facility and the indenture relating to the notes limit, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness (including, for this purpose, reimbursement obligations under letters of credit) or issue preferred stock;

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  pay dividends or make other distributions to our stockholders;

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  purchase or redeem capital stock or subordinated indebtedness;

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  make investments;

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  create liens;

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  incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

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  sell assets, including capital stock of our subsidiaries;

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  consolidate or merge with or into other companies or transfer all or substantially all of our assets; and

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  engage in transactions with affiliates.

        As a result of these covenants, we may not be able to respond to changes in business and economic conditions and to obtain additional financing, if needed, and we may be prevented from engaging in transactions that might otherwise be beneficial to us. Our new revolving credit facility requires, and our future credit facilities may require, us to maintain specified financial ratios and satisfy certain financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we may not be able to meet those tests. The breach of any of these covenants could result in a default under our revolving credit facility or future credit facilities. Upon the occurrence of an event of default, the lenders could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations, to be immediately due and payable. If amounts outstanding under such credit facilities were to be accelerated, our assets might not be sufficient to repay in full that indebtedness and our other indebtedness, including the notes.

        The instruments governing certain of our debt, including the indenture governing the notes and our new revolving credit facility, also contain cross-default provisions. Under these provisions, a default under one instrument governing our debt may constitute a default under our other debt instruments that contain cross default provisions, which could result in the related debt and the debt issued under such other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which funds might not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell our assets and otherwise curtail operations to pay our creditors. The proceeds of such a sale of assets, or curtailment of operations, might not enable us to pay all of our liabilities.

         A court could subordinate or void the obligations under our subsidiaries' guarantees.

        Under the U.S. federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws, a court could void obligations under the guarantees by our subsidiaries, subordinate those obligations to other obligations of the guarantors or require you to repay any payments made pursuant to the guarantees, if:

  (1)
  fair consideration or reasonably equivalent value was not received in exchange for the obligation; and

  (2)
  at the time the obligation was incurred, the obligor:

    •
    was insolvent or rendered insolvent by reason of the obligation;

    •
    was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay them as the debts matured.

The measure of insolvency for these purposes will depend upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

  •
  it could not pay its debts as they become due.

Moreover, regardless of solvency, a court might void the guarantees, or subordinate the guarantees, if it determined that the transaction was made with intent to hinder, delay or defraud creditors.

        Each guarantee by our subsidiaries contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision, however, may not be effective to protect the guarantees by our subsidiaries from attack under fraudulent transfer law. If one or more of the guarantees were voided or subordinated, after providing for all prior claims, there might not be sufficient assets remaining to satisfy the claims of the holders of the notes.

        The indenture requires that certain of our future subsidiaries also must guarantee the notes in the future. These considerations will also apply to any such guarantees.

         We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

        Upon the occurrence of a change of control (as defined in the indenture), the indenture would require us to offer to purchase all of the then outstanding notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. However, upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, our new revolving credit facility will limit, and our future credit facilities may limit, our ability to repurchase any of the notes unless the lenders thereunder consent. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our new revolving credit facility and, potentially, other debt. If any debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of the notes. See "Description of the Notes—Change of Control."

         The notes were issued with original issue discount for U.S. federal income tax purposes.

        The old notes were issued to investors for a price less than their stated principal amount by more than a de minimis amount. There was therefore original issue discount, or "OID," for U.S. federal income tax purposes applicable to the old notes, and the new notes issued in exchange for the old notes will be treated as issued under OID, in an amount equal to the difference between the stated principal amount of the notes and their issue price. A U.S. holder will be required to include any such difference in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of cash payment thereof regardless of such holder's method of accounting for U.S. federal income tax purposes. See "Certain United States Federal Income and Estate Tax Considerations—U.S. Holders of Notes—Stated Interest" and "—OID on the Notes."

         If a future bankruptcy petition were filed by or against us, holders of the notes might receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

        If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

  •
  the original issue price for the notes; and

  •
  that portion of any OID that does not constitute "unmatured interest" for purposes of the United States Bankruptcy Code.

        Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances might receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds were available.

Risks Relating to Our Business

         We have assumed significant environmental liabilities as part of our acquisitions, and our financial condition and results of operations would be adversely affected if we were required to pay such liabilities more rapidly or in greater amounts than now estimated.

        We have accrued environmental liabilities, valued as of June 30, 2009, of approximately $180.8 million, substantially all of which we assumed in connection with our acquisitions of substantially all of the assets of the Chemical Services Division, or "CSD," of Safety-Kleen Corp. in 2002, Teris LLC in 2006, and one of two solvent recycling facilities we purchased from Safety-Kleen Systems, Inc. in 2008. Upon completion of the Eveready acquisition on July 31, 2009, we also assumed approximately $2.7 million of additional environmental liabilities which Eveready had accrued as of June 30, 2009. We calculate these liabilities on a present value basis in accordance with generally accepted accounting principles (which takes into consideration both the amount of such liabilities and the timing when it is projected that we will be required to pay such liabilities). We anticipate our environmental liabilities will be payable over many years and that cash flows generated from our operations will generally be sufficient to fund the payment of such liabilities when required. However, events not now anticipated (such as future changes in environmental laws and regulations or their enforcement) could require that such payments be made earlier or in greater amounts than now estimated, which could adversely affect our financial condition and results of operations.

         If we are unable to obtain at reasonable cost the insurance and financial assurances which are required for our operations, our business and results of operations would be adversely affected.

        We purchase insurance, occasionally post bid and performance bonds and are required to provide substantial amounts of financial assurance to governmental agencies for closure and post-closure care of our licensed hazardous waste treatment facilities should those facilities cease operation. As of June 30, 2009, our total estimated closure and post-closure costs requiring financial assurance by regulators (excluding Eveready's estimated costs as described below) were $322.2 million for our U.S. facilities and $19.2 million for our Canadian facilities. We have placed all of the required financial assurance through a qualified insurance company, Steadfast Insurance Company (a unit of Zurich Insurance N.A.), or "Steadfast." The U.S. facilities are insured with an insurance policy written by Steadfast. The Canadian facilities utilize surety bonds provided through Zurich Insurance Company (Canada), which expire at various dates throughout 2009. Such Steadfast insurance policy expired in September 2009, but we then renewed such Steadfast insurance policy and the surety bond program on substantially the same terms and cost.

        As of June 30, 2009, Eveready had outstanding letters of credit of $1.9 million that were issued to comply with certain environmental regulations relating to Eveready's closure and post-closure costs. We intend to replace two of the three letters of credit for $1.2 million with surety bonds.

        Our ability to continue conducting our operations, including those of Eveready, would be adversely affected if we became unable to obtain sufficient insurance, surety bonds or other financial assurances at reasonable cost to meet our business and regulatory requirements in the future. The availability of insurance could be affected by factors outside of our control as well as the insurers' or sureties' assessment of our risk. If we should become unable to obtain such letters of credit under our financial arrangements, we might be unable to obtain sufficient insurance or other financial assurances.

         The environmental services industry in which we participate is subject to significant economic and business risks.

        Our future operating results may be affected by such factors as our ability to: utilize our facilities and workforce profitably in the face of intense price competition; maintain or increase market share in an industry which has experienced significant downsizing and consolidation; realize benefits from cost reduction programs; generate incremental volumes of waste to be handled through our facilities from existing and acquired sales offices and service centers; obtain sufficient volumes of waste at prices which produce revenue sufficient to offset the operating costs of the facilities; minimize downtime and disruptions of operations; and develop the site services business. In particular, economic downturns or recessionary conditions in North America, and increased outsourcing by North American manufacturers to plants located in countries with lower wage costs and less stringent environmental regulations, have adversely affected and may in the future adversely affect the demand for our services. The hazardous and industrial waste management business is also cyclical to the extent that it is dependent upon a stream of waste from cyclical industries such as the chemical and petrochemical, primary metals, paper, furniture and aerospace industries. If those cyclical industries slow significantly, the business that we receive from those industries is likely to slow.

         A significant portion of our business depends upon the demand for major remedial projects and regulatory developments over which we have no control.

        Our operations are significantly affected by the commencement and completion of major site remedial projects; cleanup of major spills or other events; seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities; the timing of regulatory decisions relating to hazardous waste management projects; changes in regulations governing the management of hazardous waste; secular changes in the waste processing industry towards waste minimization and the propensity for delays in the remedial market; and changes in the myriad of governmental regulations governing our diverse operations. We do not control such factors and, as a result, our revenue and income can vary significantly from quarter to quarter, and past financial performance for certain quarters may not be a reliable indicator of future performance for comparable quarters in subsequent years.

         Seasonality makes it harder for us to manage our business and for investors to evaluate our performance.

        Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities. Typically during the first quarter of each calendar year there is less demand for environmental remediation due to weather related reasons, particularly in the northern and midwestern United States and Canada, and increased possibility of unplanned weather related plant shutdowns. This seasonality in our business makes it harder for us to manage our business and for investors to evaluate our performance.

         The extensive environmental regulations to which we are subject may increase our costs and potential liabilities.

        Our operations and those of others in the environmental industry involve the handling of dangerous and hazardous materials, and are subject to extensive federal, state, provincial and local environmental requirements in both the United States and Canada, including those relating to emissions to air, discharged wastewater, storage, treatment, transport and disposal of regulated materials and cleanups of soil and groundwater contamination. While increasing environmental regulation often presents new business opportunities for us, it often results in increased operating and compliance costs. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment, and in some cases hiring outside consultants and lawyers. Even with these programs, we and other companies in the environmental services industry are routinely faced with governmental enforcement proceedings, which can result in fines or other sanctions and require expenditures for remedial work on waste management facilities and contaminated sites. Certain of these laws impose strict and, under certain circumstances, joint and several liability on current and former owners and operators of facilities that release regulated materials, and that generate those materials and arrange for their disposal or treatment at contaminated sites. Such liabilities can relate to cleanup of releases of regulated materials and related natural resource damages.

        From time to time, we have paid fines or penalties in governmental environmental enforcement proceedings, usually involving our waste treatment, storage and disposal facilities. Although none of these fines or penalties that we have paid in the past has had a material adverse effect upon us, we might in the future be required to make substantial expenditures as a result of governmental proceedings, which would have a negative impact on our earnings. Furthermore, regulators have the power to suspend or revoke permits or licenses needed for operation of our plants, equipment, and vehicles based on, among other factors, our compliance record, and customers may decide not to use a particular disposal facility or do business with us because of concerns about our compliance record.

Suspension or revocation of permits or licenses would impact our operations and could have a material adverse impact on financial results. Although we have never had any of our facilities' operating permits revoked, suspended or non-renewed involuntarily, it is possible that such an event could occur in the future.

        Some environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. In the past, practices have resulted in releases of regulated materials at and from certain of our facilities, or the disposal of regulated materials at third party sites, which may require investigation and remediation, and potentially result in claims of personal injury, property damage and damages to natural resources. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities might trigger compliance requirements that are not applicable to operating facilities. We are currently conducting remedial activities at certain of our sites and paying a portion of the remediation costs at certain sites owned by third parties. While, based on available information, we do not believe these remedial activities will result in a material adverse effect upon our operations or financial condition, these activities or the discovery of previously unknown conditions could result in material costs.

        Environmental and land use laws also impact our ability to expand. In addition, we are required to obtain governmental permits to operate our facilities, including all of our landfills. Even if we were to comply with applicable environmental law, there is no guarantee that we would be able to obtain the requisite permits from the applicable governmental authorities, and, even if we could, that any permit (and any existing permits we currently hold) will be extended or modified as needed to fit out business needs.

        We may make further acquisitions from time to time in the future, and we have tried and will continue to try to evaluate and limit environmental risks and liabilities presented by businesses or facilities to be acquired prior to the acquisition. It is possible that some liabilities, including ones that may exist only because of the past operations of an acquired business or facility, may prove to be more difficult or costly to address than we anticipate. It is also possible that government officials responsible for enforcing environmental laws may believe an issue is more serious than we expect, or that we will fail to identify or fully appreciate an existing liability before we become legally responsible to address it. Some of the legal sanctions to which we could become subject could cause the suspension or revocation of a needed permit, or prevent us from or delay us in obtaining or renewing permits to operate or expand our facilities or harm our reputation.

        In addition to the costs of complying with environmental laws and regulations, we incur costs defending against environmental litigation brought by governmental agencies and private parties. We are now, and may in the future be, a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage, which may result in our payment of significant amount of liabilities.

         Future changes in environmental regulations may require us to make significant capital expenditures.

        Changes in environmental regulations can require us to make significant capital expenditures for our facilities. For example, in 2002, the United States Environmental Protection Agency, or "EPA," promulgated Interim Standards of the Hazardous Waste Combustor Maximum Achievable Control Technology, or "MACT," under the Federal Clean Air Act Amendments. These standards established new emissions limits and operational controls on all new and existing incinerators, cement kilns and light-weight aggregate kilns that burn hazardous waste-derived fuels. We have spent approximately $28.9 million since September 7, 2002 in order to bring our Deer Park, Texas and Aragonite, Utah incineration facilities, which we then acquired as part of the CSD assets, and our Kimball, Nebraska facility into compliance with the MACT regulations. Prior to our acquisition in August 2006 of our additional incineration facility in El Dorado, Arkansas, as part of our purchase of all the membership interests in Teris LLC, Teris had spent in excess of $30 million in order to bring that facility into compliance with the MACT standards. Future environmental regulations could cause us to make significant additional capital expenditures and adversely affect our results of operations and cash flow.

        In late June 2009 the U.S. House of Representatives passed HR 2454, The American Clean Energy and Security Act of 2009 (also known as the Waxman/Markey Bill), which is now pending in the U.S. Senate. The bill as passed by the House does not impose any onerous provisions which would adversely affect our facilities, and includes some provisions which might be beneficial to our business of incinerating toxic materials. However, no assurances can be given that the final version of the bill, if enacted by the U.S. Congress and subsequently signed into law by the President, would not include provisions which could cause us to incur additional expenditures.

         If our assumptions relating to expansion of our landfills should prove inaccurate, our results of operations and cash flow could be adversely affected.

        When we include the expansion airspace in our calculations of available airspace, we adjust our landfill liabilities to the present value of projected costs for cell closure, and landfill closure and post-closure. It is possible that any of our estimates or assumptions could ultimately turn out to be significantly different from actual results. In some cases we may be unsuccessful in obtaining an expansion permit or we may determine that an expansion permit that we previously thought was probable has become unlikely. To the extent that such estimates, or the assumptions used to make those estimates, prove to be significantly different than actual results, or our belief that we will receive an expansion permit changes adversely in a significant manner, the landfill assets, including the assets incurred in the pursuit of the expansion, may be subject to impairment testing, and lower prospective profitability may result due to increased interest accretion and depreciation or asset impairments related to the removal of previously included expansion airspace. In addition, if our assumptions concerning the expansion airspace should prove inaccurate, certain of our cash expenditures for closure of landfills could be accelerated and adversely affect our results of operations and cash flow. Future conditions might require us to make substantial write-downs in our assets, which would adversely affect our balance sheet and results of operations. Periodically, we review long-lived assets for impairment. At the end of each of 2008, 2007 and 2006, we determined based on this review that no asset write-downs were required; however, if conditions in the industry were to deteriorate significantly, we could determine that certain of our assets were impaired and we would then be required to write-off all or a portion of our costs for such assets. Any such significant write-offs would adversely affect our balance sheet and results of operations.

         We may make further acquisitions in the future with the goal of complementing or expanding our business, including increasing our disposal capacity. However, we may be unable to complete these transactions and, if executed, these transactions may not improve our business or may pose significant risks and could have a negative effect on our operations.

        We have in the past, and we may in the future, make acquisitions in order to acquire or develop additional disposal capacity. These acquisitions may include "tuck-in" acquisitions within our existing markets, assets that are adjacent to or outside our existing markets, or larger, more strategic acquisitions. In addition, from time to time we may acquire businesses that are complementary to our core business strategy. We may not be able to identify suitable acquisition candidates. If we identify suitable acquisition candidates, we may be unable to negotiate successfully their acquisition at a price or on terms and conditions favorable to us. Furthermore, we may be unable to obtain the necessary regulatory approval to complete potential acquisitions.

        Our ability to achieve the benefits from any potential future acquisitions, including cost savings and operating efficiencies, depends in part on our ability to successfully integrate the operations of such acquired businesses with our operations. The integration of acquired businesses and other assets may require significant management time and company resources that would otherwise be available for the ongoing management of our existing operations.

        Any properties or facilities that we acquire may be subject to unknown liabilities, such as undisclosed environmental contamination, for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow.

Risks Relating to the Eveready Acquisition

         A large portion of Eveready's business is dependent on the oil and gas industry in Western Canada, and declines in general oil and gas production adversely affect Eveready's business.

        Eveready generates well over 50% of its total revenues from customers in the oil and gas industry operating in Western Canada, although a majority of the services which Eveready provides to such customers relate to industrial maintenance and production which are less volatile than oil and gas exploration. Eveready also services other industries including forestry, mining and manufacturing, and Eveready has geographically diversified its operations into the United States and internationally. However, a major portion of Eveready's current business remains dependent on the oil and gas industry operating in Western Canada.

        Because of the dependence of a major portion of Eveready's business on the oil and gas industry, declines in the general level of oil and gas production are now having and could potentially have in the future significant adverse effects on Eveready's revenues and profitability. Such declines have recently been, and could in the future be, triggered by such events as declines in the commodity prices for oil and gas. Such declines could in the future also be triggered by such events as technological and regulatory changes, and other changes in industry and worldwide economic and political conditions.

         A significant part of Eveready's business relates to the Alberta oil sands.

        For the year ended December 31, 2008 and the six months ended June 30, 2009, Eveready generated approximately 42% and 43%, respectively, of its total revenues from services provided to customers operating in the Alberta oil sands region. The Alberta oil sands contain large oil deposits, but extraction may involve significantly greater cost and environmental concerns than conventional oil drilling. While we believe Eveready's major involvement in the oil sands region will provide significant future growth opportunities, such involvement also increases the risks associated with Eveready's business, which will be adversely affected if future economic activity in the Alberta oil sands were to decline considerably. Major factors that could cause such a decline are a prolonged decline in the commodity price of oil and gas, potential future changes in environmental restrictions and regulations, and technological and regulatory changes. Due to the current downturn in worldwide economic conditions and a substantial decline in the commodity price of oil and gas, certain customers of Eveready have delayed a number of large projects in the planning and early development phases within the oil sands region. In addition, customers are revisiting their operating budgets and challenging their suppliers to reduce costs and achieve better efficiencies in their work programs.

         Eveready's business is subject to workforce availability.

        Eveready's ability to provide high quality services to its customers is dependent upon its ability to attract and retain well trained, experienced employees. The oil and gas services industry in Western Canada experienced in the past several years high demand for, and a corresponding shortage of, quality employees. Although the current downturn in the oil and gas industry has increased the pool of quality employees available to Eveready to meet its customer commitments, any improvement of conditions in the oil and gas industry will likely increase competition for experienced employees.

         Eveready's business is subject to significant competition.

        Eveready competes with a number of companies that provide the same or similar services. These companies range from small service operators to large public companies. Industry competition could negatively affect Eveready's ability to grow or sustain its current revenue and profit levels in the future. The current downturn in the oil and gas industry could cause increased competition for existing market share. Increased competition could also result in lower prices and reduced gross margins from the services Eveready provides.

         The provision of Eveready's services involves significant safety risks.

        Eveready's employees often work under potentially hazardous conditions, and Eveready must maintain a solid safety record in order to remain a preferred supplier to its major customers. Many such customers insist on robust safety programs from their suppliers and, to protect its employees and meet such customer demands, Eveready has instituted an active safety program supported by continual practice and training. However, should Eveready's safety record deteriorate, Eveready could be subject to potential liabilities and a reduction of revenues from its major customers.

         Eveready's business is affected by weather and seasonality.

        Because a large portion of Eveready's operations are carried out in Western Canada, Eveready's ability to provide services to its customers, many of which involve moving heavy equipment, is dependent on weather conditions. Thawing in the spring renders many secondary roads incapable of supporting heavy equipment, and extremely cold weather in the winter season or wet weather during any season can significantly limit Eveready's ability to provide timely services. As a result, Eveready's operating performance tends to be seasonal (with higher revenues during the first quarter of each year and reduced revenues during the second quarter) and may be negatively impacted by adverse weather conditions during any quarter.

         Eveready's business is subject to operational and insurance risks.

        Eveready's business is subject to such risks as equipment defects, malfunctions, failures, and natural disasters. These risks could expose Eveready to potential liability for personal injury, loss of life, business interruption, property damage or destruction, pollution and other environmental damages. While Eveready seeks to minimize its exposure to such risks through comprehensive vehicle and equipment maintenance programs and insurance, such programs and insurance may not be adequate to cover all of Eveready's potential liabilities and such insurance may not in the future be available at commercially reasonable rates. If Eveready were to incur substantial liabilities in excess of policy limits, or if Eveready were to incur such liabilities at a time when it was not able to obtain adequate liability insurance on commercially reasonable terms, Eveready's business, results of operations and financial condition could be adversely affected to a material extent.

         Eveready's business is subject to statutory and regulatory requirements, which may increase in the future.

        Eveready's business is subject to numerous statutory and regulatory requirements, and its ability to continue to hold licenses and permits required for its business is subject to maintaining satisfactory compliance with such requirements. These requirements may increase in the future as a result of statutory and regulatory changes. Although Eveready is very committed to compliance and safety, Eveready may not, either now or in the future, be in full compliance at all times with such statutory and regulatory requirements. Consequently, Eveready could be required to incur significant costs to maintain or improve its compliance with such requirements.

         If we are unable to successfully integrate Eveready's business and operations and realize synergies in the expected time frame, our future results would be adversely affected.

        Our integration of Eveready's business and operations into our business and operations will require continued implementation of appropriate operations, management and financial reporting systems and controls. We may experience difficulties in effectively implementing these and other systems and integrating Eveready's systems and operations, and the integration process may be costly and time-consuming. The integration of Eveready will require the focused attention of both Clean Harbors' and Eveready's management teams, including a significant commitment of their time and resources. The need for both Clean Harbors' and Eveready's managements to focus on integration matters could have a material and adverse impact on the revenues and operating results of the combined company. The success of the acquisition will depend, in part, on the combined company's ability to realize the anticipated benefits from combining the businesses of Clean Harbors and Eveready through cost reductions in overhead, greater efficiencies, increased utilization of support facilities and the adoption of mutual best practices between the two companies. To realize these anticipated benefits, however, the businesses of Clean Harbors and Eveready must be successfully combined.

        If the combined company is not able to achieve these objectives, the anticipated benefits to us of the acquisition may not be realized fully or at all or may take longer to realize than expected. It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company's ongoing businesses, failure to implement the business plan for the combined businesses, unanticipated issues in integrating manufacturing, logistics, information, communications and other systems, unanticipated changes in applicable laws and regulations, operating risks inherent in our business or inconsistencies in standards, controls, procedures and policies or other unanticipated issues, expenses and liabilities, any or all of which could adversely affect our ability to maintain relationships with our Eveready's customers and employees or to achieve the anticipated benefits of the acquisition. These integration matters could have a material adverse effect on our business.

         Our acquisition of Eveready may expose us to unknown liabilities.

        Because we acquired all of Eveready's outstanding common shares, our investment in Eveready will be subject to all of Eveready's liabilities other than Eveready's debt which we paid at the time of the acquisition or will pay from net proceeds of this offering. If there are unknown Eveready obligations, including contingent liabilities, our business could be materially and adversely affected. We may learn additional information about Eveready's business that adversely affects us, such as unknown liabilities, issues relating to internal controls over financial reporting, issues that could affect our ability to comply with the Sarbanes-Oxley Act or issues that could affect our ability to comply with other applicable laws. As a result, our acquisition of Eveready might not be successful. Among other things, if Eveready's liabilities are greater than expected, or if there are obligations of which we were not aware of the time of completion of the acquisition, our business could be materially and adversely affected.

         Our historical and pro forma combined financial information may not be representative of our results as a combined company.

        The historical and pro forma combined financial information included in this prospectus has been prepared based on the separate financial statements of Clean Harbors and Eveready for periods prior to the consummation of the acquisition. In addition, such pro forma combined financial information is based on certain assumptions regarding the acquisition that we believe are reasonable but which may not prove to be accurate over time. Accordingly, the historical and pro forma combined financial information included in this prospectus may not reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future.

 USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents, long-term debt (including current portion), and stockholders' equity as of June 30, 2009 on an actual basis, and pro forma to reflect our (i) acquisition of Eveready on July 31, 2009, (ii) sale of the old notes on August 14, 2009, (iii) repayment between July 24 and August 14, 2009 of substantially all of our and Eveready's outstanding debt (other than certain capital leases) using a portion of our available cash and the net proceeds from the sale of the old notes, and (iv) payment of related fees and expenses (collectively, the "Transactions"). This table should be read in conjunction with "The Eveready Acquisition," "Use of Proceeds," "Unaudited Pro Forma Condensed Combined Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of New Revolving Credit Facility," and our and Eveready's historical financial statements and the notes thereto included in this prospectus.

	June 30, 2009
	Actual	Pro Forma
	(in thousands)
Cash and cash equivalents	$255,407	$228,063
Long-term debt, including current portion:
Previous or new revolving credit facility(1)	—	—
Term loan due 2010	30,000	—
Capital lease obligations, including current portion	435	8,835
Senior secured notes due 2012, net of discount	22,889	—
Notes sold on August 14, 2009, net of discount(2)	—	292,107

Total long-term debt, including current portion(3)	53,324	300,942

Stockholders' equity:
Common stock, $.01 par value;
Authorized 40,000,000 shares; issued and outstanding 23,789,835 actual, and 26,182,304 pro forma(4)	238	238
Treasury stock	(1,893)	(1,893)
Shares held under employee participation plan	—	(2,324)
Additional paid-in capital	355,026	473,883
Accumulated other comprehensive income	4,042	4,042
Accumulated earnings	90,778	75,386

Total stockholders' equity	448,191	549,332

Total capitalization	$501,515	$850,274

(1)
Our previous revolving credit facility and synthetic letter of credit facility (which were in effect on June 30, 2009) allowed us to borrow or obtain letters of credit for up to $70.0 million under the revolving credit facility and up to $50.0 million of additional letters of credit under the synthetic letter of credit facility. As of June 30, 2009, we had no borrowings and $91.8 million of outstanding letters of credit (of which $4.3 million was a deposit returned upon the closing of the Eveready acquisition on July 31, 2009) under both previous facilities.

On July 31, 2009, we replaced our previous revolving credit facility and synthetic letter of credit facility with a new revolving credit facility which allows us to borrow or obtain letters of credit for up to $120.0 million (with a $110.0 million sub-limit for letters of credit). Upon completion of the Transactions, we had no borrowings, $87.5 million of outstanding letters of credit and approximately $32.5 million of availability for purposes of future borrowings and letters of credit under our new revolving credit facility.

(2)
The $300.0 million aggregate principal amount of notes issued on August 14, 2009 was recorded net of original issue discount of $7.9 million.

(3)
Actual long-term debt excludes $91.8 million of letters of credit (of which $4.3 million was a deposit returned upon the closing of the Eveready acquisition on July 31, 2009) which were outstanding on June 30, 2009 under our previous revolving credit and synthetic letter of credit facilities. Pro forma debt excludes $87.5 million of letters of credit outstanding under our new revolving credit facility upon completion of the Transactions.

(4)
The pro forma amount reflects the issuance of 2.4 million shares of our common stock to Eveready shareholders as part of the acquisition consideration.

 THE EVEREADY ACQUISITION

        On July 31, 2009, we acquired all of the outstanding shares of Eveready. Headquartered in Edmonton, Alberta, Eveready is a major provider of industrial maintenance and oilfield production services to the energy, resource and industrial sectors throughout Canada, the United States and internationally.

        Eveready Inc. is an Alberta corporation incorporated on October 27, 2008 for the purpose of participating in the reorganization of Eveready's predecessor, Eveready Income Fund (the "Fund"), into a corporation. Formed in 2004, the Fund was a publicly traded income trust which conducted through its subsidiaries the business in which Eveready is now engaged. Through both acquisitions of operating companies and internal growth, the Fund increased its total revenues from approximately $58.8 million in the 12 months ended June 30, 2004 to $613.8 million in the year ended December 31, 2008. In response to a decision of the Government of Canada in 2006 to impose a special tax on publicly traded income trusts which do not convert to corporate form by 2011, the former holders of the Fund's units approved the conversion of the Fund into a corporation. Under the conversion, which became effective on December 31, 2008, those former unit holders exchanged all their units for Eveready common shares and the Fund became a wholly-owned subsidiary of Eveready.

        The head office of Eveready is located at 14904 - 121A Avenue, Edmonton, Alberta. Prior to our acquisition of Eveready, the Eveready common shares were traded on the Toronto Stock Exchange under the symbol "EIS."

Reasons for the Acquisition

        Our principal reasons for acquiring Eveready include:

  •
  Broadening Our Geographic Reach.  Our acquisition of Eveready accelerates the expansion of our geographic footprint by providing an immediate strong presence in several markets where we do not currently have significant operations, particularly in Western Canada. This enhances our previous efforts that were largely driven by our opening of new site service branch locations and making smaller acquisitions. The Eveready acquisition expands our existing North American operations through the addition of Eveready's approximately 66 field service locations throughout Canada and 10 locations in the U.S. In addition, Eveready operates seven international offices in the United Kingdom, Brazil, Singapore, Bulgaria, Sweden, Thailand and China. These locations are our first non-North American service offices, which we believe could provide a new platform for growth particularly for our Site Services segment.

  •
  Strengthening Our Presence in the Industrial Services Market.  Our acquisition of Eveready provides us with a substantially increased presence in the industrial services market, and a strong foundation upon which to grow that business over time. We believe that one of our core competitive advantages is our ability to meet our customers' environmental and industrial service needs, and that the Eveready acquisition will further enhance our service platform. Eveready's services include a wide range of industrial maintenance and production services provided to refineries, petrochemical facilities, pulp and paper mills, as well as production support services for oil and gas companies. Eveready's specialized catalyst changeout technology and decoking services augment our other available refinery and petrochemical services.

  •
  Providing Cross Selling Opportunities.  Eveready provides a wide array of industrial services that complement our environmental service offerings. Despite its recent growth, Eveready currently has a relatively small sales force, and we see a significant opportunity to take our lines of vertical sales programs and expand those with Eveready to sell all services across both the Clean Harbors and Eveready platforms. The combination of our customer service capabilities, industry leading expertise and the combined company's broad service platform provides Eveready's customers an opportunity to streamline their industrial and environmental service vendor base. Cross selling will also enable us to achieve further operating leverage by improving utilization of our existing assets and Eveready's service fleet.

  •
  Increasing Economies of Scale.  Our acquisition of Eveready provides greater critical mass to Clean Harbors' operations by adding Eveready's modern fleet of nearly 2,000 truck and trailer mounted units and over 1,400 specialized pieces of equipment. Eveready also brings a motivated, entrepreneurial roster of more than 2,100 employees. Furthermore, we expect to realize meaningful cost synergies by achieving economies of scale in areas such as procurement, information technology and human resource management.

Eveready's Business

        Eveready provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors. Eveready's total revenues for the year ended December 31, 2008 and the six months ended June 30, 2009, were $613.8 million and $231.8 million, respectively. Operating from approximately 80 locations in Canada, the United States, and internationally, Eveready employed at the time of the acquisition on July 31, 2009, over 2,100 employees and operated a service fleet of nearly 2,000 truck and trailer mounted units and over 1,400 specialized pieces of equipment.

        Eveready's fleet consists of chemical and high pressure trucks, vacuum trucks, hydrovacs, pressure trucks, hot oiler units, steamer trucks, tank trucks, and flush-by units. Eveready also owns thousands of additional large equipment items including directional boring rigs, heli-portable drills, mulchers, catalyst handling and support systems, and other specialized pieces. Eveready's lodging services include six industrial lodges and 16 portable camps. All six industrial lodges and the majority of the portable camps are currently located in the Alberta oil sands region.

        Eveready provides its services within the following three business segments:

  •
  Industrial maintenance and production services;

  •
  Lodging services; and

  •
  Exploration services.

In total, Eveready provides over 80 different services to its customers.

Industrial Maintenance and Production Services

        The industrial maintenance and production services segment serves a variety of customers in the energy, resource, and industrial sectors. They include, among other services, catalyst handling, chemical cleaning and decontamination, decoking and pigging, directional boring, disposal well services, fluid hauling, filters and filtration services, flush-by and coil tubing, high and ultra-high pressure water blasting, hot oiling, hydrovacs, industrial health services, landfill solid waste disposal, mechanical dewatering and dredging, pressure testing, rental, sale, and supply of a wide variety of oilfield equipment, safety training and services, steam cleaning, tank cleaning, waste hauling, and wet and dry vacuuming.

        Revenue from Eveready's industrial maintenance and production services segment increased by $93.8 million to $494.6 million for the year ended December 31, 2008 from $400.8 million in 2007, and decreased by $65.4 million to $195.8 million for the six months ended June 30, 2009 from $261.2 million for the six months ended June 30, 2008.

Lodging Services

        Eveready's lodging services segment primarily consists of premier industrial lodges and drill camp accommodations for companies operating in the Alberta oil sands region.

        Revenue from Eveready's lodging services segment increased by $30.4 million to $59.5 million for the year ended December 31, 2008 from $29.1 million in 2007, and decreased by $13.4 million to $20.6 million for the six months ended June 30, 2009 from $34.0 million for the six months ended June 30, 2008.

Exploration Services

        Eveready's exploration services segment supports exploration programs for oil and gas companies. Services include geospatial data imaging, heli-portable and track drilling, land development, line clearing, and seismic surveying.

        Revenue from Eveready's exploration services segment increased by $4.0 million to $59.7 million for the year ended December 31, 2008 from $55.7 million in 2007, and decreased by $14.8 million to $15.4 million for the six months ended June 30, 2009 from $30.2 million for the six months ended June 30, 2008.

Eveready's Properties and Equipment

        Eveready owns a total of five real properties, consisting of four sites used for administration and shop facilities and the Pembina Area Landfill (which, for the reason described below under "—Terms of the Acquisition," will be divested). In addition, Eveready currently leases over 150 real properties. With the exception of certain assets generally relating to Eveready's industrial lodging facilities which are now subject to capital leases, Eveready owns virtually all of its property and equipment.

Terms of the Acquisition

        Under the terms of the acquisition agreement, we acquired 100% of Eveready's outstanding shares in exchange for $55.9 million in cash, 2.4 million shares of Clean Harbors common stock, and our assumption and/or payment of approximately $235.2 million of existing Eveready debt. The $235.2 million of Eveready debt assumed or paid in connection with the acquisition is calculated based on exchange rates and debt balances in effect as of July 30, 2009, the date prior to the date of the consummation of the acquisition; the components of such Eveready debt may be calculated as of different dates as specified elsewhere in this prospectus and the amounts thereof may therefore differ due to the exchange rates and debt balances prevailing as of such dates.

        In connection with the acquisition, we agreed with the Canadian Commissioner of Competition that we will divest Eveready's Pembina Area Landfill, located near Drayton Valley, Alberta, due to its proximity to Clean Harbors' existing landfill in the region. The Pembina Area Landfill represented less than two percent of Eveready's revenue in 2008.

        Upon consummation of the acquisition, Eveready was amalgamated into a new wholly-owned indirect subsidiary of the Company named Clean Harbors Industrial Services Canada, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On July 31, 2009, Clean Harbors, Inc. (the "Company" or "Clean Harbors") acquired all of the outstanding shares of Eveready Inc. ("Eveready"), an Alberta corporation headquartered in Edmonton, Alberta, for a total purchase price of approximately U.S. $408 million. Eveready provides industrial maintenance and production, lodging, and exploration services to the oil and gas, chemical, pulp and paper, manufacturing and power generation industries. The purchase price included approximately U.S. $56 million in cash, U.S. $118 million in Clean Harbors' common stock consisting of 2.4 million shares valued at $49.50 per share (the closing price on the New York Stock Exchange on the day prior to the acquisition), and the Company's assumption and/or payment of approximately U.S. $235 million of Eveready debt. The Company anticipates that this acquisition will enhance the Company's presence in the industrial services market, broaden the range of services the Company can offer customers of both companies, and advance the Company's position in the Canadian marketplace.

        In connection with the acquisition, the Company agreed with the Canadian Commissioner of Competition to divest Eveready's Pembina Area Landfill, located near Drayton Valley, Alberta, due to its proximity to Clean Harbors' existing landfill in the region. The Pembina Area Landfill represented less than two percent of Eveready's revenue in 2008.

        Upon consummation of the acquisition, Eveready was amalgamated into a new wholly-owned indirect subsidiary of the Company named Clean Harbors Industrial Services Canada, Inc.

        The following unaudited pro forma condensed combined financial statements for Clean Harbors and Eveready as a combined company give effect, using the purchase method of accounting, to the Company's (i) acquisition of Eveready on July 31, 2009, (ii) issuance on August 14, 2009 of $300.0 million principal amount of 7 5/8% senior secured notes due 2016 (the "notes"), (iii) repayment of substantially all of the Company's and Eveready's outstanding debt (excluding certain capital leases) using a portion of the Company's available cash and the proceeds from the sale of the notes, and (iv) payment of related fees and expenses (collectively, the "Transactions"). The unaudited pro forma condensed combined balance sheet as of June 30, 2009 is presented as if the Transactions had been completed on June 30, 2009. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 are presented as if the Transactions had been completed on January 1, 2008, the first day of the Company's 2008 fiscal year.

        The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company which appear in the Company's previously filed annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended June 30, 2009, and Eveready's historical financial statements which appear in this amendment to the Company's current report on Form 8-K. The Company's consolidated financial statements were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). Eveready's consolidated historical financial statements were prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain respects from U.S. GAAP. As described in Note 5 to the unaudited pro forma condensed combined financial statements, Eveready's historical consolidated financial statements have been reconciled to U.S. GAAP for material measurement and presentation difference between Canadian and U.S. GAAP, and certain additional conforming presentation adjustments have also been made to Eveready's financial statements to conform with the Company's presentation under U.S. GAAP.

        Unless otherwise specified with respect to certain amounts stated in Canadian dollars ("Cdn $"), all dollar amounts in the following unaudited pro forma condensed combined financial statements are in U.S. dollars ("$"). As set forth in Eveready's historical consolidated financial statements, Eveready's financial statements have been reported in Cdn $. For purposes of the unaudited pro forma condensed combined financial statements, certain numerical information reported by Eveready in Cdn $ has been converted into U.S. $. Information derived from Eveready's consolidated balance sheet as of June 30, 2009 has been converted based on the Thomson Reuters closing exchange rate of 1.163200 Cdn $ to one U.S. $ on June 30, 2009. Information derived from Eveready's consolidated statements of (loss) earnings and comprehensive (loss) income and deficit for the year ended December 31, 2008 and for the six months ended June 30, 2009 has been converted based on average Thomson Reuters exchange rates of 1.059922 Cdn $ to one U.S. $ during the year ended December 31, 2008, and 1.204426 Cdn $ to one U.S. $ during the six months ended June 30, 2009, respectively. All numerical information in this document derived from Eveready's historical financial statements but stated in U.S. $ is unaudited.

        The following unaudited pro forma condensed combined financial statements do not purport to represent what the Company's results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project the Company's results of operations or financial position for any future date or period. The statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the Company's acquisition of Eveready or the costs to achieve any such cost savings, operating synergies or revenue enhancements. The statements reflect the Company's preliminary estimates of the allocation of the purchase price for the acquisition of Eveready based upon available information and certain assumptions that the Company believes are reasonable under the circumstances, and actual results could differ materially from these anticipated results. The final allocation of the purchase price will be determined after completion of the acquisition and will be based on the final purchase price, as it may be adjusted in accordance with the acquisition agreement, and the valuation of Eveready's tangible and identifiable intangible assets acquired and liabilities assumed.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS

AS OF JUNE 30, 2009

(U.S. dollars in thousands)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 3	Pro Forma
		(see Note 5)
Current assets:
Cash and cash equivalents	$255,407	$4,064	$(31,408)	(a)	$228,063
Marketable securities	484	—	—		484
Accounts receivable, net	148,610	91,915	(4,841)	(b)	235,684
Unbilled accounts receivable	6,381	—	4,841	(b)	11,222
Deferred costs	5,691	—	—		5,691
Prepaid expenses and other current assets	10,402	2,706	—		13,108
Supplies inventories	27,938	9,281	—		37,219
Deferred tax asset	12,324	—	—		12,324

Total current assets	467,237	107,966	(31,408)		543,795

Property, plant and equipment, net	312,637	270,149	—		582,786

Other assets:
Long-term investments	6,483	—	—		6,483
Deferred financing costs	2,308	—	8,232	(b),(c)	10,540
Goodwill	30,580	19,832	608	(d)	51,020
Permits and other intangibles, net	71,056	34,301	—		105,357
Deferred tax assets	5,726	—	—		5,726
Other	2,553	1,355	(1,290)	(b)	2,618

Total other assets	118,706	55,488	7,550		181,744

Total assets	$898,580	$433,603	$(23,858)		$1,308,325

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

AS OF JUNE 30, 2009

(U.S. dollars in thousands)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 3	Pro Forma
		(see Note 5)
Current liabilities:
Uncashed checks	$5,019	$—	$—		$5,019
Current portion of long-term debt	52,889	1,290	(54,179)	(g)	—
Current portion of capital lease obligations	176	4,145	(2,600)	(h)	1,721
Accounts payable	54,939	41,259	(10,176)	(b),(h)	86,022
Deferred revenue	23,566	—	—		23,566
Accrued expenses	55,911	—	15,109	(b),(e)	71,020
Current portion of closure, post-closure and remedial liabilities	22,400	502	—		22,902
Income taxes payable	—	491	—		491

Total current liabilities	214,900	47,687	(51,846)		210,741

Other liabilities:
Closure and post-closure liabilities, less current portion	24,982	2,151	—		27,133
Remedial liabilities, less current portion	133,456	—	—		133,456
Long-term obligations, less current maturities	—	144,787	147,320	(b),(g)	292,107
Capital lease obligations, less current portion	259	15,842	(8,987)	(h)	7,114
Convertible debentures	—	42,099	(42,099)	(f)	—
Unrecognized tax benefits and other long-term liabilities	76,792	7,714	—		84,506

Total other liabilities	235,489	212,593	96,234		544,316

Non-controlling interest	—	3,936	—		3,936
Stockholders' equity:
Common stock	355,264	87,905	30,952	(i)	474,121
Treasury stock	(1,893)	—	—		(1,893)
Shares held under employee participation plan	—	(1,193)	(1,131)	(i)	(2,324)
Contributed surplus	—	332	(332)	(i)	—
Accumulated other comprehensive income	4,042	—	—		4,042
Accumulated earnings (deficit)	90,778	82,343	(97,735)	(i),(h)	75,386

Total Clean Harbors and Eveready stockholders' equity	448,191	169,387	(68,246)		549,332

Total liabilities, non-controlling interest and stockholders' equity	$898,580	$433,603	$(23,858)		$1,308,325

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(U.S. dollars in thousands, except per share data)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 4	Pro Forma
	(Audited)	(Unaudited– see Note 5)
Revenues	$1,030,713	$613,845	$(210)	(j)	$1,644,348
Costs of revenues (exclusive of items shown separately below)	707,820	439,599	(210)	(j)	1,147,209
Selling, general and administrative expenses	159,674	72,403	(901)	(k),(l)	231,176
Accretion of environmental liabilities	10,776	—	149	(k)	10,925
Depreciation and amortization	44,471	47,573	(149)	(k)	91,895

Income from operations	107,972	54,270	901		163,143
Other expense	(119)	—	(226)	(k)	(345)
Loss on disposal of property, plant and equipment	—	(226)	226	(k)	—
Stock-based compensation	—	1,209	(1,209)	(k),(l)	—
Gain on foreign exchange	—	1,452	(1,452)	(k)	—
Loss on early extinguishment of debt	(5,473)	—	—		(5,473)
Impairment of long-lived assets	—	(95,522)	—		(95,522)
Interest expense, net	(8,403)	(18,596)	1,881	(m)	(25,118)

Income (loss) before provision for income taxes and non-controlling interest	93,977	(57,413)	121		36,685
Provision for income taxes	36,491	5,706	40	(n)	42,237

Net income (loss)	57,486	(63,119)	81		(5,552)
Income attributable to non-controlling interest	—	774	—		774

Net income (loss) attributable to Clean Harbors and Eveready	$57,486	$(63,893)	$81		$(6,326)

Earnings (loss) per share
Basic income (loss) attributable to common stockholders	$2.56	$(3.42)	$—		$(0.25)

Diluted income (loss) attributable to common stockholders	$2.51	$(3.42)	$—		$(0.25)

Weighted average common shares outstanding	22,465	18,276	(15,882)		24,859

Weighted average common shares outstanding plus potentially dilutive common shares	22,866	18,276	(15,882)		25,260

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(U.S. dollars in thousands, except per share data)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 4	Pro Forma
		(see Note 5)
Revenues	$421,643	$231,769	$(50)	(j)	$653,362
Costs of revenues (exclusive of items shown separately below)	289,767	170,031	(50)	(j)	459,748
Selling, general and administrative expenses	75,147	29,932	812	(k),(l)	105,891
Accretion of environmental liabilities	5,284	—	86	(k)	5,370
Depreciation and amortization	24,302	23,049	(86)	(k)	47,265

Income from operations	27,143	8,757	(812)		35,088
Other income	44	—	161	(k)	205
Gain on disposal of property, plant and equipment	—	161	(161)	(k)	—
Stock-based compensation	—	(174)	174	(k),(l)	—
Loss on foreign exchange	—	(559)	559	(k)	—
Interest expense, net	(2,989)	(6,431)	(4,620)	(m)	(14,040)

Income before provision for income taxes	24,198	1,754	(4,699)		21,253
Provision for income taxes	10,619	974	(1,546)	(n)	10,047

Net income	13,579	780	(3,153)		11,206
Income attributable to non-controlling interest	—	158	—		158

Net income attributable to Clean Harbors and Eveready	$13,579	$622	$(3,153)		$11,048

Earnings per share
Basic income attributable to common stockholders	$0.57	$0.03	$—		$0.42

Diluted income attributable to common stockholders	$0.57	$0.03	$—		$0.42

Weighted average common shares outstanding	23,763	18,097	(15,705)		26,155

Weighted average common shares outstanding plus potentially dilutive common shares	23,876	18,097	(15,705)		26,268

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(amounts in U.S. dollars except where otherwise indicated)

1. The Arrangement

        On July 31, 2009, Clean Harbors acquired Eveready through an arrangement approved by a court under the Alberta Business Corporation Act (the "Arrangement"). Under the terms of the acquisition agreement, Clean Harbors acquired 100% of the outstanding Eveready common shares in exchange for $55.9 million in cash (approximately $3.04 for each Eveready common share), 2.4 million shares (a ratio of 0.1304 shares of Clean Harbors common stock for each Eveready common share) of Clean Harbors common stock having a per share value at the July 30, 2009 New York Stock Exchange closing price of $49.50, and the assumption and/or payment of approximately $235.2 million of existing Eveready debt. The approximately $235.2 million of Eveready debt assumed or paid in connection with the acquisition is calculated based on the exchange rate and debt balances in effect as of July 30, 2009, the date prior to the consummation of the acquisition.

        The following table summarizes the components of the estimated total consideration included in the pro forma condensed combined financial statements as if the acquisition had been completed on June 30, 2009 (in thousands):

2.4 million shares of Clean Harbors common stock issued for Eveready common shares(1)	$118,427
Cash paid for Eveready common shares	52,051
Shares held in the Eveready employee participation plan(2)	(1,894)
Eveready deferred shares assumed(3)	95
Eveready credit facility assumed	148,233
Capital lease obligations assumed(3)	19,986
Eveready debentures assumed(3)	43,415

Estimated total purchase price	$380,313

    (1)
    The value of Clean Harbors common stock used ($49.50) was the closing price of Clean Harbors common stock on the New York Stock Exchange on July 30, 2009.

    (2)
    The Eveready employee participation plan included 250,127 Eveready common shares that were held in the Eveready employee participation plan trust. The Eveready employee participation plan consideration is reflected in the shares of Clean Harbors common stock and cash paid for Eveready common shares, and therefore the amount still to be earned by the plan participants has been shown as a reduction of the estimated total purchase price. Upon completion of the Arrangement, the Eveready common shares held by the Eveready employee participation plan trust were exchanged for the same amount of cash and ratio of shares of Clean Harbors common stock as the other outstanding Eveready common shares and will vest as they are earned in future periods in accordance with the current terms and conditions. The amount presented is net of the value of shares vested as of June 30, 2009.

    (3)
    The outstanding Eveready deferred shares and Eveready debentures were paid off on July 31, 2009. The redemption price of the outstanding Eveready debentures was equal to the 101% of the principal amount plus accrued interest. Certain capital lease obligations aggregating $11.6 million were paid off on August 14, 2009.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

1. The Arrangement (Continued)

        Clean Harbors has not yet determined the fair value of the tangible and identifiable assets acquired and liabilities assumed in the Arrangement; therefore, the estimated total consideration has been allocated to the book value of the assets on the closing date. Clean Harbors' management continues to review the characteristics and useful lives of Eveready's tangible and intangible assets acquired and has excluded from the pro forma statements any potential adjustments affecting depreciation and amortization. Changes to Eveready's useful lives could result in significantly different depreciation and amortization expense and could affect the allocation between recorded goodwill and other tangible and intangible assets.

        The preliminary allocation of the purchase consideration, which is subject to change based on obtaining additional information regarding tax assets, tax liabilities and tax attributes as well as a final valuation of the assets acquired and liabilities assumed and/or repaid as of the closing date, will be finalized after the completion of the Arrangement. The final valuation may be significantly different from the preliminary allocation presented below (in thousands):

Estimated total purchase price	$380,313
Less book value of Eveready's net assets acquired as of June 30, 2009(4)	359,873

Goodwill	$20,440

    (4)
    Net assets excludes Eveready debentures, long-term debt, capital lease obligations and existing Eveready goodwill.

        In accordance with the acquisition agreement, each Eveready option, if any, that had not been exercised prior to the effective time of the Arrangement and that had an exercise price less than the consideration value was to be cancelled in exchange for a cash payment in an amount equal to the difference between the consideration value and the exercise price. As of the acquisition date there were no outstanding Eveready options with an exercise price less than the consideration value, and therefore all of the then outstanding Eveready options were cancelled without any such cash payments.

2. Financing

        In connection with the Arrangement, the Company was required to obtain waivers from the lenders under the Company's and Eveready's respective existing credit agreements to allow for the completion of the acquisition and the repayment of Eveready's existing 7% convertible subordinated debentures, and also concurrently with or following the acquisition to secure financing sufficient to pay off or restructure substantially all of the remaining Eveready indebtedness, including certain capital leases. The Company obtained the necessary waivers prior to the close of the acquisition and subsequently met the financing requirement on August 14, 2009, by issuing $300.0 million aggregate principal amount of 7 5/8% senior secured notes to certain initial purchasers for a purchase price of $286.1 million. The initial purchasers then resold the notes to investors at 97.369% of their principal amount, resulting in a yield to maturity for the investors of 8.125% per annum. The notes were issued pursuant to an indenture dated as of August 14, 2009, among the Company, as issuer, substantially all of the Company's domestic subsidiaries, as guarantors, and U.S. Bank National Association, as trustee and notes collateral agent. The gross proceeds from the issuance of the notes, after deducting the original issue discount, or "OID," were $292.1 million. On August 14, 2009, the Company used

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

2. Financing (Continued)

approximately $175.0 million of the net proceeds to repay all amounts outstanding under Eveready's existing credit facility and certain capital leases to which Eveready and its subsidiaries were party at the time the Company acquired, on July 31, 2009, all of the outstanding shares of Eveready, and to pay certain fees, expenses and other costs relating the repayment of such outstanding Eveready debt. The Eveready credit facility was terminated in connection with the repayment of all amounts outstanding thereunder.

3. Pro Forma Balance Sheet Adjustments

        The pro forma adjustments included in the unaudited condensed combined balance sheet are as follows:

  a)
  Represents an adjustment to reflect the use of the net proceeds from the offering of the notes and existing cash to pay the cash portion of the Eveready purchase price, repay substantially all of Clean Harbors' and Eveready's outstanding debt (other than certain capital leases), and pay related transaction fees and expenses (in thousands):

Increase (Decrease)
Gross offering proceeds	$292,107
Cash paid for Eveready common shares	(52,051)
Payment of existing Eveready 7% convertible subordinated debentures	(43,415)
Payment to holders of Eveready deferred shares	(95)
Payment of Clean Harbors' term loan due 2010 (variable rate)(i)	(30,000)
Redemption of Clean Harbors' 11 1/4% senior secured notes due 2012(ii)	(24,868)
Extinguishment of Eveready outstanding credit facility debt due 2012 (variable rate)(iii)	(150,398)
Payment of certain Eveready capital lease obligations (iv)	(12,064)
Payment of accrued letter of credit and revolving facility fees	(84)
Transaction fees	(10,540)

$(31,408)

    (i)
    The term loan bore interest, at the Company's option, at either a Eurodollar rate plus 2.5% or a base rate plus 1.5%.

    (ii)
    Includes a prepayment premium of $0.7 million and accrued interest of $1.2 million as of June 30, 2009.

    (iii)
    Includes a prepayment penalty of $2.2 million. At June 30, 2009, the interest rate on the credit facilities was 5.15%.

    (iv)
    Includes a prepayment penalty of $0.5 million.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

3. Pro Forma Balance Sheet Adjustments (Continued)

  b)
  Represents reclassifications to conform to Clean Harbors' financial statement presentation (in thousands):

Increase (Decrease)
Accounts receivable, net	$(4,841)
Unbilled accounts receivable	4,841
Deferred financing costs	$3,447
Other	(1,290)
Long-term obligations	(2,157)
Accounts payable	$(16,297)
Accrued expenses	16,297
  c)
  Represents an adjustment to write off Clean Harbors and Eveready deferred financing costs of $2.3 million and $3.4 million, respectively, in connection with the extinguishment of outstanding debt (including certain capital leases), and record $10.5 million in new transaction fees incurred in connection with the offering of the notes.

  d)
  Represents an adjustment to record goodwill. Fair market value has not yet been established for the Eveready net assets, and therefore all assets and liabilities are recorded at book value with the residual purchase price allocation adjusting goodwill (in thousands):

Increase (Decrease)
Eliminate existing Eveready goodwill	$(19,832)
Record acquisition goodwill	20,440

$608

  e)
  Represents an adjustment of approximately $6.1 million to record direct transaction costs, which consist of legal and accounting fees and other external costs directly related to the Arrangement incurred by Clean Harbors and Eveready, and the payment of $1.2 million of accrued interest.

  f)
  Represents an adjustment to repurchase the outstanding Eveready debentures at the redemption price of 101% of the principal amount (in thousands):

Repurchase of Eveready debentures	$(42,985)
Deferred financing costs	886

Convertible debentures	$(42,099)

  g)
  Represents an adjustment to reflect the extinguishment of Clean Harbors and Eveready existing outstanding debt of $52.9 million and $148.2 million (including current portion), respectively, and record the gross proceeds of $292.1 million from the note offering.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

3. Pro Forma Balance Sheet Adjustments (Continued)

  h)
  Represents adjustment to reflect the payment of certain Eveready capital leases, including a prepayment penalty of $0.6 million.

  i)
  Represents adjustments to eliminate Eveready's historical equity of $169.4 million; record the issuance of $118.4 million of new Clean Harbors common stock; record the fair value ($1.9) million of Eveready common shares held by a trust for the benefit of and for distribution to the participants in the Eveready employee participation plan in accordance with its current terms; and a reduction to accumulated earnings for approximately $6.1 million of legal and accounting fees related to the acquisition of Eveready, $5.7 million for the write-off of deferred financing fees in connection with the extinguishment of substantially all of Clean Harbors' and Eveready's outstanding debt, $2.7 million prepayment penalty in connection with the extinguishment of Eveready's outstanding debt (including certain capital leases), and $0.8 million loss on the redemption of the senior secured notes, which includes the $0.7 million premium and the write-off of the remaining $0.1 million discount.

4. Pro Forma Statement of Operations Adjustments

        The unaudited pro forma condensed combined statements of operations do not include any non-recurring charges that will arise as a result of the Arrangement described above.

  j)
  Represents an adjustment to reduce revenues and expenses for intercompany transactions between Clean Harbors and Eveready.

  k)
  Represents reclassifications to conform to Clean Harbors' presentation, as follows (in thousands):

Increase (Decrease)
Year ended December 31, 2008
Selling, general and administrative expenses	$(901)
Gain on foreign exchange	1,452
Stock-based compensation	(551)
Accretion of environmental liabilities	$149
Depreciation and amortization	(149)
Other expense	$226
Loss on disposal of property, plant and equipment	(226)
Six-months ended June 30, 2009
Selling, general and administrative expenses	$812
Loss on foreign exchange	559
Stock-based compensation	253
Accretion of environmental liabilities	$86
Depreciation and amortization	(86)
Other income	$161
Gain on disposal of property, plant and equipment	(161)

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

4. Pro Forma Statement of Operations Adjustments (Continued)

  l)
  Represents the following adjustments to stock-based compensation expense:

  1.
  Eliminate Eveready's stock-based compensation gain of approximately $1.2 million and expense of $0.2 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. All of the Eveready options that were not exercised or settled prior to the effective date of the Arrangement were terminated. The Eveready employee participation plan was not terminated in connection with the Arrangement and the vesting terms and conditions will remain the same.

  2.
  Record stock-based compensation expense of $0.6 million and $0.3 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. The adjustment to stock-based compensation expense reflects the expense incurred related to the Eveready employee participation plan after revaluing the shares as of January 1, 2008, the first day of Clean Harbors' fiscal 2008.

  m)
  Represents the following adjustments to interest expense, net:

  1.
  Record an adjustment to interest expense related to the issuance of the notes at the stated interest rate of 7.625% and OID of 2.631%, which decreased interest expense by $1.2 million for the year ended December 31, 2008 and increased interest expense by $5.0 million for the six months ended June 30, 2009, respectively, assuming extinguishment of substantially all of Clean Harbors' and Eveready's previously outstanding debt (excluding certain capital leases).

  2.
  Record an adjustment to interest expense to eliminate interest expense of $0.7 million and $0.4 million for the year ended December 31, 2008 and six months ended June 30, 2009, respectively, related to certain Eveready capital leases that were extinguished.

  n)
  Represents the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 33.0% and 32.9% for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready

EVEREADY CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2009
(U.S. dollars in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$4,064	$—		$4,064
Accounts receivable, net	91,915	—		91,915
Prepaid expenses and other current assets	2,706	—		2,706
Supplies inventories	9,281	—		9,281

Total current assets	107,966	—		107,966

Property, plant and equipment, net	270,149	—		270,149

Other assets:
Goodwill	24,458	(4,626)	(d)	19,832
Permits and other intangibles, net	36,526	(2,225)	(a)	34,301
Other	1,355	—		1,355

	62,339	(6,851)		55,488

Total assets	$440,454	$(6,851)		$433,603

Current liabilities:
Current portion of long-term debt	$1,290	$—		$1,290
Current portion of capital lease obligations	4,145	—		4,145
Accounts payable	41,259	—		41,259
Current portion of closure, post-closure
and remedial liabilities	502	—		502
Income taxes payable	491	—		491

Total current liabilities	47,687	—		47,687

Other liabilities:
Closure and post-closure liabilities, less current portion	2,151	—		2,151
Long-term obligations, less current maturities	144,787	—		144,787
Capital lease obligations, less current portion	15,842	—		15,842
Convertible debentures	38,830	3,269	(b)	42,099
Unrecognized tax benefits and other long-term liabilities	9,145	(1,431)	(c)	7,714
Non-controlling interest	606	(606)	(d)	—

Total other liabilities	211,361	1,232		212,593

Non-controlling interest	—	3,936	(d),(e)	3,936
Shareholders' equity:
Shareholders' capital	302,925	(215,020)	(f)	87,905
Shares held under Eveready employee participation plan	(6,786)	5,593	(f)	(1,193)
Equity component of convertible debentures	6,903	(6,903)	(b)	—
Contributed surplus	4,829	(4,497)	(f)	332
Accumulated (deficit) earnings	(126,465)	208,808	(a),(b),(c),(d),(f)	82,343

Total shareholders' equity (deficit)	181,406	(12,019)		169,387

Total liabilities, non-controlling interest and shareholders' equity (deficit)	$440,454	$(6,851)		$433,603

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready (Continued)

EVEREADY CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2008
(in U.S. dollars, in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Revenues	$613,845	$—		$613,845
Costs of revenues	439,599	—		439,599
Selling, general and administrative expenses	72,272	131	(a)	72,403
Depreciation and amortization	47,573	—		47,573

Income from operations	54,401	(131)		54,270
Loss on disposal of property, plant and equipment	(226)	—		(226)
Stock-based compensation	(2,934)	4,143	(f)	1,209
Gain on foreign exchange	1,452	—		1,452
Impairment of long-lived assets	(85,236)	(10,286)	(d)	(95,522)
Interest expense, net	(19,964)	1,368	(b)	(18,596)

Loss before income taxes and non-controlling interest	(52,507)	(4,906)		(57,413)
Provision for income taxes	6,570	(864)	(c)	5,706

Net loss	(59,077)	(4,042)	(e)	(63,119)
Earnings attributable to non-controlling interest	774	—	(e)	774

Net loss and comprehensive loss attributable to Eveready	$(59,851)	$(4,042)	(e)	$(63,893)

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready (Continued)

EVEREADY CONSOLIDATED STATEMENT OF (LOSS) EARNINGS AND COMPREHENSIVE (LOSS)
INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2009
(in U.S. dollars, in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Revenues	$231,769	$—		$231,769
Costs of revenues	170,031	—		170,031
Selling, general and administrative expenses	29,842	90	(a)	29,932
Depreciation and amortization	23,049	—		23,049

Income from operations	8,847	(90)		8,757
Gain on disposal of property, plant and equipment	161	—		161
Stock-based compensation	(1,173)	999	(f)	(174)
Loss on foreign exchange	(559)	—		(559)
Interest expense, net	(7,097)	666	(b)	(6,431)
Loss on redeemable put option	(2,231)	2,231	(d)	—

(Loss) earnings before income taxes and non-controlling interest	(2,052)	3,806		1,754
Provision for income taxes	877	97	(c)	974

Net (loss) earnings	(2,929)	3,709	(e)	780
Earnings attributable to non-controlling interest	158	—	(e)	158

Net (loss) earnings and comprehensive income attributable to Eveready	$(3,087)	$3,709	(e)	$622

        Notes to the financial statement information relating to Eveready:

  a)
  Deferred development costs

    According to the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under U.S. GAAP, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 2, Accounting for Research and Development Costs, research and development costs are expensed as they are incurred, unless covered by separate standards.

    Certain of Eveready's technology-related assets included in permits and other intangibles are under development and meet the appropriate criteria specified under Section 3064 for deferral. However, such development costs are to be expensed when incurred under U.S. GAAP.

  b)
  Convertible debentures

    Under CICA Handbook Section 3863 Financial Instruments—Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready (Continued)

    contractual arrangement on initial recognition. Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument. U.S. GAAP generally requires convertible debt to be classified as debt on the balance sheet.

    Upon issuance of the Eveready debentures, Eveready allocated the Cdn $50.0 million face value of the debentures to liability and equity components, proportionately, based on their respective fair values. Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the debenture. In addition, Eveready applied financing costs to the carrying value of the debentures' liability and equity components proportionately, in accordance with Section 3863. The costs applied to the debentures' liability component was amortized to interest expense over the remaining term of the debentures using the effective interest rate method. To reconcile to U.S. GAAP, the equity component of the debentures, including its respective financing costs applied, was reclassified to the liability component. The calculation of interest expense was adjusted to only include the effect of financing costs.

  c)
  Income tax effect related to U.S. GAAP adjustments

    The income tax adjustment relates to the income tax effect on the preceding U.S. GAAP adjustments.

  d)
  Non-controlling interest

    In accordance with Canadian GAAP, Eveready assigned no value to put options associated with the 20% non-controlling interests vendors retained in the acquisitions of Red Deer Directional Boring Ltd. ("RDDB"), Bullseye Directional Drilling group of companies, and Rodrigue's Directional Drilling group of companies. During the six months ended June 30, 2009, the deemed fair value of the 20% non-controlling interests held was less than the price of the respective put options. As a result, Eveready recognized a loss on redeemable put option of $2.2 million. Under U.S. GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force ("EITF") D-98 Classification and Measurement of Redeemable Securities. Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value. In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted. The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value. The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10.3 million. In December 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

    During the six months ended June 30, 2009, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $7.8 million. Under Canadian GAAP, Eveready accounted for this acquisition using the purchase method and recognized goodwill of $4.6 million. Under U.S. GAAP, Eveready is to account for this acquisition as an equity transaction and as a result recognized a charge to accumulated deficit of $0.9 million with no impact to goodwill.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready (Continued)

  e)
  Presentation of non-controlling interest

    In December 2007, the FASB issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements—An Amendment of Accounting Research Bulletin No. 51. This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent. These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value. The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of (loss) earnings and comprehensive (loss) income. SFAS No. 160 also establishes standards for a change in a parent's ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. This statement is effective for fiscal years beginning after December 15, 2008. The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The presentation requirements have been adopted retrospectively in the U.S. GAAP reconciliations above. Eveready also applied the guidance for the change in a parent's ownership interest during the six months ended June 30, 2009.

  f)
  Redeemable Fund units (outstanding until December 31, 2008 when replaced with Eveready common shares):

  i)
  The units of Eveready's predecessor (the "Fund") were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled. The Fund also had exchangeable Fund units ("Rollover LP units") that were designed to be the economic equivalent of Fund units. Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders' equity. Under U.S. GAAP, the Fund units and Rollover LP units, which were redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet. The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula. Adjustments to the redemption value of these units are charged or credited to accumulated (deficit) earnings.

  ii)
  Eveready classified its matching units held by the Eveready employee participation plan trust as a reduction of unitholders' equity until the time they vest and are transferred to the employee. Such units held by the Eveready employee participation plan trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP. Under U.S. GAAP, the net units outstanding, being those issued less units held by the Eveready employee participation plan trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to accumulated (deficit) earnings.

  iii)
  Compensation expense for the Eveready employee participation plan is measured in accordance with Canadian GAAP based on the fair value of the matching units on the grant date and recognized as stock-based compensation expense over the vesting period. Because the Fund units issued upon vesting of the matching units were redeemable, under U.S. GAAP compensation expense for the Eveready employee participation plan is

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(amounts in U.S. dollars except where otherwise indicated)

5. Financial Statement Information Relating to Eveready (Continued)

      to be accounted for as a liability based award. The liability is re-measured, until settlement of the Eveready employee participation plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense. The portion of the liability representing the amount of matching units vested to employees is reclassified to temporary equity at the time when the employees are considered, under U.S. GAAP, to assume the risks and rewards of ownership of the units.

      Eveready had a unit option plan, which was replaced by the Eveready share option plan pursuant to the conversion of the Fund into Eveready (the "Conversion"), under which unit options were granted to directors, officers, employees and consultants of Eveready. Because Fund units issued upon settlement of unit options were redeemable, under U.S. GAAP the unit options are to be accounted for as a liability based award. The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

    iv)
    Pursuant to the Conversion, Fund unitholders received one Eveready common share for each five Fund units held at December 31, 2008. All outstanding matching units held by the Eveready employee participation plan trust were consolidated into matching shares, where each five matching units were exchanged for one matching share. Further, participants of the unit option plan were entitled to receive, for the same aggregated consideration, Eveready options for outstanding unit options held at the Conversion date. In accordance with U.S. GAAP, shareholders' capital associated with Eveready's common shares is shown within shareholders' equity and matching shares held by the Eveready employee participation plan trust is shown as a reduction of shareholders' equity. Shareholders' capital and matching shares held by the Eveready employee participation plan trust are measured at their respective temporary equity carrying values immediately prior to the Conversion. The liability based awards associated with Eveready's employee participation plan and the Eveready share option plan are reclassified to contributed surplus and shown within shareholders' equity. Any temporary equity associated with vested matching shares of the Eveready employee participation plan is reclassified to shareholders' capital.

    v)
    During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in accumulated deficit of $188.4 million, immediately prior to the Conversion.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following selected historical consolidated financial information has been derived from our audited historical consolidated financial statements as at December 31, 2008 and statements of income for the five years ended December 31, 2008, and our unaudited balance sheet as at June 30, 2009 and statements of income for the six months ended June 30, 2009 and June 30, 2008. This data should be reviewed in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the notes thereto included in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in thousands)
Income Statement Data:
Revenues	$421,643	$507,768	$1,030,713	$946,917	$829,809	$711,170	$643,219
Cost of revenues (exclusive of items shown separately below)	289,767	348,578	707,820	664,440	584,835	512,582	464,838
Selling, general and administrative expenses	75,147	82,666	159,674	149,180	125,039	108,312	104,509
Accretion of environmental liabilities	5,284	5,396	10,776	10,447	10,220	10,384	10,394
Depreciation and amortization	24,302	21,281	44,471	37,590	35,339	28,633	24,094

Income from operations	27,143	49,847	107,972	85,260	74,376	51,259	39,384
Other income (expense)(1)	49	(454)	(119)	135	(447)	611	(1,345)
Loss on refinancings(2)	—	—	—	—	—	—	(7,099)
Loss on early extinguishment of debt	—	—	(5,473)	—	(8,529)	—	—
Interest (expense), net	(2,989)	(5,900)	(8,403)	(13,157)	(12,447)	(22,754)	(22,297)

Income before provision for income taxes and equity interest in joint venture	24,198	43,902	93,977	72,238	52,953	29,116	8,643
Provision for income taxes(3)	10,619	18,993	36,491	28,040	6,339	3,495	6,043
Equity interest in joint venture	—	—	—	—	(61)	—	—

Net income	$13,579	$24,909	$57,486	$44,198	$46,675	$25,621	$2,600

Cash Flow Data:
Net cash from operating activities	$49,057	$42,281	$109,590	$79,995	$61,382	$29,667	$52,460
Net cash from investing activities	(41,104)	(56,981)	(84,515)	(42,791)	(98,885)	(3,509)	47,631
Net cash from financing activities	(4,405)	178,528	116,795	2,724	(20,330)	75,023	(75,775)
Other Financial Data:
Adjusted EBITDA(4)	$56,729	$76,524	$163,219	$133,297	$119,935	$90,276	$74,744
Adjusted EBITDA Margin(5)	13.5%	15.1%	15.8%	14.1%	14.5%	12.7%	11.6%
Ratio of Earnings to Fixed Charges(6)	5.1x	5.6x	6.0x	4.1x	3.6x	2.1x	1.2x

	At June 30,		At December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Working capital	$252,337	$269,814	$307,679	$169,585	$124,465	$100,354	$50,696
Goodwill	30,580	22,523	24,578	21,572	19,032	19,032	19,032
Total assets	898,580	955,188	898,336	769,888	670,808	614,364	504,702
Long-term obligations (including current portion)(7)	53,324	121,819	53,630	123,483	124,561	154,291	153,129
Stockholders' equity	448,191	404,910	429,045	202,897	173,186	115,658	11,038

(1)
We had outstanding prior to June 30, 2004, 25,000 shares of Series C preferred stock which consisted of two components, namely (i) non-convertible redeemable preferred stock with a 6.0% annual dividend and (ii) an "embedded derivative" which reflected the right of the holders of the Series C preferred stock to convert into our common stock on the terms set forth in the Series C preferred stock. The value of the embedded derivative was periodically marked to market, which resulted in the inclusion of gains (losses) as a component of other income (expense) of $(1.6) million for the year ended December 31, 2004.

(2)
On June 30, 2004, we repaid our then outstanding debt, redeemed our then outstanding Series C preferred stock and settled the embedded derivative liability associated with our Series C preferred stock. For the year ended December 31, 2004, we recorded loss on refinancing of $7.1 million relating to these activities.

(3)
For the year ended December 31, 2006, the provision includes a reversal of a $14.1 million portion of the valuation allowance.

(4)
For all periods presented, "Adjusted EBITDA" consists of net income (loss) plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for (benefit from) income taxes, non-recurring severance charges, other non-recurring refinancing-related expenses, and change in value of the embedded derivative associated with our previously outstanding Series C preferred stock (which we redeemed on June 30, 2004). We also exclude gain (loss) on sale of fixed assets, and other income as these amounts are not considered part of usual business operations. Set forth below is a reconciliation of Adjusted EBITDA to both net income and net cash provided by operating activities for the specified periods. Our management considers Adjusted EBITDA to be a measurement of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or loss or other measurements under GAAP. Because Adjusted EBITDA is not calculated identically by all companies, our measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following reconciles net income to Adjusted EBITDA for the following periods (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Net income	$13,579	$24,909	$57,486	$44,198	$46,675	$25,621	$2,600
Accretion of environmental liabilities	5,284	5,396	10,776	10,447	10,220	10,384	10,394
Depreciation and amortization	24,302	21,281	44,471	37,590	35,339	28,633	24,094
Loss on refinancings	—	—	—	—	—	—	7,099
Loss on early extinguishment of debt	—	—	5,473	—	8,529	—	—
Interest expense, net	2,989	5,900	8,403	13,157	12,447	22,754	22,297
Equity interest in joint venture	—	—	—	—	(61)	—	—
Provision for income taxes	10,619	18,993	36,491	28,040	6,339	3,495	6,043
Non-recurring severance charges	—	—	—	—	—	—	25
Other non-recurring refinancing-related expenses	—	—	—	—	—	—	1,326
Change in value of embedded derivative	—	—	—	—	—	—	1,590
(Gain) loss on sale of fixed assets	—	—		(135)	447	(26)	(724)
Other (income) expense	(44)	45	119	—	—	(585)	—

Adjusted EBITDA	$56,729	$76,524	$163,219	$133,297	$119,935	$90,276	$74,744

        The following reconciles Adjusted EBITDA to net cash from operating activities for the following periods (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Adjusted EBITDA	$56,729	$76,524	$163,219	$133,297	$119,935	$90,276	$74,744
Interest expense, net	(2,989)	(5,900)	(8,403)	(13,157)	(12,447)	(22,754)	(22,297)
Provision for income taxes	(10,619)	(18,993)	(36,491)	(28,040)	(6,339)	(3,495)	(6,043)
Allowance for doubtful accounts	669	50	267	(418)	88	(105)	1,232
Amortization of deferred financing costs and debt discount	790	1,076	1,915	1,940	1,616	1,669	2,371
Change in environmental liability estimates	(635)	(255)	(2,047)	597	(9,582)	(11,265)	(3,287)
Deferred income taxes	(390)	(41)	3,197	(7,492)	(6,385)	(1,242)	381
Impairment of assets held for sale	—	—	—	—	—	281	—
Gain on sale of fixed assets	—	—	—	—	—	(26)	(724)
Other non-recurring refinancing-related expenses and other	—	—	—	—	—	—	(1,351)
Stock-based compensation	(376)	1,785	3,565	4,799	3,387	56	35
Excess tax benefit of stock-based compensation	(65)	(2,598)	(3,504)	(6,386)	(5,239)	—	—
Income tax benefits related to stock option exercises	59	2,618	3,534	6,427	5,399	408	—
Environmental expenditures	(4,077)	(4,054)	(14,268)	(6,511)	(7,605)	(7,243)	(10,305)
Prepayment penalty on early extinguishment of debt	—	—	(3,552)	—	(6,146)	—	—
Foreign currency loss (gain) on intercompany transactions	—	—	—	—	—	—	(88)
Changes in assets and liabilities, net of acquisitions
Accounts receivable	28,109	10,370	17,221	(19,142)	(5,000)	(25,983)	(6,058)
Other current assets	(4,487)	(3,474)	5,529	(2,693)	(11,092)	(686)	2,639
Accounts payable	(8,635)	(9,144)	(17,763)	(4,603)	(4,674)	(804)	9,249
Other current liabilities	(14,000)	(12,631)	(2,829)	21,377	5,466	10,580	11,962

Net cash from operating activities	$49,057	$42,281	$109,590	$79,995	$61,382	$29,667	$52,460

(5)
Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of revenues.

(6)
For purposes of calculating the earnings to fixed charges, earnings consist of income from operations before income tax plus fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of the operating lease rental expense deemed to be representative of the interest factor.

(7)
Long-term obligations (including current portion) include borrowings under our former revolving credit facility and obligations under capital leases.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Historical Consolidated Financial Information" and our consolidated financial statements and related notes included in this prospectus . This discussion contains forward-looking statements and involves numerous risks and uncertainties including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

Overview

        Our results for the last three years reflect the execution of our strategies designed to grow revenues and increase profitability. We have been achieving this strategy by focusing on improving the utilization at our network of treatment disposal assets, expanding our large and diverse customer base, executing strategic acquisitions, and introducing cost reduction and cost control initiatives. We have grown revenues to $1,030.7 million in fiscal 2008, a 8.8% growth over 2007 revenues of $946.9 million, and 24.2% growth over 2006 revenues of $829.8 million. We have also increased Adjusted EBITDA by 22.4% in 2008 to $163.2 million when compared to $133.3 million in 2007, and 36.1% when compared to $119.9 million in 2006.

        In our Technical Services segment, we increased our presence in the West Coast markets with the 2007 acquisition of certain assets of Romic Environmental Technologies Corporation. We also maintained an average annual incinerator utilization of 88.5% in 2008, compared to 87.2% in 2007 and 91.0% in 2006, while increasing overall capacity to 541,541 tons as of December 31, 2008. Landfill volumes, which are inherently variable due to the project by project nature of the business, have remained flat year over year, and although pricing remains competitive, we continue to strengthen our logistics capabilities in order to be more competitive. We entered into the solvent recycling business in 2008 by acquiring two facilities from Safety-Kleen Systems, Inc. and constructing our own operation adjacent to one of our incinerators, which we believe has better positioned us on a national basis to offer our customers a broad spectrum of choices for their solvent waste streams.

        In our Site Services segment, we continued to focus on geographic expansion and increased brand recognition. We strengthened our presence in the West Coast market with the Universal Environmental acquisition in 2008. Through our 2006 acquisition of Ensco Caribe Inc., we expanded our presence in Puerto Rico. Another important piece of our growth strategy was opening new service branches in 2008 in multiple regions, capitalizing on the momentum of our recent acquisition activity.

        In both segments we continue to execute cost reduction and cost control initiatives. We have managed higher fuel costs by implementing price increases and a fuel surcharge program. We have continued to work on reducing outside transportation costs by expanding our internal transportation fleet, making better use of our rail capabilities, and capturing increased efficiencies. Outside transportation costs were down to 4.9% of revenues during the year ended December 31, 2008, compared to 6.4% in the same period in 2007 and 6.9% in the same period in 2006.

        During the first quarter of 2009, we completed the acquisition of EnviroSORT Inc., a company focused primarily on providing specialized container management, waste management and recycling services to the oil and gas drilling industry in the Canadian provinces of Alberta, British Columbia, and Saskatchewan. We also announced in April that we signed a definitive agreement to acquire Eveready Inc., a Canadian-based company that provides industrial maintenance and production, lodging, and exploration services to the oil and gas, chemical, pulp and paper, manufacturing and power generation industries. We received the required approvals and closed the acquisition of Eveready on July 31, 2009. We anticipate that both of these acquisitions will enhance and broaden our service offerings, generate significant cross-selling opportunities, increase our presence in Canada, and expand our position in the industrial services market.

Critical Accounting Policies and Estimates

        The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. The following are the areas that we believe require the greatest amount of judgments or estimates in the preparation of the financial statements: revenue allowance, deferred revenue, allowance for doubtful accounts, accounting for landfills, testing long-lived assets and goodwill for impairment, environmental liabilities, insurance expense, legal matters, and provision for income taxes. Our management discusses each of these critical accounting estimates with the Audit Committee of our Board of Directors prior to the release of our annual financial statements. Also see Note 2, "Significant Accounting Policies," to our consolidated financial statements for the three years ended December 31, 2008 included in this prospectus, which discusses the significant assumptions used in applying our accounting policies.

        Revenue Allowance.    Due to the nature of our business and the complex invoices that result from the services provided, we establish a revenue allowance to cover the estimated amounts of revenue adjustments that may need to be credited to customers' accounts in future periods. The allowance is established based on specific review of our experience with particular customers, historical trends and other relevant information. Revenue allowance estimates can differ materially from the actual adjustments, but historically our revenue allowance has been adequate.

        Deferred Revenue.    As is the customary practice in the environmental services industry, we submit a bill for services shortly after waste is collected from a customer location and prior to completion of the waste disposal process. We recognize revenue for waste disposal services only when the waste is placed into a landfill, incinerated, treated in a wastewater treatment facility or shipped to a third party for disposal. Deferred revenue, representing amounts invoiced to customers for waste not yet processed, stated on our balance sheets as of December 31, 2008 and June 30, 2009, was $24.2 million and $23.6 million, respectively. Because a large quantity of waste is on hand and in transit at the end of any month, waste from various sources is mixed subsequent to receipt, waste is received in various size containers, and the amount of waste per container can vary significantly, the calculation of deferred revenue requires the use of significant estimates such as the average revenue charged for a type of waste and the average waste volume contained within various size containers.

        Allowance for Doubtful Accounts.    We establish an allowance for doubtful accounts to cover accounts receivable that may not be collectible. In establishing the allowance for doubtful accounts, we analyze the collectability of accounts that are large or past due. In addition, we consider historical bad debts and current economic trends in evaluating the allowance for doubtful accounts. Accounts receivable written off in subsequent periods can differ materially from the allowance for doubtful accounts provided, but historically our provision has been adequate.

        Accounting for Landfills.    We amortize landfill improvements and certain landfill related permits over their estimated useful lives. The units-of-consumption method is used to amortize land, landfill cell construction, asset retirement costs and remaining landfill cells and sites. We also utilize the units-of-consumption method to record closure and post-closure obligations for landfill cells and sites. Under the units-of-consumption method, we include future estimated construction and asset retirement costs, as well as costs incurred to date, in the amortization base of the landfill assets. Additionally, where appropriate, we include probable expansion airspace that has yet to be permitted in the calculation of the total remaining useful life of the landfill. This accounting method requires us to make estimates and assumptions, as described below. Any changes in our estimates will impact our income from operations prospectively from the date the changes are made.

        It is possible that any of our estimates or assumptions could ultimately turn out to be significantly different from actual results. In some cases we may be unsuccessful in obtaining an expansion permit or we may determine that an expansion permit that we previously thought was probable has become unlikely. To the extent that such estimates, or the assumptions used to make those estimates, prove to be significantly different than actual results or our belief that we will receive an expansion permit changes adversely in a significant manner, the costs of the landfill, including the costs incurred in the pursuit of the expansion, may be subject to impairment testing, as described below, and lower prospective profitability may be experienced due to increased interest accretion and depreciation or asset impairments related to the removal of previously included expansion airspace.

        Goodwill.    Goodwill is assessed for impairment at least annually and as triggering events occur. Such triggering events include, but are not limited to:

  •
  A significant adverse change in legal factors or in the business climate,

  •
  An adverse action or assessment by a regulator,

  •
  Cash or operating losses at the reporting unit, or

  •
  Market capitalization that is below book value.

        Our management assesses impairment by comparing the fair value of each reporting unit, which we have determined to be our operating segments, Site Services and Technical Services, to the carrying value of the net assets assigned to each reporting unit, including goodwill. In the event the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. If the carrying amount of reporting unit exceeds its fair value, the second step of the goodwill test would be performed to measure the amount of impairment loss.

        The fair value of the reporting units is determined based on a discounted cash flow analysis and compared to guideline companies and comparable transactions for reasonableness. Significant judgments are inherent in these analyses and include assumptions about the amount and timing of expected future cash flows, growth rates, and the determination of appropriate discount rates. The impairment analysis performed during the year ended December 31, 2008, utilized 2009 annual budgeted amounts and assumed operating profit margins that were consistent with 2008 results. The discount rate assumptions were based on an assessment of our weighted average cost of capital. As part of the analysis, we compared the aggregate implied fair value of the reporting units to our market capitalization at December 31, 2008 and assessed for reasonableness.
        We did not record an impairment charge as a result of our goodwill impairment test in 2008. A 10% change in our assumed discount or growth rates would not have resulted in a different conclusion. However, there can be no assurance that goodwill will not be impaired at any time in the future, and we will continue to assess if any triggering events occur.

        Environmental Liabilities.    We have accrued environmental liabilities as of December 31, 2008 and June 30, 2009, of $178.5 million and $180.8 million, respectively, substantially all of which we assumed as part of our acquisitions of substantially all of the assets of Chemical Services Division (the "CSD assets") of Safety-Kleen Corp. in 2002, Teris LLC in 2006, and one of the two solvent recycling facilities we purchased from Safety-Kleen Systems, Inc. in 2008. We anticipate such liabilities will be payable over many years and that cash flows generated from operations will be sufficient to fund the payment of such liabilities when required. However, events not now anticipated (such as future changes in environmental laws and regulations) could require that such payments be made earlier or in greater amounts than currently anticipated.

        We realized net benefits in the year ended December 31, 2008 and the six months ended June 30, 2009, of $2.0 million and $0.6 million, respectively, related to changes in our environmental liability estimates. Changes in environmental liability estimates include changes in landfill retirement liability estimates, which are recorded as cost of revenues, and changes in non-landfill retirement and remedial liability estimates, which are recorded as selling, general, and administrative costs. During the year ended December 31, 2008, the net $2.0 million benefit included a $0.6 million benefit recorded as a decrease in cost of revenues and a $1.4 million benefit recorded as a decrease in selling, general, and administrative costs. During the six months ended June 30, 2009, a benefit of approximately $0.7 million was recorded as a decrease in cost of revenues and a charge of less than $0.1 million was recorded as sales, general and administrative expenses.

        Closure and Post-closure Liabilities.    Management bases estimates for closure and post-closure liabilities on interpretations of existing permit and regulatory requirements for closure and post-closure maintenance and monitoring. Management considers when the amounts are expected to be paid and factors in the appropriate inflation and discount rates. The estimates for closure and post-closure liabilities are inherently uncertain due to the possibility that permit and regulatory requirements will change in the future, impacting the estimation of total costs and the timing of the expenditures. Changes in estimates for closure and post-closure events immediately impact the required liability and the corresponding asset. If a change is made to a fully consumed asset, the adjustment is charged immediately to expense. When a change in estimate relates to a landfill asset that has not been fully consumed, the adjustment to the asset is recognized in income prospectively as a component of landfill airspace amortization.

        Remedial Liabilities.    Remedial liabilities are obligations to investigate, alleviate or eliminate the effects of a release (or threat of a release) of hazardous substances into the environment and may also include corrective action under RCRA. Our operating subsidiaries' remediation obligations can be further characterized as Legal, Superfund, Long-term Maintenance and One-Time Projects. Legal liabilities are typically comprised of litigation matters that involve potential liability for certain aspects of environmental cleanup and can include third party claims for property damage or bodily injury allegedly arising from or caused by exposure to hazardous substances originating from our activities or operations, or in certain cases, from the actions or inactions of other persons or companies. Superfund liabilities are typically claims alleging that we are a potentially responsible party ("PRP") and /or are potentially liable for environmental response, removal, remediation and cleanup costs at/or from either a facility we own or as a site owned by a third party. As described in Note 10, "Commitments and Contingencies," to our consolidated financial statements for the six months ended June 30, 2009 and 2008 included in this prospectus, Superfund liabilities also include certain liabilities payable to governmental entities for which we are potentially liable to reimburse the sellers in connection with our 2002 acquisition of the CSD assets. Long-term Maintenance includes the costs of groundwater monitoring, treatment system operations, permit fees and facility maintenance for inactive operations. One-Time Projects include the costs necessary to comply with regulatory requirements for the removal or treatment of contaminated materials.

        Amounts recorded related to the costs required to remediate a location are based on the specific facts and circumstances of each site. Considerations include management's experience in remediating similar sites, information available from regulatory agencies as to costs of remediation, the number, financial resources, and relative degree of responsibility of other PRPs, and the expected or actual allocation of costs among PRPs.

        Insurance Expense.    It is our policy to retain a significant portion of certain expected losses related primarily to workers' compensation, health insurance, comprehensive general and vehicle liability. The insurance accruals are based on claims filed and estimates of claims not reported and are developed by management with assistance from our third-party actuary and third-party claims administrator. The insurance accruals are driven by historical claims data and industry information. Significant changes in the frequency or amount of claims as compared to our historical information could materially affect our self-insurance liabilities. Actual expenditures required in future periods can differ materially from accruals established based on estimates.

        Legal Matters.    As described in Note 10, "Commitments and Contingencies," to our consolidated financial statements for the six months ended June 30, 2009 and 2008 included in this prospectus, we are subject to legal proceedings which relate to our past acquisitions or which have arisen in the ordinary course of business. Accruals are established for legal matters when, in our opinion, it is probable that a liability exists and the liability can be reasonably estimated. As of June 30, 2009, we had reserves of $25.6 million (substantially all of which we had established as part of the purchase price for the CSD assets and are included in the $180.8 million accrued environmental liabilities as of June 30, 2009 for closure, post-closure and remediation, as described above) relating to our potential liabilities in connection with such legal proceedings which were then pending or anticipated. We also estimate that it is "reasonably possible," as that term is defined in Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies ("SFAS No. 5") ("more than remote but less than likely"), that the amount of such total liabilities could be as much as $3.7 million more. Actual expenses incurred in future periods can differ materially from accruals established.

        Provision for Income Taxes.    We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109") and effective January 1, 2007, Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). We have established a valuation allowance when, based on an evaluation of objective verifiable evidence, we believe it is more likely than not that some portion or all of deferred tax assets will not be realized. Prior to the adoption of FIN 48, we recorded liabilities related to uncertain tax positions based upon SFAS No. 5.

Results of Operations

        The following table sets forth, as a percentage of total revenues for the periods indicated, certain operating data associated with our results of operations. This table and subsequent discussions should be read in conjunction with "Selected Historical Consolidated Financial Information" and our financial statements and the notes thereto included in this offering circular.

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of revenues (exclusive of items shown separately below)	68.7	68.6	68.7	70.1	70.4	72.1	72.3
Selling, general and administrative expenses	17.8	16.3	15.5	15.8	15.1	15.2	16.2
Accretion of environmental liabilities	1.3	1.1	1.0	1.1	1.2	1.5	1.6
Depreciation and amortization	5.8	4.2	4.3	4.0	4.3	4.0	3.8

Income from operations	6.4	9.8	10.5	9.0	9.0	7.2	6.1
Other income (expense)	—	—	—	—	(0.1)	0.1	(0.2)
Loss on early extinguishment of debt	—	—	(0.5)	—	(1.0)	—	—
Loss on refinancings	—	—	—	—	—	—	(1.1)
Interest (expense) net	(0.7)	(1.2)	(0.8)	(1.4)	(1.5)	(3.2)	(3.5)

Income before provision for income taxes	5.7	8.6	9.2	7.6	6.4	4.1	1.3
Provision for income taxes	2.5	3.7	.6	2.9	0.8	0.5	0.9

Net income	3.2%	4.9%	5.6%	4.7%	5.6%	3.6%	0.4%

Segment data

        Performance of our segments is evaluated on several factors of which the primary financial measure is Adjusted EBITDA. The following tables set forth certain operating data associated with our results of operations and compare Adjusted EBITDA contribution by operating segment for the periods indicated. See Footnote 4 under "Selected Historical Consolidated Financial Information" in this prospectus for a description of the calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities. We consider the Adjusted EBITDA contribution from each operating segment to include revenue attributable to each segment less operating expenses, which include cost of revenues and selling, general and administrative expenses. Revenue attributable to each segment is generally external or direct revenue from third party customers. Direct revenue is the revenue allocated to the segment performing the provided service. This table and subsequent discussions should be read in conjunction with our consolidated financial statements and the notes thereto included in this prospectus including, in particular, Note 16, "Segment Reporting," to such financial statements for the three years ended December 31, 2008 and Note 14, "Segment Reporting," to such financial statements for the six months ended June 30, 2009 and 2008.

	Six Months Ended June 30,		Years Ended December 31,
	2009	2008	2008	2007	2006
	(in thousands)
Direct Revenues:
Technical Services	$309,172	$358,471	$712,290	$672,213	$558,407
Site Services	113,460	150,497	320,590	275,815	271,092
Corporate Items	(989)	(1,200)	(2,167)	(1,111)	310

Total	421,643	507,768	1,030,713	946,917	829,809

Cost of Revenues (exclusive of items shown separately)(1):
Technical Services	200,063	235,829	468,365	453,660	376,788
Site Services	86,763	112,060	237,057	205,020	200,305
Corporate Items	2,941	689	2,398	5,760	7,742

Total	289,767	348,578	707,820	664,440	584,835

Selling, General & Administrative Expenses:
Technical Services	33,125	34,855	63,932	60,771	58,272
Site Services	12,917	15,268	30,946	24,751	26,044
Corporate Items	29,105	32,543	64,796	63,658	40,723

Total	75,147	82,666	159,674	149,180	125,039

Adjusted EBITDA(2):
Technical Services	75,984	87,787	179,993	157,782	123,347
Site Services	13,780	23,169	52,587	46,044	44,743
Corporate Items	(33,035)	(34,432)	(69,361)	(70,529)	(48,155)

Total	$56,729	$76,524	$163,219	$133,297	$119,935

(1)
Items shown separately consist of (i) accretion of environmental liabilities and (ii) depreciation and amortization.

(2)
See Footnote 4 under "Selected Historical Consolidated Financial Information" in this prospectus for a discussion of Adjusted EBITDA.

Six Months Ended June 30, 2009 versus Six Months Ended June 30, 2008

Revenues

        Technical Services revenues decreased 13.8%, or $49.3 million, in the six months ended June 30, 2009 from the comparable period in 2008 due to reductions in volumes being processed through our facilities network ($22.1 million) and the weakening Canadian dollar ($8.8 million). These decreases were partially offset by revenues generated by the two solvent recycling facilities acquired in March 2008 and increased revenues driven by changes in product mix and pricing ($5.1 million). The remaining $23.5 million decrease was attributable to reductions in base business, declines in transportation and disposal lines, and reduced fuel recovery fees.

        Site Services revenues decreased 24.6%, or $37.0 million, in the six months ended June 30, 2009 from the comparable period in 2008 due primarily to a decline in base business ($21.8 million), a reduction in the volume of long-term project business ($6.7 million), declines in oil pricing, and the weakening of the Canadian dollar ($0.9 million).

        There are many factors which have impacted, and continue to impact, our revenues. These factors include, but are not limited to: the current economic slowdown, the level of emergency response projects, competitive industry pricing, and the effects of fuel prices on our fuel recovery fee.

Cost of Revenues

        Technical Services costs of revenues decreased 15.2%, or $35.8 million, in the six months ended June 30, 2009 from the comparable period in 2008 primarily due to reductions in outside disposal, transportation, and subcontractor costs ($10.9 million), salary and labor expenses ($6.7 million), fuel costs ($5.6 million), materials, supplies, and equipment rentals ($3.7 million) and the weakening of the Canadian dollar ($5.1 million).

        Site Services costs of revenues decreased 22.6%, or $25.3 million, in the six months ended June 30, 2009 from the comparable period in 2008 primarily due to decreases in outside transportation and disposal costs ($9.2 million), material and supply costs ($3.2 million), fuel charges ($3.4 million), labor and related expenses ($4.1 million) and the weakening of the Canadian dollar ($0.8 million). The decrease in outside transportation and disposal costs was partially attributable to company-wide initiatives to maximize the utilization of Company owned resources.

        Corporate Items costs of revenues increased $2.3 million in the six months ended June 30, 2009 from the comparable period in 2008 primarily due to increases in health insurance related costs.

        We believe that our ability to manage operating costs is important in our ability to remain price competitive. We continue to upgrade the quality and efficiency of our waste treatment services through the development of new technology and continued modifications and upgrades at our facilities, and implementation of strategic sourcing initiatives. We plan to continue to focus on achieving cost savings relating to purchased goods and services through a strategic sourcing initiative. No assurance can be given that our efforts to reduce future operating expenses will be successful.

Selling, General and Administrative Expenses

        Technical Services selling, general and administrative expenses decreased 5.0%, or $1.7 million, in the six months ended June 30, 2009 from the comparable period in 2008 primarily due to reductions in commissions and bonuses earned during the period.

        Site Services selling, general and administrative expenses decreased 15.4%, or $2.4 million, in the six months ended June 30, 2009 from the comparable period in 2008 primarily due to reductions in salaries and commissions.

        Corporate Items selling, general and administrative expenses decreased $3.4 million primarily due to a reduction in stock-based compensation, bonuses and legal fees, partially offset by increases in acquisition related costs of $3.9 million.

Depreciation and Amortization

	Six Months Ended June 30,
	2009	2008
	(in thousands)
Depreciation of fixed assets	$18,691	$15,705
Landfill and other amortization	5,611	5,576

Total depreciation and amortization	$24,302	$21,281

        Depreciation and amortization increased 14.2% in the first six months of 2009 compared to the same period in 2008. Depreciation of fixed assets increased due to increased capital expenditures in recent periods and acquisitions. Landfill and other amortization increased slightly primarily due to increased landfill volumes.

Interest Expense, Net

	Six Months Ended June 30,
	2009	2008
	(in thousands)
Interest expense	$3,612	$8,393
Interest income	(623)	(2,493)

Interest expense, net	$2,989	$5,900

        Interest expense, net decreased 49.3% in the first two quarters of 2009 compared to the same period in 2008. Interest expense decreased due to early termination of capital leases and reductions in the principal amounts of outstanding senior secured notes. Interest income decreased due to a reduction in the interest rates being earned by our cash balances.

Income Taxes

        The Company's effective tax rates for the six months ended June 30, 2009 were 41.8 percent and 43.9 percent, respectively, compared to 41.6 percent and 43.3 percent for the same periods in 2008. Income tax expense for the six months ended June 30, 2009 decreased $8.4 million to $10.6 million from $19.0 million for the comparable period in 2008. Income tax expense for the three months ended June 30, 2009 decreased $5.2 million to $6.2 million from $11.4 million for the comparable period in 2008. The reduced tax expenses for the three and six months ended June 30, 2009 were primarily due to lower earnings and lower permanent expense.

        SFAS 109, "Accounting for Income Taxes," requires that a valuation allowance be established when, based on an evaluation of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, as of June 30, 2009 and December 31, 2008, we had a remaining valuation allowance of approximately $10.8 million. The allowance consists of $8.9 million of foreign tax credits and $1.9 million of state net operating loss carryforwards related to tax deductions for the exercise of non-qualified stock options.

        Management's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The liability for unrecognized tax benefits as of June 30, 2009 and

December 31, 2008, included accrued interest and penalties of $25.0 million and $22.2 million, respectively. Tax expense for the six months ended June 30, 2009 and 2008 included interest and penalties of $1.8 million and $3.0 million, respectively.

Year Ended December 31, 2008 versus Year Ended December 31, 2007

Revenues

        Technical Services revenues increased 6.0%, or $40.1 million, in the year ended December 31, 2008 from the comparable period in 2007 due to increases in pricing ($38.9 million), new business, increases in fuel recovery fees, and stronger performance in the transportation and disposal business lines, partially offset by a nationwide reduction in landfill volumes ($15.8 million). The revenue growth from new business was generated primarily from the 2008 acquisitions of two solvent recycling facilities ($9.8 million), and the 2007 Romic acquisition which contributed to the overall growth in some of our Western locations ($7.1 million).

        Site Services revenues increased 16.2%, or $44.8 million, in the year ended December 31, 2008 from the comparable period in 2007 due to several significant emergency response projects ($8.5 million), an increase in large remedial project business ($7.0 million), growth in base business ($16.2 million), pricing increases, and new business. The new business reflected primarily increases in services for existing customers and the effect of the Universal Environmental acquisition.

        Corporate Items revenues decreased 95%, or $1.1 million, in the year ended December 31, 2008 from the comparable period in 2007 resulting primarily from ceasing to charge Technical Services and Site Services for internal regulatory training in 2008 ($0.5 million) and increased use of internal resources to remediate environmental liabilities ($0.5 million). These increases were largely offset by compensating decreases in external costs (see the Cost of Revenues section below).

        There are many factors which have impacted, and continue to impact, our revenues. These factors include, but are not limited to: the level of emergency response projects, competitive industry pricing, effects of the fuel price on our fuel recovery fee, continued efforts by generators of hazardous waste to reduce the amount of hazardous waste they produce, significant consolidation among treatment and disposal companies, and industry-wide overcapacity.

Cost of Revenues

        Technical Services costs of revenues increased 3.2%, or $14.7 million, in the year ended December 31, 2008 from the comparable period in 2007 due to higher vehicle and fuel related costs ($10.4 million), labor expenses ($7.5 million), utilities ($3.8 million) and other costs ($4.3 million). These increases were partially offset by a decrease in outside transportation costs ($11.1 million).

        Site Services costs of revenues increased 15.6%, or $32.0 million, in the year ended December 31, 2008 from the comparable period in 2007 due to increases in labor ($11.0 million), vehicle and fuel ($7.4 million), outside transportation and disposal ($3.8 million), subcontractor ($3.6 million), and material, supplies and other costs ($6.0 million). The increase in subcontractor costs was related to the increase in the size of the emergency response projects. The increase in labor costs was attributable to business growth and the Universal Environmental acquisition.

        Corporate Items costs of revenues decreased 58.4%, or $3.3 million, in the year ended December 31, 2008 from the comparable period in 2007 due primarily to a reduction in insurance premiums and an increased allocation of centrally contracted insurance costs from the Corporate Items segment to Site Services and Technical Services ($1.8 million), lower costs associated with our inactive facilities ($0.8 million), increased internalization resulting in more internal costs being charged against environmental expenditures ($0.5 million), and other reduced costs ($0.2 million).

        We believe that our ability to manage operating costs is important in our ability to remain price competitive. We continue to upgrade the quality and efficiency of our waste treatment services through the development of new technology and continued modifications and upgrades at our facilities, and implementation of strategic sourcing initiatives. We plan to continue to focus on achieving cost savings relating to purchased goods and services through a strategic sourcing initiative. No assurance can be given that our efforts to reduce future operating expenses will be successful.

Selling, General and Administrative Expenses

        Technical Services selling, general and administrative expenses increased 5.2%, or $3.2 million, in the year ended December 31, 2008 from the comparable period in 2007 primarily due to increases in salary and benefits ($4.1 million), offset by a favorable change in environmental liability estimates ($1.7 million).

        Site Services selling, general and administrative expenses increased 25.0%, or $6.2 million, in the year ended December 31, 2008 from the comparable period in 2007 primarily due to increases in salary costs and incentive compensation. The increase in labor costs was due to our expansion in the West and Mid-West regions.

        Corporate Items selling, general and administrative expenses increased 1.8%, or $1.1 million, in the year ended December 31, 2008 from the comparable period in 2007 primarily due to increases in salaries, benefits and other compensation ($4.4 million), severance costs ($1.9 million), professional fees ($1.8 million), and other costs ($0.7 million). These increases were offset primarily by the weakening of the Canadian dollar and its impact on the remeasurement of the balance sheet ($6.6 million) which resulted from recording a benefit of $3.8 million in 2008 and an expense of $2.8 million in 2007, and year-over-year favorable changes in environmental liability estimates ($1.1 million). The increase in professional fees was primarily attributable to increased legal fees and the termination of negotiations relating to a proposed acquisition. Increases in salaries and bonuses were due to expansion and improved performance.

Depreciation and Amortization

	Year Ended December 31,
	2008	2007
	(in thousands)
Depreciation of fixed assets	$33,438	$27,200
Landfill and other amortization	11,033	10,390

Total depreciation and amortization	$44,471	$37,590

        Depreciation and amortization increased 18.3%, or $6.9 million, for the year ended December 31, 2008 compared to the same period in 2007. Depreciation of fixed assets increased due to increased capital expenditures in recent periods and acquisitions. Landfill and other amortization increased due primarily to an increase in other intangible assets related to acquisitions.

Loss on Early Extinguishment of Debt

        On July 28, 2008, pursuant to a redemption notice delivered on June 25, 2008, we redeemed $50.0 million principal amount of outstanding senior secured notes. The redemption resulted in a $4.3 million loss on early extinguishment of debt, which included a $2.8 million prepayment penalty and a write-off of unamortized financing costs and unamortized discount of $1.1 million and $0.4 million, respectively.

        In November 2008, pursuant to an Excess Cash Flow offer made on October 8, 2008, we purchased $18.5 million principal amount of outstanding senior secured notes for a purchase price of $19.2 million, plus accrued interest. This purchase resulted in a $1.2 million loss on early extinguishment of debt, which included a $0.7 million premium payment and a write-off of unamortized financing costs and unamortized discount of $0.4 million and $0.1 million, respectively.

Interest Expense, Net

	Year Ended December 31,
	2008	2007
	(in thousands)
Interest expense	$13,497	$17,180
Interest income	(5,094)	(4,023)

Interest expense, net	$8,403	$13,157

        Interest expense, net decreased 36.1%, or $4.8 million, for the year ended December 31, 2008 compared to the same period in 2007. Interest expense decreased due to (i) early termination of capital leases, (ii) a reduction in interest rates, and (iii) the July 2008 and November 2008 redemption or purchase of $50.0 million and $18.5 million, respectively, principal amounts of outstanding senior secured notes. Interest income increased due to the interest earned on the proceeds from the issuance of common stock in April 2008.

Conversion of Series B Preferred Stock

        As more fully described in Note 13, "Stockholders' Equity," to our consolidated financial statements for the three years ended December 31, 2008 included in this prospectus, all of our remaining outstanding shares of Series B preferred stock were converted into common stock on December 28, 2007. During 2007, dividends of $0.3 million were paid on our Series B preferred stock.

Year ended December 31, 2007 versus Year ended December 31, 2006

Revenues

        Technical Services revenues increased 20.4%, or $113.8 million in the year ended December 31, 2007 from the comparable period in 2006 due primarily to net increases in volumes ($44.8 million), pricing ($16.0 million), and the strengthening of the Canadian dollar ($6.5 million). The new business was generated from the Teris acquisition in 2006 and the Romic acquisition in 2007, which increased our presence in the South and West, as well as from a strong performance in our base business.

        Site Services revenues increased 1.7%, or $4.7 million, in the year ended December 31, 2007 from the comparable period in 2006 due to the net effect of increases in large remedial project business ($11.3 million), metal and oil recycling ($7.2 million), the strengthening Canadian dollar ($0.6 million) and growth generated by the opening of new office locations in the West and in Canada. These increases were offset by decreases in emergency response revenue ($18.6 million).

        Corporate Items revenues decreased $1.4 million for 2007 to ($1.1) million from $0.3 million for 2006. This decrease resulted primarily from increased intercompany costs at our inactive waste handling facilities but which were largely offset by compensating decreases in external costs.

        There are many factors which have impacted, and continue to impact, our revenues. These factors include, but are not limited to: the level of emergency response projects; competitive industry pricing, continued efforts by generators of hazardous waste to reduce the amount of hazardous waste they produce, significant consolidation among treatment and disposal companies, and industry-wide overcapacity. These factors also adversely influence our ability to raise prices and increase revenues.

Cost of Revenues

        Technical Services cost of revenues increased 20.4%, or $76.9 million, in the year ended December 31, 2007 compared to the same period in 2006 primarily due to increases in labor related costs ($25.3 million), building and equipment repairs and rentals ($15.7 million), outside disposal and transportation costs ($10.8 million), supplies and materials ($8.6 million), and other operational costs. The increases in labor related costs was due to increases in headcount as a result of the Teris and Romic acquisitions in 2006 and 2007, respectively. The acquisitions were also the primary driver in increases in materials and other operational costs as we expanded operations in the Western regions. The increase in outside disposal and transportation costs was due to an increase in large waste projects during the year.

        Site Services cost of revenues increased 2.4%, or $4.7 million, in the year ended December 31, 2007 from the comparable period in 2006 due to the net effect of increases in labor related costs ($8.0 million), rental and outside transportation costs ($6.8 million), and supplies and other operational costs. These increases were offset by a decrease in emergency response costs ($12.4 million) and subcontractor expense ($4.4 million). The increase in labor related costs was due to increases in headcount to accommodate new business as well as reduce reliance on third party vendors. The decrease in emergency response costs was due to the decrease in the volume of emergency response projects.

        Corporate Items cost of revenues decreased 25.6%, or $2.0 million, in the year ended December 31, 2007 from the comparable period in 2006. This change arose primarily from an increased allocation of centrally contracted insurance costs from the Corporate Items segment to Site Services and Technical Services. Some increased costs associated with a former operating unit absorbed into our inactive facilities were offset by lower external costs.

        We believe that our ability to manage operating costs is important in our ability to remain price competitive. We continue to upgrade the quality and efficiency of our waste treatment services through the development of new technology and continued modifications and upgrades at our facilities, and implementation of strategic sourcing initiatives. We plan to continue to focus on achieving cost savings relating to purchased goods and services through a strategic sourcing initiative. No assurance can be given that our efforts to reduce future operating expenses will be successful.

Selling, General and Administrative Expenses

        Technical Services selling, general, and administrative costs increased 4.3%, or $2.5 million, for the year ended December 31, 2007 from the comparable period in 2006 primarily due to an increase in salary and bonuses ($5.6 million), and was partially offset by a change in environmental liability estimates ($3.0 million).

        Site Services selling, general, and administrative expenses decreased 5.0%, or $1.3 million, for the year ended December 31, 2007 from the comparable period in 2006 primarily due to a reduction in salary and bonuses and a change in environmental liability estimates ($0.7 million), offset by an increase in marketing and professional fees ($1.2 million).

        Corporate Items selling general, and administrative expenses increased 56.3%, or $22.9 million, for the year ended December 31, 2007 from the comparable period in 2006 due to favorable changes in environmental liability estimates in 2006 ($13.6 million), increases in salary and related costs ($6.2 million), and an unfavorable change in foreign exchange ($3.2 million).

Depreciation and Amortization

	Year Ended December 31,
	2007	2006
	(in thousands)
Depreciation of fixed assets	$27,200	$23,366
Landfill and other amortization	10,390	11,973

Total depreciation and amortization	$37,590	$35,339

        Depreciation and amortization increased 6.4%, or $2.3 million, for the year ended December 31, 2007 compared to the same period in 2006. Depreciation of fixed assets increased due to increased capital expenditures in recent periods and acquisitions. Landfill and other amortization decreased due to decreases in landfill disposal volumes.

Loss on Early Extinguishment of Debt

        During 2006 we redeemed or purchased an aggregate of $58.5 million principal amount of outstanding senior secured notes and paid prepayment penalties and accrued interest through the redemption or purchase dates. In connection with such redemption and purchase, we recorded to loss on early extinguishment of debt an aggregate of $8.5 million, consisting of the $1.8 million unamortized portion of such financing costs, $0.6 million of unamortized discount on the senior secured notes and the $6.1 million prepayment penalties required by the indenture in connection with such transactions.

Interest Expense, Net

	Year Ended December 31,
	2007	2006
	(in thousands)
Interest expense	$17,180	$16,036
Interest income	(4,023)	(3,589)

Interest expense, net	$13,157	$12,447

        Interest expense, net increased 5.7%, or $0.7 million, for the year ended December 31, 2007 compared to the same period in 2006. Interest expense increased due to issuance of the $30 million term loan in August 2006. Interest income increased due to the interest earned on Canadian money market funds.

Conversion of Series B Preferred Stock

        As more fully described in Note 13, "Stockholders' Equity," to our consolidated financial statements for the three years ended December 31, 2008 included in this prospectus, all of our remaining outstanding shares of Series B preferred stock were converted into common stock on December 28, 2007. During each of 2007 and 2006, dividends of $0.3 million were paid on our Series B preferred stock.

Income Taxes

        Our effective tax rate for fiscal years 2008, 2007, and 2006 was 39%, 39% and 12%, respectively. Our tax rate is affected by recurring items, such as tax rates in Canada and the relative amount of income we earn in Canada, which we expect to be fairly consistent in the near term. In addition, the FIN 48 interest and penalties accrual has a material impact on our rate, but FIN 48 was not adopted until January 1, 2007 and thus was not effective in 2006. The rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year. In addition to state income taxes, the following discrete items had the most significant impact on the change in our U.S. federal income tax rate:

        2008

  •
  A $1.1 million (1.2%) reduction resulting from the release of interest and penalties of a Canadian tax reserve for which the statute expired.

  •
  A $1.0 million (1.1%) reduction resulting from a change in state deferred taxes.

  •
  A $0.2 million (0.2%) increase resulting from net Canadian withholding expense on interest payments. This is down from prior years due to a reduction in Canadian withholding rates.

  •
  A $4.5 million (4.8%) reduction resulting from rate differences between Canada and the U.S.

  •
  A $4.8 million (5.1%) increase resulting from the annual calculation of accrued interest and penalties on FIN 48 liabilities.

        2007

  •
  A $4.4 million (6.2%) reduction resulting from rate differences between Canada and the U.S.

  •
  A $5.5 million (7.6%) increase resulting from annual calculation of interest and penalties on FIN 48 liabilities.

  •
  A $0.8 million (1.0%) increase resulting from net Canadian withholding expense on interest payments.

  •
  A $1.9 million (2.7%) decrease resulting from an adjustment to prior year tax attributes.

        2006

  •
  A $4.1 million (7.8%) reduction resulting from rate differences between Canada and the U.S.

  •
  A $14.1 million (26.6%) reduction resulting from the net change in the valuation allowance which was largely due to the release of valuation allowance on net operating loss carryforwards.

  •
  A $1.6 million (3.0%) increase resulting from the accrual of Canadian tax contingencies.

  •
  A $0.8 million (1.4%) increase resulting from Canadian withholding expense on interest payments.

        SFAS No. 109 requires that a valuation allowance be established when, based on an evaluation of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on factors such as exceeding projections, the number of consecutive quarters of profitability, additional verification of the success of our business plan and cost savings initiatives, and evaluation and verification of the accretive nature of the Teris LLC acquisition which was completed in the third quarter of 2006, we determined in 2006 that it had become more likely than not that we would be able to realize a substantial portion of the U.S. net operating loss carryforward tax assets prior to their expiration. Therefore, in 2006, we released $17.7 million of a valuation allowance related to a portion of our U.S. net operating loss carryforward tax assets. In connection with such release, we recorded in accordance with SFAS 109 a $7.3 million adjustment to our deferred taxes associated with the 2002 acquisition of the CSD assets. Such amount was credited to the carrying value of the CSD non-current intangible assets, as there was no goodwill associated with that acquisition.

        We adopted FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, tax contingencies increased $41.9 million for uncertain tax positions, of which $36.8 million was accounted for as a decrease to retained earnings. In addition, to reflect the federal and state tax benefits upon the implementation of FIN 48, we also recorded an increase to our deferred tax assets of $4.7 million and a $0.4 million decrease to the valuation allowance. Our management has elected to continue its policy of recognizing interest and penalties related to income tax matters as a component of income tax expense. Tax expense for the fiscal years 2008, 2007 and 2006 included interest and penalties, net of federal benefit, of $4.3 million, $5.5 million, and $0, respectively.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141R"), which is effective for financial statements issued for fiscal years beginning after December 15, 2008. Under the provisions of SFAS 141R, the future reversal of acquisition-related tax reserves of approximately $11.1 million will be recorded in earnings, rather than as an adjustment to goodwill or acquisition related other intangible assets. If recognized, this will affect the annual effective income tax rate.

Liquidity and Capital Resources

        Major changes which affected our financial position as at June 30, 2009 resulted from:

  •
  During the six months ended June 30, 2009, we acquired EnviroSORT Inc. for a purchase price of $9.9 million, including assumed debt of $2.5 million. We paid down the assumed debt of $2.5 million on the acquisition date.

  •
  In the year ended December 31, 2008, we acquired Universal Environmental, Inc. and two solvent recycling facilities for a preliminary aggregate purchase price of $27.5 million.

  •
  In April 2008, we issued 2.875 million shares of common stock for net proceeds of $173.5 million.

  •
  In July 2008, pursuant to a redemption notice delivered on June 25, 2008, we redeemed $50.0 million principal amount of outstanding senior secured notes and paid prepayment penalties of $2.8 million, plus accrued interest.

  •
  In November 2008, pursuant to an Excess Cash Flow offer made on October 8, 2008, we purchased $18.5 million principal amount of outstanding senior secured notes for a purchase price of $19.2 million, plus accrued interest.

        We used between July 24 and July 31, 2009, approximately $156.8 million of our $255.9 million of cash and cash equivalents and marketable securities at June 30, 2009 to repay our then outstanding $30.0 million term note, discharge our then outstanding $23.0 million of senior secured notes (plus a prepayment penalty of $0.7 million and accrued interest of $0.3 million as of the scheduled redemption date of August 31, 2009), pay the $55.9 million cash portion of the purchase price for our acquisition of Eveready Inc., and repay Eveready's $46.8 million of then outstanding convertible notes. On August 14, 2009, we issued the $300.0 million of old notes to the initial purchasers for a purchase price of $286.1 million (which then resold the old notes to investors at 97.36% of their principal amount) and used $175.0 million of such proceeds to repay substantially all of Eveready's outstanding debt (other than certain capital leases which remained outstanding). We intend to use our remaining existing cash and cash equivalents, marketable securities and cash flow from operations to provide for our working capital needs and fund capital expenditures and possible future acquisitions. We anticipate that our cash flow provided by operating activities will provide the necessary funds on a short and long-term basis to meet operating cash requirements.

        We have accrued environmental liabilities as of June 30, 2009 of approximately $180.8 million, substantially all of which we assumed as part of our acquisitions of the CSD assets in 2002, Teris LLC in 2006, and one of the two solvent recycling facilities we purchased from Safety-Kleen Systems, Inc. in 2008. We anticipate such liabilities will be payable over many years and that cash flow from operations will generally be sufficient to fund the payment of such liabilities when required. However, events not anticipated (such as future changes in environmental laws and regulations) could require that such payments be made earlier or in greater amounts than currently anticipated, which could adversely affect our results of operations, cash flow and financial condition.

        We assess our liquidity in terms of our ability to generate cash to fund our operating, investing, and financing activities. Our primary ongoing cash requirements will be to fund operations, capital expenditures, and investments in line with the business strategy. Our primary sources of liquidity are internally generated cash flows and ability to borrow, should we elect to do so, under our revolving credit facility. The first quarter of each fiscal year is typically a quarter with heavier cash usage; however, we believe our future operating cash flows will be sufficient to meet our future operating and investing cash needs. Furthermore, existing cash balances and the availability of additional borrowings under our revolving credit facility provide additional potential sources of liquidity should they be required.

Cash Flows for the Six Months ended June 30, 2009

        Cash from operating activities in the first six months of 2009 was $49.1 million, an increase of 16.0%, or $6.8 million, compared with cash from operating activities in the first six months of 2008. The increase was primarily the result of a net improvement in certain working capital items offset partially by a reduction in income from operations.

        Cash used for investing activities in the first six months of 2009 was $41.0 million, a decrease of 28.0%, or $16.0 million, compared with cash used for investing activities in the first six months of 2008. The decrease was primarily the result of a reduction in acquisition costs.

        Cash used for financing activities in the first six months of 2009 was $4.4 million, compared to cash from financing activities of $178.5 million in the first six months of 2008. The change was primarily the result of net proceeds of $173.6 million from the issuance of 2.875 million shares of common stock in April 2008 offset partially by the payment on debt acquired related to the EnviroSORT acquisition in February 2009.

Cash Flows for the Year Ended December 31, 2008

        Cash from operating activities for the year ended December 31, 2008 was $109.6 million, an increase of 37.0%, or $29.6 million, compared with cash from operating activities for the year ended December 31, 2007. The increase was primarily the result of price increases, new business generated from acquisitions and stronger performance within the transportation and disposal business lines in the Technical Services segment.

        Cash used for investing activities for the year ended December 31, 2008 was $84.5 million, an increase of 97.5%, or $41.7 million, compared with cash used for investing activities for the year ended December 31, 2007. The increase was primarily the result of acquisition costs and an increase in capital expenditures, partially offset by the sale of marketable securities.

        Cash from financing activities for the year ended December 31, 2008 was $116.8 million, an increase of $114.1 million, compared to cash used for financing activities for the year ended December 31, 2007. The increase was primarily the result of proceeds from the issuance of common stock, partially offset by the redemption and purchase of $50 million and $18.5 million principal amounts of outstanding senior secured notes.

Cash Flows for the Year Ended December 31, 2007

        Cash from operating activities for the year ended December 31, 2007 was $80.0 million, an increase of 30.3%, or $18.6 million, compared with cash from operating activities for the year ended December 31, 2006. The increase was primarily the result of price increases, increased volumes being processed at the facilities, and new business generated from recent acquisitions.

        Cash used for investing activities for the year ended December 31, 2007 was $42.8 million, a decrease of 56.7%, or $56.1 million, compared with cash from investing activities for the year ended December 31, 2006. The decrease was due to a reduction in cash paid for acquisitions, a slight reduction in capital expenditures, and fewer shares of marketable securities bought and sold during the year.

        Cash from financing activities for the year ended December 31, 2007 was $2.7 million, an increase of $23.1 million, compared with cash used in financing activities for the year ended December 31, 2006. In 2006, we made a $58.5 million principal payment on outstanding debt and received $30 million in proceeds from a term loan. There were no significant changes to our debt structure during 2007.

Financing Arrangements

        At June 30, 2009, we had outstanding $23.0 million of eight-year senior secured notes due 2012, a $70.0 million revolving credit facility, a $50.0 million synthetic letter of credit facility, and a $30.0 million term loan. On July 24, 2009, we repaid the $30.0 million term loan and on July 31, 2009, we discharged the $23.0 million of outstanding senior secured notes by calling such notes for redemption on August 31, 2009 and depositing with the trustee the redemption price of $23.7 million and accrued interest of $0.3 million through the redemption date. On July 31, 2009, we also replaced our previous $70.0 million revolving credit facility and $50.0 million synthetic letter of credit facility with a new revolving credit facility which will allow us to borrow or obtain letters of credit for up to $120.0 million (with a $110.0 million sub-limit for letter of credit). On August 14, 2009, we issued the $300.0 million of old notes to the initial purchasers for a purchase price of $286.1 million (which then resold the old notes to investors at 97.36% of their principal amount) and used $175.0 million of such proceeds to repay substantially all of Eveready's outstanding debt (other than certain capital leases which remained outstanding).

        As of June 30, 2009, we were in compliance with the covenants of all of our debt agreements.

Liquidity Impacts of Uncertain Tax Positions

        As discussed in Note 11, "Income Taxes," to our consolidated financial statements for the six months ended June 30, 2009 included in this prospectus, we have recorded $72.0 million of unrecognized tax benefits, including $19.3 million of potential interest and $5.7 million of potential penalties. These liabilities are classified as "other long-term liabilities" in our consolidated balance sheets. We are not able to reasonably estimate when we would make any cash payments to settle these liabilities, which related to unrecognized tax benefits for which the statute of limitations might expire without examination by the respective taxing authority; however, we believe no material cash payments will be required in the next 12 months.

Auction Rate Securities

        As of June 30, 2009, our long-term investments included $6.5 million of available for sale auction rate securities. With the liquidity issues experienced in global credit and capital markets, these auction rate securities have experienced multiple failed auctions and as a result there is a limited market for these securities. All of our auction rate securities are secured by student loans, which are substantially insured by the Federal Family Education Loan Program. Additionally, all of our auction rate securities maintain the highest credit rating of AAA. All of these securities continue to pay interest according to their stated terms with interest rates resetting generally every 28 days.

        We believe we have sufficient liquidity to fund operations and do not plan to access these funds in the foreseeable future. In the unlikely event that we need to access the funds, we may not be able to do so without the possible loss of principal until a future auction for these investments is successful, another secondary market evolves for these securities, they are redeemed by the issuer, or they mature. If we are unable to sell these securities in the market or they are not redeemed, we could be required to hold them to maturity. These securities are currently reflected at their fair value utilizing a discounted cash flow analysis. As of June 30, 2009, we have recorded an unrealized pre-tax loss of $0.5 million, which we assess as temporary. We will continue to monitor and evaluate these investments on an ongoing basis for other than temporary impairment and record a charge to earnings if appropriate.

Contractual Obligations

        The following table has been included to assist the reader in analyzing our debt and similar obligations as of December 31, 2008 and our ability to meet such obligations (in thousands):

		Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Closure, post-closure and remedial liabilities	$431,636	$17,579	$40,160	$30,197	$343,700
Pension funding	3,261	240	510	575	1,936
Long-term debt	53,032	—	30,000	23,032	—
Interest on long-term obligations	9,411	2,681	5,309	1,421	—
Capital leases	839	449	370	20	—
Operating leases	96,684	22,344	34,002	19,309	21,029

Total contractual obligations	$594,863	$43,293	$110,351	$74,554	$366,665

        As we are not able to reasonably estimate when we might make any cash payments to settle uncertain tax position liabilities of $46.5 million, such amounts have not been included in the table above. In addition, we have already recorded a liability for interest of $17.0 million and potential penalties of $5.2 million, of which such amounts have also not been included in the table above.

        The undiscounted value of closure, post closure and remedial liabilities of $431.6 million is equivalent to the present value of $178.5 million based on discounting of $167.8 million and the remainder of $85.3 million to be accrued for closure and post-closure liabilities over the remaining site lives.

        The following table has been included to assist the reader in understanding other contractual obligations we had as of December 31, 2008 and our ability to meet these obligations (in thousands):

		Payments Due by Period
Other Commercial Commitments	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Standby letters of credit	$87,584	$87,215	$369	$—	$—

Total commercial commitments	$87,584	$87,215	$369	$—	$—

        We obtained substantially all of the standby letters of credit described in the above table as security for financial assurance obligations which we have been required to provide to regulatory bodies for our hazardous waste facilities and which would be called only in the event that we fail to satisfy closure, post-closure and other obligations under the permits issued by those regulatory bodies for such licensed facilities.

Off-Balance Sheet Arrangements

        Except for our obligations under operating leases and letters of credit described above under "Contractual Obligations" and performance obligations incurred in the ordinary course of business, we are not now party to any off-balance sheet arrangements involving guarantee, contingency or similar obligations to entities whose financial statements are not consolidated with our results and that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to investors in our securities.

Capital Expenditures

        We now anticipate that 2009 capital spending will be between $55.0 million and $60.0 million, of which approximately $3.3 million will relate to complying with environmental regulations. However, changes in environmental regulations can require us to make significant capital expenditures for our facilities and adversely affect our results of operations and cash flow.

Stockholder Matters

        On April 29, 2008, we issued 2.875 million shares of common stock, including 375,000 shares of common stock issued upon exercise of an underwriters' option, at a public offering price of $63.75 per share. After the underwriter discount and offering expenses, we received net proceeds of $173.5 million.

        On May 15, 2008 and September 23, 2008, we granted a total of 92,936 performance share awards that are subject to achieving predetermined revenue and EBITDA targets by December 31, 2009 and also include continued service conditions. If we do not achieve the performance goals by the end of 2009, the shares will be forfeited in their entirety. On March 15, 2008, 13,100 performance share awards that were granted in 2007 vested, leaving 34,474 of such performance share awards outstanding at December 31, 2008. For the year ended December 31, 2008, we believed that it was probable that the performance targets for both the 2008 and 2007 awards will be achieved.

        In July 2008, warrants for an aggregate of 150,000 shares were exercised for $1.2 million in cash. In October 2008, warrants for an aggregate of 198,690 shares were exercised for $1.6 million in cash. No warrants remained outstanding at December 31, 2008.

Quantitative and Qualitative Disclosures About Market Risk

        In the normal course of business, we are exposed to market risks, including changes in interest rates, Canadian currency rates and certain commodity prices. Our philosophy in managing interest rate risk is to borrow at fixed rates for longer time horizons to finance non-current assets and to borrow (to the extent, if any, required) at variable rates for working capital and other short-term needs. We therefore have not entered into derivative or hedging transactions, nor have we entered into transactions to finance off-balance sheet debt. The following table provides information regarding our fixed rate borrowings at June 30, 2009 (in thousands):

Scheduled Maturity Dates	Six Months Remaining 2009	2010	2011	2012	2013	Thereafter	Total
Senior secured notes	$23,032	$—	$—	$—	$—	$—	$23,032
Capital lease obligations	120	182	113	20	—	—	435

	$23,152	$182	$113	$20	$—	$—	$23,467

Weighted average interest rate on fixed rate borrowings	11.5%	10.2%	8.8%	8.7%

        In addition to the fixed rate borrowings described in the above table, at June 30, 2009 we had variable rate instruments that included a revolving facility with maximum borrowings of up to $70 million, a synthetic letter of credit facility with maximum capacity of up to $50 million, and a $30 million term loan. Had the interest rate on our variable borrowings been 10% higher, we would have reported decreased net income by less than $0.1 million and $0.1 million for the six-month periods ended June 30, 2009 and 2008, respectively.

        We view our investment in our Canadian and Mexican subsidiaries as long-term; thus, we have not entered into any hedging transactions between the Canadian dollar and the U.S. dollar or between the Mexican peso and the U.S. dollar. For the six months ended June 30, 2009, our Canadian subsidiaries (which did not then include Eveready) transacted approximately 19.4% of their business in U.S. dollars and at any period end had cash on deposit in U.S. dollars and outstanding U.S. dollar accounts receivable related to these transactions. These cash and receivable accounts are vulnerable to foreign currency translation gains or losses. Exchange rate movements also affect the translation of Canadian generated profits and losses into U.S. dollars. In March 2009 we significantly reduced the U.S. cash balance held by our Canadian subsidiaries and as a result, significantly reduced our foreign exchange exposure. Had the Canadian dollar been 10.0% stronger against the U.S. dollar, we would have reported decreased net income by $0.2 million and $1.4 million for the six-month periods ended June 30, 2009 and 2008, respectively. Had the Canadian dollar been 10.0% weaker against the U.S. dollar, we would have reported increased net income by $0.3 million and $0.9 million for the six-month periods ended June 30, 2009 and 2008, respectively.

        At June 30, 2009, $6.5 million of our noncurrent investments were auction rate securities. While we are uncertain as to when the liquidity issues relating to these investments will improve, we believe these issues will not materially impact our ability to fund our working capital needs, capital expenditures, or other business requirements.

        We are subject to minimal market risk arising from purchases of commodities since no significant amount of commodities are used in the treatment of hazardous waste.

BUSINESS

        We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on a 2008 industry report. We service approximately 67% of North America's commercial hazardous incineration volume and 20% of North America's hazardous landfill volume, and are the industry leader in total hazardous waste disposal facilities. We perform environmental services for a diversified industry base with over 47,000 customers, including more than 325 Fortune 500 companies, in the United States, Canada, Puerto Rico and Mexico. We perform environmental services through a network of more than 100 service locations, and we operate six incineration facilities, nine commercial landfills, six wastewater treatment operations, two solvent recycling facilities, and 20 treatment, storage and disposal facilities ("TSDFs"), as well as six polychlorinated biphenyls ("PCB") management facilities and two oil and used oil products recycling facilities. We can provide low cost solutions to our customers due to our large scale, industry knowledge, cost cutting and productivity-enhancing initiatives, and ability to internalize our waste streams.

        The wastes that we handle include materials that are classified as "hazardous" because of their unique properties, as well as other materials subject to federal and state environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes which cannot be economically recycled or reused. We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities.

        As a result of our acquisition of Eveready on July 31, 2009, as described in "The Eveready Acquisition," we have also become a major provider of industrial maintenance and production, lodging, and exploration services to the oil and gas, pulp and paper, manufacturing and power generation industries throughout North America.

        Clean Harbors, Inc. was incorporated in Massachusetts in 1980 and our principal offices are located in Norwell, Massachusetts. Effective December 15, 2008, shares of our common stock began trading on the New York Stock Exchange under the symbol CLH. Prior to that time, our stock was traded on The NASDAQ Global Select Market under the symbol CLHB. We maintain a website at the following Internet address: http://www.cleanharbors.com. Through a link on this website to the SEC website, http://www.sec.gov, we provide free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after electronic filing with the SEC. Our guidelines on corporate governance, the charters for our Board Committees, and our code of ethics for members of the Board of Directors, senior officers and the chief executive officer are also available on our website, and we will post on our website any waivers of, or amendments to, such code of ethics. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

The Environmental Services Industry

        According to industry reports, the hazardous waste disposal market in North America is in excess of $2.0 billion. We also service the much larger industrial maintenance market. The $2.0 billion estimate does not include the industrial maintenance market, except to the extent that the costs of disposal of hazardous wastes generated as a result of industrial maintenance are included.

        The largest generators of hazardous waste materials are companies in the chemical, petrochemical, primary metals, paper, furniture, aerospace and pharmaceutical industries. Hazardous waste types processed or transported include flammables, combustibles and other organics, acids and caustics, cyanides and sulfides, solids and sludge, industrial wastewaters, items containing PCBs (such as utility transformers), and medical waste.

        There are substantial barriers to entry into the hazardous waste management industry including high regulatory compliance costs and expertise, the arduous federal, state, provincial and local permitting processes for new disposal facilities, and the requirement for an extensive asset network, operating knowledge and major capital expenditures to purchase or construct new disposal facilities. As a result, no new hazardous waste incinerators or hazardous waste landfills have commenced commercial operations in North America in the last decade and, as described below, some of the previously operating incinerators as well as other types of disposal facilities have ceased operations. Furthermore, new regulatory requirements have increased in-house disposal costs and outsourcing and, in order to reduce their potential liability under environmental laws as generators of hazardous waste, customers have been increasingly using fewer providers for their hazardous waste treatment and disposal needs as they seek to limit their outside vendors and the number of facilities in which their hazardous waste materials are disposed. Accordingly, we believe that even in current market conditions the industry fundamentals are improving.

        The hazardous waste management industry was "created" in 1976 with the passage of the Resource Conservation and Recovery Act ("RCRA"). RCRA requires waste generators to distinguish between "hazardous" and "non-hazardous" wastes, and to treat, store and dispose of hazardous waste in accordance with specific regulations. This new regulatory environment, combined with strong economic growth, increased corporate concern surrounding environmental liabilities, and early-stage industry dynamics contributed to growth in the industry. However, by the mid to late 1990s, the hazardous waste management industry was characterized by overcapacity. These adverse market conditions, the increasing cost imposed by environmental laws on providers of environmental services (such as the adoption in 2002 of the "MACT" standards described below), and the desire of many customers to utilize fewer providers as described above, have led to a consolidation in the environmental services industry.

        We believe that the number of major industry participants in the North American hazardous waste sector has declined from over 20 in the early 1990s to four national companies today. These include, in addition to us, Philip Services Corp., Veolia Environmental Services (formerly named Onyx Environmental Services), and Waste Management, Inc. Since the mid 1990s, approximately 500,000 tons of annual incineration capacity has been eliminated as eight major incinerators were deactivated, substantially increasing average capacity utilization of the incinerators which remained in operation. Additionally, we believe the adoption in 2002 of the Maximum Achievable Control Technologies ("MACT") standards under the Clean Air Act have increased compliance costs and driven increased outsourcing of incineration as customers with captive (i.e., in-house and non-commercial) incinerators choose to outsource rather than make the substantial investment in their facilities which would be required to achieve compliance.

        The environmental services industry today includes a broad range of services including the following:

  •
  Collection, Transportation and Logistics Management—specialized handling, packaging, transportation and disposal of industrial waste, laboratory quantities of hazardous chemicals, household hazardous wastes, and pesticides;

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  Incineration—the preferred method for treatment of organic hazardous waste because it effectively destroys the contaminants;

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  Landfill Disposal—used primarily for the disposal of inorganic wastes;

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  Physical Waste Treatment—used to reduce the volume or toxicity of waste or make it suitable for further treatment, reuse, or disposal;

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  Resource Recovery and Fuels Blending—removes contaminants to restore fitness for an intended purpose and to reduce the volume of waste;

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  Wastewater Treatment—separates wastes including industrial liquid wastes containing heavy metals, organics and suspended solids through physical and chemical treatment so that the treated water can be discharged to local sewer systems under permits; and

  •
  Site Services—includes the maintenance of industrial facilities and equipment such as recurring cleaning in order to continue operations, maintain and improve operating efficiencies, and satisfy safety requirements; the planned cleanup of hazardous waste sites and the cleanup of accidental spills and discharges, such as those resulting from transportation accidents; and the cleanup and restoration of buildings, equipment, and other sites and facilities that have been contaminated.

        The services provided by the environmental services industry are often complementary to each other. For example, hazardous wastes removed by environmental services companies as part of wastewater treatment or from customer facilities or accident sites are often first processed to separate them into different waste types and then transported to ultimate disposal sites such as landfills and incinerators depending upon such factors as their respective levels of carbon content and toxicity. However, the services provided by the environmental services industry are also often competitive with each other. For example, various types of hazardous wastes may be suitable for ultimate disposal either in landfills or incinerators, and the owners of landfills and incinerators therefore compete against each other based upon the relative effectiveness and cost of their respective facilities in addressing the needs of their customers.

        The collection and disposal of solid and hazardous wastes are subject to local, state, provincial and federal requirements and regulations, which regulate health, safety, the environment, zoning and land-use. Included in these regulations in the United States is the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). CERCLA holds generators and transporters of hazardous substances, as well as past and present owners and operators of sites where there has been a hazardous release, strictly, jointly and severally liable for environmental cleanup costs resulting from the release or threatened release. Canadian companies are regulated under similar regulations, but the responsibility and liability associated with the waste passes from the generator to the transporter or receiver of the waste, in contrast to provisions of CERCLA.

Competitive Strengths

  •
  Leading Provider of Hazardous Waste Services and Disposal—We are one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on 2008 industry reports. We operate, in the aggregate, the largest number of incinerators, hazardous waste landfills, wastewater treatment facilities and TSDFs in North America, and provide multi-faceted and low cost services to a broad mix of customers. We attract and better serve our customers because of our capabilities and the size, scale and geographic location of our assets, which allow us to serve multiple locations. Finally, as our collections of waste increase, our size allows us to increase our cash flow and earnings as we can internalize a greater volume of waste in our incinerators and landfills.

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  Large and Diversified Customer Base—We service over 325 of the Fortune 500 companies and more than 47,000 customers overall, including commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities. This diversification limits our credit exposure to any one customer or industry.

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  Stable and Recurring Revenue Base—We have long-standing relationships with our customers, averaging 16 years with our top ten customers by revenue. Our diversified customer base also provides stable and recurring revenues as a majority of our revenues are derived from previously served customers with recurring needs for our services. In addition, the costs to our customers of switching providers are high. This is due to many customers' desire to audit disposal facilities prior to their qualification as approved sites and to limit the number of facilities to which their wastes are shipped in order to reduce their potential liability under U.S. environmental regulations. We have been selected as an approved vendor by large generators of waste because we possess comprehensive collection, recycling, treatment, transportation, disposal, and waste tracking capabilities and have the expertise necessary to comply with applicable environmental laws and regulations. Those customers which have selected us as an approved vendor typically continue to use our services on a recurring basis.

  •
  Comprehensive Service Capabilities—Our comprehensive service offerings allow us to act as a full service provider to our customers. Our full service orientation creates incremental revenue growth as customers seek to minimize the number of outside vendors and demand "one-stop" service providers. Our expanded geographic coverage maximizes the number of customer facilities that we can service.

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  Integrated Network of Assets—We have the most extensive collection of incinerators, landfills, treatment facilities and TSDFs in North America. Our broad network enables us to effectively handle a waste stream from origin through disposal and to efficiently direct and internalize our waste streams to reduce costs.

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  Regulatory Compliance—We have recently made substantial capital investments in our facilities to ensure that they are in substantial compliance with current federal, state, provincial and local regulations. Companies that rely on in-house disposal may find the current regulatory requirements to be too capital-intensive or complicated, and may choose to outsource many of their hazardous waste disposal needs.

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  Effective Cost Management—Our significant scale allows us to maintain low costs through standardized compliance procedures, significant purchasing power, research and development capabilities and our ability to efficiently utilize logistics and transportation to economically direct waste streams to the most efficient facility. We also have the ability to internalize the substantial majority of all hazardous waste that we manage for our customers. Finally, we are committed to reducing costs and have significantly reduced headcount and other operating costs.

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  Proven and Experienced Management Team—Our 17 executive officers collectively have over 204 years of experience in the environmental and industrial services industries. Our Chief Executive Officer founded our Company in 1980, and the average tenure of the 16 other members of the executive management team exceeds 11 years.

Business Strategy

        Our strategy is to develop and maintain ongoing relationships with a diversified group of customers who have recurring needs for environmental services. We strive to be recognized as the premier supplier of a broad range of value-added environmental services based upon quality, responsiveness, customer service, information technologies, breadth of product offerings and cost effectiveness. The principal elements of our business strategy are to:

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  Improve Utilization of Existing Waste Facilities—We operate an extensive network of hazardous waste management properties and have made substantial investments in these facilities to date, which will provide us with significant operating leverage as volumes increase. In addition, there are opportunities to expand waste handling capacity at these facilities by modifying the terms of the existing permits and by adding capital equipment and new technology. Through selected permit modifications, we can expand the range of treatment services offered to our customers without the large capital investment necessary to acquire or build new waste management facilities.

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  Focus on Cost Reductions—We continually seek to increase efficiency and to reduce costs in our business through enhanced technology, process reengineering and more stringent expense management.

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  Capitalize on Outsourcing and Demand for Service Provider Consolidation—We believe that our large industrial customers increasingly require a comprehensive range of environmental services to be provided by a smaller number of service providers. This trend should place smaller operators at a competitive disadvantage due to their size and limited financial resources. Furthermore, many of our customers are seeking to focus on their core competencies and are outsourcing their hazardous waste disposal needs. Environmental regulations, such as the MACT standards, have significantly increased regulatory compliance costs, leading to a decrease in captive incinerator capacity and additional outsourcing as these customers may choose to shut down their incinerators rather than invest substantial capital like we have invested in our facilities. We seek to work with our customers to handle a greater amount of their hazardous waste disposal needs arising from these outsourcing trends and to capitalize on the demand for the expanded portfolio of environmental services that we offer.

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  Expand Network of Service Centers—We believe that Site Services have a competitive advantage, particularly in areas where service centers are located at or near a TSDF. By opening additional service centers in close proximity to the TSDFs we now operate, we believe that we can, with minimal capital expenditures, increase our market share within the site services segment of the waste disposal market. We believe much of this additional waste can be sent to our existing facilities at competitive transportation costs thereby increasing utilization and enhancing overall profitability.

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  Develop New Services and Penetrate the Industrial Maintenance Services Market—Industrial waste customers continue to demand alternatives to traditional waste disposal in order to increase recycling and reclamation activities and to minimize the end disposal of hazardous waste. We plan to utilize our technological expertise and track record of innovation to further improve and expand the range of services that we offer, and to develop less expensive methods of disposal.

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  Selective Acquisition Strategy—In addition to our acquisition of Eveready, we also intend to actively pursue other acquisitions in certain services or market sectors where we believe such acquisitions can enhance and expand our business with minimal capital outlay. We believe that we can expand existing services, especially in our non-disposal services, through strategic acquisitions in order to generate incremental revenues from existing and new customers and to obtain greater market share. We will continue to review such other acquisition possibilities on a case-by-case basis.

Environmental Services

        We provide a wide range of environmental services and manage our environmental services business as two major segments: Technical Services and Site Services.

        Technical Services (69% of 2008 revenue). These services involve the collection, transport, treatment and disposal of hazardous and non-hazardous wastes, and include physical treatment, resource recovery, fuels blending, incineration, landfill disposal, wastewater treatment, lab chemical disposal, explosives management, and CleanPack® services. Our CleanPack® services include the collection, identification and categorization, specialized packaging, transportation and disposal of laboratory chemicals and household hazardous wastes. Our technical services are provided through a network of service centers from which a fleet of trucks or railcars is dispatched to pick up customers' wastes either on a predetermined schedule or on-demand and to deliver such wastes to permitted facilities, which are usually owned by us. Our service centers can also dispatch chemists to a customer location for the collection of chemical and laboratory waste for disposal.

        Site Services (31% of 2008 revenue). These services provide customers with highly skilled experts who utilize specialty equipment and resources to perform services at any chosen location. Under the Site Services umbrella, our Field Service crews and equipment are dispatched on a planned or emergency basis, and perform services such as confined space entry for tank cleaning, site decontamination, large remediation projects, selective demolition, spill cleanup, railcar cleaning, product recovery and transfer, scarifying and media-blasting and vacuum services. Additional services include used oil and oil products recycling, as well as PCB management and disposal.

        Also, as part of Site Services, Industrial Services crews focus on industrial cleaning and maintenance projects. Our Industrial Services manage hazardous, non-hazardous, wet and dry materials and specialize in chemical cleaning, hydro blasting, liquid/dry vacuuming, sodium bicarbonate blasting, line cleaning, boiler cleanouts, and steam cleaning of our customers' process equipment and systems, as well as video inspection. Additionally, specialized project work such as dewatering, and on-site material processing utilizing thermal treatment units are also performed on customers' sites. We market these services through our internal sales organizations and, in many instances, delivery of services in one area supports or leads to business in our other service lines or segments.

        The table below shows for each of the three years in the three-year period ended December 31, 2008 the total revenues of our segments (in thousands):

	Years Ended December 31,
	2008	2007	2006
Technical Services	$712,290	$672,213	$558,407
Site Services	320,590	275,815	271,092
Corporate Items	(2,167)	(1,111)	310

	$1,030,713	$946,917	$829,809

        Additional segment information can be found in Note 16, "Segment Reporting," to our consolidated financial statements for the three years ended December 31, 2008 included in this prospectus.

Technical Services

        Technical Services provides the collection, transportation and logistics management of containerized and bulk waste, as well as the categorizing, packaging and removal of laboratory chemicals for disposal (CleanPack®). Through a highly coordinated transportation fleet, we provide reliable, cost effective transportation and disposal to customers across North America. From the Technical Service Centers, we dispatch trucks to pick up customers' waste on a predetermined schedule as well as on demand, and then deliver it to one of our nearby transfer, storage and disposal facilities. From these same Technical Service Centers, we dispatch specially trained chemists to customer locations to safely collect, label and package all quantities of laboratory chemicals for disposal.

Collection, Transportation and Logistics Management

        As an integral part of our services, we collect industrial wastes from customers and transport such wastes by us to and between our facilities for treatment or bulking for shipment to final disposal locations. Customers typically accumulate waste in containers, such as 55 gallon drums, bulk storage tanks or 20 cubic yard roll-off boxes. In providing this service, we utilize a variety of specially designed and constructed tank trucks and semi-trailers as well as third party transporters, including railroads. Liquid waste is frequently transported in bulk, but may also be transported in drums. Heavier sludge or bulk solids are transported in sealed, roll-off boxes or bulk dump trailers. Our fleet is equipped with a mobile satellite monitoring system and communications network, which allows real time communication with the transportation fleet.

Treatment and Disposal

        We transport, treat and dispose of industrial wastes for commercial and industrial customers, health care providers, educational and research organizations, other environmental services companies and governmental entities. The wastes handled include substances, which are classified as "hazardous" because of their corrosive, ignitable, infectious, reactive or toxic properties, and other substances subject to federal, state and provincial environmental regulation. We provide final treatment and disposal services designed to manage hazardous and non-hazardous wastes, which cannot be otherwise economically recycled or reused.

        We operate a network of TSDFs that primarily focuses on the collection of waste from smaller to mid-size generators. These TSDFs collect, temporarily store and/or consolidate compatible waste streams for more efficient transportation to final recycling, treatment or disposal destinations. TSDFs in the United States have Part B permits under RCRA that, among other things, allow us to store waste for up to one year for bulking, treatment or transfer purposes. Larger customers typically ship directly to the end disposal sites with full truckloads of material. Depending upon the content, the material collected at the TSDFs is either disposed of at our incineration, landfill or wastewater treatment facilities, disposed of at end disposal facilities not owned by us, or recycled. Waste types processed or transferred in drums or bulk quantities include:

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  Flammables, combustibles and other organics;

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  Acids and caustics;

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  Cyanides and sulfides;

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  Solids and sludge;

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  Industrial wastewaters;

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  Items containing PCBs, such as utility transformers and electrical light ballasts;

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  Other regulated wastes; and

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  Non-hazardous industrial waste.

        We receive detailed waste profiles prepared by our customers to document the nature of the waste. A sample of the delivered waste is tested to ensure that it conforms to the customer-generated waste profile record and to select an appropriate method of treatment and disposal. Once the wastes are characterized, compatible wastes are consolidated to achieve economies in storage, handling, transportation and ultimate treatment and disposal. At the time of acceptance of a customer's waste at our facility, a unique computer "bar code" identification label is assigned to each container of waste, enabling the use of sophisticated computer systems to track and document the status, location and disposition of the waste.

        Physical Treatment.    Physical treatment methods include distillation, separation and stabilization. These methods are used to reduce the volume or toxicity of waste material or to make it suitable for further treatment, reuse, or disposal. Distillation uses either heat or vacuum to purify liquids for resale. Separation utilizes techniques such as sedimentation, filtration, flocculation and centrifugation to remove solid materials from liquids. Stabilization refers to a category of waste treatment processes designed to reduce contaminant mobility or solubility and convert waste to a more chemically stable form. Stabilization technology includes many classes of immobilization systems and applications. Stabilization is a frequent treatment method for metal-bearing wastes received at several of our facilities, which treat the waste to meet specific federal land disposal restrictions. After treatment, the waste is tested to confirm that it has been rendered non-hazardous. It can then be sent to a non-hazardous waste landfill, at significantly lower cost than disposal at a hazardous waste landfill.

        Resource Recovery and Fuels Blending.    Resource recovery involves the treatment of wastes using various methods, which effectively remove contaminants from the original material to restore its fitness for its intended purpose and to reduce the volume of waste requiring disposal. We operate treatment systems for the reclamation and reuse of certain wastes, particularly solvent-based wastes generated by industrial cleaning operations, metal finishing and other manufacturing processes.

        Spent solvents that can be recycled are processed through fractional distillation, thin film evaporation and other processes and are recovered into usable products. Upon recovery of these products, we either return the recovered solvents to the original generator or sell them to third parties. Organic liquids and solids with sufficient heat value are blended to meet strict specifications for use as supplemental fuels for incinerators, cement kilns, industrial furnaces and other high efficiency boilers. We have installed fuels blending equipment at some TSDFs to prepare these supplemental fuels. When possible, we burn fuel blended material at our incinerators. Otherwise, we send the fuel blended material to supplemental fuel users that are licensed to accept the blended fuel material. Although we pay a fee to the users that accept this product, this disposal method is substantially less costly than other disposal methods.

        Incineration.    Incineration is the preferred method for the treatment of organic hazardous waste, because it effectively destroys the contaminants at temperatures in excess of 2,000 degrees Fahrenheit. High temperature incineration effectively eliminates organic wastes such as herbicides, halogenated solvents, pesticides, and pharmaceutical and refinery wastes, regardless of whether they are gases, liquids, sludge or solids. Federal and state incineration regulations require a destruction and removal efficiency of 99.99% for most organic wastes and 99.9999% for PCBs and dioxin.

        We have six active incineration facilities that offer a wide range of technological capabilities to customers through this network. In the United States, we operate a fluidized bed thermal oxidation unit for maximum destruction efficiency of hazardous waste with an estimated annual capacity of 58,800 tons, and three solids and liquids-capable incineration facilities with a combined estimated annual capacity of 317,000 tons. We also operate two hazardous waste liquid injection incinerators in Canada with total annual capacity of approximately 165,000 tons.

        Our incineration facilities in Kimball, Nebraska, Deer Park, Texas, El Dorado, Arkansas and Aragonite, Utah are designed to process liquid organic wastes, sludge, solids, soil and debris. The Deer Park facility has two kilns and a rotary reactor. Our El Dorado, Arkansas incineration facility specializes in the treatment of bulk and containerized hazardous liquids, solids and sludge through two rotary kilns. Our incineration facilities in Kimball, Nebraska and Deer Park, Texas have on-site landfills for the disposal of ash and other waste material produced as a result of the incineration process.

        Our incineration facilities in Mercier, Quebec and Lambton, Ontario are liquid injection incinerators, designed primarily for the destruction of liquid organic waste. Typical waste streams include wastewater with low levels of organics and other higher concentration organic liquid wastes not amenable to conventional physical or chemical waste treatment.

        There are now a total of 11 major active incineration facilities in North America used for disposal of hazardous wastes, which are owned by a total of five companies. As described above, we own six of these facilities and offer a wide range of technological capabilities to our customers through this network. The other owners are Veolia Environmental Services (formerly Onyx Environmental Services), Heritage-WTI, Inc. (formerly WTI, a joint venture between Von Roll America and Heritage Environmental Services), Ross Incineration Services, Inc., and the Province of Alberta (which has hired Earth Tech as the operator of its facility). In addition to those 11 active commercial incineration facilities in North America, other types of facilities also burn hazardous wastes. In particular, cement kilns operated by such companies as Systech, Geocycle (Energis) and Giant compete for waste streams containing high levels of carbon content, and "captive" incinerators owned by companies such as DuPont dispose of wastes generated by the owners of such incinerators or their affiliates.

        Landfills.    Landfills are used primarily for the disposal of inorganic wastes. In the United States and Canada, we operate nine commercial landfills. Such number does not include the Pembina Area Landfill which Eveready has owned and operated and which, for the reason described under "The Eveready Acquisition—Terms of the Acquisition," we have agreed to divest. Seven of our commercial landfills are designed and permitted for the disposal of hazardous wastes and two landfills are operated for non-hazardous industrial waste disposal and, to a lesser extent, municipal solid waste. In addition to our commercial landfills, we also own and operate two non-commercial landfills that only accept waste from our on-site incinerators.

        Of our seven commercial landfills used for disposal of hazardous waste, five are located in the United States and two are located in Canada. As of December 31, 2008, the useful economic lives (for accounting purposes) of these landfills include approximately 25.2 million cubic yards of remaining capacity. This estimate of the useful economic lives of these landfills includes permitted airspace and unpermitted airspace that management believes to be probable of being permitted based on our analysis of various factors. In addition to the capacity included in the useful economic lives of these landfills, there are approximately 35.2 million cubic yards of additional unpermitted airspace capacity included in the footprints of these landfills that may ultimately be permitted. There can be no assurance that this unpermitted additional capacity will be permitted. In addition to hazardous waste landfill sites, we operate two non-hazardous industrial landfills with 2.2 million cubic yards of remaining permitted capacity. These two facilities are located in the United States and have been issued operating permits under the authority of Subtitle D of RCRA. Prior to issuance of a permit, we must demonstrate to the permitting agency that our non-hazardous industrial landfills have, and must subsequently employ, operational programs protective of the integrity of the landfill, human health and the surrounding environment. Our non-hazardous landfill facilities are permitted to accept commercial industrial waste, including wastes from foundries, demolition and construction, machine shops, automobile manufacturing, printing, metal fabrications and recycling.

        There are now a total of 20 active commercial landfills in North America used for disposal of hazardous wastes, which are owned by a total of ten companies. As described above, we own seven of such facilities (excluding the Pembina Area Landfill), and Waste Management, Inc. owns six. Other owners include Heritage Environmental Services, Envirosource, Inc., American Ecology Corp., Wayne Disposal, Inc. / EQ and Stablex Canada.

        Wastewater Treatment.    We operate wastewater treatment facilities that offer a range of wastewater treatment technologies. These wastewater treatment operations involve processing hazardous and non-hazardous wastes through the use of physical and chemical treatment methods. The solid waste materials produced by these wastewater processing operations are then disposed of at facilities which are owned by us, or at offsite facilities owned and operated by unrelated businesses, while the treated effluent is discharged to the local sewer system under permit.

        Our wastewater treatment facilities treat a broad range of industrial liquid and semi-liquid wastes containing heavy metals, organics and suspended solids, including:

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  Acids and caustics;

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  Ammonias, sulfides and cyanides;

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  Heavy metals, ink wastes and plating solutions;

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  Landfill leachate and scrubber waters; and

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  Oily wastes and water-soluble coolants.

        Wastewater treatment can be economical as well as environmentally sound, by combining different wastewaters in a "batching" process that reduces costs for multiple waste stream disposal. For instance, acidic waste from one source can be neutralized with alkaline from a second source to produce a neutral solution.

        Our wastewater treatment facilities compete against a number of competitors with multiple facilities such as Rhodia, Philip Services Corp., Siemens Water Technologies (formerly USFilter), Heritage Environment Services LLC, and Envirite, Inc. There are also a number of operators with single facilities that process high volumes of waste in niche markets such as DuPont Environmental Treatment.

        Solvent Recycling.    In March 2008, we acquired from Safety-Kleen Services, Inc. two solvent recycling facilities which are located in Chicago, Illinois and Hebron, Ohio. During 2008 we also built a solvent recycling operation adjacent to our incineration facility located in El Dorado, Arkansas. These facilities treat and recycle dry cleaning solvents and other chemicals used for commercial and industrial purposes.

        Our solvent recycling facilities compete against a number of competitors, some with multiple facilities such as Veolia and Philip Services Corp., and others with single facilities. Cement kilns operated by such companies as Systech, Geocycle (Energis) and Giant also compete for the energy value of some of the same organic solvents which we recycle through our facilities for purposes of resale.

  Explosives Management.

        We dispose of munitions and other explosives at our facility in Colfax, Louisiana.

  CleanPack® Services

        CleanPack® provides specialized handling, packaging, transportation and disposal of laboratory quantities of outdated hazardous chemicals, household hazardous wastes, and waste pesticides and herbicides. CleanPack® chemists utilize our proprietary waste management software system to support our lab pack services and complete the regulatory information required for every pick-up. The CleanPack® operation services a wide variety of customers including:

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  Pharmaceutical companies;

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  Engineering, and research and development departments of industrial companies;

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  College, university and high school laboratories;

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  Commercial laboratories;

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  Hospital and medical care laboratories;

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  State and local municipalities; and

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  Thousands of agribusinesses and residents through household hazardous waste and pesticide/herbicide collection programs.

        CleanPack® chemists collect, identify, label, and package waste into Department of Transportation approved containers. Lab packed wastes are then transported to one of our facilities where the waste is consolidated for recycling, reclamation, fuels blending, aqueous treatment, incineration or secure chemical landfill. Other services provided by our CleanPack® operations include:

        Household Hazardous Waste.    We perform one-day, multi-day or mobile household hazardous waste and pesticide collection programs throughout the U.S. and Canada. These collection programs provide communities and their residents the opportunity to properly dispose of their paints, solvents, batteries, fluorescent lamps, cleaners, pesticides and other potentially hazardous materials.

        Reactive Materials Services.    Reactive materials technicians utilize specialized equipment and training to stabilize and desensitize highly reactive and potentially explosive chemicals.

        CustomPack® Services.    We provide training, technical support, and disposal services for customers with the resources and experience to package their own waste chemicals.

        Cylinder and Compressed Gas Management Services.    Cylinder teams made up of experienced, highly-trained specialists, identify, analyze, overpack, transfer, or stabilize compressed gases and leaking or damaged pressurized cylinders.

        Laboratory Move Services.    CleanPack® chemists properly and safely segregate, package, transport, and unpackage hazardous chemicals being moved from older laboratories to newer laboratories.

        Laboratory Closures Services.    CleanPack® crews perform comprehensive, site-specific chemical removal and disposal, as well as decontamination for facilities and laboratories undergoing a closure or major cleanout.

        Apollo Onsite Services.    Our Apollo Onsite Services Program is an on-site solution that allows customers to outsource all or portions of their environmental management program. The Apollo Onsite Services Program serves the dual purpose of not only improving customers' waste stream management, but also can make their entire environmental program safer, more cost effective and self-sufficient. Select technicians work on a customer's site in tandem with the customer to deliver proper waste transportation and disposal, lab chemical packing (CleanPack®), and field services and industrial services where appropriate. Whether a customer requires a single field technician or a multi-person team of diversified experience, we design a program to satisfy the customer's specific need. Apollo Onsite Services utilize a hand-in-hand, team approach that leverages our extensive resources and infrastructure, including Web-enhanced technologies and online services. Additionally, the Apollo Onsite Services Program leverages our transportation and disposal assets by providing incremental volumes to process at our facilities. The Apollo Onsite Services Program provides:

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  Management of drum, bulk and lab pack quantities of hazardous and non-hazardous wastes;

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  Specialized environmental labor;

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  Management of waste from source to final destination;

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  Chemical consolidation, bulking and packaging;

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  Solid waste management;

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  Transportation and logistics for offsite disposal; and

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  Inspection of satellite and 90-day storage facilities.

Site Services

        We provide a wide range of environmental site services to maintain industrial facilities and process equipment, as well as clean up or contain actual or threatened releases of hazardous materials into the environment. These services are provided to a wide range of clients including large chemical, petroleum, transportation and utility companies and governmental agencies. Our strategy is to identify, evaluate, and solve customers' environmental problems, on a planned or emergency basis, by providing a comprehensive interdisciplinary response to the specific requirements of each job or project.

        Site Services is responsible for providing trained, skilled labor and specialty equipment to perform various services on a customer's site or other location. We dispatch Field Service crews and equipment on a planned or emergency basis to manage routine cleaning in hazardous environments or emergencies such as a chemical or oil spill cleanup. Industrial Service crews focus on industrial cleaning and maintenance projects that typically require fast turnaround, or complex onsite material processing.

        Field Services.    We dispatch crews and equipment on a scheduled or emergency basis to perform everything from site decontamination and remediation projects to selective demolition, emergency response, spill cleanup and vacuum services. Whether the action is planned, corrective or the result of an emergency response, our multidisciplinary team of remedial action professionals provides solutions to a variety of industrial cleanup problems. Field Services performs a wide variety of services including:

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  Emergency response;

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  Site decontamination;

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  Product recovery and transfer;

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  Tank cleaning;

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  Vacuum services;

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  Demolition;

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  Marine services;

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  Remediation and environmental construction; and

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  PCB management and disposal.

        Industrial Services.    The fast turnaround of industrial cleaning and maintenance projects requires the right technologies, experience and care. Every project that Industrial Services performs incorporates techniques of chemistry, operational analysis and experience to identify the right process and procedure to satisfy customer needs. Industrial Services focuses on planned cleaning activities most often associated with plant maintenance, shutdowns, routine boiler cleanouts, heat exchangers, process vessels and tanks and includes the following services:

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  Hydro blasting;

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  Vacuum services;

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  Steam cleaning;

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  Sodium bicarbonate blasting;

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  Dewatering and pressing;

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  Material processing;

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  Chemical cleaning; and

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  Container management.

Other Services

        Information Management Services.    Our Online Services allow customers free access to their waste information online, 24 hours per day, seven days per week. Customers can create, submit, edit and view their waste profiles; automatically receive waste tracking reports; and view, print or download signed manifests.

Seasonality and Cyclical Nature of Business

        Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities. Typically during the first quarter of each year there is less demand for environmental services due to the cold weather, particularly in the Northern and Midwestern United States and Canada. The main reason for this effect is reduced volumes of waste being received at our facilities and higher operating costs associated with operating in sub-freezing weather and high levels of snowfall. In addition, factory closings for the year-end holidays reduce the volume of industrial waste generated, which results in lower volumes of waste handled by us during the first quarter of the following year.

Geographical Information

        For the year ended December 31, 2008, we derived $897.2 million, or 87.0%, of revenues from customers located in the United States and Puerto Rico, $132.8 million, or 12.9%, of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. For the year ended December 31, 2007, we derived approximately $821.9 million, or 86.8%, of revenues from customers located in the United States and Puerto Rico, approximately $124.0 million, or 13.1%, of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico.

        As of December 31, 2008, we had property, plant and equipment, net of depreciation and amortization, of $295.5 million, and permits and other intangible assets of $71.8 million. Of these totals, $30.9 million, or 10.5%, of property, plant and equipment and $18.8 million, or 26.2%, of permits and other intangible assets were in Canada, with the balance being in the United States and Puerto Rico (except for insignificant assets in Mexico).

Competitive Conditions

        The hazardous and industrial waste management industry in which we compete is highly competitive. The sources of competition vary by locality and by type of service rendered, with competition coming from the other major waste services companies and hundreds of privately owned firms that offer waste services. The descriptions above of our licensed facilities also list the principal other owners of each such type of facilities. As there described, we compete against three other national companies, which are Philip Services Corp., Veolia Environmental Services (formerly named Onyx Environmental Services), and Waste Management, Inc. We also compete against regional waste management companies and numerous small companies. Each of these competitors is able to provide one or more of the environmental services offered by us. In addition, we compete with many firms engaged in the transportation, brokerage and disposal of hazardous wastes through recycling, waste-derived fuels programs, thermal treatment or landfill. Many of the environmental services we offer are also in competition with other services offered both by our competitors in the environmental services industry and by other types of companies. For example, the incineration services which we offer compete with cement kilns for waste streams containing high levels of carbon content, and large chemical and other industrial companies can choose to install or modify their own equipment to dispose of wastes generated by their operations. In addition, many types of waste streams can be treated or disposed of either by incineration, landfill or other processes, and therefore the owners of such different types of facilities compete against us for treatment and disposal of such wastes.

        The principal methods of competition for all our services are price, quality, reliability of service rendered and technical proficiency in handling industrial and hazardous wastes properly. We believe that we offer a more comprehensive range of environmental services than our competitors in major portions of our service territory, that our ability to provide comprehensive services supported by unique information technologies capable of managing the customers' overall environmental program constitutes a significant competitive advantage, and that our stable ownership allows us to focus on building long-term relationships with our customers.

        Treatment and disposal operations are conducted by a number of national and regional environmental services firms. We believe that our ability to collect and transport waste products efficiently, quality of service, safety, and pricing are the most significant factors in the market for treatment and disposal services.

        For our site services, CleanPack® and onsite services, competitors include several major national and regional environmental services firms, as well as numerous smaller local firms. We believe that availability of skilled technical professional personnel, quality of performance, diversity of services and price are the key competitive factors in this service industry.

        In the United States, the original generators of hazardous waste remain liable under federal and state environmental laws for improper disposal of such wastes. Even if waste generators employ companies that have proper permits and licenses, knowledgeable customers are interested in the reputation and financial strength of the companies they use for management of their hazardous wastes. We believe that our technical proficiency and reputation are important considerations to our customers in selecting and continuing to utilize our services.

Compliance/Health and Safety

        We regard compliance with applicable environmental regulations and the health and safety of our workforce as critical components of our overall operations. We strive to maintain the highest professional standards in our compliance and health and safety activities. Our internal operating requirements are in many instances more stringent than those imposed by regulation. Our compliance program has been developed for each of our waste management facilities and service centers under the direction of our corporate staff. The compliance and health and safety staffs are responsible for facilities permitting and regulatory compliance, health and safety, field safety, compliance training, transportation compliance, and related record keeping. To ensure the effectiveness of our regulatory compliance program, our Compliance organization monitors daily operational activities and issues a monthly report to senior management concerning the status of environmental compliance and health and safety programs. We also have an Environmental Health and Safety Compliance Internal Audit Program designed to identify any weaknesses or opportunities for improvement in our ongoing compliance programs. We also perform periodic audits and inspections of the disposal facilities of other firms utilized by us.

        Our facilities are frequently inspected and audited by regulatory agencies, as well as by customers. Although our facilities have been cited on occasion for regulatory violations, we believe that each facility is currently in substantial compliance with applicable requirements. Major facilities and service centers have a full-time compliance or health and safety representative to oversee the implementation of our compliance program at the facility or service center.

Employees

        As of December 31, 2008, we employed approximately 4,804 active full-time employees, of which 546 employees (11%) were represented by labor unions. We believe that our relationship with our employees is satisfactory.

Number of Employees
Unions in the United States:
International Brotherhood of Teamsters	171
United Steelworkers' Union	195
Unions in Canada:
Communication, Energy and Paper Workers' Union	108
International Brotherhood of Teamsters	66
International Union of Operating Engineers	6
Non-union employees	4,258

4,804

        As part of our commitment to employee safety and quality customer service, we have an extensive compliance program and a trained environmental, health and safety staff. We adhere to a risk management program designed to reduce potential liabilities to us and to our customers.

Intellectual Property

        We have invested significantly in the development of proprietary technology and also to establish and maintain an extensive knowledge of the leading technologies and incorporate these technologies into the environmental services that we offer and provide to our customers. We hold a total of four patents (of which one will expire in 2009, two in 2010 and one in 2013, respectively), and 12 trademarks in the United States, and we license software and other intellectual property from various third parties. We enter into confidentiality agreements with certain of our employees, consultants and corporate partners, and control access to software documentation and other proprietary information. We believe that we hold adequate rights to all intellectual property used in our business and that we do not infringe upon any intellectual property rights held by other parties.

Management of Risks

        We adhere to a program of risk management policies and practices designed to reduce potential liability, as well as to manage customers' ongoing environmental exposures. This program includes installation of risk management systems at our facilities, such as fire suppression, employee training, environmental, auditing and policy decisions restricting the types of wastes handled. We evaluate all revenue opportunities and decline those that we believe involve unacceptable risks.

        We dispose of waste at our incineration, wastewater treatment and landfill facilities, or at facilities owned and operated by other firms that we have audited and approved. Typically, we apply established technologies to the treatment, storage and recovery of hazardous wastes. We believe our operations are conducted in a safe and prudent manner and in substantial compliance with applicable laws and regulations.

Insurance and Financial Assurance

        Our insurance programs cover the potential risks associated with our multifaceted operations from two primary exposures: direct physical damage and third party liability. We maintain a casualty insurance program providing coverage for vehicles, employer's liability and commercial general liability in the aggregate amount of $55.0 million, $52.0 million and $52.0 million, respectively, per year, subject to a retention of $0.5 million per occurrence. We also have workers' compensation insurance whose limits are established by state statutes. Since the early 1980s, casualty insurance policies have typically excluded liability for pollution, which is covered under a separate pollution liability program; however, our auto liability policy does provide the first $5.0 million of transportation pollution insurance.

        We have pollution liability insurance policies covering potential risk in three areas: as a contractor performing services at customer sites, as a transporter of waste and for waste processing at our facilities. The contractor's pollution liability insurance has limits of $15.0 million per occurrence and $25.0 million in the aggregate, covering offsite remedial activities and associated liabilities. A $0.25 million deductible applies to this policy.

        For in-transit pollution liability, the pollution liability policy provides coverage for up to $45.0 million per occurrence and $55.0 million aggregate excess above the primary $5.0 million auto liability policy. The combined policies provide us with coverage for up to $50.0 million per occurrence and $60.0 million aggregate for sudden and accidental occurrences during transportation of waste from the time waste is picked up from a customer until its delivery to the final disposal site. A $0.5 million deductible applies to this coverage.

        Federal and state regulations require liability insurance coverage for all facilities that treat, store or dispose of hazardous waste. The RCRA, the Toxic Substances Control Act ("TSCA"), and comparable state hazardous waste regulations typically require hazardous waste handling facilities to maintain pollution liability insurance in the amount of $1.0 million per occurrence and $2.0 million in the aggregate for sudden occurrences, and $3.0 million per occurrence and $6.0 million in the aggregate for non-sudden occurrences. Steadfast Insurance Company (a unit of Zurich Insurance N.A.) provides insurance for our treatment, storage and disposal activities that meet the regulatory requirements. In addition, this policy provides excess limits above the regulatory requirements up to $30.0 million.

        Under our insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. It is our policy to retain a significant portion of certain expected losses related primarily to employee benefit, workers' compensation, commercial general and vehicle liability. Provisions for losses expected under these programs are recorded based upon our estimates of the actuarial promulgation of the aggregate liability for claims. We believe that policy cancellation terms are similar to those of other companies in other industries.

        Operators of hazardous waste handling facilities are also required by federal, state and provincial regulations to provide financial assurance for closure and post-closure care of those facilities should the facilities cease operation. Closure would include the cost of removing the waste stored at a facility which ceased operating and sending the material to another facility for disposal and the cost of performing certain procedures for decontamination of the facilities. The total amount of the closure and post-closure financial assurance which we have been required by regulators to provide (excluding $1.9 million of assurances provided by Eveready) is approximately $322.2 million for U.S. facilities and $22.4 million (in Canadian dollars) for Canadian facilities. We have placed the required financial assurance for closure through a qualified insurance company, Steadfast Insurance Company.

Environmental Regulation

        While our business has benefited substantially from increased governmental regulation of hazardous waste transportation, storage and disposal, the environmental services industry itself has become the subject of extensive and evolving regulation by federal, state, provincial and local authorities. We are required to obtain federal, state, provincial and local permits or approvals for each of our hazardous waste facilities. Such permits are difficult to obtain and, in many instances, extensive studies, tests, and public hearings are required before the approvals can be issued. We have acquired all operating permits and approvals now required for the current operation of our business, and have applied for, or are in the process of applying for, all permits and approvals needed in connection with continued operation and planned expansion or modifications of our operations.

        We make a continuing effort to anticipate regulatory, political and legal developments that might affect operations, but are not always able to do so. We cannot predict the extent to which any environmental legislation or regulation that may be enacted or enforced in the future may affect our operations.

Federal Regulation of Hazardous Waste

        The most significant federal environmental laws affecting us are the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund Act," the Clean Air Act, the Clean Water Act, and the TSCA.

        RCRA.    RCRA is the principal federal statute governing hazardous waste generation, treatment, transportation, storage and disposal. Pursuant to RCRA, the U.S. Environmental Protection Agency (the "EPA") has established a comprehensive "cradle-to-grave" system for the management of a wide range of materials identified as hazardous or solid waste. States that have adopted hazardous waste management programs with standards at least as stringent as those promulgated by the EPA have been delegated authority by the EPA to administer their facility permitting programs in lieu of the EPA's program.

        Every facility that treats, stores or disposes of hazardous waste must obtain a RCRA permit from the EPA or an authorized state agency, unless a specific exemption exists, and must comply with certain operating requirements. Under RCRA, hazardous waste management facilities in existence on November 19, 1980 were required to submit a preliminary permit application to the EPA, the so-called Part A Application. By virtue of this filing, a facility obtained interim status, allowing it to operate until licensing proceedings are instituted pursuant to more comprehensive and exacting regulations (the Part B permitting process). Interim Status facilities may continue to operate pursuant to the Part A Application until their Part B permitting process is concluded.

        RCRA requires that Part B permits contain provisions for required on-site study and cleanup activities, known as "corrective action," including detailed compliance schedules and provisions for assurance of financial responsibility. See "Accounting for Landfills," "Non-Landfill Closure and Post-Closure Liabilities" and "Remedial Liabilities" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus for a discussion of our environmental liabilities. See "Insurance and Financial Assurance" above for a discussion of our financial assurance requirements.

        The Superfund Act.    The Superfund Act is the primary federal statute regulating the cleanup of inactive hazardous substance sites and imposing liability for cleanup on the responsible parties. It also provides for immediate response and removal actions coordinated by the EPA to releases of hazardous substances into the environment, and authorizes the government to respond to the release or threatened release of hazardous substances or to order responsible persons to perform any necessary cleanup. The statute provides for strict, and in certain cases, joint and several liability for these responses and other related costs, and for liability for the cost of damages to natural resources, to the parties involved in the generation, transportation and disposal of such hazardous substances. Under the statute, we may be deemed liable as a generator or transporter of a hazardous substance which is released into the environment, or as the owner or operator of a facility from which there is a release of a hazardous substance into the environment. See Note 10, "Commitments and Contingencies," to our consolidated financial statements for the six months ended June 30, 2009 and 2008 in this prospectus for a description of certain such proceedings involving us.

        The Clean Air Act.    The Clean Air Act was passed by Congress to control the emissions of pollutants into the air and requires permits to be obtained for certain sources of toxic air pollutants such as vinyl chloride, or criteria pollutants, such as carbon monoxide. In 1990, Congress amended the Clean Air Act to require further reductions of air pollutants with specific targets for non-attainment areas in order to meet certain ambient air quality standards. These amendments also require the EPA to promulgate regulations, which (i) control emissions of 189 hazardous air pollutants; (ii) create uniform operating permits for major industrial facilities similar to RCRA operating permits; (iii) mandate the phase-out of ozone depleting chemicals; and (iv) provide for enhanced enforcement.

        The Clean Air Act requires the EPA, working with the states, to develop and implement regulations, which result in the reduction of volatile organic compound ("VOC") emissions and emissions of nitrogen oxides ("NOx") in order to meet certain ozone air quality standards specified by the Clean Air Act. In late 2000, the Texas Natural Resource Conservation Commission (now known as the Texas Commission on Environmental Quality, or "TCEQ") enacted new Clean Air Act Regulations dealing with the monitoring and control of emissions of NOx and VOCs. These new regulations were required because of a revision in the designation of the Houston Metropolitan Area from a serious ozone non-attainment area to a severe ozone non-attainment area. This new designation will require our Deer Park, Texas incineration facility to further reduce emissions of NOx. NOx emissions contribute to the formation of ground-level ozone, which can be harmful to human health and the environment.

        The EPA promulgated the Maximum Achievable Control Technology ("MACT") standards under the Clean Air Act Amendments on February 13, 2002. These standards established new emission limits and operational controls on all new and existing incinerators, cement kilns, industrial boilers and light-weight aggregate kilns that burn hazardous waste-derived fuel.

        Facilities subject to the MACT standards were required to comply with the new emission requirements by September 30, 2003, or they could apply for an extension with compliance being required by September 30, 2004. We submitted the required documentation of substantial compliance at all of the three U.S. incinerator facilities we then owned on or before the September 30, 2004 deadline. We made most of the capital expenditures required to achieve that compliance in the fiscal years ended December 31, 2002 through 2004; however, during the year ended December 31, 2005 there were some additional performance testing and documentation costs which totaled $0.1 million. During 2006, we acquired an additional incineration facility located in Arkansas as part of our purchase of all of the membership interests in Teris LLC ("Teris"). Prior to that purchase, Teris had spent in excess of $30 million in order to bring that incinerator into compliance with the MACT standards.

        Clean Water Act.    This legislation prohibits discharges into the waters of the United States without governmental authorization and regulates the discharge of pollutants into surface waters and sewers from a variety of sources, including disposal sites and treatment facilities. The EPA has promulgated "pretreatment" regulations under the Clean Water Act, which establish pretreatment standards for introduction of pollutants into publicly owned treatment works. In the course of the treatment process, our wastewater treatment facilities generate wastewater, which we discharge to publicly owned treatment works pursuant to permits issued by the appropriate governmental authority. We are required to obtain discharge permits and conduct sampling and monitoring programs. We believe each of our operating facilities complies in all material respects with the applicable requirements.

        In December 2000, the EPA promulgated new effluent limitations, pretreatment standards and source performance standards for centralized wastewater treatment facilities. Centralized wastewater treatment facilities receive and treat a wide variety of hazardous and non-hazardous wastewaters from offsite companies and discharge the treated water directly to waterways or to municipal sewer systems. The new rules set stringent limits for the discharge of metals, organic compounds and oil. All of our wastewater treatment facilities are affected by the new rules and were in substantial compliance with the discharge standards by December 2004.

        Toxic Substances Control Act.    We also operate a network of collection, treatment and field services (remediation) activities throughout North America that are regulated under provisions of the TSCA. TSCA established a national program for the management of substances classified as PCBs, which include waste PCBs as well as RCRA wastes contaminated with PCBs. The rules set minimum design and operating requirements for storage, treatment and disposal of PCB wastes. Since their initial publication, the rules have been modified to enhance the management standards for TSCA-regulated operations including the decommissioning of PCB transformers and articles; detoxification of transformer oils; incineration of PCB liquids and solids; landfill disposal of PCB solids; and remediation of PCB contamination at customer sites.

        Other Federal Laws.    In addition to regulations specifically directed at the transportation, storage, and disposal facilities, there are a number of regulations that may "pass-through" to the facilities based on the acceptance of regulated waste from affected client facilities. Each facility that accepts affected waste must comply with the regulations for that waste, facility or industry. Examples of this type of regulation are National Emission Standards for Benzene Waste Operations and National Emissions Standards for Pharmaceuticals Production. Each of our facilities addresses these regulations on a case-by-case basis determined by its ability to comply with the pass-through regulations.

        In our transportation operations, we are regulated by the U.S. Department of Transportation, the Federal Railroad Administration, the Federal Aviation Administration and the U.S. Coast Guard, as well as by the regulatory agencies of each state in which we operate or through which our vehicles pass.

        Health and safety standards under the Occupational Safety and Health Act ("OSHA") are applicable to all of our operations. This includes both the Technical Services and Site Services operations.

State and Local Regulations

        Pursuant to the EPA's authorization of their RCRA equivalent programs, a number of states have regulatory programs governing the operations and permitting of hazardous waste facilities. Accordingly, the hazardous waste treatment, storage and disposal activities of a number of our facilities are regulated by the relevant state agencies in addition to federal EPA regulation.

        Some states classify as hazardous some wastes that are not regulated under RCRA. For example, Massachusetts considers used oil as "hazardous wastes" while RCRA does not. Accordingly, we must comply with state requirements for handling state regulated wastes, and, when necessary, obtain state licenses for treating, storing, and disposing of such wastes at our facilities.

        We believe that each of our facilities is in substantial compliance with the applicable requirements of federal and state laws, the regulations thereunder, and the licenses which we have obtained pursuant thereto. Once issued, such licenses have maximum fixed terms of a given number of years, which differ from state to state, ranging from three years to ten years. The issuing state agency may review or modify a license at any time during its term. We anticipate that once a license is issued with respect to a facility, the license will be renewed at the end of its term if the facility's operations are in compliance with applicable requirements. However, there can be no assurance that regulations governing future licensing will remain static, or that we will be able to comply with such requirements.

        Our wastewater treatment facilities are also subject to state and local regulation, most significantly sewer discharge regulations adopted by the municipalities which receive treated wastewater from the treatment processes. Our continued ability to operate our liquid waste treatment process at each such facility is dependent upon our ability to continue these sewer discharges.

        Our facilities are regulated pursuant to state statutes, including those addressing clean water and clean air. Local sewer discharge and flammable storage requirements are applicable to certain of our facilities. Our facilities are also subject to local siting, zoning and land use restrictions. Although our facilities occasionally have been cited for regulatory violations, we believe we are in substantial compliance with all federal, state and local laws regulating our business.

Canadian Hazardous Waste Regulation

        In Canada, the provinces retain control over environmental issues within their boundaries and thus have the primary responsibility for regulating management of hazardous wastes. The federal government regulates issues of national scope or where activities cross provincial boundaries.

        Provincial Regulations.    To a greater or lesser extent, provinces have enacted legislation and developed regulations to fit their needs. Most of Canada's industrial development and the major part of its population can be found in four provinces: Ontario, Quebec, Alberta and British Columbia. It is in these provinces that the most detailed environmental regulations are found. We operate major waste management facilities in each of these provinces, as well as waste transfer facilities in Nova Scotia and Manitoba.

        The main provincial acts dealing with hazardous waste management are:

  •
  Ontario—Environmental Protection Act;

  •
  Quebec—Environmental Quality Act;

  •
  Alberta—Environmental Protection and Enhancement Act; and

  •
  British Columbia—Waste Management Act.

        These pieces of legislation were developed by the provinces totally independently and, among other things, generally control the generation, characterization, transport, treatment and disposal of hazardous wastes. Regulations developed by the provinces under the relevant legislation are also developed independently, but are often quite similar in effect and sometimes in application. For example, there is some uniformity in manifest design and utilization.

        Provincial legislation also provides for the establishment of waste management facilities. In this case, the facilities are also controlled by provincial statutes and regulations governing emissions to air, groundwater and surface water and prescribing design criteria and operational guidelines.

        On August 12, 2005, the Ontario Ministry of the Environment adopted new regulations which prohibit land disposal of untreated hazardous waste and require the waste to meet specific treatment standards prior to land disposal. Land disposal includes onsite and offsite land filling, land farming and any other form of land disposal. These requirements are similar to the RCRA Land Disposal Restrictions, or "LDR," enacted in the United States and thus bring the Province of Ontario in closer comity with the United States regulatory scheme. The new LDR commenced in 2007 through a phased-in schedule based on specific inorganic waste streams, and will be fully implemented by the beginning of 2010 with the regulation of certain organic waste streams.

        We carefully analyzed the new regulations to determine their impact on our operations in Ontario and made a series of operational improvements at our Lambton landfill facility aimed at receiving all waste regulated under the new LDR and applying treatment technologies to compliantly dispose of the waste at the landfill. These operational improvements included the construction of a new totally enclosed LDR waste treatment and stabilization building which was completed in September 2007 under a Certificate of Approval from the Ontario Ministry of the Environment. These modifications allow us to compliantly accept, treat and dispose of inorganic streams subject to the new LDR. The Ministry also approved a series of proprietary organic waste treatment methods that allow the Lambton facility to accept, for example, spent aluminum pot liner waste for in-situ treatment within the landfill cell, followed by LDR-compliant disposal within the landfill. Additionally, the Ministry has approved various disposal methodologies associated with the management of debris contaminated with organic chemical constituents subject to LDR regulation. We will continue to evaluate other potential customer waste streams subject to the new LDR standards and modify on-site waste treatment processes to accommodate these streams at the Lambton landfill.

        Waste transporters require a permit to operate under provincial waste management regulations and are subject to the requirements of the Federal Transportation of Dangerous Goods legislation. They are required to report the quantities and disposition of materials shipped.

        Within the provincial regulations, definitions of hazardous wastes are quite similar. Wastes can be defined as hazardous based on origin or characteristic and the descriptions or parameters involved are very similar to those in effect in the United States. A major difference between the United States regulatory regime and those in Canada relates to ownership and liability. Under Canadian provincial regulations, ownership changes when waste is transferred to a properly permitted third party carrier and subsequently to an approved treatment and disposal facility. This means that the generator is no longer liable for improper handling, treatment or disposal, responsibility having been transferred to the carrier or the facility. Exceptions may occur if the carrier is working under contract to the generator or if the waste is different from that which was originally contracted among the parties.

        Canadian Federal Regulations.    The federal government has authority for those matters which are national in scope and in impact and for Canada's relations with other nations. The main federal laws governing hazardous waste management are:

  •
  Canadian Environmental Protection Act (1999) ("CEPA 99"), and

  •
  Transportation of Dangerous Goods Act.

        Environment Canada is the federal agency with responsibility for environmental matters and the main legislative instrument is the Canadian Environmental Protection Act. This act charges Environment Canada and Health Canada with protection of human health and the environment and seeks to control the production, importation and use of substances in Canada and to control their impact on the environment.

        The Export and Import of Hazardous Wastes Regulations under CEPA 99 control the export and import of hazardous wastes and hazardous recyclable materials. By reference, these regulations incorporate the Transportation of Dangerous Goods Act and Regulations, which address identification, packaging, marking and documentation of hazardous materials during transport. CEPA 99 requires that anyone proposing to export or import hazardous wastes or hazardous recyclable materials or to transport them through Canada notify the Minister of the Environment and obtain a permit to do so. Section 9 of CEPA 99 allows the federal government to enter into administrative agreements with the provinces and territories for the development and improvement of environmental standards. These agreements represent cooperation towards a common goal rather than a delegation of authority under CEPA 99. To facilitate the development of provincial and territorial agreements, the federal, provincial and territorial governments participate in the Canadian Council of Ministers of the Environment ("CCME"). The CCME comprises the 14 environment ministers from the federal, provincial and territorial governments, who normally meet twice a year to discuss national environmental priorities and to determine work to be carried out under the auspices of the CCME.

        Canadian Local and Municipal Regulations.    Local and municipal regulations seldom reference direct control of hazardous waste management activities. Municipal regulations and by-laws, however, control such issues as land use designation, access to municipal services and use of emergency services, all of which can have a significant impact on facility operation.

Compliance with Environmental Regulations

        We incur costs and make capital investments in order to comply with the previously discussed environmental regulations. These regulations require that we remediate contaminated sites, operate our facilities in accordance with enacted regulations, obtain required financial assurance for closure and post-closure care of our facilities should such facilities cease operations, and make capital investments in order to keep our facilities in compliance with environmental regulations.

        As described in Note 7, "Closure and Post-Closure Liabilities," and Note 8, "Remedial Liabilities," to our consolidated financial statements for the six months ended June 30, 2009 and 2008 included in this prospectus, we have accrued environmental liabilities as of June 30, 2009 of $180.8 million, substantially all of which we assumed in connection with our acquisitions of the assets of the Chemical Services Division (the "CSD assets") of Safety-Kleen Corp. in 2002, Teris LLC in 2006, and one of the two solvent recycling facilities we purchased from Safety-Kleen Systems, Inc. in 2008. For the years ended December 31, 2008 and 2007, we spent $14.3 million and $6.5 million, respectively, to address environmental liabilities, almost all of the spending related to the environmental liabilities assumed as part of the acquisition of the CSD assets and Teris. The increase in the year-over-year spending was primarily due to the settlement during 2008 of legal and administrative proceedings relating to our Plaquemine, Louisiana property and the Helen Kramer Superfund site.

        As discussed more fully above under the heading "Insurance and Financial Assurance," we are required to provide financial assurance with respect to certain statutorily required closure, post-closure and corrective action obligations at our facilities. We have placed the required financial assurance through a qualified insurance company, Steadfast Insurance Company (a unit of Zurich N.A.).

        As described in Note 10, "Commitments and Contingencies," to our consolidated financial statements for the six months ended June 30, 2009 and 2008 included in this prospectus, we are involved in legal proceedings arising under environmental laws and regulations. Alleged failure to comply with laws and regulations may lead to the imposition of fines or the denial, revocation or delay of the renewal of permits and licenses by governmental entities. In addition, such governmental entities, as well as surrounding landowners, may claim that we are liable for environmental damages. Citizens groups have become increasingly active in challenging the grant or renewal of permits and licenses for hazardous waste facilities, and responding to such challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on our business and future prospects.

MANAGEMENT

        The current members of our board of directors and our executive officers, and their respective ages as of August 31, 2009, are as follows:

Name	Age	Position
Alan S. McKim	54	Chairman of the Board of Directors, President and Chief Executive Officer
Eugene Banucci	65	Director
John P. DeVillars	60	Director
John F. Kaslow	76	Director
Rod Marlin	61	Director
Daniel J. McCarthy	76	Lead Director
John T. Preston	59	Director
Andrea Robertson	51	Director
Thomas J. Shields	62	Director
Lorne R. Waxlax	75	Director
John R. Beals	54	Vice President, Controller and Principal Accounting Officer
Jerry E. Correll	59	Senior Vice President of Sales—Line of Business*
George L. Curtis	50	Senior Vice President—Pricing and Proposals*
Deirdre J. Evens	45	Executive Vice President—Corporate Sales and Business Development*
Glen Fleming	40	Executive Vice President—Energy and Industrial Services*
Janet B. Frick	48	Vice President and Treasurer
Simon R. Gerlin	51	Senior Vice President—Finance*
Eric W. Gerstenberg	40	Executive Vice President—Disposal Services*
Marvin Lefebvre	51	Executive Vice President—Exploration Services*
Michael R. McDonald	43	Senior Vice President and General Counsel*
William F. O'Connor	59	Senior Vice President—Risk Management*
David M. Parry	43	Executive Vice President—Sales and Services*
Phillip G. Retallick	56	Senior Vice President—Compliance and Regulatory Affairs*
James M. Rutledge	56	Executive Vice President and Chief Financial Officer
Michael J. Twohig	46	Senior Vice President and Chief Information Officer*
Brian P. Weber	41	Executive Vice President—Corporate, Planning and Development*

*
Officer of a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

        Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President and Chief Executive Officer. He serves as a director of most of the Company's subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class II director expires in 2012.

        Eugene Banucci is the Chairman and Founder of ATMI, Inc., a public company that is a supplier of specialty materials to the worldwide semiconductor industry. Dr. Banucci also served as Chief Executive Officer of ATMI, Inc. from its founding in 1986 until the beginning of 2005. He is also a director of Zygo Corporation, a public company that supplies metrology equipment primarily to the semiconductor and flat panel display industries. Dr. Banucci holds a BA from Beloit College and a Ph.D. in chemistry from Wayne State University. His current term as a Class 1 director expires in 2011.

        John P. DeVillars is the Managing Partner of BlueWave Strategies, LLC and BlueWave Capital, LLC, privately-owned strategic advisory and merchant banking enterprises providing consulting and financial advisory services to environmental and renewable energy companies. Mr. DeVillars is currently a director of Converted Organics, Inc. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a privately-owned company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds a MPA from Harvard University and a BA from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a director of the Company since 2001. His current term as a Class III director expires in 2010.

        John F. Kaslow is the retired Executive Vice President and Chief Operating Officer of New England Electric System ("NEES"). He also served as President of the NEES subsidiary, New England Power Company, and was a director of both companies. Following his retirement from NEES in 1990, he served as an Executive Advisor to the Electric Power Research Institute until 1998 and as an electric industry consultant. Mr. Kaslow also served as a Director of the Doble Engineering Company, the New England Council and Merrimack College. Mr. Kaslow holds a BS from the University of Massachusetts—Lowell, and is a graduate of the Advanced Management Program of the Harvard Business School. He has served as a Director of the Company since 1991 to 2005 and returned to its Board in February of 2007. His current term as a Class I director expires in 2011.

        Rod Marlin is a consultant to Clean Harbors who was the President and Chief Executive Officer of Eveready and its predecessors from 2002 until Clean Harbors' acquisition of Eveready on July 31, 2009. Mr. Marlin remains the President of several of Eveready's subsidiaries. Mr. Marlin was also a director or trustee of Eveready and its predecessors since 1999, a general manager of Eveready and it predecessors from 1999 to 2002, and actively involved with Eveready and its predecessors since 1995. Prior thereto, from 1967 until its sale in 1993, Mr. Marlin was the founder and President of Marlin Travel Group. Mr. Marlin became a director of the Company upon the closing of the Company's acquisition of Eveready on July 31, 2009. His current term as a Class II director expires in 2012.

        Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a privately-owned computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., a privately-owned company. Mr. McCarthy holds BA and MBA degrees from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. He was elected in 2005 by the Board as Lead Director, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. His current term as a Class III director expires in 2010.

        John T. Preston is Managing Partner of C Change Investments ("C Change") and President and Chief Executive Officer of Continuum Energy Technologies LLC, a privately-owned company that co-founded C Change. Mr. Preston is also a director of Alseres Pharmaceuticals, Inc., as well as numerous private company boards. From 1992 through 1995, he served as Director of Technology

Development at the Massachusetts Institute of Technology ("MIT"). From 1986 to 1992 he was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. He has served as a director of the Company since 1995. His current term as a Class II director expires in 2012.

        Andrea Robertson is the Group Executive, Corporate Treasurer of MasterCard Worldwide. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She is a certified public accountant. She has served as a director of the Company since June 2004. Her current term as a Class III director expires in 2010.

        Thomas J. Shields is Managing Director of Shields & Company, Inc., a privately-owned investment-banking firm that he co-founded in 1991. He is currently a director of B.J.'s Wholesale Club, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. His current term as a Class I director expires in 2011.

        Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2012.

        John R. Beals is Vice President, Controller and Principal Accounting Officer. Mr. Beals joined the Company in August 2006. Mr. Beals was previously Vice President and Corporate Controller at 3Com Corporation from October 2005 to August 2006. Prior to August 2009, that he was at The First Years Inc. for 19 years, a publicly-held developer and marketer of juvenile products, where he held positions of increasing responsibility, including Treasurer, Controller and Chief Financial Officer, Senior Vice President—Finance. He began his career with Deloitte & Touche and was promoted to the level of audit manager with the firm. Mr. Beals, a certified public accountant, holds a BA in Accounting from the University of Massachusetts.

        Jerry E. Correll is Senior Vice President of Sales—Line of Business. Mr. Correll joined the Company in 2002, and he has served in a variety of prior management positions including most recently Senior Vice President and General Manager—South Division. From 1986 to 2002, Mr. Correll held a variety of sales and operations management positions with Safety-Kleen Corp., including Regional Vice President—Central U.S. Operations, Vice President of Corporate Accounts and Senior Vice President of Sales. Mr. Correll holds a BS in Business Administration from the University of Tennessee and a JD from the Nashville School of Law.

        George L. Curtis is Senior Vice President—Pricing and Proposals. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a BA in Biology from Columbia University.

        Deirdre J. Evens is Executive Vice President—Corporate Sales and Business Development. Ms. Evens joined the Company in June 2007. From 2006 to 2007, she served as Senior Vice President of Member Insight at BJ's Wholesale Club, a Fortune 300 retailer and the leading warehouse chain in the eastern United States. From 1986 to 2006, she worked at Polaroid Corporation, a leading global provider of instant photography, digital imaging, and consumer electronics products. At Polaroid, she held a variety of leadership positions including Senior Vice President of Global Marketing and Strategy, Vice President and General Manager for Polaroid's Imaging Business, and Director of Manufacturing Operations. Ms. Evens holds a BS in Engineering from Cornell University.

        Glen Fleming is Executive Vice President—Energy and Industrial Services. Prior to the Company's acquisition of Eveready on July 31, 2009, Mr. Fleming was Vice President, Operations of Eveready since March 2005. Mr. Fleming was the Regional Vice President of Eveready from 2002 to March 2005 and previously held various other management positions with Eveready from 1998. Prior thereto, Mr. Fleming was the President and owner of Tri-Vax Enterprises Ltd., a company that operated primarily in the Alberta oils sands region and was acquired by Eveready in 1998. From 1996 to the present, Mr. Fleming has also been the founder and President of Gato Property Management.

        Janet B. Frick is Vice President and Treasurer. Ms. Frick joined the Company in November 2007. From 1998 to 2007, she served as Assistant Treasurer at Millipore Corporation, a global life science company. From 1987 to 1998 she worked at the former Digital Equipment Corporation, a global computer corporation providing systems, software, networks and services, where she held positions of increasing financial management responsibility in areas such as manufacturing, financial planning and analysis, business unit finance and international treasury. Ms. Frick holds a BA in English from Bates College and an MBA from Babson College.

        Simon R. Gerlin is Senior Vice President—Finance. Mr. Gerlin joined the Company in July 2008. He previously worked at PricewaterhouseCoopers LLP, an independent registered public accounting firm, for 17 years where he held positions of increasing responsibility, culminating in his appointment as an Audit Partner in 1999. He holds a BA from Middlebury College and an MBA from Harvard University.

        Eric W. Gerstenberg is Executive Vice President—Disposal Services. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company, including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelor of Science degree in Engineering from Syracuse University.

        Marvin Lefebvre is Executive Vice President—Exploration Services. Prior to the Company's acquisition of Eveready on July 31, 2009, Mr. Lefrebvre was Vice President, Operations of Eveready since March 2005. Prior to March 2005, Mr. Lefebvre was the President and Chief Executive Officer of the former River Valley Energy Services Ltd., the predecessor River Valley Income Fund, from July 2002 until the completion of the reorganization that entity into River Valley Income Fund. Mr. Lefebrvre was also the director and sole shareholder of River Valley Construction Ltd. from 1988 to 2000 and the President and a director of River Valley Contracting Ltd. and River Valley Drilling Inc. from 2000 until its amalgamation with its parent company, the former River Valley Energy Services Ltd.

        Michael R. McDonald is Senior Vice President and General Counsel. He joined the Company in 2000 as Vice President and Chief Contracts Counsel. He was appointed as Senior Vice President and General Counsel in January 2009. Prior to joining the Company, Mr. McDonald served as General Counsel for the State of Massachusetts' Metropolitan District Commission and was a Special Assistant Attorney General. Mr. McDonald holds a BA from Suffolk University and a JD from Suffolk University Law School.

        William F. O'Connor has served as Senior Vice President—Risk Management, after rejoining the Company in December 2002. Previously, Mr. O'Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O'Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

        David M. Parry is Executive Vice President—Sales and Services. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions including Senior Vice President of Eastern Operations. He has also previously held the positions of Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a Bachelor of Science degree in Engineering from the Massachusetts Maritime Academy.

        Phillip G. Retallick is Senior Vice President—Compliance and Regulatory Affairs. Mr. Retallick joined the Company in September 2002 in connection with the Company's acquisition of substantially all of the assets of the Chemical Services Division of Safety-Kleen Corp. Prior to that acquisition, he served as a senior compliance officer for Safety-Kleen Services, Inc. and its predecessors, Rollins Environmental Services Company and Laidlaw Environmental Services Company. From 1975 to 1992, he held positions with the United States Environmental Protection Agency and the Delaware Department of Natural Resources and Environmental Control. He holds a BS in Geosciences from the Pennsylvania State University and has also received a Graduate Certificate in Environmental Management from the University of Southern California.

        James M. Rutledge is Executive Vice President and Chief Financial Officer. Mr. Rutledge joined the Company in August 2005. From 2002 to 2005, he was the Chief Financial Officer of Rogers Corporation, a publicly-held producer of highly engineered specialty materials sold in a broad range of technology markets. From 2000 to 2001, he was the Chief Financial Officer of Baldwin Technology Company, Inc., a publicly-held manufacturer of controls, accessories and handling equipment for the printing industry. From 1999 to 2000, he was Vice President of Finance and Tax of Rayonier Inc., a publicly-held manufacturer of pulp, timber and wood products. From 1979 to 1999, he held a variety of positions, including Vice President and Treasurer, with Witco Corporation, a publicly-held manufacturer of specialty chemicals. From 1976 to 1979, he was a certified public accountant with Price Waterhouse & Co. He holds a Bachelor of Arts from Assumption College and an MBA from Rutgers University.

        Michael J. Twohig is Senior Vice President and Chief Information Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions, the most recent of which was Vice President of Strategic Initiatives. From 1996 to 1999 he served as Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a building systems company. Mr. Twohig holds an MBA from Rivier College and a BS in Accounting from Boston College.

        Brian P. Weber is Executive Vice President—Corporate, Planning and Development. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Senior Vice President of Central Services, and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

 DESCRIPTION OF NEW REVOLVING CREDIT FACILITY

        On July 31, 2009, we replaced our previous $70.0 million revolving credit facility and $50.0 million synthetic letter of credit facility with a new $120.0 million revolving credit facility. The new revolving credit facility has a term of four years. Bank of America, N.A. ("BofA") is the administrative agent and collateral agent for the lenders and the issuing bank for letters of credit issued under the new facility, and Banc of America Securities LLC was the lead arranger and book manager for the lenders under the new facility.

        Under the new revolving credit facility, we and our U.S. subsidiaries have the right to borrow and obtain letters of credit for a combined maximum of up to $120.0 million, with a sub-limit of $110.0 million for letters of credit. Availability under the new facility is subject to a borrowing base comprised of 85% of our and our U.S. subsidiaries' eligible accounts receivable and 97% of eligible cash pledged under the new facility.

        Borrowings under the revolving credit facility bear interest at a rate of, at our option, either (i) LIBOR plus an applicable margin ranging from 3.25% to 3.75% per annum based on the then level of our fixed charge coverage ratio or (ii) BofA's base rate plus an applicable margin ranging from 2.25% to 2.75% per annum based on such fixed charge coverage ratio. There is also an unused line fee, calculated on the then unused portion of the lenders' $120.0 million maximum commitment, ranging from 0.50% to 0.75% per annum of the unused commitment. For outstanding letters of credit, we will pay to the lenders a fee equal to the then applicable LIBOR margin described above, and to BofA a standard fronting fee and customary fees and charges in connection with all amendments, extensions, draws and other actions with respect to letters of credit.

        Our obligations under the new revolving credit facility (including revolving loans and reimbursement obligations for outstanding letters of credit) are guaranteed by substantially all of our U.S. subsidiaries and secured by a first lien on substantially all of our and our U.S. subsidiaries' accounts receivable and the proceeds thereof, as well as certain of our and our U.S. subsidiaries' other assets which constitute "ABL Collateral" as defined in "Description of the Notes—Security" in this prospectus. As also described in "Description of the Notes—Security," our obligations under the new revolving credit facility are also secured by a second lien on our assets and the assets of our U.S. subsidiaries which constitute "Notes Collateral" as defined in that section.

        The credit agreement for the new revolving credit facility contains representations and warranties and affirmative and negative covenants similar to those in our previous revolving credit facility. We must maintain liquidity at all times of at least $50.0 million. Liquidity is defined as available commitments under our revolving credit facility plus cash not pledged to support the borrowing base. We are required to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0. In addition, the collateral agent under the revolving credit agreement has the right to exercise dominion over our cash (to the extent such cash represents the proceeds of ABL Collateral) if our excess cash on hand falls below $50.0 million or there is an event of default under the revolving credit agreement.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        We sold the $300.0 million principal amount of old notes on August 14, 2009 in an unregistered private placement to three investment banks that served as the initial purchasers. The initial purchasers then resold the old notes to investors under an offering circular dated August 14, 2009 in reliance on Rule 144A and Regulation S under the Securities Act.

        As part of this private placement, we entered into a registration rights agreement with the initial purchasers on August 14, 2009. Under the registration rights agreement, we agreed to file the registration statement of which this prospectus is a part. We also agreed:

  •
  to use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act and to commence the exchange offer within 10 business days after such effective date;

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  to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the notes; and

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  to keep the registration statement continuously effective under the Securities Act for a period beginning after the date of completion of the exchange offer and ending on the earlier of the date 180 days after the date of completion of the exchange offer or such time as all broker-dealers no longer own any old notes.

        Under the circumstances described below, we also agreed to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes. We agreed to keep the shelf registration statement effective until the earlier of the date two years after the shelf registration statement is declared effective under the Securities Act or the date on which there are no longer any old notes outstanding. These circumstances include:

  •
  if any change in law or applicable interpretations of those laws by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

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  if the exchange offer is not consummated within 180 days following the sale of the old notes on August 14, 2009; or

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  if any holder of the old notes is not eligible to participate in the exchange offer and notifies us in writing within 30 days following consummation of the exchange offer that it is prohibited by law or SEC policy from participating in the exchange offer, that the registration statement of which this prospectus is a part is not appropriate or available for the resale of the new notes acquired by it in the exchange offer and that the delivery of a prospectus is required, or that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours.

        If we fail to comply with specified obligations under the registration rights agreement, we must pay certain additional interest to the holders of the notes until we have cured all of such failures.

        By participating in the exchange offer, holders of the old notes will receive new notes that are freely tradeable and not subject to restrictions on transfer, subject to the exceptions described below under "Resale of New Notes."

Resale of New Notes

        We believe that the new notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by any new note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the SEC set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the SEC responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC would refer the matter to the SEC's enforcement division for action. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC regarding the resale of the new notes. Instead, holders will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

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  the holder must acquire the new notes in the ordinary course of its business for investment purposes;

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  the holder must have no arrangements or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder must not be an "affiliate," as defined in Rule 405 under the Securities Act, of ours.

        Each holder of old notes that wishes to exchange old notes for new notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:

  •
  cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, any such holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the new notes and provide us with a signed acknowledgement of this obligation. See "Plan of Distribution." A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale of the new notes.

        Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the "exchange offer," we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date described below under "Expiration Date; Extensions; Amendments." The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date, unless extended as described in this prospectus. We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $300.0 million of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered promptly following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of old notes being tendered for exchange.

        The terms of the new notes are identical in all material respects to the terms of the old notes, except that:

  •
  we have registered the new notes under the Securities Act and therefore the new notes will not bear legends restricting their transfer;

  •
  the new notes will have a different CUSIP number than the old notes; and

  •
  specified rights under the exchange and registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

        The new notes will be newly issued securities for which there is currently no market, and we do not intend to list the new notes on any securities exchange. Although the initial purchasers of the old notes have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the new notes may not develop or be maintained.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $300.0 million in aggregate principal amount of the old notes were outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

        In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or "DTC," acting as depositary. We will issue the new notes in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in such global note will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We shall be considered to have accepted validly tendered old notes if and when we have given written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these old notes, without expense, to the tendering holder promptly after the expiration date of the exchange offer.

        Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described in the section "Fees and Expenses" below, in connection with the exchange offer.

        If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders of the old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on                                    , 2009. We may extend this expiration date in our sole discretion, but in no event to a date later than                                    , 2009. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

        We reserve the right, in our sole discretion:

  •
  to delay accepting any old notes to the extent we extend the exchange offer;

  •
  to extend the exchange offer;

  •
  to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied; or

  •
  to amend the terms of the exchange offer in any manner, provided, however, that if we make a material change in the exchange offer (including a waiver of a material condition), we will extend the offering period if necessary so that at least five business days remain in the offering period following notice of the material change.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will promptly give oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment, and extend the offer if required by law.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a release to a financial news service not later than 9:00 a.m., Eastern time on the business day after the previously scheduled expiration date.

Interest on the New Notes

        Interest on the new notes will accrue at the rate of 7 5/8% per annum on the principal amount, payable semiannually in arrears on February 15 and August 15, commencing on February 15, 2010. In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before February 15, 2010 will be superseded by the interest that is deemed to have accrued on the new notes from August 14, 2009 through the date of the exchange.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer as provided in this prospectus before the exchange offer's termination if:

  •
  the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment, would impair our ability to proceed with the exchange offer; or

  •
  we have not obtained any governmental approval which we, in our sole discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right, which we may assert at any time and from time to time. However, all conditions other than those dependent upon receipt of any required governmental approval must be satisfied or waived prior to the expiration of the exchange offer (as extended, if applicable), in order for us to complete the exchange offer. Furthermore, if we elect to waive any condition, we must announce that decision in a manner reasonably calculated to inform noteholders of the waiver.

        If we determine in our reasonable discretion that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our reasonable discretion to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer, holders of old notes that are DTC participants may follow the procedures for book-entry transfer as set forth below under "Book-Entry Transfer" and in the letter of transmittal.

        In addition, you must comply with one of the following:

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to DTC's standard operating procedures for electronic tenders and a properly transmitted agent's message as described below; or

  •
  the exchange agent must receive any corresponding certificate or certificates representing old notes along with the letter of transmittal; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the old notes held by a holder are tendered, the tendering holder should fill in the amount of old notes being tendered in the specified box on the letter of transmittal. The entire amount of old notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "Book-Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or old notes should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the exchange agent.

        Any beneficial holder whose old notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in such holder's name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal, as described in "—Withdrawal of Tenders" below, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution," within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an "eligible institution," unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. However, all conditions other than those dependent upon receipt of any required governmental approval, must be satisfied or waived prior to the expiration of the exchange offer (as extended, if applicable) in order for us to complete the exchange offer. Furthermore, if we elect to waive any condition, we must announce that decision in a manner reasonably calculated to inform noteholders of the waiver. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

        By tendering, each holder represents to us, among other things, that:

  •
  the holder acquired new notes pursuant to the exchange offer in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder is not our "affiliate," as defined in Rule 405 under the Securities Act.

        If the holder is a broker-dealer which will receive new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities, such holder must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system, including Euroclear and Clearsteam, may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering old notes that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described under "Resale of New Notes" above are true and correct.

Guaranteed Delivery Procedures

        The following guaranteed delivery procedures are intended for holders who wish to tender their old notes but:

  •
  their old notes are not immediately available;

  •
  the holders cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

  •
  the holders cannot complete the procedure under DTC's standard operating procedures for electronic tenders before expiration of the exchange offer.

        The conditions that must be met to tender old notes through the guaranteed delivery procedures are as follows:

  •
  the tender must be made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder, the certificate number or numbers of the old notes tendered and the principal amount of old notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery;

  •
  guaranteeing that, within three business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the old notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agent," or

  •
  for DTC participants, holders must comply with DTC's standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

  •
  be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Hand or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association 60 Livingston Avenue, 1st Floor Bond Drop Window St. Paul, Minnesota 55107 Attention: Specialized Finance (800) 934-6802	(651) 495-8158 (For Eligible Institutions Only) U.S. Bank National Association Attention: Specialized Finance Confirm by Telephone: (800) 934-6802

        Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

Fees and Expenses

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will pay the exchange agent for its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however:

  •
  new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered; or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. Upon completion of the exchange offer, specified rights under the exchange and registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if we register the old notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

DESCRIPTION OF THE NOTES

        We issued the old notes, and will issue the new notes, under an indenture among Clean Harbors, Inc. (the "Issuer"), the Guarantors and U.S. Bank National Association, as trustee and Notes Collateral Agent. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain provisions requiring the payment of additional interest in connection with the failure to comply with the registration covenants in the registration rights agreement. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the new notes (which are sometimes referred to in this description collectively as the "notes"). The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions." In this summary, "we," "us" or "our" refers only to the Issuer and not any of its Subsidiaries.

        The following description is a summary of the material provisions of the indenture and certain provisions of the Security Documents. It does not restate the terms of those agreements in their entirety. We urge that you carefully read the indenture, the Security Documents and the Trust Indenture Act of 1939 (the "TIA"), because the indenture, the Security Documents and the TIA will govern your rights as holders of the new notes, not this description. We filed a copy of the indenture and forms of the principal Security Documents with the SEC on August 20, 2009 as exhibits to a report on Form 8-K dated August 14, 2009, and we will provide copies of such documents upon request in the manner described in this prospectus under "Where You Can Find Further Information."

General

        The notes are:

  •
  general senior obligations of the Issuer;

  •
  subject to the Lien priorities described below, pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

  •
  secured on a first-priority lien basis by the Notes Collateral and on a second-priority lien basis by the ABL Collateral, in each case, subject to certain Liens permitted under the indenture;

  •
  senior in right of payment to any existing or future subordinated debt of the Issuer;

  •
  effectively senior to the Issuer's obligations to the ABL Secured Parties to the extent of the value of the Notes Collateral;

  •
  structurally subordinated to all liabilities and preferred stock of Subsidiaries of the Issuer that are not Guarantors;

  •
  effectively subordinated to the Issuer's obligations to the ABL Secured Parties to the extent of the value of the ABL Collateral; and

  •
  guaranteed on a senior secured basis (with the Lien priorities described below) by each Guarantor.

        As of June 30, 2009, on a pro forma basis after giving effect to our (i) acquisition of Eveready on July 31, 2009, (ii) issuance of the $300.0 million principal amount of old notes on August 14, 2009, (iii) repayment between July 24 and August 14, 2009 of substantially all of our and Eveready's debt (other than certain capital leases) using a portion of our available cash and the net proceeds from the sale of the old notes, and (iv) payment of related fees and expenses, we and the Guarantors would have had no outstanding loans under the Credit Agreement, but we would then have had $87.5 million of outstanding letters of credit. The notes and the guarantees rank effectively junior in right of payment to Indebtedness (including loans and reimbursement obligations in respect of outstanding letters of credit) under the Credit Agreement to the extent of the value of the ABL Collateral. Furthermore, on the same pro forma basis, our non-guarantor Subsidiaries would have had as of June 30, 2009 approximately $117.2 million of total liabilities (excluding intercompany liabilities). The notes and the guarantees will rank effectively junior in right of payment to those obligations of our non-guarantor Subsidiaries.

        The new notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000.

        Initially, the trustee will act as paying agent and registrar for the notes. You may present your notes for registration of transfer and exchange at the offices of the registrar, which initially will be the trustee's corporate trust office. The Issuer may change any paying agent and registrar without prior notice.

        The Issuer will pay principal (and premium, if any) on the notes at the trustee's corporate office in St. Paul, Minnesota. At the Issuer's option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders.

Principal, Maturity and Interest

        The Issuer issued an aggregate principal amount of $300.0 million of old notes on August 14, 2009, and will issue up to a like principal amount of new notes in the exchange offer. The notes will mature on August 15, 2016. Additional notes ("Additional Notes") may be issued under the indenture from time to time, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and "—Certain Covenants—Limitation on Liens." The notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the indenture.

        Interest on the notes will be payable semiannually in cash on each February 15 and August 15, commencing on February 15, 2010, to the persons who are registered holders at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date for which interest has been paid or, if no interest has been paid, from and including the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.

        The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

  Optional Redemption

        The Issuer may redeem all or any portion of the notes, on and after August 15, 2012, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption:

Year	Percentage
2012	103.813%
2013	101.906%
2014 and thereafter	100.000%

        At any time prior to August 15, 2012, the Issuer may, on one or more occasions, redeem all or any portion of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

        In addition, at any time and from time to time prior to August 15, 2012, but not more than once in any twelve-month period, the Issuer may redeem up to 10% of the original aggregate principal amount of notes issued under the indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date.

  Optional Redemption upon Equity Offerings

        At any time, or from time to time, prior to August 15, 2012, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% in aggregate principal amount of the notes originally issued under the indenture either as old notes or as new notes pursuant to the exchange offer at a redemption price equal to 107.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the notes outstanding must equal at least 65% of the aggregate amount of the notes originally issued under the indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Issuer shall make such redemption not more than 90 days after the consummation of such Equity Offering.

  Selection and Notice of Redemption

        If less than all of the notes are to be redeemed at any time, the trustee will select those notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, provided that:

  (1)
  notes with a principal amount of $2,000 or less may only be redeemed in full; and

  (2)
  if a partial redemption is made with the Net Cash Proceeds of an Asset Sale, an Equity Offering, or any Taking or Destruction, the trustee will select the notes or portions of the notes for redemption on a pro rata basis or on as nearly a pro rata basis as is practicable, unless the method is otherwise prohibited.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount to be redeemed. A new note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on those notes called for redemption if the Issuer has deposited with the paying agent the funds needed to pay the applicable redemption price.

Guarantees

        Each Guarantor unconditionally guarantees, on a senior secured basis, jointly and severally, to each holder of notes and the trustee, the full and prompt performance of the Issuer's obligations under the indenture and the notes, including the payment of principal of and interest on the notes. Each Guarantee is:

  •
  a senior obligation of such Guarantor;

  •
  subject to the Lien priorities described below, pari passu in right of payment with any existing and future senior Indebtedness of such Guarantor;

  •
  secured on a first-priority basis by the Notes Collateral owned by such Guarantor and on a second-priority basis by the ABL Collateral owned by such Guarantor; in each case, subject to certain Liens permitted under the indenture;

  •
  senior in right of payment to any existing or future subordinated debt of such Guarantor;

  •
  effectively senior to such Guarantor's obligations to the ABL Secured Parties to the extent of the value of the Notes Collateral owned by such Guarantor;

  •
  structurally subordinated to all liabilities and preferred stock of any Subsidiaries of such Guarantor that are not Guarantors; and

  •
  effectively subordinated to such Guarantor's obligations to the ABL Secured Parties to the extent of the value of the ABL Collateral owned by such Guarantor.

        The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

        Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "—Certain Covenants—Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is disposed of by the Issuer, whether by merger, consolidation, sale or otherwise, and the disposition is not in violation of the provisions set forth in "—Certain Covenants—Limitation on Asset Sales," the Guarantor's Guarantee will be released. In addition, upon the designation of a Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, which designation is in compliance with the indenture, such Guarantor's Guarantee will be released.

Security

        The notes and the Guarantees have the benefit of the "Collateral," which consists of (i) the Notes Collateral, as to which the holders of the notes and holders of any future Other Pari Passu Lien Obligations have a first-priority security interest and the Bank Lenders have a second-priority security interest (in each case subject to Permitted Liens) and (ii) the ABL Collateral, as to which the Bank Lenders have a first-priority security interest, the holders of the notes have a second-priority security interest and holders of any future Other Pari Passu Lien Obligations may have a second-priority security interest (in each case, subject to Permitted Liens).

        The Issuer and the Guarantors will be able to incur additional Indebtedness in the future which could share in all or part of the Collateral. The amount of all such additional Indebtedness will be limited by the covenants described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness." Under certain circumstances the amount of such additional secured Indebtedness could be significant.

  Notes Collateral

        The Notes Collateral is pledged as collateral to the Notes Collateral Agent for the benefit of the trustee, the Notes Collateral Agent, the holders of the notes and any holders of Other Pari Passu Lien Obligations. The notes and Guarantees are secured by first-priority security interests in the Notes

Collateral, subject to certain Permitted Liens. The "Notes Collateral" generally consists of the following assets of the Issuer and the Guarantors:

  •
  each real property owned by the Issuer and the Guarantors with a cost or book value (whichever is greater) in excess of $2.5 million, and leasehold real properties acquired after the Issue Date with annual rents in excess of $2.5 million, together with all fixtures relating thereto and all other improvements thereto and all leases, rents and other income derived therefrom or relating thereto; provided that, in the case of leaseholds only (but not with respect to owned real property), the Issuer and the Guarantors shall only be required to use commercially reasonable efforts to obtain leasehold mortgages or other security interests with respect thereto and shall in no event be required to obtain such leasehold mortgages or other security interests if prohibited by applicable law, regulation or contract;

  •
  equipment;

  •
  motor vehicles (but any actions to perfect the lien thereon shall only apply to those motor vehicles with a fair market value in excess of $50,000);

  •
  inventory;

  •
  patents, trademarks and copyrights;

  •
  general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing;

  •
  deposit accounts and securities accounts, to the extent containing identifiable proceeds of Notes Collateral (with certain exceptions for special purpose and de minimis accounts); and

  •
  substantially all of the other tangible and intangible assets of the Issuer and the Guarantors, other than (i) the ABL Collateral and (ii) Excluded Collateral.

        Initially, subject to Permitted Liens, only the notes and Guarantees have the benefit of the first-priority security interest in the Notes Collateral. In the future, holders of Other Pari Passu Lien Obligations (if any) will also have the benefit of a first-priority security interest in the Notes Collateral.

  ABL Collateral

        The notes and Guarantees are also secured by a second-priority Lien on and security interest in the ABL Collateral, subject to Permitted Liens. The "ABL Collateral" generally consists of all of the following assets of the Issuer and the Guarantors:

  •
  all accounts receivable;

  •
  all deposit accounts and securities accounts (and all assets and amounts contained therein but excluding (i) identifiable proceeds of the Notes Collateral and (ii) certain special purpose and de minimis deposit accounts); and

  •
  all general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing, in each case, held by the Issuer and the Guarantors.

        The notes' second-priority Lien on and security interest in the ABL Collateral will be terminated and automatically released if the Lien on such ABL Collateral in favor of the ABL Secured Parties is released in connection with any sale or other disposition of such ABL Collateral in connection with an enforcement action by the Bank Collateral Agent or in connection with a sale of such ABL Collateral permitted by the Credit Agreement (whether or not such sale is permitted under the indenture), except in connection with a Discharge of ABL Obligations. Except as provided in the Intercreditor Agreement, holders of Liens on the ABL Collateral that are junior relative to the Bank Lenders will not be able to take any enforcement action with respect to the ABL Collateral so long as any ABL Obligations are outstanding.

  Excluded Property

        The Collateral does not and will not include (A) assets of the Issuer and the Guarantors held outside of the United States; (B) assets of the Issuer's foreign Subsidiaries; (C) any capital stock, notes, instruments, other equity interests and other securities of any Subsidiary of the Issuer (other than any securities accounts); provided that (x) notwithstanding the foregoing, intercompany Indebtedness held by the Issuer or any Guarantor shall be deemed Collateral, but no notes or securities evidencing the same shall be required to be delivered to the Notes Collateral Agent and any such notes or securities (but not the Indebtedness underlying such notes and securities) shall not be Collateral, (y) neither the Issuer nor any Guarantor or any of its Restricted Subsidiaries shall pledge or grant any security interest in any such note or security to any Person without the consent of the Notes Collateral Agent and (z) the intercompany loans (or any whole or partial replacements or refinancings thereof) made on July 31, 2009 and on or about the Issue Date to one or more Canadian Subsidiaries of the Issuer shall not be evidenced by a note or a security; and (D) proceeds and products from any and all of the foregoing excluded collateral described in clauses (A) through (C) above (collectively, the "Excluded Collateral").

        No appraisals of any of the Collateral have been prepared by or on behalf of the Issuer in connection with the issuance and sale of the notes. In addition, the Issuer and the Guarantors do not know and have not attempted to determine the value of the Excluded Collateral. There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Security Documents following an Event of Default would be sufficient to satisfy payments due on the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, or at all.

        The collateral release provisions of the indenture and the Security Documents permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "—Release of Collateral."

        To the extent that third parties hold Liens permitted by the Security Documents and the indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the trustee or the holders of notes to realize or foreclose on the Collateral. In addition, the ability of the holders of notes to realize on the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "—Certain Bankruptcy Limitations."

  After-Acquired Property

        Promptly following the acquisition by the Issuer or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, described under "—Notes Collateral" and "—ABL Collateral"), the Issuer or such Guarantor shall, if and to the extent required by the indenture, execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Notes Collateral or the ABL Collateral, as applicable, and thereupon all provisions of the indenture relating to the Notes Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

  Information Regarding Collateral

        The Issuer will furnish to the Notes Collateral Agent, with respect to the Issuer or any Guarantor, prompt written notice of any change in the Issuer or such Guarantor's (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Issuer and the Guarantors will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuer will also promptly notify the Notes Collateral Agent of any material change with respect to the Collateral or if any material portion of the Collateral is damaged, destroyed or condemned.

  Further Assurances

        The Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents on the Collateral. In addition, from time to time, the Issuer will reasonably promptly secure the obligations under the indenture, the Security Documents and the Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments as contemplated by the Security Documents.

  Security Documents and Certain Related Intercreditor Provisions

        The Issuer, the Guarantors, U.S. Bank National Association, as collateral agent for the trustee and the holders of the notes (the "Notes Collateral Agent"), and the Bank Collateral Agent have entered into several Security Documents creating and establishing the terms of the security interests and Liens that secure the notes and the Guarantees. These security interests and Liens will secure the payment and performance when due of all of the Note Obligations, any other Pari Passu Lien Obligations, the Intercreditor Agreement and the Security Documents, as provided in the Security Documents. The Bank Collateral Agent and Bank Lenders secured by ABL Collateral are referred to collectively as "ABL Secured Parties." The trustee, the Notes Collateral Agent, each note holder and each other holder of, or obligee in respect of, any Note Obligations outstanding at such time are referred to collectively as the "Noteholder Secured Parties."

        The indenture provides that the Security Documents may be amended from time to time without the consent of the holders of the notes or the Bank Lenders to add other parties holding Other Pari Passu Lien Obligations, in each case, to the extent permitted to be incurred under the indenture and other applicable agreements. See "—Modification of the Indenture and Security Documents."

  Intercreditor Agreement

        On the Issue Date of the old notes, the Issuer, the Guarantors, the Notes Collateral Agent and the Bank Collateral Agent entered into the Intercreditor Agreement. Although the holders of the notes and the Bank Lenders are not party to the Intercreditor Agreement, by their acceptance of the notes and ABL Obligations, respectively, they have each agreed to be bound thereby.

        The aggregate amount of the obligations secured by the ABL Collateral may, subject to the limitations set forth in the indenture, be increased. A portion of the obligations secured by the ABL Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens in favor of the Noteholder Secured Parties (relative to those of the ABL Secured Parties) or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The Lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Collateral or the obligations secured by the Notes Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

        The proceeds from the sale of any ABL Collateral remaining after the satisfaction of all ABL Obligations may not be sufficient to satisfy the Note Obligations.

        The Intercreditor Agreement has similar provisions regarding the Notes Collateral Agent's rights relative to those of the Bank Collateral Agent with respect to the Notes Collateral.

  Control of Enforcement with Respect to the ABL Collateral and Application of Proceeds of ABL Collateral

        Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of ABL Obligations, the Bank Collateral Agent has the exclusive right to control the time and method by which the security interests in the ABL Collateral will be enforced, including, without limitation, following the occurrence of an Event of Default under the indenture. Prior to the Discharge of ABL Obligations, the Noteholder Secured Parties will not be permitted to enforce their security interests in the ABL Collateral even if any Event of Default under the indenture has occurred and the notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely to the extent necessary to file a proof of claim or statement of interest with respect to the Note Obligations or (b) certain protective actions in order to prove, preserve, perfect or protect (but not enforce) their security interest and rights in, and the perfection and priority of their Lien on, the ABL Collateral.

        Any proceeds from any ABL Collateral received in any insolvency or liquidation proceeding or pursuant to any enforcement of remedies against the ABL Collateral will be applied to repay the ABL Obligations in full (including any post-petition interest thereon whether or not allowed or allowable in any such insolvency or liquidation proceeding) until the Discharge of ABL Obligations has occurred prior to any proceeds of ABL Collateral being applied to the repayment of any Note Obligations owing to the Noteholder Secured Parties.

  No Duties of Bank Collateral Agent

        The Intercreditor Agreement provides that no ABL Secured Party will generally have any duties or other obligations to any Noteholder Secured Party with respect to the ABL Collateral, other than serving as agent for perfection with respect to certain ABL Collateral. In addition, the Intercreditor Agreement further provides that, until the Discharge of ABL Obligations, the Bank Collateral Agent will be entitled, for the benefit of the ABL Secured Parties, to sell, transfer or otherwise dispose of or deal with such ABL Collateral without regard to any security interests that are junior relative to those of the ABL Secured Parties therein or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such junior-priority security interest. Without limiting the foregoing, the trustee and the Notes Collateral Agent, as agents for the Noteholder Secured Parties, have agreed in the Intercreditor Agreement that no ABL Secured Party will have any duty or obligation first to marshal or realize upon the ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Collateral, in any manner that would maximize the return to the Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Noteholder Secured Parties from such realization, sale, disposition or liquidation. The Intercreditor Agreement has similar provisions regarding the duties owed to the ABL Secured Parties by the Noteholder Secured Parties with respect to the Notes Collateral.

        The Notes Collateral Agent, as agent for the Noteholder Secured Parties, has agreed in the Intercreditor Agreement that the Noteholder Secured Parties will waive any claim that may be had against any ABL Secured Party arising out of (i) any actions which any ABL Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any ABL Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the ABL Collateral and actions with respect to the collection of any claim for all or any part of the ABL Obligations from any account debtor, guarantor or any other party) or the valuation, use, protection or release of any security for such ABL Obligations, (ii) any election by any ABL Secured Party, in any proceeding instituted under Title 11 of the United States Code (the "Bankruptcy Code"), of the application of Section 1111(b) of the Bankruptcy Code or (iii) except to the extent set forth below under "—Agreements with Respect to Bankruptcy or Insolvency Proceedings," any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, the Issuer or any of its Subsidiaries as debtor-in-possession. The ABL Secured Parties have agreed to waive similar claims with respect to the actions of any of the Noteholder Secured Parties pursuant to the Intercreditor Agreement.

  No Interference; Payment Over; Reinstatement

        The Notes Collateral Agent, as agent for the Noteholder Secured Parties, has agreed in the Intercreditor Agreement that prior to the Discharge of ABL Obligations:

  •
  it will not challenge or question in any proceeding the validity or enforceability of any first-priority security interest in the ABL Collateral, the validity, attachment, perfection or priority of any Lien held by any ABL Secured Party, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

  •
  it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the ABL Collateral by any ABL Secured Party;

  •
  it will have no right to (A) direct any ABL Secured Party to exercise any right, remedy or power with respect to such ABL Collateral or (B) consent to the exercise by any ABL Secured Party of any right, remedy or power with respect to such ABL Collateral;

  •
  it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no ABL Secured Party will be liable for, any action taken or omitted to be taken by any ABL Secured Party with respect to the ABL Collateral;

  •
  it will not object to any waiver or forbearance by the Bank Collateral Agent from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Collateral;

  •
  it will not seek, and will waive any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Collateral; and

  •
  it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement.

        If any ABL Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any Guarantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (any amount, a "Recovery"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties to the Intercreditor Agreement, the ABL Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such holder of ABL Obligations shall be entitled to a reinstatement of such ABL Obligations with respect to all such recovered amounts and shall have all rights under the Intercreditor Agreement. If the Intercreditor Agreement was terminated (in whole or in part) prior to such Recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any ABL Collateral received by a Noteholder Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of ABL Obligations and subject to the provisions of the immediately preceding paragraph. The ABL Secured Parties have agreed to similar limitations with respect to their rights in the Notes Collateral and their ability to bring a suit against the Notes Collateral Agent or the holders of the notes pursuant to the Intercreditor Agreement.

        The trustee and the Notes Collateral Agent, as agents for the Noteholder Secured Parties, have agreed in the Intercreditor Agreement that if any Noteholder Secured Party obtains possession of the ABL Collateral or realizes any proceeds or payment in respect of the ABL Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of ABL Obligations, then such Noteholder Secured Party will hold such ABL Collateral, proceeds or payment in trust for the ABL Secured Parties and transfer such ABL Collateral, proceeds or payment, as the case may be, to the Bank Collateral Agent. The trustee and the Notes Collateral Agent, as agents for the Noteholder Secured Parties have further agreed in the Intercreditor Agreement that if, at any time, all or part of any payment with respect to any ABL Obligations secured by any ABL Collateral previously made shall be rescinded for any reason whatsoever, they will, upon demand therefor, promptly pay over to the Bank Collateral Agent any payment received by them (and remaining in their possession) in respect of any such ABL Collateral and shall promptly turn any such ABL Collateral then held by them over to the Bank Collateral Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of such ABL Obligations. The ABL Secured Parties will be subject to similar limitations with respect to the Notes Collateral and any proceeds or payments in respect of any Notes Collateral pursuant to the Intercreditor Agreement.

        In addition, so long as the Discharge of ABL Obligations has not occurred, neither the Issuer nor any Guarantor shall grant to the Notes Collateral Agent a Lien on any assets securing any Note Obligations that are not also subject to the first-priority Lien (in the case of ABL Collateral) or second-priority Lien (in the case of Notes Collateral) in favor of the Bank Collateral Agent for the benefit of the holders of ABL Obligations. If the Notes Collateral Agent shall acquire or hold any Lien on any assets of the Issuer or a Guarantor that is not also subject to the Lien in favor of the Bank Collateral Agent for the benefit of the holders of ABL Obligations, then the Notes Collateral Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Bank Collateral Agent as security of the ABL Obligations (subject to the applicable Lien priority and other terms of the Intercreditor Agreement). The Bank Collateral Agent will be subject to similar limitations and requirements in favor of the Notes Collateral Agent with respect to the Notes Collateral pursuant to the Intercreditor Agreement.

  Agreements with Respect to Bankruptcy or Insolvency Proceedings

        If the Bank Collateral Agent consents to financing ("DIP Financing") to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code which is to be secured by any ABL Collateral or the use of cash collateral representing proceeds of ABL Collateral under Section 363 of the Bankruptcy Code, the trustee, as agent for the Noteholder Secured Parties, has agreed in the Intercreditor Agreement that it will raise no objection to any such financing or to the Liens on the ABL Collateral securing the same ("DIP Financing Liens") or to any use of cash collateral that constitutes ABL Collateral, unless such DIP Financing, DIP Financing Liens or use of cash collateral is not permitted under the ABL Obligations so long as (among other things):

  (i)
  either (x) all DIP Financing Liens are senior to, or rank pari passu with, the Liens of the ABL Obligations on such ABL Collateral (in which case, the Notes Collateral Agent, as agent for the Noteholder Secured Parties has agreed to subordinate the Liens of the Noteholder Secured Parties on such ABL Collateral to the Liens of the ABL Obligations on such ABL Collateral and the DIP Financing Liens) or (y) the Liens of the Notes Collateral Agent are not subordinated to such DIP Financing Liens;

  (ii)
  the Noteholder Secured Parties retain liens on all the ABL Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, subject to any super-priority ranking of liens in favor of the DIP Lenders as provided above and any "carveout" for administrative expenses agreed to by the Bank Collateral Agent; and

  (iii)
  no Noteholder Secured Party is required (without its consent) to lend or incur any monetary obligation in connection with such DIP Financing.

        The ABL Secured Parties have agreed to similar provisions with respect to any DIP Financing and DIP Financing Liens related to the Notes Collateral.

        The trustee and the Notes Collateral Agent, as agents for each of the Noteholder Secured Parties, have agreed in the Intercreditor Agreement that they will:

  (i)
  not object to or oppose a sale or other disposition of any ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the ABL Secured Parties shall have consented to such sale or disposition of such ABL Collateral and the proceeds of such sale or disposition are to be applied in accordance with the Intercreditor Agreement. Notwithstanding the foregoing, the Intercreditor Agreement shall not be construed to prohibit the Noteholder Secured Parties from exercising a credit bid in a sale or other disposition of ABL Collateral under Section 363 of the Bankruptcy Code;

  (ii)
  not object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the ABL Collateral made by the ABL Secured Parties;

  (iii)
  until the Discharge of ABL Obligations, not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the ABL Collateral, without the prior written consent of the Bank Collateral Agent;

  (iv)
  not object to, or otherwise contest (or support any Person contesting), (a) any request by the ABL Secured Parties for adequate protection on account of the ABL Collateral or (b) any objection by the ABL Secured Parties to any motion, relief, action or proceeding based on the

    Bank Collateral Agent's or such holder of ABL Obligations's claiming a lack of adequate protection with respect to the ABL Collateral;

  (v)
  until the Discharge of ABL Obligations, not assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code pari passu with the Liens on the ABL Collateral securing the ABL Obligations for costs or expenses of preserving or disposing of any ABL Collateral; and

  (vi)
  not oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the ABL Secured Parties of the right to credit bid at any sale of ABL Collateral.

        In addition, the trustee and the Notes Collateral Agent, as agents for each of the Noteholders Secured Parties, have agreed in the Intercreditor Agreement that no Noteholder Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon its respective security interests in the ABL Collateral, except that:

  (i)
  any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of ABL Obligations (and the Intercreditor Agreement provides that the ABL Secured Parties will not object to the granting of such junior Lien); and

  (ii)
  any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of ABL Obligations.

        Without limiting the generality of any provisions of the Intercreditor Agreement, the trustee and the Notes Collateral Agent, as agents for each of the Noteholders Secured Parties, have agreed in the Intercreditor Agreement that any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the Intercreditor Agreement, and the Bank Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

        The Notes Collateral Agent, as agent for the Noteholder Secured Parties, have agreed in the Intercreditor Agreement that (a) the Noteholder Secured Parties' claims against the Issuer and the Guarantors in respect of the ABL Collateral constitute claims secured by a Junior Lien Priority separate and apart (and of a different class) from the claims secured by a Junior Lien Priority of the holders of ABL Obligations against the Issuer and the Guarantors in respect of the ABL Collateral, (b) the ABL Obligations includes all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Issuer or any Guarantor at the rate provided for in the Credit Agreement, regardless of whether a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding, and (c) the Intercreditor Agreement constitutes a "subordination agreement" under Section 510 of the Bankruptcy Code. The ABL Secured Parties will be subject to similar limitations in favor of the Noteholder Secured Parties pursuant to the Intercreditor Agreement.

  Insurance

        Until written notice by the Bank Collateral Agent to the trustee that the Discharge of ABL Obligations has occurred, as between the Bank Collateral Agent, on the one hand, and the Noteholder Secured Parties, on the other hand, only the Bank Collateral Agent will have the right (subject to the rights of the grantors under the documents related to the Credit Agreement) to adjust or settle any insurance policy or claim covering or constituting ABL Collateral in the event of any covered loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the

ABL Collateral. Unless and until written notice by the trustee to the Bank Collateral Agent that the obligations under the indenture and the notes have been paid in full, as between the Bank Collateral Agent, on the one hand, and the trustee and the Notes Collateral Agent, as the case may be, on the other hand, only the Notes Collateral Agent will have the right (subject to the rights of the grantors under the documents related to the notes) to adjust or settle any insurance policy or claim covering or constituting Notes Collateral in the event of any covered loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Notes Collateral. To the extent that an insured loss covers or constitutes both ABL Collateral and Notes Collateral, then the Bank Collateral Agent and the Notes Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the grantors under the documents related to the Credit Agreement and the notes) under the relevant insurance policy.

  Refinancings of the Credit Agreement and the Notes

        The obligations under the Credit Agreement, and the obligations under the indenture and the notes, may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto or the indenture and the Security Documents) of, the ABL Secured Parties or any Noteholder Secured Party, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Bank Collateral Agent or Notes Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Bank Collateral Agent or Notes Collateral Agent, as the case may be (subject, in the case of the Notes Collateral Agent, to the terms of the Security Documents and the indenture).

        In addition, if at any time in connection with or after the Discharge of ABL Obligations, the Issuer enters into any refinancing of the Credit Agreement secured by the ABL Collateral on a first-priority basis, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, the Credit Agreement and the indenture, and the obligations under such refinancing shall automatically be treated as ABL Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of ABL Collateral set forth therein.

        In connection with any refinancing or replacement contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Issuer, and without the consent of any holder of notes, (a) to add parties (or any authorized agent or trustee therefor) provided any such refinancing or replacement Indebtedness is in compliance with the Credit Agreement and the indenture, (b) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that the Liens on any ABL Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

        Subject to the terms of the Security Documents, the Issuer and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom. See "Risk Factors—Risks Relating to Our Level of Debt and the Notes—In the event of our bankruptcy, the ability of the holders of the notes to realize upon the Collateral will be subject to certain bankruptcy law limitations."

Release of Collateral

        The Issuer and the Guarantors will be entitled to the release of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

  •
  to enable the disposition of such property or assets (other than any such disposition to the Issuer or a Restricted Subsidiary or a transaction undertaken pursuant to clause (2), (5), (7) or (8) of the definition of "Asset Sale") to the extent not prohibited under the covenant described under "—Certain Covenants—Limitation on Asset Sales;"

  •
  in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor; or

  •
  as described under "—Modification of the Indenture and Security Documents" below.

        The second-priority Lien on the ABL Collateral securing the notes will terminate and be released automatically if the first-priority Lien on the ABL Collateral is released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, or any sale permitted by the Credit Agreement of, such ABL Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after the Discharge of ABL Obligations and except in connection with a Discharge of ABL Obligations).

        The security interests in all Collateral securing the notes and Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other Note Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a legal defeasance or covenant defeasance under the indenture as described below under "—Legal Defeasance and Covenant Defeasance" or a discharge of the indenture as described under "—Satisfaction and Discharge."

Certain Bankruptcy Limitations

        The right of the Notes Collateral Agent to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or a Guarantor prior to the Notes Collateral Agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. Under the Bankruptcy Law, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payment with respect to the notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the Collateral.

        Under the Bankruptcy Law, a claim is a secured claim up to the value of the collateral that secures it. In most cases, interest stops accruing on the date of bankruptcy, but if the collateral's value exceeds the amount of the claim, post bankruptcy petition interest will accrue up to the value of the collateral. If, on the other hand, the amount of the claim exceeds the collateral's value, the excess constitutes an unsecured claim.

Change of Control

        The indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Issuer purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase. Notwithstanding the occurrence of a Change of Control, the Issuer will not be obligated to repurchase the notes under this covenant if the Issuer has exercised its right to redeem all the notes under the terms of the section titled "Redemption—Optional Redemption."

        Within 30 days following the date upon which the Change of Control occurred, the Issuer will send, by first-class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer must surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        If the Issuer makes a Change of Control Offer, there can be no assurance that it will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third party financing to the extent it lacks available funds to meet its purchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing.

        The trustee may not waive the covenant relating to a holder's right to have such holder's note purchased upon a Change of Control. However, the covenant and other provisions contained in the indenture relating to the Issuer's obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes. Restrictions described in the indenture on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuer, whether favored or opposed by our management. Consummation of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that the Issuer or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of the Issuer or any of its Restricted Subsidiaries by our management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford you protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer's obligations under the "Change of Control" provisions of the indenture by so doing.

        The definition of "Change of Control" includes, among other transactions, a disposition of "all or substantially all" of the Issuer's property and assets. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether the Issuer is required to make a Change of Control Offer.

Certain Covenants

        The indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuer and any of its Restricted Subsidiaries that is, or upon such incurrence becomes, a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any of its Restricted Subsidiaries that is not or will not become, upon such incurrence, a Guarantor may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Issuer's Consolidated Fixed Charge Coverage Ratio is greater than 2.25 to 1.0.

        (b)   The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

  Limitation on Restricted Payments

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of Capital Stock of the Issuer to holders of that Capital Stock;

  (2)
  purchase, redeem or otherwise acquire or retire for value any of Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Issuer that is subordinate or junior in right of payment to the notes or any Guarantee (other than Indebtedness described in clause (7) of the definition of "Permitted Indebtedness"); or

  (4)
  make any Investment (other than Permitted Investments)

(each of the actions listed above being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

  (1)
  a Default or an Event of Default shall have occurred and be continuing; or

  (2)
  the Issuer is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

  (3)
  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Issuer's Board of Directors) exceeds the sum of:

  (a)
  50% of the Issuer's cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) for the period (treating such period as a single accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available; plus

  (b)
  100% of the aggregate Net Cash Proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Issuer; plus

  (c)
  without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Issuer from a holder of its Capital Stock; plus

  (d)
  the amount by which the Issuer's Indebtedness or that of any of its Restricted Subsidiaries is reduced on the Issuer's balance sheet upon the conversion or exchange after the Issue Date of any of the Issuer's Indebtedness or any Indebtedness of its Restricted Subsidiaries incurred after the Issue Date into or for Qualified Capital Stock of the Issuer; plus

    (e)
    without duplication, the sum of:

    (i)
    the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

    (ii)
    the net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Issuer); and

    (iii)
    upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment");

        provided, however, that the sum of clauses (i), (ii) and (iii) above will not exceed the aggregate amount of all such Investments made by the Issuer or any of its Restricted Subsidiaries in the relevant Person or Unrestricted Subsidiary after the Issue Date.

        However, the provisions set forth in the immediately preceding paragraph do not prohibit:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration of that dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

  (2)
  the acquisition of any shares of the Issuer's Capital Stock, either (a) solely in exchange for shares of the Issuer's Qualified Capital Stock or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of the Issuer's Qualified Capital Stock;

  (3)
  the acquisition of any Indebtedness of the Issuer that is subordinate or junior in right of payment to the notes or a Guarantee either:

  (a)
  solely in exchange for shares of Qualified Capital Stock of the Issuer, or

  (b)
  through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of:

  (i)
  shares of Qualified Capital Stock of the Issuer; or

  (ii)
  Refinancing Indebtedness;

  (4)
  if no Default or Event of Default shall have occurred and be continuing, repurchases by the Issuer of Capital Stock of the Issuer from officers, directors and employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Issuer, in an aggregate amount not to exceed $2.0 million in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $4.0 million in any calendar year;

  (5)
  if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $25.0 million; and

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise.

        In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (3)(b)(i), (4) and (5) will be included in the calculation.

        Not later than the date of making any Restricted Payment, the Issuer will deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Issuer's latest available internal quarterly financial statements.

  Limitation on Asset Sales

        (a)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale of any assets that do not constitute ABL Collateral unless:

  (1)
  the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's senior management or, in the case of an Asset Sale in excess of $25.0 million, the Issuer's Board of Directors);

  (2)
  at least 75% of the consideration received by the Issuer or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of:

  (a)
  cash or Cash Equivalents,

  (b)
  properties and assets to be owned by the Issuer or any of its Restricted Subsidiaries and used in a Permitted Business; provided that if the assets to be disposed of in such Asset Sale constitute Notes Collateral, such properties or assets to be owned by the Issuer or such Restricted Subsidiary constitute Notes Collateral, or

  (c)
  Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Issuer; provided that if the assets to be disposed of in such Asset Sale constitute Notes Collateral, such properties or assets held by such Persons the Capital Stock of which is to be owned by the Issuer or such Restricted Subsidiary constitute Notes Collateral, and, in each case, such consideration is received at the time of such disposition; provided that the amount of

    (i)
    any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or such Restricted Subsidiary (other than (A) liabilities that are unsecured or secured by Liens junior to the Lien on the Collateral securing the notes and (B) liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets, and

    (ii)
    any notes or other securities received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after such Asset Sale (to the extent of the cash or Cash Equivalents actually so converted)

    shall be deemed to be cash for the purposes of this provision only;

  (3)
  upon the consummation of such Asset Sale, the Issuer will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof to make an Investment (i) in properties and assets that replace the properties and assets that were the subject of such Asset Sale or (ii) in properties and assets that will be used by the Issuer or a Restricted Subsidiary in a Permitted Business (clauses (i) and (ii) collectively referred to as "Replacement Assets"); provided that if the assets disposed of constituted Notes Collateral, any Replacement Assets constitute Notes Collateral; and

  (4)
  the Net Cash Proceeds from any such Asset Sale of Notes Collateral is paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in an Asset Sale Proceeds

    Account for application in accordance with this covenant and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Liens under the Security Documents.

        On the 366th day after such Asset Sale or such earlier date, if any, as the Issuer's Board of Directors or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the immediately preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date (each a "Net Proceeds Offer Amount") shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase from the holders of the notes, and, if required by the terms of any Other Pari Passu Lien Obligations, from the holders of such Other Pari Passu Lien Obligations (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, an amount of notes and Other Pari Passu Lien Obligations equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes and Other Pari Passu Lien Obligations to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof will be applied in accordance with this covenant.

        The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to the second preceding paragraph).

        Notice of each Net Proceeds Offer pursuant to paragraph (a) will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes or Other Pari Passu Lien Obligations in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent holders properly tender notes and Other Pari Passu Lien Obligations in an amount exceeding the Net Proceeds Offer Amount, notes and Other Pari Passu Lien Obligations of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes and Other Pari Passu Lien Obligations tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Issuer may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        (b)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale of ABL Collateral unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

          (2)   at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of:

    (a)
    cash or Cash Equivalents,

    (b)
    properties and assets to be owned by the Issuer or any of its Restricted Subsidiaries and used in a Permitted Business; provided that the assets to be owned by the Issuer or any of its Restricted Subsidiaries constitute Collateral; or

    (c)
    Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Issuer; provided that the properties and assets of such Person constitute Collateral;

    and, in each case, such consideration is received at the time of such disposition; provided that the amount of

    (i)
    any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or such Restricted Subsidiary (other than (x) liabilities that are unsecured or secured by Liens junior to the Lien on the Collateral securing the notes and (y) liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets, and

    (ii)
    any notes or other securities received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after such Asset Sale (to the extent of the cash received)

    shall be deemed to be cash for the purposes of this provision only; and

          (3)   upon the consummation of such Asset Sale, the Issuer will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

    (a)
    reduce (x) any Indebtedness under the Credit Agreement or any Indebtedness of the Issuer or a Guarantor that in each case is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral in favor of holders of notes or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations under clauses (x) or (y), to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

    (b)
    make an investment in Replacement Assets; and/or

    (c)
    a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

        On the 366th day after an Asset Sale of ABL Collateral or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, an "ABL Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such ABL Net Proceeds Offer Trigger Date (each an "ABL Net Proceeds Offer Amount") shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase from all holders of the notes, and, if required by the terms of any Other Pari Passu Lien Obligations, from the holders of such Other Pari Passu Lien Obligations (an "ABL Net Proceeds Offer"), on a date (the "ABL Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable ABL Net Proceeds Offer Trigger Date, on a pro rata basis, an amount of notes and Other Pari Passu Lien Obligations equal to the ABL Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes and Other Pari Passu Lien Obligations to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale of ABL Collateral is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale of ABL Collateral as of the date of such conversion or disposition and the ABL Net Cash Proceeds thereof will be applied in accordance with this covenant.

        The Issuer may defer the ABL Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales of ABL Collateral (at which time, the entire unutilized ABL Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to the second preceding paragraph).

        Notice of each ABL Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the ABL Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the ABL Net Proceeds Offer, holders may elect to tender their notes in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent holders of notes or Other Pari Passu Lien Obligations properly tender notes in an amount exceeding the ABL Net Proceeds Offer Amount, notes of tendering holders of notes and Other Pari Passu Lien Obligations will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the notes and Other Pari Passu Lien Obligations tendered pursuant to an ABL Net Proceeds Offer is less than the ABL Net Proceeds Offer Amount, the Issuer may use such excess ABL Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the indenture. Upon completion of any such ABL Net Proceeds Offer, the ABL Net Proceeds Offer Amount shall be reset at zero. An ABL Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

        Pending the final application of any Net Proceeds pursuant to clause (b) of this covenant, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        (c)   For the purposes of this covenant, any sale by the Issuer or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Notes Collateral or ABL Collateral shall be deemed to be a sale of such Notes Collateral or ABL Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Notes Collateral and ABL Collateral a separate sale of each of such Notes Collateral and ABL Collateral). In the event of any such sale (or a sale of assets that includes any combination of Notes Collateral and ABL Collateral), the proceeds received by the Issuer and the Restricted Subsidiaries in respect of such sale shall be allocated to the Notes Collateral and ABL Collateral in accordance with their respective fair market values, which shall be determined by the Board of Directors of the Issuer or, at the Issuer's election, an independent third party. In addition, for purposes of this covenant, any sale by the Issuer or any Restricted Subsidiary of the Capital Stock of any Person that owns only ABL Collateral will not be subject to paragraph (a) above, but rather will be subject to paragraph (b) above.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer or an ABL Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by virtue thereof. The covenant and other provisions contained in the indenture relating to the Issuer's obligation to make a Net Proceeds Offer or ABL Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

  Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries (other than a Restricted Subsidiary that has executed a Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to

  (a)
  pay dividends or make any other distribution on or in respect of its Capital Stock;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or

  (c)
  transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer,

except for such encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, rule, regulation, order, grant or governmental permit;

  (2)
  the indenture and the Security Documents;

  (3)
  the Credit Agreement;

  (4)
  customary non-assignment provisions of any contract, license or lease of any of the Issuer's Restricted Subsidiaries;

  (5)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (6)
  agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

  (7)
  purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (8)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of ours pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

  (9)
  secured Permitted Indebtedness or secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Additional Indebtedness" and "—Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Issuer or any Restricted Subsidiary;

  (12)
  any restriction in any agreement or instrument of a Receivables Entity governing a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity or Receivables and Related Assets;

  (13)
  any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to the Issuer in any material respect as determined by its Board of Directors in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clauses; or

  (14)
  any agreement governing Permitted Indebtedness or Indebtedness otherwise permitted to be incurred pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Issuer in any material respect as determined by its Board of Directors in its reasonable and good faith judgment than the provisions contained in the Credit Agreement or in the indenture as in effect on the Issue Date.

  Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

        The Issuer will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

  (1)
  to the Issuer or a Wholly Owned Restricted Subsidiary;

  (2)
  issuance of directors' qualifying shares or sales to foreign nationals of shares of Capital Stock of the Issuer's Foreign Restricted Subsidiaries, to the extent required by applicable law;

  (3)
  if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

  (4)
  the sale or issuance of Common Stock that is Qualified Capital Stock of a Restricted Subsidiary of the Issuer, if the proceeds from such issuance and sale are applied in accordance with the "Limitation on Asset Sales" covenant.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

        The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any of the Issuer's Indebtedness or any Indebtedness of the Issuer's Domestic Restricted Subsidiaries, unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a senior secured Guarantee of payment of the notes by such Restricted Subsidiary, and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee so long as any notes remain outstanding.

        Notwithstanding the foregoing or the covenant set forth below under "Future Guarantors," any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's and each of its Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture),

  (2)
  the release or discharge of the guarantee, if any, which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee, or

  (3)
  the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture.

  Future Guarantors

        If the Issuer organizes or acquires any Domestic Restricted Subsidiary after the Issue Date (each, a "New Domestic Restricted Subsidiary") having total assets with a book value in excess of $1.0 million, the Issuer will cause such New Domestic Restricted Subsidiary to promptly execute and deliver to the trustee a Guarantee and the Security Documents or a joinder thereto.

        Thereafter, such New Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

        The following additional requirements shall apply:

  (1)
  the Issuer and the new Guarantor will cause to be filed and recorded such instruments (including any financing statements) in such jurisdictions as may be required by applicable law to perfect, preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such new Guarantor;

  (2)
  any Collateral owned by or transferred to the new Guarantor shall: (a) continue to constitute Collateral under the indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by the indenture and the Security Documents; and

  (3)
  the Issuer shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such supplemental indenture and Security Documents comply with the applicable provisions of the indenture, that all conditions precedent in the indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

  Limitation on Liens

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any property or assets of the Issuer or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

  (1)
  in the case of Liens on any Collateral, such Lien expressly has Junior Lien Priority on the Collateral relative to the notes, and the terms of the Indebtedness secured by such Liens having Junior Lien Priority are substantially identical to those of the notes (other than as to issue price, interest rate, yield and redemption terms); provided that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive to the Issuer and the Restricted Subsidiaries than the terms and covenants under the notes and (b) contain terms and covenants that are more restrictive to the Issuer and its Restricted Subsidiaries than the terms and covenants under the notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the notes and the Indenture are amended to contain any such more restrictive terms and covenants; provided further, that such Indebtedness shall have (i) a Weighted Average Life to Maturity that is greater than the Weighted Average Life to Maturity of the notes and (ii) a stated maturity date that is the later than that of the notes; and

  (2)
  in all other cases, the notes are equally and ratably secured (or secured on a senior basis to such Lien, if such Lien secures any subordinated Indebtedness),

except for the following Liens which are expressly permitted:

  (a)
  Liens existing as of the Issue Date (other than Liens referred to in clause (d) below);

  (b)
  Liens on Collateral securing Indebtedness under the Credit Agreement permitted to be incurred pursuant to clause (2) of the definition of "Permitted Indebtedness;" provided that the holders of such Liens agree to be bound by the provisions of the Intercreditor Agreement in their capacity as Bank Lenders;

  (c)
  Liens on Collateral securing Other Pari Passu Lien Obligations; provided that (i) on the date of the incurrence of such Indebtedness, and after giving pro forma effect thereto and to the application of the proceeds thereof, the Consolidated First Lien Leverage Ratio would be no greater than 2.0 to 1.0 and (ii) that the holders of such Liens agree to be bound by the provisions of the Intercreditor Agreement in their capacity as holders of Other Pari Passu Lien Obligations;

  (d)
  Liens securing the notes issued on the Issue Date and the Exchange Notes with respect to such notes or any Guarantee thereof;

  (e)
  Liens in favor of the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer on assets of any Restricted Subsidiary of the Issuer; provided that such Liens are either junior in priority to the Liens securing the notes or are not secured by Collateral;

  (f)
  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including, without limitation, Acquired Indebtedness) which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens:

  (i)
  are no less favorable to holders of the notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

  (ii)
  do not extend to or cover any property or assets of ours or any of the Issuer's Restricted Subsidiaries not securing the Indebtedness so Refinanced;

  (g)
  Liens securing Indebtedness of the Issuer's Restricted Subsidiaries that are not Guarantors so long as such Indebtedness is otherwise permitted under the indenture; and

  (h)
  Permitted Liens.

  Merger, Consolidation and Sale of Assets

        The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either (a) the Issuer shall be the surviving or continuing corporation, partnership, trust or limited liability company or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and of its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

  (x)
  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

  (y)
  shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the indenture on the part of the Issuer to be performed or observed, and (ii) all the obligations under the Security Documents;

  (2)
  immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "—Limitation on Incurrence of Additional Indebtedness" covenant;

  (3)
  immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Issuer or the Surviving Entity, as the case may be, shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        Notwithstanding the foregoing, (a) the merger of the Issuer with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction shall be permitted and (b) the merger of any Restricted Subsidiary of the Issuer into the Issuer or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Issuer to the Issuer shall be permitted so long as the Issuer delivers to the trustee an officers' certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (3) of this covenant.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture and the notes with the same effect as if such Surviving Entity had been named as such.

        The following additional conditions shall apply to each transaction described in the above paragraphs:

  (1)
  the Issuer or the relevant Surviving Entity, as applicable, will cause to be filed such amendments or other instruments, if any, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

  (2)
  the Collateral owned by or transferred to the Issuer or the relevant Surviving Entity, as applicable, shall: (a) continue to constitute Collateral under the indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by the indenture and the Security Documents;

  (3)
  the assets of the Person which is merged or consolidated with or into the relevant Surviving Entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as After-Acquired Property and such Surviving Entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the indenture; and

  (4)
  the Issuer shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents, are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the indenture, that all conditions precedent in the indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the indenture in connection with any transaction complying with the provisions of "—Limitation on Asset Sales") will not, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia or the jurisdiction in which such Guarantor is organized;

  (2)
  such entity assumes (i) by supplemental indenture all of the obligations of the Guarantor on its Guarantee and (ii) the obligations of the Guarantor under the Security Documents;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

  (4)
  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Issuer could satisfy the provisions of clause (2) of the first paragraph of this covenant.

        Any merger or consolidation of a Guarantor with and into the Issuer (with the Issuer being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer need only comply with clause (4) of the first paragraph of this covenant.

  Limitations on Transactions with Affiliates

        (1)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

    (a)
    Affiliate Transactions permitted under paragraph (2) below and

    (b)
    Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million shall be approved by the Issuer's Board of Directors or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Issuer or any of its Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $25.0 million, the Issuer or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuer or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

  (2)
  The restrictions set forth in clause (1) shall not apply to:

  (a)
  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer as determined in good faith by the Board of Directors of the Issuer;

  (b)
  transactions exclusively between the Issuer and any of its Restricted Subsidiaries or exclusively among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

  (c)
  any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

  (d)
  transactions effected as part of a Qualified Receivables Transaction;

  (e)
  Restricted Payments and Permitted Investments permitted by the indenture (other than transactions with a Person that is an Affiliate other than as a result of such Investment);

  (f)
  the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer in good faith; and

    (g)
    transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or indirectly, any Capital Stock in such Person.

  Reports to Holders

        The indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Issuer will file a copy of the following information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will furnish to the holders of notes and to securities analysts and prospective investors, upon their written request:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K under the Exchange Act if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K under the Exchange Act if the Issuer were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

        In addition, whether or not required by the rules and regulations of the Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to the Issuer.

        In addition, for so long as any notes remain outstanding, the Issuer shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Impairment of Security Interest

        The Issuer will not, and the Issuer will not permit any of its Restricted Subsidiaries to, take, or knowingly omit to take, any action, which action or omission would have the effect of causing a Lien to be created in favor of the collateral agent for any Other Pari Passu Lien Obligations or the Bank Lenders (in their respective capacities as such) on any property or assets of the type that would constitute Collateral unless a Lien is created in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties with respect to such property or assets (which Lien in favor of the Noteholder Secured Parties shall have the priority set forth in the Security Documents). Such Lien in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties shall at all times be in accordance with the provisions of the indenture and the Security Documents.

Events of Default

        The following events are defined in the indenture as "Events of Default":

  (1)
  the failure to pay interest on any note when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal of any note when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or an ABL Net Proceeds Offer);

  (3)
  a default by the Issuer or any of its Restricted Subsidiaries in the observance or performance of any other covenant or agreement contained in the indenture, the Intercreditor Agreement or the Security Documents which default continues for a period of 45 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

  (4)
  the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any of the Issuer's Indebtedness or the Indebtedness of any of the Issuer's Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, exceeds $25.0 million at any time;

  (5)
  one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Issuer or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgments become final and non-appealable;

  (6)
  certain events of bankruptcy affecting the Issuer or any of its Significant Subsidiaries;

  (7)
  any Guarantee made by a Significant Subsidiary ceases to be in full force and effect or any Guarantee made by a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee made by a Significant Subsidiary is found to be invalid or any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture); or

  (8)
  so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof, (a) a default by the Issuer or any Guarantor which is a Significant Subsidiary in the performance of the Security Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Lien granted to the Notes Collateral Agent on the Collateral, in each case, taken as a whole, (b) a repudiation or disaffirmation by the Issuer or any Guarantor that is a Significant Subsidiary of the Issuer's or such Guarantor's material obligations under the Security Documents or (c) a Lien on any Collateral with a value in excess of $25.0 million created under any of the Security Documents shall become unenforceable or invalid against the Issuer or any Guarantor that is a Significant Subsidiary for any reason.

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Issuer) shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Issuer and the trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Issuer occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Issuer has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission will affect any subsequent Default or Event of Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a Default in the payment of the principal of or interest on any notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the TIA. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        Under the indenture, the Issuer is required to provide an officers' certificate to the trustee

  •
  promptly upon any such officer obtaining knowledge of any Default or Event of Default, describing such Default or Event of Default and the status thereof, and

  •
  annually, describing whether or not such officer knows of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Members and Stockholders

        No Affiliate, director, officer, employee, limited liability company member or stockholder of the Issuer or any Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the notes or the indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time elect to have its obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

  (2)
  the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the trustee and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may at any time elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance"). Any omission to comply with such obligations would then not constitute a Default or Event of Default with respect to the notes. If Covenant Defeasance occurs, the Issuer's failure to perform these covenants will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

  (a)
  the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the execution of the indenture, there has been a change in the applicable Federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, the indenture, the Credit Agreement or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

  (6)
  the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of the Issuer's creditors or with the intent of defeating, hindering, delaying or defrauding any other of the Issuer's creditors or others;

  (7)
  the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the Legal Defeasance or the Covenant Defeasance were complied with;

  (8)
  the Issuer must deliver to the trustee an opinion of counsel to the effect that if no intervening bankruptcy of the Issuer occurs between the date of deposit and the 91st day following the date of the deposit and no holder is an insider of the Issuer, then after the 91st day following the date of the deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

  (9)
  certain other customary conditions precedent are satisfied.

        However, the opinion of counsel required by clause (2) above is not required if all notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the Issuer's name, and at the Issuer's expense.

Satisfaction and Discharge

        The indenture will be discharged when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation or (b) all notes not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuer has paid all other sums payable under the indenture by it; and

  (3)
  the Issuer has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

        When the indenture is discharged, it ceases to be of further effect except for surviving rights of registration or transfer or exchange of the notes.

Modification of the Indenture and Security Documents

        From time to time, the Issuer, the Guarantors, the trustee and the Notes Collateral Agent, without the consent of the holders, may amend the indenture, the Intercreditor Agreement and the Security Documents to cure ambiguities, defects or inconsistencies, to add Guarantors, and to release the Noteholder Secured Parties' Lien with respect to Collateral in accordance with the terms and conditions of the indenture, the Intercreditor Agreement and the Security Documents or similar provisions, so long as such change does not, in the good faith determination of the Issuer's Board of Directors, adversely affect the rights of any of the holders of the notes in any material respect. In addition, without the consent of the holders, the Issuer, the Guarantors, the trustee and the Notes Collateral Agent may amend the indenture, the Security Documents and the Intercreditor Agreement to provide for the release of Collateral from the Lien of the indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the indenture, to secure any Other Pari Passu Lien Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement, to modify the Intercreditor Agreement to allow for Liens on the Notes Priority Collateral which secure Indebtedness secured by Junior Priority Liens that are senior to the Liens on the Notes Priority Collateral which secure the ABL Obligations, so long as such Junior Priority Liens are junior to the Liens securing the notes to the extent set forth in the definition of Junior Priority Liens (or to include such Indebtedness secured by Junior Priority Liens in the Intercreditor Agreement) or to conform the indenture, any Security Document or the Intercreditor Agreement to this Description of the Notes. In making its determination, the Issuer's Board of Directors may rely on such evidence as it deems appropriate. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that the consent of each holder affected thereby is required to:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor as described under "—Redemption;"

  (4)
  make any notes payable in money other than that stated in the notes;

  (5)
  make any changes in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default;

  (6)
  modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the holders;

  (7)
  amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

  (8)
  make any change in the foregoing amendment provisions which require each holder's consent or in the waiver provisions; or

  (9)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture other than in accordance with the terms of the indenture.

        In addition, without the consent of the holders of at least 75% in principal amount of the notes then outstanding, (a) no amendment may release from the Lien of the indenture or the notes and the Security Documents all or substantially all of the Collateral otherwise than in accordance with the terms of such Security Documents and (b) no amendment to, or waiver of, the provisions of the indenture or the Security Documents may alter the priority of the Lien securing the Collateral in any manner that adversely affects the rights of the holders of the notes.

Taking and Destruction

        Upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Issuer or any Guarantor shall be deemed Net Cash Proceeds and shall be applied in accordance with "—Certain Covenants—Limitation on Asset Sales."

Use of Trust Monies

        To the extent received by the trustee pursuant to the provisions of the indenture, the Security Documents or otherwise, all Trust Monies shall be held by the trustee as a part of the Collateral securing the notes and, so long as no Event of Default has occurred and is continuing, shall, at the Issuer's direction, be (a) applied by the trustee from time to time to the payment of the principal of, premium, if any, and interest on any notes at maturity or upon redemption or retirement, or to the purchase of notes upon tender or in the open market or otherwise, in each case in compliance with the indenture or (b) released to the extent such cash would be considered Collateral under the Security Documents following such release.

        The trustee shall be entitled to apply any Trust Monies to cure any payment Event of Default. Trust Monies deposited with the trustee shall be invested in Cash Equivalents pursuant to the direction of the Issuer and, so long as no Default or Event of Default has occurred and is continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

Governing Law

        The indenture, the notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        U.S. Bank National Association is the trustee under the indenture and has been appointed to act as registrar and paying agent with respect to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default known to the trustee, the trustee will exercise such rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes unless such holder shall have offered the trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it as a result of complying with such request.

        If the trustee becomes a creditor of ours, the indenture and the provisions of the TIA limit the rights of the trustee to obtain payments of its claims or to realize on certain property received in respect of its claims. Subject to the TIA, the trustee will be permitted to engage in other transactions;

however, if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. You should read the indenture for the full definition of all such terms and any other terms used herein for which no definition is provided.

        "ABL Obligations" means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of the Issuer and the Guarantors (whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness, liabilities, obligations, covenants and duties) arising under (i) the Credit Agreement or otherwise with respect to any loans or letters of credit issued or borrowed pursuant to the Credit Agreement, (ii) any Secured Cash Management Agreement or (iii) any Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries

  (1)
  existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time it merges or consolidates with the Issuer or any of its Restricted Subsidiaries or

  (2)
  assumed in connection with the acquisition of assets from such Person,

in each case, not incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger or consolidation.

        "Affiliate" of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "controlled" shall have correlative meanings.

        "After-Acquired Property" means any real or personal property of the Issuer or any Guarantor acquired after the Issue Date that is intended to secure the Note Obligations.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption of (i) the redemption price of the note at August 15, 2012 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through August 15, 2012 (excluding accrued and unpaid interest due on the note to the redemption date), computed at a discount using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of such note.

        "Asset Acquisition" means:

  (1)
  an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or shall be merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; or

  (2)
  the acquisition by the Issuer or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any of the Issuer's Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer of:

  (a)
  any Capital Stock of any of the Issuer's Restricted Subsidiaries (other than directors' qualifying shares); or

  (b)
  any other property or assets of the Issuer or any of the Issuer's Restricted Subsidiaries other than in the ordinary course of business.

        Notwithstanding the preceding, the following items shall not be deemed Asset Sales:

  (1)
  a transaction or series of related transactions for which the Issuer and its Restricted Subsidiaries receive aggregate consideration of less than $7.5 million;

  (2)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the Issuer's assets that is permitted under "—Merger, Consolidation and Sale of Assets;"

  (3)
  disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment;

  (4)
  the sale or disposition of Receivables and Related Assets pursuant to a Qualified Receivables Transaction;

  (5)
  the grant in the ordinary course of business of licenses to use the Issuer's or any of the Issuer's Restricted Subsidiaries' patents, trademarks and similar intellectual property;

  (6)
  the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

  (7)
  the release, surrender or waiver of contract, tort or other claims of any kind as a result of settlement of any litigation or threatened litigation;

  (8)
  the granting or existence of Liens (and foreclosure thereon) not prohibited by the indenture;

  (9)
  any Restricted Payment permitted by the covenant described under "—Limitation on Restricted Payments" or the making of any Permitted Investment; and

  (10)
  the disposition of any property or assets acquired in any Asset Acquisition by the Issuer or any Restricted Subsidiary of the Issuer, which disposition is required by any governmental agency having jurisdiction over antitrust, competition or similar matters in connection with such Asset Acquisition.

        "Asset Sale Proceeds Account" means one or more deposit accounts or securities accounts holding the proceeds of any sale or disposition of Notes Collateral.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

        "Bank Collateral Agent" means the Initial Bank Collateral Agent and any successor or other agent under the Credit Agreement.

        "Bank Lenders" means (i) the lenders or other holders of Indebtedness issued under the Credit Agreement and (ii) any Cash Management Banks under a Secured Cash Management Agreement and the Hedge Banks under Secured Hedge Agreements, in each case to the extent permitted to be incurred under the indenture.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

        "Board of Directors" of any Person means the board of directors or equivalent governing board of such Person or any duly authorized committee thereof.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability of a Person under a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock; and

  (2)
  with respect to any other Person, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

        "Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

        "Cash Management Bank" means any Person that, at the time it enters into a Cash Management Agreement, is a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement, in such Person's capacity as a party to such Cash Management Agreement.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, Canadian dollars and, in the case of any of the Issuer's Foreign Restricted Subsidiaries, such local currencies held by them from time to time in the ordinary course of business;

  (2)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition;

  (3)
  marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if Moody's and S&P cease to exist, any other nationally recognized statistical rating organization designated by the Issuer's Board of Directors;

  (4)
  commercial paper maturing no more than one year from the date it is created and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or, if Moody's and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Issuer's Board of Directors;

  (5)
  time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any bank (which may include the trustee) organized under the laws of the United States of America or any State or the District of Columbia or any foreign jurisdiction having at the date of acquisition combined capital and surplus of at least $250.0 million;

  (6)
  repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank (which may include the trustee) meeting the qualifications specified in clause (5) above;

  (7)
  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within ninety days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on February 11, 1998;

  (8)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (7) above; and

  (9)
  debt securities maturing within one year from the date of acquisition issued by any company organized under the laws of the United States of America and, at the time of acquisition, having a rating of at least A from S&P or at least A2 from Moody's or, if Moody's and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Issuer's Board of Directors.

        "Change of Control" means the occurrence of one or more of the following:

  (1)
  any sale, lease, exchange, conveyance, disposition or other transfer, in one or a series of related transactions, of all or substantially all of the Issuer's assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates of such Person, other than to the Permitted Holders;

  (2)
  any approval, adoption or initiation of a plan or proposal for the Issuer's liquidation or dissolution;

  (3)
  any Person or Group, together with any Affiliates, other than the Permitted Holders, shall become the Beneficial Owner or owner of record, by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions, of shares representing 50% or more of the aggregate ordinary voting power represented by the Issuer's issued and outstanding Capital Stock; or

  (4)
  any Person or Group, together with any Affiliates thereof, other than Permitted Holders, shall succeed in having a sufficient number of its nominees elected to the Issuer's Board of Directors such that such nominees, when added to any existing director remaining on the Issuer's Board of Directors after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Issuer's Board of Directors.

        A recent Delaware court case has implied that the provisions in clause (4) above may be unenforceable on public policy grounds. No assurances can be given that a court would enforce clause (4) as written for the benefit of holders of the notes.

        "Commission" means the United States Securities and Exchange Commission.

        "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of the Issuer's business or the business of any of the Issuer's Restricted Subsidiaries.

        "Common Stock" means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced by the following,

  (a)
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

  (b)
  Consolidated Interest Expense, and

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP as applicable.

        "Consolidated First Lien Leverage Ratio" means, as of the date of determination, the ratio of (a) the principal amount of the notes outstanding at such date plus, without duplication, the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens on the Notes Collateral which are pari passu with or senior in priority to the Liens securing the notes and related Guarantees to (b) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries during the four full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated First Lien Leverage Ratio, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to

Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any Asset Acquisition or Asset Sale (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Acquisition or Asset Sale (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense, plus

  (2)
  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends either to the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer or paid in Qualified Capital Stock of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

        "Consolidated Indebtedness" means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries, plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Capital Stock of the Issuer and its Restricted Subsidiaries and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

  (a)
  any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), but excluding (x) the write-off of deferred financing costs as a result of prepayment of Indebtedness on the Issue Date described in this prospectus and (y) the amortization of deferred financing costs recorded on the Issue Date in connection with the notes and the Credit Agreement,

  (b)
  the net costs under Interest Swap Obligations,

  (c)
  all capitalized interest,

  (d)
  the interest portion of any deferred payment obligation, and

  (e)
  all fees payable in connection with the issuance of letters of credit or availability under a letter of credit facility; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

  (1)
  after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

  (2)
  after-tax items classified as extraordinary or nonrecurring gains or losses;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

  (4)
  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

  (5)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

  (6)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (7)
  gains or losses from the cumulative effect of any change in accounting principles occurring after the Issue Date; and

  (8)
  the write-off of deferred financing costs as a result of, and the cost of terminating interest rate swaps (if any) in connection with the prepayments of outstanding Indebtedness on the Issue Date.

        "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization, accretion and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge (other than non-cash accretion of environmental liabilities required by GAAP) which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means, collectively, (i) one or more credit facilities, including, without limitation, the credit agreement dated as of July 31, 2009, among the Issuer, as borrower, the financial institutions party to such agreement in their capacities as lenders, Bank of America, N.A., as administrative agent, and certain other parties and (ii) the related documents (including, without limitation, any guarantee agreements, promissory notes, fee letters and security documents), in each case as such agreements, other agreements and security documents may be amended (including any amendment and restatement), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or availability of letters of credit thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements, other agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders, or issuers of letters of credit.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

        "Debtor Relief Laws" means the Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws or regulations of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Destruction" means any damage to, loss or destruction of all or any portion of the Collateral.

        "Discharge of ABL Obligations" means the date on which the ABL Obligations have been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated and the ABL Obligations is no longer secured by the ABL Collateral; provided that the Discharge of ABL Obligations shall not be deemed to have occurred in connection with a refinancing of such ABL Obligations with Indebtedness secured by the ABL Collateral on a first-priority basis under an agreement that has been designated in writing by the administrative agent under the Credit Facility so refinancing the Credit Agreement and the trustee in accordance with the terms of the Intercreditor Agreement.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Issuer incorporated or otherwise organized or existing under the laws of the United States, any State or the District of Columbia, other than any Restricted Subsidiary that is a Subsidiary of a Foreign Restricted Subsidiary.

        "Equity Offering" means a public or private sale of Qualified Capital Stock (other than on Form S-4 or S-8 or any successor Forms thereto) of the Issuer.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statutes.

        "fair market value" means with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined conclusively by the Issuer's Board of Directors acting reasonably and in good faith and, to the extent otherwise required by the indenture, shall be evidenced by a Board Resolution of the Issuer's Board of Directors delivered to the trustee.

        "Foreign Restricted Subsidiary" means any of the Issuer's Restricted Subsidiaries incorporated or organized in any jurisdiction outside of the United States.

        "Foreign Subsidiary Total Assets" means the total assets of Foreign Restricted Subsidiaries of the Issuer, determined on a consolidated basis in accordance with GAAP, as of the most recent balance sheet of the Issuer.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay or to maintain financial statement conditions or otherwise), or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

        Notwithstanding the preceding, "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantee" means the guarantee by each Guarantor of the Issuer's obligations under the indenture.

        "Guarantor" means:

  (1)
  each Domestic Restricted Subsidiary on the Issue Date;

  (2)
  each Restricted Subsidiary required to execute and deliver a Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" and "Future Guarantors" covenants; and

  (3)
  each of the Issuer's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the indenture.

        "Hedge Bank" means any Person that, at the time it enters into a Swap Contract permitted under the indenture, is a lender under the Credit Agreement or an Affiliate of a lender under the Credit Agreement, in such Person's capacity as a party to such Swap Contract.

        "Indebtedness" means with respect to any Person any indebtedness of such Person, without duplication, in respect of:

  (1)
  all Obligations for borrowed money;

  (2)
  all Obligations evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations;

  (4)
  the deferred and unpaid purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligations being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

  (8)
  all Obligations under Currency Agreements or Commodity Agreements and Interest Swap Obligations of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes of this definition of Indebtedness, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of

Directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by the Issuer or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount shall be due upon any declaration of acceleration shall be the accreted value of the Indebtedness at the date of determination.

        "Independent Financial Advisor" means a firm:

  (1)
  which does not have a direct or indirect common equity interest in the Issuer; and

  (2)
  which, in the judgment of the Issuer's Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Initial ABL Agent" means Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement, including its successors and assigns from time to time.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit, including a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" does not include extensions of trade credit by, prepayment of expenses by, and receivables owing to, the Issuer and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Issuer's normal trade practices or those of such Restricted Subsidiary, as the case may be. For purposes of the "Limitation on Restricted Payments" covenant:

  (1)
  "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Issuer and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Issuer at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of ours; and

  (2)
  the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

        If the Issuer or any of the Restricted Subsidiaries of the Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of that Restricted Subsidiary not sold or disposed of.

        "Issue Date" means the first date of original issuance of the notes.

        "Junior Lien Priority" means, relative to specified Indebtedness, having a Junior Lien Priority on specified Collateral and either subject to the Intercreditor Agreement in the capacity of "Junior Secured Notes" or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien Priority with a priority no greater than that held by the holders of ABL Obligations with respect to the Notes Collateral pursuant to the Intercreditor Agreement as to the specified Collateral.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

        "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

  (2)
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

  (3)
  any repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;

  (4)
  appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or such Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

  (5)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

and (b) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Insurance Proceeds" means the insurance proceeds (excluding liability insurance proceeds payable to the trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Issuer or any Restricted Subsidiary of the Issuer as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

  (2)
  repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by the indenture to be prior to the Lien granted to the Notes Collateral Agent for the benefit of the Noteholder Secured Parties pursuant to the Security Documents.

        "New Domestic Restricted Subsidiary" has the meaning set forth in the "Future Guarantors" covenant.

        "Non-Conforming Plan of Reorganization" means any plan of reorganization that grants any Noteholder Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Intercreditor Agreement.

        "Note Obligations" means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of, the Issuer and the Guarantors (whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness, liabilities, obligations, covenants and duties) arising under (i) the notes, the Guarantees, the Security Documents, the indenture or otherwise, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Other Pari Passu Lien Obligations" means any Additional Notes and any other Indebtedness having (i) Pari Passu Lien Priority relative to the notes with respect to the Notes Collateral, (ii) either Pari Passu Lien Priority, Junior Lien Priority or no Lien relative to the notes with respect to the ABL Collateral and (iii) substantially identical terms as the notes (other than issue price, interest rate, yield and redemption terms) and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any notes or Additional Notes and all obligations with respect to such Indebtedness; provided, that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive to the Issuer and the Restricted Subsidiaries than the terms and covenants under the notes; provided that such Indebtedness has Pari Passu Lien Priority relative to the notes; and (b) contain terms and covenants that are more restrictive to the Issuer and its Restricted Subsidiaries than the terms and covenants under the notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the notes and the Indenture are amended to contain any such more restrictive terms and covenants; provided further, that such Indebtedness shall have a stated maturity date that is the same as or later than that of the notes.

        "Pari Passu Lien Priority" means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

        "Permitted Business" means the business of the Issuer and the Issuer's Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

        "Permitted Holders" means (i) Alan S. McKim; (ii) the spouse and lineal descendants of Alan S. McKim; (iii) any controlled Affiliate of any of the foregoing; (iv) in the event of the incompetence or death of any of the Persons described in clause (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer owned by such Person; or (v) any trusts, general partnerships or limited partnerships created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust general partnership or limited partnership.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the notes issued on the Issue Date and the Exchange Notes with respect to such notes and any Guarantees thereof;

  (2)
  Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) outstanding under the Credit Agreement by the Issuer and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $150.0 million less the amount of all repayments (if such repayments are under a revolving credit agreement, to the extent accompanied by a permanent commitment reduction) under the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by clause (3)(a)(x) of paragraph (b) of the "Limitation on Asset Sales" covenant and (b) 85% of the book value of the Issuer's and its Restricted Subsidiaries' accounts receivable; provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under this clause (2)(b) shall be reduced dollar for dollar by the amount of Indebtedness then outstanding under clause (12) below; provided further that any Indebtedness incurred pursuant to the Credit Agreement on the Issue Date shall be deemed to be incurred under this clause (2);

  (3)
  Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness in respect of (w) the Credit Agreement, (x) any debt instrument of Eveready or any of its Subsidiaries to be repaid in connection with the acquisition thereof, (y) the Issuer's 11 1/4% Senior Secured Notes due 2012 (which have been discharged prior to the Issue Date) and (z) Indebtedness referred to in clause (1) of this definition) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions therein;

  (4)
  Interest Swap Obligations of the Issuer covering Indebtedness of the Issuer or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Issuer covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are in a notional principal amount that does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates and are entered into for bona fide hedging purposes and not for speculation;

  (5)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Restricted Subsidiary of the Issuer to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer in each case subject to no Lien held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer; provided that if as of any date any Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

  (7)
  Indebtedness of the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Issuer; provided that (a) any Indebtedness of the Issuer to any Wholly Owned Restricted Subsidiary of the Issuer is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Issuer owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Issuer;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

  (9)
  Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

  (10)
  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries not to exceed $50.0 million in the aggregate at any one time outstanding;

  (11)
  Indebtedness under Commodity Agreements;

  (12)
  the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into the ordinary course of business in connection with a Qualified Receivables Transaction) to the Issuer or to any Restricted Subsidiary of the Issuer or its assets (other than such Receivables Entity and its Receivables and Related Assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of Indebtedness permitted to be incurred under clause (2) above to the extent set forth therein;

  (13)
  Refinancing Indebtedness;

  (14)
  Indebtedness of Foreign Restricted Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (14), 15% of the Foreign Subsidiary Total Assets at such time; and

  (15)
  additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

        For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant,

  (a)
  in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant,

  (b)
  accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of

    Disqualified Capital Stock for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant,

  (c)
  guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

  (d)
  if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included, and

  (e)
  if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred.

        "Permitted Investments" means:

  (1)
  Investments by the Issuer or any Restricted Subsidiary of the Issuer in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Issuer or that will merge or consolidate into the Issuer or a Restricted Subsidiary of the Issuer; provided that such Restricted Subsidiary of the Issuer is not restricted from making dividends or similar distributions by contract, operation of law or otherwise other than as permitted by the "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant;

  (2)
  Investments in the Issuer by any Restricted Subsidiary of the Issuer; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligations under the notes and the indenture;

  (3)
  Investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $2.0 million in the aggregate at any one time outstanding or (b) to fund purchases of the Issuer's Capital Stock under any stock option plan or similar employment arrangements so long as no cash is actually advanced by the Issuer or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

  (5)
  Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of the Issuer's or its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

  (6)
  Investments in securities of trade creditors or customers received

  (a)
  pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or

  (b)
  in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

  (7)
  Investments made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (8)
  Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case in compliance with the indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

  (9)
  Investments in the notes;

  (10)
  Investments in existence on the Issue Date;

  (11)
  (a) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Qualified Receivables Transaction; provided that (A) such Investment is made by a Receivables Entity and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Entity, and (b) Investments of funds in any accounts permitted or required by the arrangements governing a Qualified Receivables Transaction;

  (12)
  guarantees of Indebtedness to the extent permitted pursuant to the "Limitation on Incurrence of Additional Indebtedness," "Limitation on Issuances of Guarantees by Restricted Subsidiaries" and "Future Guarantors" covenants; and

  (13)
  additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $50.0 million at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings (provided that such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Liens) and as to which the Issuer or its Restricted Subsidiaries shall have set aside on their books such reserves, if any, as shall be required in conformity with

  (x)
  GAAP in the case of a Domestic Restricted Subsidiary (or any Subsidiary of a Foreign Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia), and

  (y)
  generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

  (2)
  statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings (provided that such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Liens), if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, financial assurance and other statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, including any pledge or deposit securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith (exclusive of obligations for the payment of borrowed money);

  (4)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (5)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens, incidental to the conduct of the business of the Issuer and their Restricted Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially and adversely affect the value of the properties affected thereby or materially impair such properties' use in the operation of the business of the Issuer and its Restricted Subsidiaries;

  (6)
  leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries;

  (7)
  Liens securing Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness;" provided, however, that (i) in the case of Capitalized Lease Obligations, such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation and (ii) in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of ours or any Restricted Subsidiary of ours other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

  (8)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (9)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other personal property relating to such letters of credit and products and proceeds thereof;

  (10)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11)
  Liens securing Interest Swap Obligations so long as the Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

  (12)
  Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

  (13)
  Liens by reason of judgment or decree not otherwise resulting in a Default;

  (14)
  Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under the indenture;

  (15)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

  (16)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  (17)
  Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer; and

  (b)
  such Liens do not extend to or cover any property or assets of the Issuer or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer;

  (18)
  Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;

  (19)
  Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Qualified Receivables Transaction; and

  (20)
  Liens on assets of Foreign Restricted Subsidiaries securing Indebtedness of Foreign Restricted Subsidiaries incurred pursuant to clause (14) of the definition of "Permitted Indebtedness."

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Purchase Money Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries in which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in Receivables and Related Assets; provided that such transaction is on market terms at the time the Issuer or such Restricted Subsidiary or the Receivables Entity entered into the transaction.

        "Receivables and Related Assets" means any accounts receivable (whether existing on the Issue Date or arising thereafter) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Receivables Entity" means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity:

  (1)
  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

  (a)
  is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

  (b)
  is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction; or

  (c)
  subjects any property or asset of the Issuer or of any Restricted Subsidiary of the Issuer (other than another Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

  (2)
  with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Issuer or any Restricted Subsidiary of the Issuer of (A) for purposes of clause (13) of the definition of "Permitted Indebtedness," Indebtedness incurred or existing in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (14) or (15) of the definition of "Permitted Indebtedness") or (B) for any other purpose, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by the Issuer in connection with such Refinancing); or

  (2)
  create Indebtedness with

    (a)
    if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of "Permitted Indebtedness," a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

    (b)
    if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of "Permitted Indebtedness" or with the "Limitation on Incurrence of Additional Indebtedness" covenant, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the notes or a final maturity earlier than the final maturity of the notes;

provided that

  (1)
  if such Indebtedness being Refinanced is solely Indebtedness of the Issuer, then such Refinancing Indebtedness shall be solely Indebtedness of the Issuer; and

  (2)
  if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Restricted Payment" has the meaning set forth in the "Limitation on Restricted Payments" covenant.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of the Issuer of any property, whether owned by the Issuer or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between the Issuer or any Guarantor and any Cash Management Bank.

        "Secured Hedge Agreement" means any Swap Contract required or permitted under the indenture that is entered into by and between the Issuer or any Guarantor and any Hedge Bank.

        "Security Documents" means, collectively:

  (1)
  the Security Agreement dated as of the Issue Date (as amended, restated, modified, supplemented, extended or replaced from time to time), among the Issuer and its domestic subsidiaries, as Assignors, and the Notes Collateral Agent; and

  (2)
  all other security agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Notes Collateral Agent on any or all of the Collateral.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X under the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (6), (7) or (8) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Taking" means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

        "Transactions" means the acquisition by the Issuer of Eveready, the sale by the Issuer of the notes issued on the Issue Date, the Issuer's payment or discharge of substantially all of the outstanding Indebtedness of the Issuer and its Subsidiaries and Eveready and its Subsidiaries other than Capital Lease Obligations, the replacement of substantially all of the Issuer's previously outstanding letters of credit, and payment of related fees and expenses.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2012; provided, however, that if the period from the redemption date to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Monies" means all cash and Cash Equivalents received by the trustee, net of reasonable out-of-pocket expenses and fees (including, without limitation, expenses of attorneys):

  (1)
  upon the release of Collateral, except pursuant to an Asset Sale; and

  (2)
  pursuant to the Security Documents.

        "Unrestricted Subsidiary" means (1) any Subsidiary of any Person that is designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any

Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary only if:

  (a)
  such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated;

  (b)
  either (1) the Issuer certifies to the trustee in an officers' certificate that such designation complies with the "Limitation on Restricted Payments" covenant or (2) the Subsidiary to be so designated at the time of designation has total consolidated assets of $25,000 or less; and

  (c)
  each Subsidiary to be so designated and each of its Subsidiaries has not and does not after the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the Issuer's assets or those of any of the Issuer's Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

  (1)
  immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

  (1)
  the then outstanding aggregate principal amount of such Indebtedness into

  (2)
  the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

        TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax considerations that may be relevant to the exchange, ownership and disposition of the notes; it does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. We have not and will not seek a ruling from the Internal Revenue Service (the "IRS") regarding the matters discussed below, and we cannot assure you that the IRS will not challenge one or more of the tax considerations described herein.

        Unless otherwise stated, this summary deals only with the new notes offered to be exchanged for old notes purchased for cash on original issue at their issue price (as defined below) and held as capital assets (generally, property held for investment) and does not address tax considerations applicable to investors that may be subject to special tax rules including banks, thrifts, real estate investment trusts, regulated investment companies, tax exempt organizations, insurance companies, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, "straddle," "synthetic security" or "conversion transaction" for tax purposes, partnerships or other pass through entities for U.S. federal income tax purposes (or investors in such entities), U.S. expatriates, or U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar. If an entity treated as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisor. Further, this summary does not discuss alternative minimum tax consequences, if any, or any state, local or foreign tax consequences to holders of the notes.

U.S. Holders of Notes

        For purposes of this summary, a "U.S. holder" means the beneficial owner of a note that is for United States federal income tax purposes:

          (1)   an individual who is a citizen or resident of the United States,

          (2)   a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

          (3)   an estate, the income of which is subject to United States federal income taxation regardless of its source, or

          (4)   a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The discussion herein assumes that a U.S. holder will not make an election to treat stated interest on the notes as original issue discount (as discussed below).

        Stated Interest.    Payments of stated interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received in accordance with the holder's regular method of tax accounting.

        OID on the Notes.    If the stated principal amount of a note exceeds its "issue price" by more than a statutory de minimis amount, the note will be treated as having been issued with original issue discount ("OID") for U.S. federal income tax purposes in the amount of such excess. The issue price is the initial offering price at which a substantial amount of the notes are sold to the investors (excluding bond houses and brokers).

        The old notes were issued with OID, and the new notes issued in exchange for the old notes will be treated as issued with OID. A U.S. Holder will therefore be required to include in such holder's gross income (as ordinary income) the daily portion of such OID for each day that such holder holds the notes. Regardless of such holder's method of accounting, and regardless of the timing of actual payments, such holder will be required to accrue OID on a constant yield basis and generally will have to include OID in gross income in advance of such holder's actual receipt of the income.

        The amount of OID allocable to each accrual period is equal to the difference between (1) the product of the "adjusted issue price" of the note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (2) the amount of any stated interest allocable to the accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID previously allocable to all prior accrual periods. The "yield to maturity" of a note is the interest rate that, when used to compute the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

        Generally, under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. Such holder may elect, subject to certain limitations, to treat stated interest on the notes as OID, so that all of the interest that accrues on a note will be included in gross income on a constant yield basis. This election generally will apply only to the note with respect to which it is made and may not be revoked without IRS consent.

        Sale, Exchange or Other Disposition of Notes.    Subject to the discussion below under "The Exchange Offer," upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable capital gain or loss equal to the difference between (A) the amount of cash proceeds and the fair market value of any property received (except to the extent that this amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income as discussed above) and (B) the holder's adjusted tax basis in the note. The U.S. holder's adjusted tax basis in a note generally will be such holder's original cost increased by the amount of OID previously included in such holder's gross income. The gain or loss will generally be long-term capital gain or loss provided that the holder's holding period for the note exceeds one year. In the case of a holder other than a corporation, the current maximum marginal United States federal income tax rate applicable to long term capital gain recognized on the sale of a note is 15% (currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011). The deductibility of capital losses is subject to certain limitations.

        The Exchange Offer.    The exchange of the old notes for new notes pursuant to the exchange offer will not constitute an exchange or other taxable disposition for United States federal income tax purposes. Therefore, a holder will have the same issue price, holding period and adjusted tax basis in the new note as in the note surrendered. In addition, each holder of notes will continue to be required to include interest on the notes in its gross income in accordance with its regular method of accounting for United States federal income tax purposes, and all other United States federal income tax consequences of holding and disposing of new notes will be the same as the United States federal income tax consequences of holding and disposing of old notes.

        Information Reporting and Backup Withholding Tax.    In general, information reporting requirements will apply to payments of interest (and accruals of OID) on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes. A U.S. holder will generally be subject to backup withholding (currently at a rate of 28%) on such payments and proceeds unless the holder provides to us or our paying agent a correct taxpayer identification number and certain other information, certified under penalties of perjury, or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders of Notes

        Except as modified for estate tax purposes, for purposes of this summary, a "non-U.S. holder" means a beneficial owner of a note that is an individual, corporation, estate or trust and is not a U.S. holder (as defined above).

        Interest Income.    Generally, interest income (which, for purposes of this discussion includes OID) of a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that:

          (1)   the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

          (2)   the non-U.S. holder is not a controlled foreign corporation that is related to us;

          (3)   the non-U.S. holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code;

          (4)   such interest is not effectively connected with a U.S. trade or business of the non-U.S. holder; and

          (5)   either (A) the non-U.S. holder provides to us or our paying agent a properly executed IRS Form W-8BEN (or successor form), and certifies, under penalties of perjury, that it is not a United States person, or (B) the non-U.S. holder holds notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to certain non-U.S. holders that are entities rather than individuals.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% United States federal withholding tax, unless the non-U.S. holder provides to us a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

        If any interest on the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, such non-U.S. holder will be subject to United States federal income tax generally in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any "effectively connected" income will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by such non-U.S. holder in the United States. If a non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business also may be subject to a "branch profits tax" at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

        If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply (assuming an appropriate certification is provided).

        Sale, Exchange or Disposition of Notes.    Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, retirement, or other taxable disposition of the notes unless:

          (1)   the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and where an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case such gain will be taxed as discussed above with respect to effectively connected interest; or

          (2)   in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case (except as otherwise provided by an applicable income tax treaty) such holder will be subject to a 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

        Information Reporting and Backup Withholding.    Payments to a non-U.S. holder of interest (including OID) on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        Backup withholding (currently at a rate of 28%) generally will not apply to interest payments (including OID) on the notes to a non-U.S. holder if such holder has complied with the applicable certification requirements described in subparagraph (5) in the "Interest Income" section above or otherwise establishes an exemption under the applicable Treasury regulations.

        Payment of the proceeds of a sale or other disposition (including a retirement or redemption) of a note effected by the United States office of a United States or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status or the non-U.S. holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of a sale or other disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or a non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of a sale or other disposition of a note effected outside the United States by such a broker if it:

          (1)   is a United States person;

          (2)   derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

          (3)   is a controlled foreign corporation for United States federal income tax purposes; or

          (4)   is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the holder's United States federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.

        United States Federal Estate Tax.    The notes will not be included in the estate of a deceased non-U.S. holder (as specifically defined for United States federal estate tax purposes) if interest payments to such non-U.S. holder would be exempt from withholding of United States federal income tax under the portfolio interest exemption discussed above (without regard to the certification requirement).

        The United States federal income and estate tax discussion set forth above is included for general information only. Holders should consult their own tax advisors with respect to the tax consequences to them of the exchange, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and any proposed change in applicable laws.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make available a prospectus, as amended or supplemented, meeting the requirements of the Securities Act to any broker-dealer for use in connection with those resales.

        We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell new notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We will indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Davis, Malm & D'Agostine, P.C., Boston, Massachusetts, has passed upon the validity and enforceability of the new notes and the guarantees for Clean Harbors and the Guarantors.

EXPERTS

        The financial statements, and the related financial statement schedule, included and incorporated in this Prospectus by reference from Clean Harbors, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007), and the effectiveness of Clean Harbors, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included and incorporated herein by reference. Such financial statements and financial statement schedule have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Eveready Inc. and subsidiaries as of December 31, 2008 and 2007 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2008, included in this prospectus, have been audited by Ernst & Young LLP, chartered accountants, as stated in their report appearing herein.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in specified documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of the initial registration statement relating to the exchange offer and prior to the termination of any offering of securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

  •
  our definitive Proxy Statement dated April 6, 2009 for our Annual Meeting of Shareholders held on May 11, 2009; and

  •
  our Reports on Form 8-K (other than the copies of press releases furnished as exhibits 99.1 to certain of such Reports) filed with the SEC on January 8, 2009, February 25, 2009, March 9, 2009, March 13, 2009, April 30, 2009, May 6, 2009, May 14, 2009, August 3, 2009 (and the amendments thereto filed on September 21, 2009 and September 30, 2009), and August 20, 2009.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

        Clean Harbors, Inc.
42 Longwater Drive
Norwell, Massachusetts 02061-9149
Telephone: (781) 792-5100
Attention: Executive Offices

        If you would like to request any documents, please do so by no later than                        , 2009 in order to receive them before the expiration of the exchange offer.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-4 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Clean Harbors, Inc.
Norwell, Massachusetts

        We have audited the accompanying consolidated balance sheets of Clean Harbors, Inc. and subsidiaries (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Clean Harbors, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        As discussed in Notes 2 and 11 to the consolidated financial statements, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2009 expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 2, 2009

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(dollars in thousands)

	As of December 31,
	2008	2007
Current assets:
Cash and cash equivalents	$249,524	$119,538
Marketable securities	175	850
Accounts receivable, net of allowances aggregating $6,723 and $6,105, respectively	174,990	193,126
Unbilled accounts receivable	5,545	14,703
Deferred costs	5,877	7,359
Prepaid expenses and other current assets	13,472	10,098
Supplies inventories	26,905	22,363
Deferred tax assets	12,564	11,491
Properties held for sale	—	910

Total current assets	489,052	380,438

Property, plant and equipment:
Land	26,399	22,273
Asset retirement costs (non-landfill)	1,761	1,438
Landfill assets	35,062	29,925
Buildings and improvements	127,466	112,469
Vehicles	33,502	22,854
Equipment	310,459	274,619
Furniture and fixtures	1,663	1,454
Construction in progress	13,206	18,702

	549,518	483,734
Less—accumulated depreciation and amortization	254,057	221,133

	295,461	262,601

Other assets:
Long-term investments	6,237	8,500
Deferred financing costs	3,044	5,881
Goodwill	24,578	21,572
Permits and other intangibles, net of accumulated amortization of $40,303 and $36,443, respectively	71,754	74,809
Deferred tax assets	5,454	12,176
Other	2,756	3,911

	113,823	126,849

Total assets	$898,336	$769,888

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY

(dollars in thousands)

	As of December 31,
	2008	2007
Current liabilities:
Uncashed checks	$7,733	$5,489
Current portion of capital lease obligations	400	1,251
Accounts payable	63,885	81,309
Deferred revenue	24,190	29,730
Accrued expenses	67,901	65,789
Current portion of closure, post-closure and remedial liabilities	17,264	18,858
Income taxes payable	—	8,427

Total current liabilities	181,373	210,853

Other liabilities:
Closure and post-closure liabilities, less current portion of $6,383 and $5,527, respectively	26,254	24,202
Remedial liabilities, less current portion of $10,881 and $13,331, respectively	135,007	141,428
Long-term obligations	52,870	120,712
Capital lease obligations, less current portion	360	1,520
Unrecognized tax benefits and other long-term liabilities	73,427	68,276

Total other liabilities	287,918	356,138

Commitments and contingent liabilities
Stockholders' equity:
Common stock, $.01 par value:
Authorized 40,000,000 shares; issued and outstanding 23,733,257 and 20,327,533 shares, respectively	237	203
Treasury stock	(1,653)	(1,170)
Additional paid-in capital	353,950	166,653
Accumulated other comprehensive (loss) income	(688)	17,498
Accumulated earnings	77,199	19,713

Total stockholders' equity	429,045	202,897

Total liabilities and stockholders' equity	$898,336	$769,888

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the years ended December 31,
	2008	2007	2006
Revenues	$1,030,713	$946,917	$829,809
Cost of revenues (exclusive of items shown separately below)	707,820	664,440	584,835
Selling, general and administrative expenses	159,674	149,180	125,039
Accretion of environmental liabilities	10,776	10,447	10,220
Depreciation and amortization	44,471	37,590	35,339

Income from operations	107,972	85,260	74,376
Other (expense) income	(119)	135	(447)
Loss on early extinguishment of debt	(5,473)	—	(8,529)
Interest expense, net of interest income of $5,094, $4,023, and $3,589, respectively	(8,403)	(13,157)	(12,447)

Income before provision for income taxes and equity interest in joint venture	93,977	72,238	52,953
Provision for income taxes	36,491	28,040	6,339
Equity interest in joint venture	—	—	(61)

Net income	57,486	44,198	46,675
Dividends on Series B preferred stock	—	206	276

Net income attributable to common stockholders	$57,486	$43,992	$46,399

Earnings per share:
Basic income attributable to common stockholders	$2.56	$2.22	$2.38

Diluted income attributable to common stockholders	$2.51	$2.14	$2.26

Weighted average common shares outstanding	22,465	19,827	19,526

Weighted average common shares outstanding plus potentially dilutive common shares	22,866	20,630	20,657

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$57,486	$44,198	$46,675
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	44,471	37,590	35,339
Allowance for doubtful accounts	267	(418)	88
Amortization of deferred financing costs and debt discount	1,915	1,940	1,616
Accretion of environmental liabilities	10,776	10,447	10,220
Changes in environmental liability estimates	(2,047)	597	(9,582)
Deferred income taxes	3,197	(7,492)	(6,385)
Impairment of assets held for sale	—	—	207
Loss (gain) on sale of fixed assets and assets held for sale	119	(135)	240
Stock-based compensation	3,565	4,799	3,387
Excess tax benefit of stock-based compensation	(3,504)	(6,386)	(5,239)
Income tax benefits related to stock option exercises	3,534	6,427	5,399
Investment in joint venture	—	—	(61)
Write-off of deferred financing costs and debt discount	1,921	—	2,383
Environmental expenditures	(14,268)	(6,511)	(7,605)
Changes in assets and liabilities:
Accounts receivable	17,221	(19,142)	(5,000)
Other current assets	5,529	(2,693)	(11,092)
Accounts payable	(17,763)	(4,603)	(4,674)
Other current liabilities	(2,829)	21,377	5,466

Net cash from operating activities	109,590	79,995	61,382

Cash flows from investing activities:
Additions to property, plant and equipment	(57,462)	(36,528)	(40,668)
Acquisitions, net of cash acquired	(27,628)	(7,410)	(51,492)
Costs to obtain or renew permits	(2,129)	(1,302)	(2,348)
Proceeds from sales of restricted investments	—	—	3,469
Purchase of available-for-sale securities	(2,529)	(2,310)	(55,628)
Sales of marketable securities	4,350	3,200	45,388
Proceeds from sales of fixed assets and assets held for sale	537	615	2,010
Proceeds from insurance	346	944	384

Net cash from investing activities	$(84,515)	$(42,791)	$(98,885)

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

	For the years ended December 31,
	2008	2007	2006
Cash flows from financing activities:
Change in uncashed checks	$2,513	$(5,916)	$3,128
Proceeds from exercise of stock options	2,082	1,647	2,354
Proceeds from exercise of warrants	2,789	1,200	—
Remittance of shares	(483)	—	—
Excess tax benefit of stock-based compensation	3,504	6,386	5,239
Dividend payments on preferred stock	—	(206)	(276)
Deferred financing costs paid	—	(32)	(983)
Proceeds from employee stock purchase plan	1,820	1,169	801
Payments on capital leases	(485)	(1,455)	(2,111)
Proceeds from issuance of common stock, net	173,541	—	—
Principal payments on debt	(68,486)	—	(58,482)
Proceeds from term loan to finance acquisition	—	—	30,000
Other	—	(69)	—

Net cash from financing activities	116,795	2,724	(20,330)

Effect of exchange rate change on cash	(11,884)	6,060	(1,066)

Increase (decrease) in cash and cash equivalents	129,986	45,988	(58,899)
Cash and cash equivalents, beginning of year	119,538	73,550	132,449

Cash and cash equivalents, end of year	$249,524	$119,538	$73,550

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$13,661	$14,648	$17,761
Income taxes paid	36,520	13,941	5,356
Non-cash investing and financing activities:
Property, plant and equipment accrued	6,150	4,792	3,600
New capital lease obligations	—	—	142
Restricted stock grants	3,900	1,169	—

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands)

	Series B Preferred Stock
			Common Stock
								Restricted Stock Unearned Compensation	Accumulated Other Comprehensive Income
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Treasury Stock	Additional Paid-in Capital	Comprehensive Income			Accumulated Earnings	Total Stockholders' Equity
Balance at December 31, 2005	69	$1	19,353	$194	$—	$141,079		$(1,044)	$9,745	$(34,317)	$115,658
Net income	—	—	—	—	—	—	$46,675	—	—	46,675	46,675
Foreign currency translation	—	—	—	—	—	—	(638)	—	(638)	—	(638)
Unfunded pension liability (net of deferred taxes of $19)	—	—	—	—	—	—	35	—	35	—	35
FAS 158 adoption (net of deferred taxes of $113)	—	—	—	—	—	—	—	—	(203)	—	(203)

Comprehensive income	—	—	—	—	—	—	$46,072	—	—	—	—

Other	—	—	—	—	—	(6)		—	—	—	(6)
Series B preferred stock dividends	—	—	—	—	—	(276)		—	—	—	(276)
Stock-based compensation	—	—	41	—	—	3,387		—	—	—	3,387
Adoption of FAS No. 123(R)	—	—	—	—	—	(1,044)		1,044	—	—	—
Exercise of stock options	—	—	261	3	—	2,351		—	—	—	2,354
Tax benefit on exercise of stock options	—	—	—	—	—	5,399		—	—	—	5,399
Employee stock purchase plan	—	—	30	—	—	801		—	—	—	801

Balance at December 31, 2006	69	$1	19,685	$197	$—	$151,691		$—	$8,939	$12,358	$173,186
Net income	—	—	—	—	—	—	$44,198	—	—	44,198	44,198
Foreign currency translation	—	—	—	—	—	—	8,786	—	8,786	—	8,786
Minimum pension liability adjustment (net of deferred taxes of $127)	—	—	—	—	—	—	(227)	—	(227)	—	(227)

Comprehensive income	—	—	—	—	—	—	$52,757	—	—	—	—

FIN 48 cumulative effect adjustment	—	—	—	—	—	—		—	—	(36,843)	(36,843)
Other	—	—	—	—	—	(69)		—	—	—	(69)
Series B preferred stock dividends	—	—	—	—	—	(206)		—	—	—	(206)
Conversion of Series B preferred	(69)	(1)	210	2	—	(1)		—	—	—	—
Exercise of warrants	—	—	150	2	—	1,198		—	—	—	1,200
Stock-based compensation	—	—	56	—	—	4,799		—	—	—	4,799
Issuance of restricted shares, net of shares remitted	—	—	23	—	(1,170)	—		—	—	—	(1,170)
Exercise of stock options	—	—	173	2	—	1,645		—	—	—	1,647
Tax benefit on exercise of stock options	—	—	—	—	—	6,427		—	—	—	6,427
Employee stock purchase plan	—	—	31	—	—	1,169		—	—	—	1,169

Balance at December 31, 2007	—	—	20,328	$203	$(1,170)	$166,653		—	$17,498	$19,713	$202,897

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Continued)

(in thousands)

	Common Stock
						Accumulated Other Comprehensive Income (Loss)
	Number of Shares	$0.01 Par Value	Treasury Stock	Additional Paid-in Capital	Comprehensive Income		Accumulated Earnings	Total Stockholders' Equity
Balance at December 31, 2007	20,328	$203	$(1,170)	$166,653		$17,498	$19,713	$202,897
Net income	—	—	—	—	$57,486	—	57,486	57,486
Foreign currency translation	—	—	—	—	(16,950)	(16,950)	—	(16,950)
Change in fair value of available for sale securities (net of deferred taxes of $332)	—	—	—	—	(716)	(716)	—	(716)
Unfunded pension liability (net of deferred taxes of $328)	—	—	—	—	(520)	(520)	—	(520)

Comprehensive income	—	—	—	—	$39,300	—	—	—

Exercise of warrants	349	3	—	2,786		—	—	2,789
Stock-based compensation	(4)	—	—	3,565		—	—	3,565
Remittance of shares	(31)	—	(483)	—		—	—	(483)
Exercise of stock options	178	2	—	2,080		—	—	2,082
Issuance of common stock, net of issuance costs of $556	2,875	29	—	173,512		—	—	173,541
Tax benefit on exercise of stock options	—	—	—	3,534		—	—	3,534
Employee stock purchase plan	38	—	—	1,820		—	—	1,820

Balance at December 31, 2008	23,733	$237	$(1,653)	$353,950		$(688)	$77,199	$429,045

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) OPERATIONS

        Clean Harbors, Inc., through its subsidiaries (collectively, the "Company"), provides a wide range of environmental services and solutions to a diversified customer base in the United States, Canada, Puerto Rico and Mexico. The Company is one of the largest providers of environmental services and the largest operator of non-nuclear hazardous waste treatment facilities in North America based on a 2008 industry report. The Company has a network of more than 100 service locations, including 51 active hazardous waste management properties. These properties include six incineration facilities, nine commercial landfills, six wastewater treatment facilities, 20 transportation, storage and disposal facilities ("TSDFs"), two solvent recycling facilities and eight locations specializing in polychlorinated biphenyls ("PCB") management and oil storage and recycling. Some of our properties offer multiple capabilities. In addition, the Company has 73 service centers, satellite and support locations and corporate and regional offices. These properties are located in 36 states, six Canadian provinces, Puerto Rico and Mexico. Effective December 15, 2008, the Company's shares of common stock began trading on the New York Stock Exchange under the symbol CLH. Prior to that date, the Company's shares of common stock traded on The NASDAQ Global Select Market under the symbol CLHB.

(2) SIGNIFICANT ACCOUNTING POLICIES

        The accompanying consolidated financial statements of the Company reflect the application of certain significant accounting policies as described below:

  Principles of Consolidation

        The accompanying consolidated statements include the accounts of Clean Harbors, Inc. and its majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

        The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured. Revenue is recognized net of estimated allowances. Due to the nature of the business and the complex invoices that result from the services provided, customers may withhold payments and attempt to renegotiate amounts invoiced. Accordingly, management establishes a revenue allowance to cover the estimated amounts of revenue that may need to be credited to customers' accounts in future periods. The Company records a provision for revenue allowances based on specific review of particular customers, historical trends and other relevant information.

        The Company provides a wide range of environmental services through two segments: Technical Services and Site Services. Technical Services involve: (i) services for collection, transportation and logistics management; (ii) services for the categorizing, packaging and removal of laboratory chemicals (CleanPack®); and (iii) services related to the treatment and disposal of hazardous wastes. Site Services involve a wide range of services to maintain industrial facilities and process equipment, as well as clean up or contain actual or threatened releases of hazardous materials into the environment. Revenues for all services with the exception of services for the treatment and disposal of hazardous waste are recorded as services are rendered. Revenues for disposing of hazardous waste are recognized upon completion of wastewater treatment, landfill or incineration of the waste at a Company-owned site or when the waste is shipped to a third party for processing and disposal. Revenues from waste that is not

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yet completely processed and the related costs are deferred until services are completed. Revenue is recognized on contracts with retainage when services have been rendered and collectability is reasonably assured.

  Credit Concentration

        Concentration of credit risks in accounts receivable is limited due to the large number of customers comprising the Company's customer base throughout North America. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company establishes an allowance for uncollectible accounts based on specific review of particular balances and customers, the credit risk applicable to particular customers, historical trends and other relevant information.

  Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes ("SFAS No. 109") and effective January 1, 2007, Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). There are two major components of income tax expense, current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. Deferred tax expense or benefit is the result of changes between deferred tax assets and liabilities.

        The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statements of income. Accrued interest and penalties are included within unrecognized tax benefits and other long-term liabilities line in the consolidated balance sheet.

        A valuation allowance is established when, based on an evaluation of objective verifiable evidence, it is more likely than not that some portion or all of deferred tax assets will not be realized.

  Earnings per Share ("EPS")

        Basic EPS is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all potentially dilutive common shares that were outstanding during the period.

  Segment Information

        The Company's operations are managed in two segments: Technical Services and Site Services. The Company operates within the United States, Puerto Rico, Canada and Mexico and no individual customer accounts for more than 10% of revenues.

  Cash, Cash Equivalents and Uncashed Checks

        The Company classifies all highly liquid instruments purchased with maturities of less than three months to be cash equivalents.

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        The Company's cash management program with its revolving credit lender allows for the maintenance of a zero balance in the U.S. bank disbursement accounts that are used to issue vendor and payroll checks. The checks are covered from cash, at the Company's discretion, deposited into such accounts or from availability under the revolving line of credit when the checks are presented for payment. The program can result in checks outstanding in excess of bank balances in the disbursement accounts. When checks are presented to the bank for payment, cash deposits in amounts sufficient to fund the checks are made from funds provided by other accounts, or under the terms of the Company's revolving credit facility. Therefore, until checks are presented for payment, there is no right of offset by the bank and the Company continues to have control over cash relating to both released as well as unreleased checks. As such checks that have been written to vendors or employees but have not yet been presented for payment at the Company's bank, are classified as uncashed checks and added back to cash balances.

  Marketable Securities

        The Company has classified its marketable securities as available-for-sale and, accordingly, carries such securities at fair value. Unrealized gains and losses are reported, net of tax, as a component of stockholders' equity.

  Allowances for Doubtful Accounts

        On a regular basis, the Company evaluates its accounts receivable and establishes the allowance for doubtful accounts based on an evaluation of historical collection trends, customer concentration, customer credit ratings, current economic trends and changes in customer payment patterns.

  Unbilled Receivables

        The Company recognizes unbilled accounts receivable for service and disposal transactions rendered but not invoiced to the customer by the end of the period.

  Supplies Inventories

        Supplies inventories consist primarily of supplies and repair parts expected to be used in the operating cycle, which are stated at the lower of cost or market. The Company periodically reviews its inventories for obsolete or unsaleable items and adjusts its carrying value to reflect estimated realizable values.

  Properties Held for Sale

        From time to time the Company identifies properties that are no longer needed for its operations. These properties are transferred to properties held for sale at the lower of their net book value or current estimated market value less estimated selling costs when they meet the following criteria: (i) management, having the authority to approve the action, commits to a plan to sell the assets; (ii) the assets are available for immediate sale in their present condition, subject only to conditions that are usual and customary for the sale of such assets; (iii) the Company is actively searching for a buyer; (iv) the assets are being marketed at a price that is reasonable in relation to their current fair value; (v) actions necessary to complete the plan indicate that it is unlikely that significant changes to the plan will be made or the plan will be withdrawn; and (vi) the sale is probable and the transfer is expected to

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qualify for recognition as a completed sale within one year. At of December 31, 2007, there were three properties classified as properties held for sale. One Corporate Items segment property was sold in August 2008 for net proceeds of $0.4 million. The remaining two properties were reclassified as held and used in February and March of 2008. No properties were being held for sale at December 31, 2008.

  Property, Plant and Equipment (excluding landfill assets)

        Property, plant and equipment are stated at cost and include amounts capitalized under capital lease obligations. Expenditures for major renewals and improvements which extend the life of the asset are capitalized. Items of an ordinary repair or maintenance nature are charged directly to operating expense as incurred. During the construction and development period of an asset, the costs incurred, including applicable interest costs, are classified as construction-in-progress. Interest in the amount of $0.2 million, $1.2 million and $0.7 million was capitalized to fixed assets during the years ended December 31, 2008, 2007 and 2006, respectively. Depreciation and amortization expense was $33.4 million, $27.2 million and $23.3 million for the years ended December 31, 2008, 2007 and 2006, respectively.

        The Company depreciates and amortizes the cost of these assets, using the straight-line method as follows:

Asset Classification	Estimated Useful Life
Capitalized software	3 years
Buildings and building improvements	2-40 years
Land improvements	5 years
Leasehold improvements	2-10 years
Vehicles	3-12 years
Equipment	3-20 years
Furniture and fixtures	5-8 years

        The Company recognizes an impairment in the carrying value of long-lived assets when the expected future undiscounted cash flows derived from the assets are less than their carrying value. For the year ended December 31, 2006 the Company recorded a $0.6 million impairment charge related to long-lived assets at the Plaquemine, Louisiana facility. For the years ended December 31, 2008 and 2007, the Company recorded no impairment charge related to long-lived assets.

  Goodwill and Intangible Assets

        Goodwill, permits and other intangible assets are stated at cost. Goodwill is not amortized. Permits relating to landfills are amortized on a consumption unit basis. All other permits are amortized over periods ranging from 5 to 30 years on a straight-line basis. Permits consist of the value of permits acquired in a business combination and direct costs related to obtaining such permits such as legal fees, site surveys, engineering costs and other expenses. In addition, the Company capitalizes legal costs incurred in connection with the successful defense of the Company's right to accept certain waste under a validly issued permit. Amortization expense was $5.5 million, $5.0 million and $7.1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

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        The Company assesses goodwill for impairment at least on an annual basis as of December 31st by comparing the book value of the assets to their implied fair value. Permits and other intangible assets are assessed only when a specific triggering event occurs. For the year ended December 31, 2006, the Company recorded a $2.0 million impairment charge related to the Plaquemine, Louisiana facility. There were no impairment charges during the years ended December 31, 2008 and 2007.

  Leases

        The Company leases rolling stock, rail cars, equipment, real estate and office equipment under operating leases. Certain real estate leases contain rent holidays and rent escalation clauses. Most of the Company's real estate lease agreements include renewal periods at the Company's option. For its operating leases, the Company recognizes rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date the Company takes possession of the leased assets.

  Deferred Financing Costs

        Deferred financing costs are amortized over the life of the related debt instrument. Amortization expense is included in interest expense in the statements of income.

  Fair Value of Financial Instruments

        The Company's financial instruments consist of cash and cash equivalents, marketable securities, receivables, trade payables, auction rate securities and long-term debt. The estimated fair value of cash and cash equivalents, receivables, and trade payables approximate their carrying value due to the short maturity of these instruments. The fair value of the Company's outstanding senior secured notes is based on quoted market price and was $22.2 million and $93.8 million at December 31, 2008 and 2007, respectively. The term loan bears interest using a variable interest rate which approximates fair value. The fair value of marketable securities are recorded based on quoted market price and the fair value of auction rate securities are recorded based on discounted cash flows in accordance with SFAS No. 157, Fair Value Measurements ("SFAS No. 157").

  Landfill Accounting

        Landfill accounting—The Company amortizes landfill improvements, and certain landfill related permits over their estimated useful lives. The units-of-consumption method is used to amortize land, landfill cell construction, asset retirement costs and remaining landfill cells and sites. The Company also utilizes the units-of-consumption method to record closure and post-closure obligations for landfill cells and sites. Under the units-of-consumption method, the Company includes future estimated construction and asset retirement costs, as well as costs incurred to date, in the amortization base. Additionally, where appropriate, the Company includes probable expansion airspace that has yet to be permitted in the calculation of the total remaining useful life of the landfill.

        Landfill assets—Landfill assets include the costs of landfill site acquisition, preparation and improvement. These amounts are recorded at cost, which includes capitalized interest as applicable. Landfill assets, net of amortization, are combined with management's estimate of the costs required to complete construction of the landfill to determine the amount to be amortized over the remaining estimated useful economic life of a site. Amortization of landfill assets is recorded on a

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units-of-consumption basis, such that the landfill assets should be completely amortized at the date the landfill ceases accepting waste. Amortization totaled $5.6 million, $5.4 million and $4.9 million for the years ended December 31, 2008, 2007 and 2006, respectively. Changes in estimated costs to complete construction are applied prospectively to the amortization rate.

        Amortization of cell construction costs and accrual of cell closure obligations—Landfills are typically comprised of a number of cells, which are constructed within a defined acreage (or footprint). The cells are typically discrete units, which require both separate construction and separate capping and closure procedures. Cell construction costs are the costs required to excavate and construct the landfill cell. These costs are typically amortized on a units-of-consumption basis, such that they are completely amortized when the specific cell ceases accepting waste. In some instances, the Company has landfills that are engineered and constructed as "progressive trenches." In progressive trench landfills, a number of contiguous cells form a progressive trench. In those instances, the Company amortizes cell construction costs over the airspace within the entire trench, such that the cell construction costs will be fully amortized at the end of the trench useful life.

        The design and construction of a landfill does not create a landfill asset retirement obligation. Rather, the asset retirement obligation for cell closure (the cost associated with capping each cell) is incurred in relatively small increments as waste is placed in the landfill. Therefore, the cost required to construct the cell cap is capitalized as an asset retirement cost and a liability of an equal amount is established, based on the discounted cash flow associated with each capping event, as airspace is consumed. Spending for cell capping is reflected as environmental expenditures within operating activities in the statement of cash flows.

        Landfill final closure and post-closure liabilities—The Company has material financial commitments for the costs associated with requirements of the EPA and the comparable regulatory agency in Canada for landfill final closure and post-closure activities. In the United States, the landfill final closure and post-closure requirements are established under the standards of the EPA, and are implemented and applied on a state-by-state basis. Estimates for the cost of these activities are developed by the Company based on an evaluation of site-specific facts and circumstances, including the Company's interpretation of current regulatory requirements and proposed regulatory changes. Such estimates may change in the future due to various circumstances including, but not limited to, permit modifications, changes in legislation or regulations, technological changes and results of environmental studies.

        Final closure costs are the costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. These costs generally include the costs required to cap the final cell of the landfill (if not included in cell closure), the costs required to dismantle certain structures for landfills and other landfill improvements, and regulation-mandated groundwater monitoring, and leachate management. Post-closure costs involve the maintenance and monitoring of a landfill site that has been certified closed by the applicable regulatory agency. These costs generally include groundwater monitoring and leachate management. Regulatory post-closure periods are generally 30 years after landfill closure. Final closure and post-closure obligations are accrued on a units-of-consumption basis, such that the present value of the final closure and post-closure obligations are fully accrued at the date the landfill discontinues accepting waste.

        In accordance with SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"), cell closure, final closure and post closure costs are calculated by estimating the total obligation in current dollars, adjusted for inflation (2.44% during 2008 and 2.57% during 2007) and discounted at

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the Company's credit-adjusted risk-free interest rate (10.12% and 9.0% for the years ended December 31, 2008 and 2007, respectively).

        Landfill capacity—Landfill capacity, which is the basis for the amortization of landfill assets and for the accrual of final closure and post-closure obligations, represents total permitted airspace plus unpermitted airspace that management believes is probable of ultimately being permitted based on established criteria. The Company applies a comprehensive set of criteria for evaluating the probability of obtaining a permit for future expansion airspace at existing sites, which provides management a sufficient basis to evaluate the likelihood of success of unpermitted expansions. Those criteria are as follows:

  •
  Personnel are actively working to obtain the permit or permit modifications (land use, state and federal) necessary for expansion of an existing landfill, and progress is being made on the project.

  •
  The Company expects to submit the application within the next year and expects to receive all necessary approvals to accept waste within the next five years.

  •
  At the time the expansion is included in the Company's estimate of the landfill's useful economic life, it is probable that the required approvals will be received within the normal application and processing time periods for approvals in the jurisdiction in which the landfill is located.

  •
  The owner of the landfill or the Company has a legal right to use or obtain land associated with the expansion plan.

  •
  There are no significant known political, technical, legal, or business restrictions or issues that could impair the success of such expansion.

  •
  A financial feasibility analysis has been completed and the results demonstrate that the expansion has a positive financial and operational impact such that management is committed to pursuing the expansion.

  •
  Additional airspace and related additional costs, including permitting, final closure and post-closure costs, have been estimated based on the conceptual design of the proposed expansion.

        Exceptions to the criteria set forth above may be approved through a landfill-specific approval process that includes approval from the Company's Chief Financial Officer and review by the Audit Committee of the Board of Directors. As of December 31, 2008, there were three unpermitted expansions at two locations included in the Company's landfill accounting model, which represented 32.6% of the Company's remaining airspace at that date. As of December 31, 2008 and 2007, none of the expansions were considered exceptions to the Company's established criteria.

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        As of December 31, 2008, the Company had 11 active landfill sites (including the Company's two non-commercial landfills), which have estimated remaining lives (based on anticipated waste volumes and remaining highly probable airspace) as follows:

			Remaining Highly Probable Airspace (cubic yards) (in thousands)
		Remaining Lives (Years)
Facility Name	Location		Permitted	Unpermitted	Total
Altair	Texas	22	1,145	—	1,145
Buttonwillow	California	40	9,045	—	9,045
Deer Park	Texas	15	525	—	525
Deer Trail	Colorado	36	890	—	890
Grassy Mountain	Utah	20	350	1,366	1,716
Kimball	Nebraska	19	400	—	400
Lambton	Ontario	47	533	7,847	8,380
Lone Mountain	Oklahoma	11	1,046	—	1,046
Ryley	Alberta	21	1,359	—	1,359
Sawyer	North Dakota	43	1,070	—	1,070
Westmorland	California	64	2,732	—	2,732

			19,095	9,213	28,308

        The Company had 1.5 million cubic yards of permitted, but not highly probable, airspace as of December 31, 2008. Permitted, but not highly probable, airspace is permitted airspace the Company currently does not expect to utilize; therefore, this airspace has not been included in the above table.

        The following table presents the remaining highly probable airspace from January 1, 2006 through December 31, 2008 (in thousands of cubic yards):

	2008	2007	2006
Remaining capacity at January 1,	28,511	28,040	29,001
Addition of highly probable airspace	623	1,328	—
Consumed	(826)	(857)	(961)

Remaining capacity at December 31,	28,308	28,511	28,040

  Non-Landfill Closure and Post-Closure

        Non-landfill closure costs include costs required to dismantle and decontaminate certain structures and other costs incurred during the closure process. Post-closure costs, if required, include associated maintenance and monitoring costs as required by the closure permit. Post-closure periods are performance-based and are not generally specified in terms of years in the closure permit, but may generally range from 10 to 30 years or more.

        The Company records its non-landfill closure and post-closure liability by: (i) estimating the current cost of closing a non-landfill facility and the post closure care of that facility, if required, based upon the closure plan that the Company is required to follow under its operating permit, or in the event the facility operates with a permit that does not contain a closure plan, based upon legally

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enforceable closure commitments made by the Company to various governmental agencies; (ii) using probability scenarios as to when in the future operations may cease; (iii) inflating the current cost of closing the non-landfill facility on a probability weighted basis using the inflation rate to the time of closing under each probability scenario; and (iv) discounting the future value of each closing scenario back to the present using the credit-adjusted risk-free interest rate. Non-landfill closure and post-closure obligations arise when the Company commences operations.

  Remedial Liabilities

        Remedial liabilities, including Superfund liabilities, include the costs of removal or containment of contaminated material, the treatment of potentially contaminated groundwater and maintenance and monitoring costs necessary to comply with regulatory requirements. Most of the Company's remedial liabilities relate to the active and inactive hazardous waste treatment and disposal facilities which the Company acquired in the last six years and 35 Superfund sites owned by third parties for which the Company agreed to indemnify certain remedial liabilities owed or potentially owed to governmental entities by the sellers of certain assets (the "CSD assets") which the Company acquired in 2002. The Company performed extensive due diligence to estimate accurately the aggregate liability for remedial liabilities to which the Company became potentially liable as a result of the acquisitions. The Company's estimate of remedial liabilities involved an analysis of such factors as: (i) the nature and extent of environmental contamination (if any); (ii) the terms of applicable permits and agreements with regulatory authorities as to cleanup procedures and whether modifications to such permits and agreements will likely need to be negotiated; (iii) the cost of performing anticipated cleanup activities based upon current technology; and (iv) in the case of Superfund and other sites where other parties will also be responsible for a portion of the cleanup costs, the likely allocation of such costs and the ability of such other parties to pay their share. Remedial liabilities and on-going operations are reviewed quarterly and adjustments are made as necessary.

        The Company periodically evaluates potential remedial liabilities at sites that it owns or operates or to which the Company or the sellers of the CSD assets (or the respective predecessors of the Company or such sellers) transported or disposed of waste, including 59 Superfund sites as of December 31, 2008. The Company periodically reviews and evaluates sites requiring remediation, including Superfund sites, giving consideration to the nature (i.e., owner, operator, arranger, transporter or generator) and the extent (i.e., amount and nature of waste hauled to the location, number of years of site operations or other relevant factors) of the Company's (or such sellers') alleged connection with the site, the extent (if any) to which the Company believes it may have an obligation to indemnify cleanup costs in connection with the site, the regulatory context surrounding the site, the accuracy and strength of evidence connecting the Company (or such sellers) to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties ("PRPs") and the nature and estimated cost of the likely remedy. Where the Company concludes that it is probable that a liability has been incurred and an amount can be estimated, a provision is made, based upon management's judgment and prior experience, of such estimated liability.

        Remedial liabilities are inherently difficult to estimate. Estimating remedial liabilities requires that the existing environmental contamination be understood. There is a risk that the actual quantities of contaminants differ from the results of the site investigation, and there is a risk that contaminants exist that have not been identified by the site investigation. In addition, the amount of remedial liabilities recorded is dependent on the remedial method selected. There is a risk that funds will be expended on

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a remedial solution that is not successful, which could result in the additional incremental costs of an alternative solution. Such estimates, which are subject to change, are subsequently revised if and when additional or new information becomes available.

        Remedial liabilities are discounted only when the timing of the payments is estimable and the amounts are determinable. The Company's experience has been that the timing of the payments is not usually estimable and therefore, generally, remedial liabilities are not discounted. However, under purchase accounting, acquired liabilities are recorded at fair value, which requires taking into consideration inflation and discount factors. Accordingly, as of the respective acquisition dates, the Company recorded the remedial liabilities assumed as part of acquisitions at their fair value, which were calculated by inflating costs in current dollars using an estimate of future inflation rates as of the respective acquisition dates until the expected time of payment, then discounting the payment to its present value using a risk-free discount rate as of the acquisition dates. Discounts were and will be applied to the environmental liabilities as follows:

  •
  Remedial liabilities assumed relating to acquisitions are and will continue to be inflated using the inflation rates at the time of each acquisition (ranging from 2.17% to 2.44%) until the expected time of payment, then discounted at the risk-free interest rate at the time of such acquisition (ranging from 4.17% to 4.9%).

  •
  Remedial liabilities incurred subsequent to the acquisitions and remedial liabilities of the Company that existed prior to the acquisitions have been and will continue to be recorded at the estimated current value of the liabilities, which is usually neither increased for inflation nor reduced for discounting.

  Claims for Recovery

        The Company records claims for recovery from third parties relating to remedial liabilities only when realization of the claim is probable. The gross remedial liability is recorded separately from the claim for recovery on the balance sheet. At December 31, 2008 and 2007, the Company had recorded no such claims.

  Accumulated Other Comprehensive Income

        The components of accumulated other comprehensive income (loss) were as follows (in thousands):

	December 31,
	2008	2007	2006
Cumulative translation adjustment of foreign currency statements	$1,171	$18,121	$9,335
Change in fair value of available for sale securities (net of deferred taxes of $332)	(716)	—	—
Unfunded pension liability (net of deferred taxes of $328, $127 and $94, respectively)	(1,143)	(623)	(396)

	$(688)	$17,498	$8,939

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  Foreign Currency

        Foreign subsidiary balances are translated according to the provisions of SFAS No. 52, Foreign Currency Translation ("SFAS No. 52"). The Company has operations in both Canada and Mexico. The functional currency of each foreign subsidiary is its respective local currency. Assets and liabilities are translated to U.S. dollars at the exchange rate in effect at the balance sheet date and revenue and expenses at the average exchange rate for the period. Gains and losses from the translation of the consolidated financial statements of the foreign subsidiaries into U.S. dollars are included in stockholders' equity as a component of other comprehensive income. Gains and losses resulting from foreign currency transactions are recognized in the consolidated statements of income. Recorded balances that are denominated in a currency other than the functional currency are remeasured to the functional currency using the exchange rate at the balance sheet date and gains or losses are recorded in income.

  Letters of Credit

        The Company utilizes letters of credit to provide collateral assurance to regulatory authorities that certain funds will be available for closure of Company facilities. In addition, the Company utilizes letters of credit to provide collateral for casualty insurance programs, to provide collateral for the vehicle lease line and to provide collateral for a transportation permit. As of December 31, 2008 and 2007, the Company had outstanding letters of credit in an aggregate amount of $87.6 million and $89.7 million, respectively.

  Use of Estimates

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which are evaluated on an ongoing basis, that affect the amounts reported in the Company's consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable at the time under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and reported amounts of revenues and expenses. Actual results could differ from those estimates and judgments.

  Stock Based Compensation

        On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)") using the modified prospective method. SFAS No. 123(R) requires companies to recognize compensation cost relating to share-based payment transactions in their financial statements based upon the fair value of the equity or liability instruments issued and is recognized over the service period. Outstanding prior awards that were unvested as of January 1, 2006 are recognized as compensation cost, using the provisions of SFAS No. 123(R), over the remaining requisite service period.

        Prior to the adoption of SFAS No. 123(R), the Company included all tax benefits associated with equity-based compensation as operating cash flows in the Statement of Cash Flows. SFAS No. 123(R) requires any reduction in taxes payable resulting from tax deductions that exceed the recognized tax

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benefit associated with compensation expense (excess tax benefits) to be classified as financing cash flows.

  Business Combinations

        The Company accounts for the assets acquired and liabilities assumed in a business combination based on fair value estimates as of the date of acquisition. These estimates are revised during the allocation period as necessary if, and when, information regarding contingencies becomes available to further define and quantify assets acquired and liabilities assumed. The allocation period generally does not exceed one year. To the extent contingencies such as preacquisition environmental matters, litigation and related legal fees are resolved or settled during the allocation period, such items are included in the revised allocation of the purchase price. After the allocation period, the effect of changes in these contingencies is included in income from operations in the periods in which the adjustments are determined. The Company accrues any estimated additional purchase price related to contingent consideration if the contingency is reasonably assured.

  New Accounting Pronouncements

        In April 2008, the FASB issued FASB Staff Position SFAS No. 142-3, Determination of the Useful Life of Intangible Assets ("FSP SFAS No. 142-3"). FSP SFAS No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations ("SFAS No. 141"), and other US generally accepted accounting principles ("GAAP"). FSP SFAS No. 142-3 is effective for the Company on January 1, 2009. The adoption of this standard is not expected to have a material impact on the Company's financial position, results of operations, or cash flow.

        In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, ("SFAS No. 162"), which becomes effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board ("PCAOB") amendments to US Auditing Standards ("AU") Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP. This standard is not expected to have an impact on the Company's financial position, results of operations or cash flow.

        In June 2008, the FASB Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 08-3, Accounting by Lessees for Maintenance Deposits under Lease Agreements ("EITF No. 08-3"). EITF No. 08-3 provides that all nonrefundable maintenance deposits paid by a lessee, under an arrangement accounted for as a lease, should be accounted for as a deposit. When the underlying maintenance is performed, the deposit is expensed or capitalized in accordance with the lessee's maintenance accounting policy. Once it is determined that an amount on deposit is not probable of being used to fund future maintenance expense, it is recognized as additional rent expense at that time. EITF No. 08-3 is effective for the Company on January 1, 2009. The adoption of this standard is not

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) SIGNIFICANT ACCOUNTING POLICIES (Continued)

expected to have a material impact on the Company's financial position, results of operations or cash flow.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company expects SFAS No. 141R will have an impact on the consolidated financial statements, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions the Company consummates after the effective date. Under the provisions of SFAS 141R, the future reversal of acquisition-related tax reserves of approximately $11.1 million will be recorded in earnings, rather than as an adjustment to goodwill or acquisition related other intangible assets. If recognized, this will affect the annual effective income tax rate.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("SFAS 160"). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a material effect on the Company's financial position, results of operations or cash flow.

        The Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits companies to choose to measure certain financial assets and liabilities at fair value (the "fair value option"). The adoption of SFAS 159 did not have a material impact on the Company's financial position, results of operations or cash flow, as the fair value option has not been elected for any of the Company's financial assets or financial liabilities.

        In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which delays the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities beginning in the first quarter of fiscal 2009 to have a material impact on the Company's financial position, results of operations or cash flow.

        In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset in a Market That Is Not Active ("FSP 157-3"), which clarifies the application of SFAS No. 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management's internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have a material impact on the Company's financial position, results of operations, or cash flow.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2008, the FASB issued FSP FAS No. 132(R)-1, Employers' Disclosures about Postretirement Benefit Plan Assets ("FSP FAS 132(R)-1"), which requires additional disclosures for employers' pension and other postretirement benefit plan assets. As pension and other postretirement benefit plan assets were not included within the scope of SFAS No. 157, FSP FAS 132(R)-1 requires employers to disclose information about fair value measurements of plan assets similar to the disclosures required under SFAS No. 157, the investment policies and strategies for the major categories of plan assets, and significant concentrations of risk within plan assets. FSP FAS 132(R)-1 is effective for the Company as of December 31, 2009. As FSP FAS 132(R)-1 provides only disclosure requirements, the adoption of this standard will not have a material impact on the Company's financial position, results of operations or cash flow.

(3) BUSINESS COMBINATIONS

        On March 14, 2008, the Company acquired 100% of the outstanding stock of privately-held Universal Environmental, Inc., an environmental services company headquartered in Benicia, California, with a site office in Sparks, Nevada. In conjunction with the acquisition, the Company also acquired the land surrounding the California office. The purchase price is subject to post-closing adjustments based upon the amount by which Universal Environmental, Inc.'s net working capital as of the closing date exceeded or was less than $1.0 million. The preliminary calculation of the purchase price was $15.0 million and the allocation of the preliminary purchase price to the assets acquired and liabilities assumed are described in the table below. The primary reason for the acquisition was to expand Site Services into new geographical locations.

        On March 21, 2008, the Company acquired, for $12.9 million, two solvent recycling facilities, one in Chicago, Illinois and the other in Hebron, Ohio, and the businesses associated with those facilities from Safety-Kleen Systems, Inc. under two separate purchase agreements but which have been treated as one unit of accounting. The Company anticipates that this acquisition will broaden the Technical Services it can offer to customers and enhance its market share in the solvent recycling business. In conjunction with the acquisition, the Company entered into a dry cleaning service agreement with Safety-Kleen Systems, Inc., whereby the Company will handle and dispose of dry cleaning solvents for a two year period. The Company will receive a minimum of $9.0 million in revenue over this period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) BUSINESS COMBINATIONS (Continued)

        The calculations of the preliminary purchase price and the preliminary allocation of assets acquired and liabilities assumed are as follows (in thousands):

	Universal Environmental, Inc.(1)	Solvent Recycling Facilities(2)
Preliminary purchase price
Cash consideration	$12,706	$12,500
Acquisition costs	146	377
Estimated amount due to the seller for working capital adjustments	2,137	—

Total estimated purchase price	$14,989	$12,877

Preliminary allocation of purchase price
Current assets	$4,133	$656
Property, plant and equipment	8,096	13,671
Goodwill	2,013	993
Customer lists and other intangibles	4,100	900
Other assets	—	659

Total assets acquired	18,342	16,879

Liabilities assumed	(3,353)	(4,002)

Net assets acquired	$14,989	$12,877

    (1)
    The preliminary purchase price reflects an excess of the purchase price over the fair value of the net assets acquired of approximately $2.0 million, which has been recorded as goodwill. The entire amount of goodwill has been assigned to the Site Services segment and such amount is not expected to be deductible for tax purposes. The intangible assets are being amortized over their useful lives of nine years. The purchase price and related allocation were preliminarily determined and will be revised for any remaining working capital adjustments and additional information regarding tax assets, tax liabilities and tax attributes.

    (2)
    The preliminary purchase price reflects an excess of the purchase price over the fair value of the net assets acquired of approximately $1.0 million, which has been recorded as goodwill. The entire amount of goodwill has been assigned to the Technical Services segment and such amount is not expected to be deductible for tax purposes. The purchase price and related allocation are preliminarily determined and will be revised as a result of adjustments made to the purchase price and additional information regarding liabilities assumed.

        Management has determined the preliminary purchase price allocations based on estimates of the fair values of the tangible and intangible assets acquired and liabilities assumed. Such amounts are subject to adjustment based on the additional information necessary, as discussed below, to determine fair values.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) BUSINESS COMBINATIONS (Continued)

        The results of operations of the businesses acquired during 2008 have been included in the Company's consolidated financial statements since the respective dates of acquisition. On a proforma basis, those acquisitions were not material to the Company's results of operations.

        In August 2007, the Company acquired certain assets owned by Romic Environmental Technologies Corporation ("Romic"), which specialized in the collection and recycling of both hazardous and non-hazardous waste materials, for $8.6 million. The purchase price was subject to an adjustment equal to 40% of revenues generated from Romic customers for the six-month period subsequent to the acquisition. The final contingent payment due Romic of $2.2 million was paid, net of amounts due the Company, on March 31, 2008.

        The following is the calculation of the final purchase price and the final summary of assets acquired and liabilities assumed after all purchase price adjustments (in thousands):

Final purchase price
Cash consideration	$7,362
Acquisition costs	883
Reduction of existing Romic receivables	308

Total purchase price	$8,553

Summary of net assets acquired
Other current assets	$114
Equipment	693
Customer list and other intangibles	7,811

Total assets acquired	8,618

Liabilities assumed	(65)

Net assets acquired	$8,553

        Management has determined the final purchase price allocation based on estimates of the fair values of the tangible and intangible assets acquired and liabilities assumed. Negative goodwill of $7.3 million was proportionally allocated to equipment ($0.6 million) and customer lists and other intangibles ($6.7 million). The intangible assets are being amortized over a weighted average useful life of 8 years.

        The acquisition during 2007 described above was not material to the Company's results of operations.

        On February 27, 2009, the Company acquired 100% of the outstanding stock of EnviroSORT Inc., a privately-held company headquartered in Calgary, Alberta that provides specialized container management, vacuum, waste management and recycling services in several western Canadian provinces. EnviroSORT's assets include two waste management facilities, a service center, and multiple satellite locations throughout Alberta primarily to service the oil and gas drilling industry. The purchase price paid to the EnviroSORT shareholders (a portion of which was applied to pay off all of EnviroSORT's outstanding debt at the time of the closing) was $11.8 million (CDN), which is subject to post-closing adjustments based on the amount by which EnviroSORT's working capital at the time of the closing was greater or less than $0.6 million (CDN). The Company has not yet determined the final amount of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) BUSINESS COMBINATIONS (Continued)

acquisition costs which were incurred in connection with the acquisition, nor the allocation of the total purchase price among the assets acquired. The acquisition of EnviroSORT will be incorporated into the Technical Services segment and the Company anticipates such acquisition will not be material to the Company's results of operations during 2009.

(4) FAIR VALUE MEASUREMENTS

        The adoption of SFAS No. 157 by the Company on January 1, 2008 did not materially impact its financial condition, results of operations, or cash flows, but the Company is now required to provide additional disclosures as part of its financial statements. SFAS No. 157 establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

        Level 1: Observable inputs such as quoted prices in active markets;

        Level 2: Inputs, other than quoted prices in active markets, that are either directly or indirectly observable; and

        Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

        The Company's assets measured at fair value on a recurring basis as of December 31, 2008, were as follows (in thousands):

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2008
Auction rate securities	$—	$—	$6,237	$6,237
Marketable securities	$175	$—	$—	$175

        The fair value of the marketable securities was determined based on quoted prices of identical assets that were traded in an active market. As of December 31, 2007, the fair value of the auction rate securities was based on quoted market prices in an active auction rate securities market. Beginning in February 2008, the auction mechanism that normally provided liquidity to the auction rate securities investments began to fail. All of the auction rate security investments held by the Company subsequently experienced failed auctions and as a result, during the first quarter of 2008, the Company changed its valuation methodology for auction rate securities to a discounted cash flow analysis. For the year-ended December 31, 2008, the Company recorded a temporary impairment of $0.8 million within accumulated other comprehensive income. The discounted cash flow analyses considered, among other items, the collateralization underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, and the expectation of the next time the security is expected to have a successful auction. These securities were also compared, when possible, to other observable market data with similar characteristics to the securities held by the Company.

        In determining whether the decline in the value of the auction rate security investments was other-than-temporary, the Company considered several factors including, but not limited to, the following: (i) the reasons for the decline in value; (ii) the Company's ability and intent to hold the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(4) FAIR VALUE MEASUREMENTS (Continued)

investment for a sufficient period of time to allow for recovery of value; (iii) whether the decline was substantial; and (iv) the historical and anticipated duration of the events causing the decline in value. The evaluation for other-than-temporary impairments is a quantitative and qualitative process, which is subject to various risks and uncertainties. Currently, the Company has the intent and ability to hold the auction rate security investments until recovery of fair value, and therefore does not consider these unrealized losses to be other-than-temporary.

        The following table presents the Company's long-term investments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as defined in SFAS No.157 at December 31, 2008 (in thousands):

2008
Balance at January 1, 2008	$—
Transfer to Level 3 from Level 1	7,000
Unrealized losses	(763)

Balance at December 31, 2008	$6,237

(5) GOODWILL AND OTHER INTANGIBLE ASSETS

        Below is a summary of amortizable intangible assets at December 31, 2008 and 2007 (in thousands):

	2008				2007
	Cost	Accumulated Amortization	Net	Weighted Average Amortization Period (in years)	Cost	Accumulated Amortization	Net	Weighted Average Amortization Period (in years)
Permits	$94,446	$33,458	$60,988	17.2	$98,391	$30,902	$67,489	17.7
Customer lists and other intangible assets	17,611	6,845	10,766	6.2	12,861	5,541	7,320	7.6

	$112,057	$40,303	$71,754	13.6	$111,252	$36,443	$74,809	15.6

        The increase in customer lists and other intangible assets was due primarily to the acquisitions in 2008 of Universal Environmental, Inc. and two solvent recycling facilities. The goodwill balance as of December 31, 2008 increased $3.0 million to $24.6 million from December 31, 2007 as a result of those acquisitions. The foregoing includes estimates that are subject to change based upon final fair value determination.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(5) GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        Below is a summary of the expected amortization for intangible assets for the years ending December 31, (in thousands):

Expected Amortization
2009	$5,116
2010	4,866
2011	4,328
2012	4,196
2013	4,141
Thereafter	49,107

$71,754

(6) ACCRUED EXPENSES

        Accrued expenses consisted of the following (in thousands):

	2008	2007
Insurance	$15,361	$12,984
Interest	1,280	5,367
Accrued disposal costs	2,305	2,998
Accrued compensation and benefits	22,952	19,938
Other items	26,003	24,502

	$67,901	$65,789

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(7) CLOSURE AND POST-CLOSURE LIABILITIES

        The changes to closure and post-closure liabilities from January 1, 2007 through December 31, 2008 were as follows (in thousands):

	Landfill Retirement Liability	Non-Landfill Retirement Liability	Total
Balance at January 1, 2007	$18,858	$6,697	$25,555
New asset retirement obligations	1,507	—	1,507
Accretion	2,734	834	3,568
Changes in estimates recorded to statement of income	(298)	(554)	(852)
Other changes in estimates recorded to balance sheet	92	—	92
Settlement of obligations	(231)	(189)	(420)
Currency translation and other	234	45	279

Balance at December 31, 2007	22,896	6,833	29,729
Liabilities assumed in acquisitions	—	418	418
New asset retirement obligations	1,180	—	1,180
Accretion	3,028	872	3,900
Changes in estimates recorded to statement of income	(586)	452	(134)
Other changes in estimates recorded to balance sheet	213	—	213
Settlement of obligations	(1,050)	(1,138)	(2,188)
Currency translation and other	(412)	(69)	(481)

Balance at December 31, 2008	$25,269	$7,368	$32,637

        Anticipated payments (based on current estimated costs and anticipated timing of necessary regulatory approvals to commence work on closure and post-closure activities) for each of the next five years and thereafter are as follows (in thousands):

Year ending December 31,
2009	$6,698
2010	10,816
2011	4,320
2012	3,942
2013	3,560
Thereafter	214,223

Undiscounted closure and post-closure liabilities	243,559
Less: Reserves to be provided (including discount of $125.6 million) over remaining site lives	(210,922)

Present value of closure and post-closure liabilities	$32,637

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(8) REMEDIAL LIABILITIES

        The changes to remedial liabilities from January 1, 2007 through December 31, 2008 were as follows (in thousands):

	Remedial Liabilities for Landfill Sites	Remedial Liabilities for Inactive Sites	Remedial Liabilities (Including Superfund) for Non-Landfill Operations	Total
Balance at January 1, 2007	$4,917	$91,494	$51,434	$147,845
Liabilities assumed in acquisitions	—	—	1,834	1,834
Accretion	258	4,246	2,375	6,879
Changes in estimates recorded to statement of income	(60)	(3,776)	5,285	1,449
Settlement of obligations	(235)	(3,450)	(2,406)	(6,091)
Currency translation and other	802	105	1,936	2,843

Balance at December 31, 2007	5,682	88,619	60,458	154,759
Liabilities assumed in acquisitions	—	—	3,204	3,204
Accretion	261	4,202	2,413	6,876
Changes in estimates recorded to statement of income	(189)	93	(1,817)	(1,913)
Settlement of obligations	(98)	(3,955)	(8,027)	(12,080)
Currency translation and other	(544)	1,332	(5,746)	(4,958)

Balance at December 31, 2008	$5,112	$90,291	$50,485	$145,888

        Anticipated payments at December 31, 2008 (based on current estimated costs and anticipated timing of necessary regulatory approvals to commence work on remedial activities) for each of the next five years and thereafter are as follows (in thousands):

Year ending December 31,
2009	$10,881
2010	12,824
2011	12,200
2012	11,436
2013	11,259
Thereafter	129,476

Undiscounted remedial liabilities	188,076
Less: Discount	(42,188)

Total remedial liabilities	$145,888

        In light of currently available facts and legal interpretations, existing technology, and presently enacted laws and regulations, the Company estimates that its aggregate liabilities as of December 31, 2008 for future remediation relating to all of its owned or leased facilities and the Superfund sites for which the Company has current or potential future liability is approximately $145.9 million. The Company also estimates that it is reasonably possible that the amount of such total liabilities could be

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(8) REMEDIAL LIABILITIES (Continued)

as much as $21.7 million more. Future changes in either available technology or applicable laws or regulations could affect such estimates of environmental liabilities. Since the Company's satisfaction of the liabilities will occur over many years, the Company cannot now reasonably predict the nature or extent of future changes in either available technology or applicable laws or regulations and the impact that those changes, if any, might have on the current estimates of environmental liabilities.

        The following tables show, respectively, (i) the amounts of such estimated liabilities associated with the types of facilities and sites involved and (ii) the amounts of such estimated liabilities associated with each facility or site which represents at least 5% of the total and with all other facilities and sites as a group.

        Estimates Based on Type of Facility or Site (in thousands):

Type of Facility or Site	Remedial Liability	% of Total	Reasonably Possible Additional Losses
Facilities now used in active conduct of the Company's business (21 facilities)	$47,794	32.8%	$9,977
Inactive facilities not now used in active conduct of the Company's business but most of which were acquired because the assumption of remedial liabilities for such facilities was part of the purchase price for the CSD assets (17 facilities)	90,292	61.9	10,958
Superfund sites owned by third parties on which wastes generated or shipped by the sellers of the CSD assets (or their predecessors) of such sites are present (14 sites)	7,802	5.3	799

Total	$145,888	100.0%	$21,734

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(8) REMEDIAL LIABILITIES (Continued)

        Estimates Based on Amount of Potential Liability (in thousands):

Location	Type of Facility or Site	Remedial Liability	% of Total	Reasonably Possible Additional Losses
Baton Rouge, LA	Closed incinerator and landfill	$38,115	26.1%	$5,316
Bridgeport, NJ	Closed incinerator	27,993	19.2	3,420
Mercier, Quebec	Open incinerator and legal proceedings	10,933	7.5	1,126
El Dorado, AR	Open incinerator	8,390	5.8	743
Roebuck, SC	Closed incinerator	7,941	5.4	715
San Jose, CA	Open treatment, storage, or disposal facilities	8,715	6.0	953
Various	All other incinerators, landfills, wastewater treatment facilities and service centers (32 facilities)	35,999	24.7	8,662
Various	All other Superfund sites (each representing less than 5% of total liabilities) owned by third parties on which wastes generated or shipped by either the Company or the sellers of the CSD assets (or their predecessors) are present (14 sites)	7,802	5.3	799

Total		$145,888	100.0%	$21,734

        Revisions to remediation reserve requirements may result in upward or downward adjustments to income from operations in any given period. The Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. It is possible, however, that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could necessitate the recording of additional liabilities or the revision of currently recorded liabilities that could be material. The impact of such future events cannot be estimated at the current time.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9) FINANCING ARRANGEMENTS

        The following table is a summary of the Company's financing arrangements (in thousands):

	December 31, 2008	December 31, 2007
Senior secured notes, at 11.25%, due July 15, 2012	$23,032	$91,518
Revolving facility, due December 1, 2010	—	—
Synthetic letter of credit facility, due December 1, 2010	—	—
Term loan, at 2.97% and 7.64% on December 31, 2008 and 2007, respectively, due December 1, 2010	30,000	30,000
Less unamortized issue discount	(162)	(806)

Long-term obligations	$52,870	$120,712

        Senior secured notes.    On July 28, 2008, pursuant to a redemption notice delivered on June 25, 2008, the Company redeemed $50.0 million principal amount of outstanding senior secured notes. The redemption resulted in a $4.3 million loss on early extinguishment of debt, which included a $2.8 million prepayment penalty and a write-off of unamortized financing costs and unamortized discount of $1.1 million and $0.4 million, respectively.

        The senior secured notes are secured by a second-priority lien on the assets of the Company and its U.S. subsidiaries and secure the Company's reimbursement obligations under the synthetic letter of credit facility on a first-priority basis (as described below), provided that the assets which secure the senior secured notes do not include any capital stock, notes, instruments, other equity interests of any of the Company's subsidiaries, accounts receivable, and certain other excluded collateral as provided in the senior secured notes indenture. The senior secured notes are jointly and severally guaranteed on a senior secured second-lien basis by substantially all of the Company's existing and future U.S. subsidiaries. The senior secured notes are not guaranteed by the Company's foreign subsidiaries.

        The senior secured notes indenture provides for certain covenants, the most restrictive of which requires the Company, within 120 days after the close of each twelve-month period ending on June 30 of each year (ending on June 30, 2011) to apply an amount equal to 50% of the period's Excess Cash Flow (as defined below) to either prepay, repay, redeem or purchase the Company's first-lien obligations under the revolving facility, synthetic letter of credit facility or capital lease obligations or to make offers ("Excess Cash Flow Offers") to repurchase all or part of the then outstanding senior secured notes at an offering price equal to 104% of their principal amount plus accrued interest. "Excess Cash Flow" is defined in the indenture as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") less interest expense, all taxes paid or accrued in the period, capital expenditures made in cash during the period, and all cash spent on environmental monitoring, remediation or relating to environmental liabilities. On October 8, 2008, the Company made an Excess Cash Flow Offer based on the Company's Excess Cash Flow Amount of $19.2 million for the twelve-month period ended June 30, 2008. In response to tenders received from note holders prior to the expiration of the offer on November 7, 2008, the Company purchased on November 12, 2008, $18.5 million principal amount of senior secured notes for $19.2 million and also paid $0.7 million of accrued interest through the purchase date on the purchased notes. This purchase resulted in a $1.2 million loss on early extinguishment of debt, which included a $0.7 million premium payment and a write-off of unamortized financing costs and unamortized discount of $0.4 million and $0.1 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9) FINANCING ARRANGEMENTS (Continued)

        Revolving facility.    The revolving facility allows the Company to borrow up to $70.0 million, based upon a formula of eligible accounts receivable. This total is separated into two lines of credit, namely: (i) a line for the Company and its U.S. subsidiaries equal to $70.0 million less the principal balance then outstanding under the line for the Company's Canadian subsidiaries and (ii) a line for the Company's Canadian subsidiaries equal to $5.3 million. The revolving facility also provides that the lender will issue at the Company's request up to $60.0 million of letters of credit, with the outstanding amount of such letters of credit reducing the maximum amount of borrowings available under the revolving facility. At December 31, 2008, the Company had no borrowings outstanding, $39.6 million of letters of credit outstanding, and had approximately $30.4 million available to borrow. Amounts outstanding under the revolving facility bear interest, at the Company's option, at either the U.S. or Canadian prime rate (depending on the currency of the underlying loan) or the Eurodollar rate plus 1.50% . The Company is required to pay monthly letter of credit and quarterly fronting fees at an annual rate of 1.5% and 0.3%, respectively, on the amount of letters of credit outstanding and an annual administrative fee of $25 thousand. The agreement also requires the Company to pay an unused line fee of 0.125% per annum on the unused portion of the revolving facility.

        Synthetic letter of credit facility.    The synthetic letter of credit facility provides that the issuing bank will issue up to $50.0 million of letters of credit at the Company's request. The synthetic letter of credit facility is collateralized with a first-priority lien (second-priority as to receivables) on substantially all of the assets of the Company and its U.S. subsidiaries. The Company is required to pay a quarterly participation fee at the annual rate of 2.85%, a quarterly fronting fee at the annual rate of 0.30%, and an annual administrative fee of $65 thousand. At December 31, 2008, there were $48.0 million of letters of credit outstanding under the synthetic letter of credit facility.

        Term loan.    The term loan bears interest, at the Company's option, at either the Eurodollar rate plus 2.5% or the U.S. prime rate plus 1.5%. The term loan is classified as an outstanding obligation under the synthetic letter of credit facility. In the event of a default under the term loan, the lenders would have the right to exercise their rights as first-priority lien holders (second as to accounts receivable) on substantially all of the assets of the Company and its U.S. subsidiaries.

        Debt covenants.    The credit agreement for the revolving, synthetic letter of credit and term loan facilities requires the Company to maintain the following financial covenants:

December 31, 2008
Covenant	Requirement
Leverage ratio	<2.30 to 1
Interest coverage ratio	>3.00 to 1
Fixed charge coverage ratio	>1 to 1

        The leverage ratio is defined as the ratio of the consolidated indebtedness of the Company to its consolidated EBITDA achieved for the latest four-quarter period. The interest coverage ratio is defined as the ratio of the Company's consolidated EBITDA to its consolidated interest expense for the latest four-quarter period. The fixed charge coverage ratio is required to be maintained if the Company has greater than $5.0 million of loans outstanding under the revolving facility.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES

Legal and Administrative Proceedings

        The Company's waste management services are regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in the Company frequently becoming a party to legal or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by the Company and conformity with legal requirements, alleged violations of existing permits and licenses, or alleged responsibility arising under federal or state Superfund laws to remediate contamination at properties owned either by the Company or by other parties ("Third Party Sites") to which either the Company or prior owners of certain of the Company's facilities shipped wastes.

        The Company records actual or potential liabilities related to legal or administrative proceedings in accordance with SFAS No. 5. At December 31, 2008, the Company had recorded $24.2 million of reserves in the Company's financial statements for actual or potential liabilities related to the legal and administrative proceedings in which the Company was then involved, the principal of which are described below, and the Company believes that it is reasonably possible that the amount of such potential liabilities could be as much as $2.8 million more. The Company periodically adjusts the aggregate amount of such reserves when such actual or potential liabilities are paid or otherwise discharged, new claims arise, or additional relevant information about existing or potential claims becomes available. Because all of such reasonably possible additional liabilities relate to remedial liabilities, they are reflected in the tables of reasonably possible additional liabilities under the column heading "Remedial liabilities, including Superfund liabilities for non-landfill operations" in Note 8, "Remedial Liabilities."

        As of December 31, 2008, the principal legal and administrative proceedings in which the Company was involved, or which had been terminated during 2008, were as follows:

        Ville Mercier.    In September 2002, the Company acquired the stock of a subsidiary (the "Mercier Subsidiary") which owns a hazardous waste incinerator in Ville Mercier, Quebec (the "Mercier Facility"). The property adjacent to the Mercier Facility, which is also owned by the Mercier Subsidiary, is now contaminated as a result of actions dating back to 1968, when the Government of Quebec issued to a company unrelated to the Mercier Subsidiary two permits to dump organic liquids into lagoons on the property. By 1972, groundwater contamination had been identified, and the Quebec government provided an alternate water supply to the municipality of Ville Mercier.

        In 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against the Mercier Subsidiary and the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of $1.6 million (CDN) as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region. The Quebec Government also sued the Mercier Subsidiary to recover approximately $17.4 million (CDN) of alleged past costs for constructing and operating a treatment system and providing alternative drinking water supplies.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        On September 26, 2007, the Quebec Minister of Sustainable Development, Environment and Parks issued a Notice pursuant to Section 115.1 of the Environment Quality Act, superseding Notices issued in 1992, which are the subject of the pending litigation. The more recent Notice notifies the Mercier Subsidiary that, if the Mercier Subsidiary does not take certain remedial measures at the site, the Minister intends to undertake those measures at the site and claim direct and indirect costs related to such measures. The Mercier Subsidiary continues to assert that it has no responsibility for the groundwater contamination in the region and will contest any action by the Ministry to impose costs for remedial measures on the Mercier Subsidiary. The Company also continues to pursue settlement options. At December 31, 2008 and 2007, the Company had accrued $10.6 million and $13.1 million, respectively, for remedial liabilities relating to the Ville Mercier legal proceedings.

        CH El Dorado.    In August 2006, the Company purchased all of the outstanding membership interests in Teris LLC ("Teris") and changed the name of Teris to Clean Harbors El Dorado, LLC ("CH El Dorado"). At the time of the acquisition, Teris was, and CH El Dorado now is, involved in certain legal proceedings arising from a fire on January 2, 2005, at the incineration facility owned and operated by Teris in El Dorado, Arkansas.

        CH El Dorado is defending vigorously the claims asserted against Teris in those proceedings, and the Company believes that the resolution of those proceedings will not have a materially adverse affect on the Company's financial position, results of operations or cash flows. In addition to CH El Dorado's defenses to the lawsuits, the Company will be entitled to rely upon an indemnification from the seller of the membership interests in Teris which is contained in the purchase agreement for those interests. Under that agreement, the seller agreed to indemnify (without any deductible amount) the Company against any damages which the Company might suffer as a result of the lawsuits to the extent that such damages are not fully covered by insurance or the reserves which Teris had established on its books prior to the acquisition. The seller's parent also guaranteed the indemnification obligation of the seller to the Company.

        Lopez Lawsuit.    Until November 2008, the Company was involved in several lawsuits arising out of a complaint originally filed in 2003 in the United States District Court for the Northern District of Illinois by Mr. Eddie Lopez and his wife, Ms. Sandy Lopez. The plaintiffs sought damages in an unspecified amount for personal injury allegedly incurred at a subsidiary's Chicago facility, causing a loss of income and loss of consortium. In November 2008, the Lopez litigation was settled by the Company and its insurer. There was no material impact on the Company's financial condition, results of operations or cash flow resulting from the settlement of this litigation.

        Plaquemine, Louisiana Facility.    Commencing in 2003, the Company became involved in five lawsuits filed by various plaintiffs based in part upon allegations relating to ownership and operation of a deep injection well facility near Plaquemine, Louisiana which was owned by Clean Harbors Plaquemine, LLC ("CH Plaquemine"). On October 17, 2006, CH Plaquemine (which operated at a loss during the past two years prior to that date) ceased operations and filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. The Company believes that the filing of that Chapter 11 petition by CH Plaquemine has had no adverse effect on the Company's other operations. In August 2008, the Company made a $2.2 million payment to fund CH Plaquemine's settlement of all of the pending lawsuits, effectively ending the litigation. On July 30, 2008, CH Plaquemine's plan of reorganization became effective, and it has now emerged from bankruptcy protection.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        Deer Trail, Colorado Facility.    Since April 5, 2006, the Company has been involved in various legal proceedings which have arisen as a result of the issuance by the Colorado Department of Public Health and Environment ("CDPHE") of a radioactive materials license ("RAD License") to a Company subsidiary, Clean Harbors Deer Trail, LLC ("CHDT") to accept certain low level radioactive materials known as "NORM/TENORM" wastes for disposal. Adams County, the county where the CHDT facility is located, filed two suits against the CDPHE in Colorado effectively seeking to invalidate the license. The two suits filed in 2006 were both dismissed and those dismissals were upheld by the Colorado Court of Appeals. Adams County appealed those rulings to the Colorado Supreme Court, where they are now pending. Adams County filed a third suit directly against CHDT in 2007 again attempting to invalidate the license. That suit was also dismissed on November 14, 2008, and Adams County has now appealed that dismissal to the Colorado Court of Appeals. The Company continues to believe that the grounds asserted by the County are factually and legally baseless and will contest the appeal vigorously. The Company has not recorded any liability for this matter on the basis that such liability is currently neither probable nor estimable.

Superfund Proceedings

        As of December 31, 2008, the Company has been notified that either the Company or the prior owners of certain of the Company's facilities for which the Company may have certain indemnification obligations have been identified as potentially responsible parties ("PRPs") or potential PRPs in connection with 59 sites which are subject to or are proposed to become subject to proceedings under federal or state Superfund laws. Of the 59 sites, two involve facilities that are now owned by the Company and 57 involve third party sites to which either the Company or the prior owners shipped wastes. In connection with each site, the Company has estimated the extent, if any, to which it may be subject, either directly or as a result of any such indemnification provisions, for cleanup and remediation costs, related legal and consulting costs associated with PRP investigations, settlements, and related legal and administrative proceedings. The amount of such actual and potential liability is inherently difficult to estimate because of, among other relevant factors, uncertainties as to the legal liability (if any) of the Company or the prior owners of certain of the Company's facilities to contribute a portion of the cleanup costs, the assumptions that must be made in calculating the estimated cost and timing of remediation, the identification of other PRPs and their respective capability and obligation to contribute to remediation efforts, and the existence and legal standing of indemnification agreements (if any) with prior owners, which may either benefit the Company or subject the Company to potential indemnification obligations.

        The Company's potential liability for cleanup costs at the two facilities now owned by the Company and at 35 (the "Listed Third Party Sites") of the 57 third party sites arose out of the Company's 2002 acquisition of substantially all of the assets (the "CSD assets") of the Chemical Services Division of Safety-Kleen Corp. As part of the purchase price for the CSD assets, the Company became liable as the owner of these two facilities and also agreed to indemnify the prior owners of the CSD assets against their share of certain cleanup costs for the Listed Third Party Sites payable to governmental entities under federal or state Superfund laws. Of the 35 Listed Third Party Sites, 18 are currently requiring expenditures on remediation, ten are now settled, six are not currently requiring expenditures on remediation, and at one site the Company is contesting the prior owner's liability with the PRP group. The status of the two facilities owned by the Company (the Wichita Property and the BR Facility) and two of the Listed Third Party Sites (the Breslube-Penn and Casmalia Sites) are further

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

described below. Also further described below are one Listed Third Party Site (the Helen Kramer Site) which was settled in 2008, one third party site (the Marine Shale Site) at which the Company has been named a PRP as a result of its acquisition of the CSD assets but disputes that it has any cleanup or related liabilities, certain of the other third party sites which are not related to the Company's acquisition of the CSD assets, and certain notifications which the Company has received about other third party sites.

        Wichita Property.    The Company acquired in 2002 as part of the CSD assets a service center located in Wichita, Kansas (the "Wichita Property"). The Wichita Property is one of several properties located within the boundaries of a 1,400 acre state-designated Superfund site in an old industrial section of Wichita known as the North Industrial Corridor Site. Along with numerous other PRPs, the former owner executed a consent decree relating to such site with the EPA, and the Company is continuing its ongoing remediation program for the Wichita Property in accordance with that consent decree. The Company also acquired rights under an indemnification agreement between the former owner and an earlier owner of the Wichita Property, which the Company anticipates but cannot guarantee will be available to reimburse certain such cleanup costs.

        BR Facility.    The Company acquired in 2002 as part of the CSD assets a former hazardous waste incinerator and landfill in Baton Rouge ("BR Facility"), for which operations had been previously discontinued by the prior owner. In September 2007, the EPA issued a Special Notice Letter to the Company related to the Devil's Swamp Lake Site ("Devil's Swamp") in East Baton Rouge Parish, Louisiana. Devil's Swamp includes a lake located downstream of an outfall ditch where wastewater and stormwater have been discharged, and Devil's Swamp is proposed to be included on the National Priorities List due to the presence of Contaminants of Concern ("COC") cited by the EPA. These COCs include substances of the kind found in wastewater and stormwater discharged from the BR Facility in past operations. The EPA originally requested COC generators to submit a good faith offer to conduct a remedial investigation feasibility study directed towards the eventual remediation of the site. The Company is currently performing corrective actions at the BR Facility under an order issued by the Louisiana Department of Environmental Quality (the "LDEQ"). The Company cannot presently estimate the potential additional liability for the Devil's Swamp cleanup until a final remedy is selected by the EPA.

        Breslube-Penn Site.    At one of these 35 Listed Third Party Sites, the Breslube-Penn Site, the EPA brought suit in 1997 in the U.S. District Court for the Western District of Pennsylvania against a large number of PRPs for recovery of the EPA's response costs in connection with that site. The named defendants are alleged to be jointly and severally liable for the remediation of the site and all response costs associated with the site. One of the prior owners, GSX Chemical Services of Ohio ("GSX"), was a named defendant in the original complaint. In 2006, the EPA filed an amended complaint naming the Company as defendant, alleging that the Company was the successor in interest to the liability of GSX.

        Casmalia Site.    At one of these 35 Listed Third Party Sites, the Casmalia Resources Hazardous Waste Management Facility (the "Casmalia Site") in Santa Barbara County, California, the Company received from the EPA a request for information in May 2007. In that request, the EPA is seeking information about the extent to which, if at all, the prior owner transported or arranged for disposal of waste at the Casmalia Site. The Company has not recorded any liability for this new matter on the basis that such transporter or arranger liability is currently neither probable nor estimable.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        Helen Kramer Site.    At one of the 35 Listed Third Party Sites (the "Helen Kramer Site"), the prior owner of certain of the CSD assets had reached a settlement agreement with the other PRPs, but then failed to satisfy the payment obligations. In November 2003, certain of the PRPs made a demand directly on the Company for the prior owner's share of the cleanup costs incurred by those PRPs. In February 2005, the Company commenced litigation against those PRPs that progressed through various courts for the past three years. In the third quarter of 2008, the Company reached a settlement with the defendants which ended the litigation in exchange for the Company's payment of $3.5 million.

        Marine Shale Site.    Prior to 1996, Marine Shale Processors, Inc. ("Marine Shale") operated a kiln in Amelia, Louisiana which incinerated waste producing a vitrified aggregate as a by-product. Marine Shale contended that its operation recycled waste into a useful product, i.e., vitrified aggregate, and therefore was exempt from regulation under the RCRA and permitting requirements as a hazardous waste incinerator under applicable federal and state environmental laws. The EPA contended that Marine Shale was a "sham-recycler" subject to the regulation and permitting requirements as a hazardous waste incinerator under RCRA, that its vitrified aggregate by-product was a hazardous waste, and that Marine Shale's continued operation without required permits was illegal. Litigation between the EPA and Marine Shale began in 1990 and continued until July 1996, when the U.S. Fifth Circuit Court of Appeals ordered Marine Shale to shutdown its operations.

        On May 11, 2007, the EPA and the LDEQ issued a Special Notice to the Company and other PRPs, seeking a good faith offer to address site remediation at the former Marine Shale facility. Certain of the former owners of the CSD assets were major customers of Marine Shale, but Marine Shale was not included as a Listed Third Party Site in connection with the Company's acquisition of the CSD assets and the Company was never a customer of Marine Shale. Although the Company believes that it is not liable (either directly or under any indemnification obligation) for cleanup costs at the Marine Shale site, the Company elected to join with other parties which had been notified that are potentially PRPs in connection with Marine Shale site to form a group (the "Site Group") to retain common counsel and participate in further negotiations with the EPA and the LDEQ regarding a remedial investigation feasibility study directed towards the eventual remediation of the Marine Shale site. The Site Group made a good faith settlement offer to the EPA on November 29, 2007, and negotiations among the EPA, the LDEQ and the Site Group with respect to the Marine Shale site are ongoing. As of December 31, 2008 and 2007, the amount of the Company's remaining reserves relating to the Marine Shale site was $3.8 million and $3.6 million, respectively.

        Certain Other Third Party Sites.    At 14 of the 57 third party sites, the Company has an indemnification agreement with ChemWaste, a former subsidiary of Waste Management, Inc. and the prior owner. The agreement indemnifies the Company with respect to any liability at the 14 sites for waste disposed prior to the Company's acquisition of the sites. Accordingly, Waste Management is paying all costs of defending those subsidiaries in those 14 cases, including legal fees and settlement costs. However, there can be no guarantee that the Company's ultimate liabilities for these sites will not materially exceed the amount recorded or that indemnities applicable to any of these sites will be available to pay all or a portion of related costs. The Company does not have an indemnity agreement with respect to any of the other remaining sites not discussed above, however the Company believes that its additional potential liability, if any, to contribute to the cleanup of such remaining sites will not, in the aggregate, exceed $100,000.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        Other Notifications.    Between September 2004 and May 2006, the Company also received notices from certain of the prior owners of the CSD assets seeking indemnification from the Company at five third party sites which are not included in the 57 third party sites described above that have been designated as Superfund sites or potential Superfund sites and for which those prior owners have been identified as PRPs or potential PRPs. The Company has responded to such letters asserting that the Company has no obligation to indemnify those prior owners for any cleanup and related costs (if any) which they may incur in connection with these five sites. The Company intends to assist those prior owners by providing information that is now in the Company's possession with respect to those five sites and, if appropriate to participate in negotiations with the government agencies and PRP groups involved. The Company has also investigated the sites to determine the existence of potential liabilities independent from the liability of those former owners, and concluded that at this time the Company is not liable for any portion of the potential cleanup of the five sites, and therefore has not established a reserve.

State and Provincial Enforcement Actions

        From time to time, the Company pays fines or penalties in regulatory proceedings relating primarily to waste treatment, storage or disposal facilities. As of December 31, 2008, there was one proceeding for which the Company reasonably believes that the sanctions could equal or exceed $100,000. The Company does not believe that the fines or other penalties in this or any of the other regulatory proceedings will, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations. Two of such other regulatory proceedings are described below.

        London, Ontario Facility.    Clean Harbors Canada, Inc. received a summons from the Ontario Ministry of Labour alleging a number of regulatory offenses as a result of a fire in October 2003 at the subsidiary's waste transfer facility in London, Ontario. The Company filed a motion in the Ontario Court of Justice to dismiss the charges on constitutional grounds. On October 16, 2006 the Court ruled in favor the Company's motion and on November 22, 2006 the Crown appealed the Court's ruling quashing all charges. On October 23, 2007 the Ontario Superior Court of Justice issued a ruling on the Crown's appeal and upheld the lower court ruling quashing the charges. In July 2008 the Company was advised by the Crown that it intended to withdraw its appeal of the Ontario Superior Court October 23, 2007 ruling. This action by the Crown terminated these proceedings without liability to the Company.

        Thorold Fire.    On February 19, 2007, an explosion and fire occurred at the Company's Thorold facility in Ontario during non-business hours destroying a storage warehouse and damaging several nearby buildings on site. No employee casualties or injuries were reported. On October 23, 2007 the Ontario Ministry of the Environment announced that it had concluded its investigation into the fire and that there were no grounds to initiate action against the Company. This action by the Ontario Ministry of the Environment followed a prior pronouncement by the provincial Ministry of Health that there were no long-term health impacts from the fire. Despite the earlier pronouncements, on February 12, 2009 the Ontario Ministry of the Environment initiated proceedings against the Company's Canadian subsidiary in the Ontario Court of Justice alleging three violations of the Environmental Protection Act. The Company is evaluating this matter and cannot presently estimate the potential liability.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

Leases

        The Company leases facilities, service centers and personal property under certain operating leases. Some of these lease agreements contain an escalation clause for increased taxes and operating expenses and are renewable at the option of the Company. The Company also leases certain equipment under capital lease obligations, which consists primarily of rolling stock and laboratory equipment. Lease terms range from 3 to 14 years. The following is a summary of future minimum payments under capital and operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2008 (in thousands):

Year	Total Capital Leases	Total Operating Leases
2009	$449	$22,344
2010	250	19,541
2011	120	14,461
2012	20	11,230
2013	—	8,079
Thereafter	—	21,029

Total minimum lease payments	839	$96,684

Less: imputed interest at interest rates ranging from 5.36% to 22.00%	79

Present value of future minimum lease payments	$760
Less: current portion of capital lease obligations	400

Long-term capital lease obligations	$360

        During the years 2008, 2007 and 2006, rent expense including short-term rentals, was approximately $46.7 million, $47.0 million, and $40.6 million, respectively.

Other Contingencies

        The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its facilities. These licenses and permits, without which the Company's operations would be adversely affected, are subject to periodic renewal. The Company anticipates that, once a license or permit is issued with respect to a facility, the license or permit will be renewed at the end of its term if the facility's operations are in compliance with the applicable regulatory requirements.

        On August 12, 2005, the Ontario Ministry of the Environment adopted new regulations which prohibit land disposal of untreated hazardous waste and require the waste to meet specific treatment standards prior to land disposal. Land disposal includes onsite and offsite land filling, land farming and any other form of land disposal. These requirements are similar to restrictions enacted in the United States and thus bring the Province of Ontario in closer comity with the United States regulatory scheme. The new land disposal restrictions commenced in 2007 through a phased in schedule based on specific waste streams, and will be fully implemented by the beginning of 2010.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        Under the Company's insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract. The Company's policy is to retain a significant portion of certain expected losses related primarily to workers' compensation, health insurance, comprehensive general, environmental impairment and vehicle liability. Provisions for losses expected under these programs are recorded based upon the Company's estimates of the aggregate liability for claims. The deductible per participant per year for the health insurance policy is $0.225 million. The deductible per occurrence for the workers' compensation, general liability and vehicle liability is $0.5 million. The retention per claim for the environmental impairment policy is $1.0 million. At December 31, 2008 and 2007, the Company had accrued $9.1 million and $8.1 million, respectively, for its self-insurance liabilities (exclusive of health insurance) using a risk-free discount rate of 1.44%. Actual expenditures in future periods can differ materially from accruals based on estimates.

        Anticipated payments at December 31, 2008 for each of the next five years and thereafter are as follows (in thousands):

Years ending December 31,
2009	$528
2010	3,309
2011	2,145
2012	1,324
2013	891
Thereafter	1,085

Undiscounted self-insurance liabilities	9,282
Less: Discount	159

Total self-insurance liabilities (included in other accrued expenses)	$9,123

(11) INCOME TAXES

        The domestic and foreign components of income before provision for income taxes were as follows (in thousands):

	For the Year Ended December 31,
	2008	2007	2006
Domestic	$77,420	$71,449	$48,023
Foreign	16,557	789	4,930

Total	$93,977	$72,238	$52,953

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) INCOME TAXES (Continued)

        The provision for income taxes consisted of the following:

	For the Year Ended December 31,
	2008	2007	2006
Current (before application of NOL carryforwards):
Federal	$21,235	$22,926	$13,333
State	7,432	7,913	2,894
Foreign	3,556	4,497	4,759
Benefit of net operating losses
Federal	—	—	(7,807)
State	—	—	(455)

	32,223	35,336	12,724

Deferred
Federal	3,178	(5,002)	(6,290)
State	(1,231)	(1,001)	—
Foreign	2,321	(1,293)	(95)

	4,268	(7,296)	(6,385)

Net provision for income taxes	$36,491	$28,040	$6,339

        The effective income tax rate varied from the amount computed using the statutory federal income tax rate as follows:

	For the Year Ended December 31,
	2008	2007	2006
Tax expense at statutory rate	$32,892	$25,259	$18,555
State income taxes, net of federal benefit	3,760	3,323	1,573
Foreign rate differential	(4,533)	(4,440)	(4,107)
Foreign income inclusion	—	—	20
Adjustment of prior year's tax attributes	—	—	1,599
Change in federal valuation allowance	—	(765)	(14,082)
Other	277	(499)	3,513
FIN 48 interest and penalties, net of benefit	4,095	5,487	—
Tax credits, net	—	(325)	(732)

Net provision for income taxes	$36,491	$28,040	$6,339

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) INCOME TAXES (Continued)

        The components of the total net deferred tax assets and liabilities at December 31, 2008 and 2007 were as follows (in thousands):

	2008	2007
Deferred tax assets:
Workers compensation accrual	$3,543	$3,216
Provision for doubtful accounts	2,570	484
Closure, post-closure and remedial liabilities	39,769	39,807
Accrued expenses	9,098	11,143
Accrued compensation	1,678	3,903
State net operating loss carryforwards	2,161	3,704
Tax credit carryforwards	13,656	13,221
FIN 48 accrued interest and federal benefit	8,132	6,430
Other	1,380	1,334

Total deferred tax asset	81,987	83,242
Deferred tax liabilities:
Property, plant and equipment	(39,162)	(32,191)
Permits and customer databases	(13,996)	(17,359)

Total deferred tax liability	(53,158)	(49,550)

Total net deferred tax asset before valuation allowance	28,829	33,692

Less valuation allowance	(10,811)	(10,025)

Net deferred tax asset	$18,018	$23,667

        At December 31, 2008, the Company had foreign tax credit carryforwards of $13.7 million which expire between 2012 and 2018. The Company had state net operating loss carryovers of $3.3 million at December 31, 2008 which expire between 2019 and 2027.

        During 2008, the Company decreased taxes payable for adjustments related to realized and recognized tax benefits of $4.4 million related to exercises of non-qualified stock options of which $3.5 million resulted in an increase to paid-in capital.

        The Company does not accrue U.S. tax for foreign earnings that it considers to be permanently reinvested outside the United States. Consequently, the Company has not provided any U.S. tax on the unremitted earnings of its foreign subsidiaries. As of December 31, 2008 and 2007, the amount of earnings for which no repatriation tax has been provided was $29.5 million and $12.0 million, respectively.

        During fiscal 2006, based upon the Company's cumulative operating results and assessment of the Company's expected future results of operations, the Company determined that it had become more likely than not that it would be able to realize a substantial portion of its U.S. net operating loss carryforward tax assets prior to their expiration and realize the benefit of other net deferred tax assets. During fiscal 2006, the Company reversed a total of $17.7 million of U.S. deferred tax asset valuation allowance of which $9.9 million related to the utilization of prior year NOLs including $2.5 million of NOLs attributable to tax deductions related to the exercise of non-qualified stock options. As of December 31, 2008, the Company has a remaining valuation allowance of approximately $10.8 million

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) INCOME TAXES (Continued)

related to foreign tax credits, certain state net operating loss carryforwards and federal and state net operating loss carryforwards related to tax deductions for the exercise of non-qualified stock options. The Company believes that it is not more likely than not that such amounts will be utilized.

        In connection with the reversal of a portion of the valuation allowance in 2006, the Company also adjusted its deferred taxes by $7.3 million that were associated with the 2002 acquisition of the CSD assets. Such amount was credited to the carrying value of the CSD non-current intangible assets, as there was no goodwill associated with such acquisition.

        The Company adopted FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, tax contingencies increased $41.9 million for uncertain tax positions, of which $36.8 million was accounted for as a decrease to retained earnings. In addition, to reflect the federal and state tax benefits upon the implementation of FIN 48, the Company also recorded an increase to the Company's deferred tax assets of $4.7 million and a $0.4 million decrease to the valuation allowance.

        Included in the balance at December 31, 2008 and 2007 was $49.1 million and $45.3 million, respectively, of unrecognized tax benefits that, if recognized, would affect the annual effective income tax rate.

        The Company's policy is to recognize interest and penalties related to income tax matters as a component of income tax expense. The liability for unrecognized tax benefits included accrued interest and penalties of $17.0 million and $5.2 million. Tax expense for the year ended December 31, 2008 included interest and penalties of $6.0 million. The changes to unrecognized tax benefits from January 1, 2007 through December 31, 2008, were as follows (in thousands):

	2008	2007	Description
Unrecognized tax benefits as of January 1	$50,071	$48,076
Gross increases in tax positions in prior periods	423	77	Additional state liability
Gross decreases in tax positions in prior periods	—	—
Gross increases during the current period	355	61	Additional state liability
Settlements	—	(260)	Requiring cash payment
Lapse of statute of limitations	(1,748)	—
Foreign currency translation	(2,621)	2,117	Functional currency is Canadian dollars—booked to currency translation adjustment

Unrecognized tax benefits as of December 31	$46,480	$50,071

        As of December 31, 2008, the Company had recorded $68.7 million of liabilities for unrecognized tax benefits of which $22.2 million related to interest and penalties.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(11) INCOME TAXES (Continued)

        The Company files U.S. federal income tax returns as well as income tax returns in various states and foreign jurisdictions. The Company may be subject to examination by the Internal Revenue Service ("IRS") for calendar years 2003 through 2007. Additionally, any net operating losses that were generated in prior years and utilized in these years may also be subject to examination by the IRS. The Company may also be subject to examinations by state and local revenue authorities for calendar years 2002 through 2007. The Company is currently not under examination by the IRS, state or local jurisdictions. One foreign jurisdiction conducted an audit in 2008 for calendar years 2003 through 2006, which was concluded with no material assessment.

        The Company does not anticipate that total unrecognized tax benefits other than adjustments for additional accruals for interest and penalties and foreign currency translation, will change significantly prior to December 31, 2009.

(12) EARNINGS PER SHARE

        The following is a reconciliation of basic and diluted earnings per share computations (in thousands except for per share amounts):

	Year Ended December 31, 2008
	Income	Shares	Per Share Amount
Basic income attributable to common stockholders before effect of dilutive securities	$57,486	22,465	$2.56
Dilutive effect of equity-based compensation awards and warrants	—	401	(0.05)

Diluted income attributable to common stockholders	$57,486	22,866	$2.51

	Year Ended December 31, 2007
	Income	Shares	Per Share Amount
Basic income attributable to common stockholders before effect of dilutive securities	$43,992	19,827	$2.22
Dilutive effect of equity-based compensation awards and warrants	206	803	(0.08)

Diluted income attributable to common stockholders	$44,198	20,630	$2.14

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) EARNINGS PER SHARE (Continued)

	Year Ended December 31, 2006
	Income	Shares	Per Share Amount
Basic income attributable to common stockholders before effect of dilutive securities	$46,399	19,526	$2.38
Dilutive effect of equity-based compensation awards and warrants	276	1,131	(0.12)

Diluted income attributable to common stockholders	$46,675	20,657	$2.26

        For each of the years ended December 31, 2008 and 2007, the dilutive effect of all outstanding warrants, options, restricted stock and Series B preferred stock is included in the above calculations. For each of the years ended December 31, 2008 and 2007, the dilutive effects of 85 thousand and 48 thousand outstanding performance stock awards, respectively, were excluded from the above calculation as the performance criteria were not attained at that time.

(13) STOCKHOLDERS' EQUITY

  (a) Warrants

        On June 30, 2004, the Company issued warrants to purchase 2.8 million shares of the Company's common stock. The warrants provided for an exercise price of $8.00 per common share and an expiration date of September 10, 2009. Warrants activity from January 1, 2006 through December 31, 2008 was as follows:

	2008	2007	2006
Outstanding at January 1,	348,690	498,690	498,690
Exercised	(348,690)	(150,000)	—

Outstanding at December 31,	—	348,690	498,690

  (b) Series B Preferred Stock

        On February 16, 1993, the Company issued 112,000 shares of Series B convertible preferred stock for the acquisition of its Spring Grove facility. The liquidation value of each share of Series B preferred stock was the liquidation preference of $50.00 plus unpaid dividends. On December 28, 2007, the Company issued an aggregate of 209,200 shares of the Company's common stock upon the conversion (at the holders' elections) of the remaining previously outstanding 68,810 shares of Series B preferred stock.

        Prior to the conversion, each share of Series B preferred stock entitled its holder to receive a cumulative annual cash dividend of $4.00 per share, or at the election of the Company, a common stock dividend of equivalent value. Dividends were payable on the 15th day of January, April, July and October, at the rate of $1.00 per share, per quarter. During the two years ended December 31, 2007, all dividends on the Series B preferred stock were paid in cash.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(13) STOCKHOLDERS' EQUITY (Continued)

  (c) Common Stock Public Offering

        On April 29, 2008, the Company issued 2.875 million shares of common stock, including 375,000 shares of common stock issued upon exercise of an underwriters' option, at a public offering price of $63.75 per share. After deducting the underwriter discount and offering expenses, the Company received net proceeds of $173.5 million from the issuance.

(14) STOCK-BASED COMPENSATION

        In 1992 the Company adopted an equity incentive plan (the "1992 Plan"), which provides for a variety of incentive awards, including stock options, and in 2000, the Company adopted a stock incentive plan (the "2000 Plan"), which provides for awards in the form of incentive stock options, non-qualified stock options, restricted stock awards and performance stock awards. The 2000 Plan allows up to 2.0 million shares to be awarded. As of December 31, 2008 and 2007, the Company had the following types of stock-based compensation awards outstanding under these plans: stock options, restricted stock awards and performance stock awards. The stock options generally become exercisable up to five years from the date of grant, subject to certain employment requirements, and terminate ten years from the date of grant. The restricted stock awards vest over five years subject to continued employment. The performance stock awards vest depending on the satisfaction of certain performance criterion as described below.

        As of December 31, 2008, the Company had reserved 527,653 shares of common stock available for grant under the 2000 Plan, exclusive of shares previously issued (either upon exercise of stock options or pursuant to restricted stock, performance stock or common stock awards) or reserved for options previously granted under the 2000 Plan. The 1992 Plan expired on March 15, 2002, but there were outstanding on December 31, 2008 options for an aggregate of 33,500 shares, which shall remain in effect until such options are either exercised or expire in accordance with their terms.

        Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R) and SAB 107 using the modified prospective method, which results in the provisions of SFAS No. 123(R) being applied to the consolidated financial statements on a prospective basis. Under the modified prospective recognition method, restatement of consolidated income from prior periods is not required, and accordingly, the Company has not provided such restatements. Under the modified prospective provisions of SFAS No. 123(R), compensation expense is recorded for the unvested portion of previously granted awards that were outstanding on January 1, 2006 and all subsequent awards. SFAS No. 123(R) requires that all stock-based compensation expense be recognized in the financial statements based on the fair value of the awards. Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period, and includes an estimate of awards that will be forfeited. Consistent with the valuation method previously used for the disclosure-only pro-forma provisions of SFAS No. 123, the fair value of stock options is calculated using the Black-Scholes option-pricing model. As required under the new standards, compensation expense is based on the number of options expected to vest. Forfeitures estimated when recognizing compensation expense are adjusted when actual forfeitures differ from the estimate. The fair value of the Company's grants of restricted stock are based on the quoted market price for the Company's common stock on the respective dates of grant.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) STOCK-BASED COMPENSATION (Continued)

        Total stock-based compensation cost charged to income from operations for the years ended December 31, 2008, 2007 and 2006 was $3.6 million, $4.8 million and $3.4 million, respectively. The total income tax benefit recognized in the consolidated statements of income from stock based compensation was $1.3 million, $1.8 million and $0.8 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Stock Option Awards

        As a result of the changes in accounting under SFAS No. 123(R) and a desire to align the Company's long-term incentive awards more closely to operating and market performance, the Compensation Committee of the Company's Board of Directors approved a substantial change in the form of awards that it grants under the Company's 2000 Plan. Beginning in November 2005, stock option grants for key managers were replaced with restricted stock awards or performance stock awards. The Company accordingly has decreased the number of stock options granted.

        The Company uses the Black-Scholes option pricing model to value the compensation expense associated with its stock option awards based on the assumptions in the following table. In addition, the Company estimates forfeitures when recognizing compensation expense, and adjusts its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change and also impact the amount of compensation expense to be recognized in future periods. The expected forfeiture rates used to calculated compensation expense were 4% for employees and 2% for executives and directors.

        The following weighted-average assumptions were used in calculating the grant date fair value of stock options awards issued during the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Expected volatility	40.81%	80.02%-81.36%	84.29%-86.00%
Risk-free interest rate	2.31%-3.10%	4.58%-4.98%	4.84%-5.15%
Expected life (years)	3.3	2.9	3.5
Dividend yield	none	none	none

        Expected volatility is based on the historical volatility of the Company's common stock over the period commensurate with the expected life of the stock option shares. The risk-free rate for the stock options is the average yield rate of the 3- and 5-year term on the U.S. Treasury Constant Maturities at the inception of each quarterly stock option period. The expected life of the stock options shares is 3.3 years based on using the simplified method as described in Staff Accounting Bulletin No. 110. As discussed above, due to the Company changing the nature of the awards granted beginning in 2006, the historical data does not provide a reasonable basis upon which to estimate expected term and therefore the Company continues to calculate the expected life by using the simplified method. The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) STOCK-BASED COMPENSATION (Continued)

        The following table summarizes activity under the Plans relating to stock options:

Stock Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value as of 12/31/08 (in thousands)
Outstanding at January 1, 2008	382,971	$14.09
Granted	18,000	66.18
Expired	(2,450)	1.81
Forfeited	(500)	1.81
Exercised	(178,078)	11.69

Outstanding at December 31, 2008	219,943	$20.45	3.87	$9,504

Vested and expected to vest	219,236	$20.36	3.86	$9,493

Exercisable at December 31, 2008	195,943	$16.91	3.47	$9,133

        The weighted-average grant date fair values of option grants for the years ended December 31, 2008, 2007 and 2006 were $20.78, $26.13, and $22.13, respectively. As of December 31, 2008, there was $0.3 million of total unrecognized compensation cost arising from non-vested compensation related to stock option awards under the Company's stock incentive plans. This cost is expected to be recognized over a weighted-average period of 1.1 years. The total intrinsic value of options exercised during 2008, 2007 and 2006 was $9.6 million, $6.8 million, and $7.2 million, respectively.

Restricted Stock Awards

        The following information relates to restricted stock awards that have been granted to employees under the Company's stock incentive plans. The restricted stock awards are not transferable until vested and the restrictions lapse upon the achievement of continued employment over a specified time period.

        The fair value of each restricted stock grant is based on the closing price of the Company's stock on the date of grant and is amortized to expense over its vesting period. The expected forfeiture rates used to calculated compensation expense were 4% for employees and 2% for executives and directors.

        The following table summarizes information about restricted stock awards for the year ended December 31, 2008:

Restricted Stock	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested at January 1, 2008	27,241	$32.49
Granted	1,000	69.78
Vested	(8,990)	32.09

Unvested at December 31, 2008	19,251	$34.61

        As of December 31, 2008, there was $0.5 million of total unrecognized compensation cost arising from restricted stock awards under the Company's stock incentive plans. This cost is expected to be

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) STOCK-BASED COMPENSATION (Continued)

recognized over a weighted-average period of 3.9 years. The total fair value of restricted stock vested during 2008 was $0.6 million.

Performance Stock Awards

        The following information relates to performance stock awards that have been granted to employees under the Company's stock incentive plans. Generally, performance stock awards are subject to performance criteria such as predetermined revenue and earnings targets for a specified period of time. The vesting of the performance stock awards is based on achieving such targets and also includes continued service conditions.

        The fair value of each performance stock award is based on the closing price of the Company's stock on the date of grant and is amortized to expense over the service period if achievement of performance measures is then considered probable. The expected forfeiture rates used to calculated compensation expense were 4% for employees and 2% for executives and directors. As of December 31, 2008, management believed that it was probable the performance targets, related to the performance stock awards granted in 2008 and 2007, will be achieved.

        The following table summarizes information about performance stock awards for the year ended December 31, 2008:

Performance Stock	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested at January 1, 2008	52,276	$51.62
Granted	92,936	$66.21
Vested	(13,100)	51.62
Forfeited	(12,896)	60.09

Unvested at December 31, 2008	119,216	$62.08

        As of December 31, 2008, there was $4.4 million of total unrecognized compensation cost arising from non-vested compensation related to performance stock awards under the Company's stock incentive plans that will be recognized over the next three years. The total fair value of performance awards vested during 2008 was $0.8 million.

Employee Stock Purchase Plan

        In May of 1995, the Company's stockholders approved an Employee Stock Purchase Plan (the "ESPP"), which is a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, through which employees of the Company are given the opportunity to purchase shares of common stock. Under the ESPP, a total of one million shares of common stock were originally reserved for offering to employees, in quarterly offerings of 50,000 shares each plus any shares not issued in any previous quarter, commencing on July 1, 1995 and on the first day of each quarter thereafter. In 2005, the Company's stockholders approved an increase of 500,000 in the maximum number of shares which can be issued under the ESPP. As of December 31, 2008, the Company had reserved 482,340 shares of common stock available for purchase under the ESPP. Employees who elect to participate in an offering may utilize up to 10% of their payroll for the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) STOCK-BASED COMPENSATION (Continued)

purchase of common stock at 85% of the closing price of the stock on the first day of such quarterly offering or, if lower, 85% of the closing price on the last day of the offering. Due to the discount of 15% offered to employees for purchase of shares under the ESPP, the Company considers such plan as compensatory. The weighted average per share fair values of the purchase rights granted under the ESPP during the years ended December 31, 2008 and 2007 was $11.69 and $8.91, respectively.

Common Stock Awards

        In the years ended December 31, 2008 and 2007, the Company issued 2,900 shares and 5,200 shares of common stock at a weighted average grant-date fair value of $66.10 and $46.74, respectively, under the Company's 2000 Plan which vested immediately.

(15) EMPLOYEE BENEFIT PLANS

        The Company has responsibility for a defined benefit plan that covers 25 active non-supervisory Canadian employees. The Company accounts for the defined benefit plan in accordance with SFAS No. 158, Employers' Accounting for Defined Pension and Other Postretirement Plans ("SFAS No. 158"), which required separate recognition of the over funded or under funded status of the pension plan as an asset or liability. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligations to current and retired employees.

        The following table presents the net periodic pension cost for the years ended December 31, (in thousands):

	2008	2007	2006
Service cost	$199	$176	$167
Interest cost	374	359	312
Expected return on fair value of assets	(459)	(441)	(366)
Actuarial loss	11	—	—

Net periodic pension cost	$125	$94	$113

        Weighted average assumptions used to determine pension benefit obligations at year end and net pension cost for the following years were as follows:

	2008	2007	2006
Discount rate	6.30%	5.18%	5.10%
Expected return on fair value of assets	6.75%	7.00%	7.00%
Rate of compensation increase	2.75%	3.21%	3.89%

        The long-term rate-of-return-on-assets assumption was determined using a building-block method, which integrates historical inflation, real risk-free rates and risk premiums for the different asset categories forming the plan fund. A weighted average of the above result and the historical return of the plan's fund is then calculated. The current asset mix is assumed to remain constant and a 0.7% adjustment for investment and custodial fees was taken into account. Unless the result so obtained is significantly different from the previous year assumption, the long-term rate-of-return-on-assets assumption remains unchanged.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) EMPLOYEE BENEFIT PLANS (Continued)

        The accumulated benefit obligation was $6.1 million and $7.4 million at December 31, 2008 and 2007, respectively.

        The following table sets forth the changes in benefit obligations, plan assets and the net pension liability accrued on the Company's consolidated balance sheets at December 31, (in thousands):

	2008	2007
Change in benefit obligations:
Benefit obligation at the beginning of year	$7,783	$6,479
Service cost	199	176
Interest cost	374	359
Employee contributions	44	40
Actuarial loss	(314)	(153)
Benefits paid	(256)	(289)
Currency translation	(1,506)	1,171

Benefit obligation at end of year	$6,324	$7,783

	2008	2007
Change in plan assets:
Fair value of plan assets at beginning of year	$6,883	$5,683
Actual return on plan assets	(843)	(39)
Employer contributions	555	456
Employee contributions	44	40
Benefits paid	(256)	(289)
Currency translation	(1,261)	1,032

Fair value of plan assets at end of year	$5,122	$6,883

	2008	2007
Unfunded pension liability (included in other long-term liabilities)	$(1,202)	$(900)

        The Company's investment policy targets a 20% to 70% allocation to equity securities, a 30% to 50% allocation to debt securities, and a 0% to 20% allocation to cash. The asset mix is frequently reviewed by the fund manager by examining the domestic and international macroeconomic factors and relative valuation levels of equity versus fixed income markets as well as internal forecasts of interest rate trends. The objective is to add value through longer-term asset mix positioning rather than short-term trading. The portfolio's volatility is kept to a minimum by implementing only incremental asset mix changes. It is believed that this investment policy fits the long-term nature of pension obligations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) EMPLOYEE BENEFIT PLANS (Continued)

        The Company's weighted average asset allocations at December 31, 2008 and 2007 were as follows:

	2008	2007
Equity securities	55%	63%
Debt securities	39%	32%
Cash and cash equivalents	6%	5%

Total	100%	100%

        The Company expects to contribute $408 thousand to this pension plan in 2009.

        Benefit payments including those amounts to be paid out of corporate assets and reflecting future expected service as appropriate, are expected to be paid as follows (in thousands):

Expected benefit payments
2009	$240
2010	255
2011	255
2012	287
2013	288
2014-2018	1,936

        The Company has a profit-sharing plan under Section 401(k) of the Internal Revenue Code covering substantially all U.S. employees. The plan allows employees to make contributions up to a specified percentage of their compensation. The Company makes discretionary partial matching contributions established annually by the Board of Directors. The Company expensed $1.0 million, expensed $0.8 million, and recognized income of $0.1 million for the years ended December 31, 2008, 2007, and 2006, respectively.

(16) SEGMENT REPORTING

        The Company has two reportable segments: Technical Services and Site Services. Technical Services includes:

  •
  treatment and disposal of industrial wastes, which includes physical treatment, resource recovery and fuels blending, incineration, landfills, wastewater treatment, lab chemical disposal and explosives management;

  •
  collection, transportation and logistics management;

  •
  categorization, specialized repackaging, treatment and disposal of laboratory chemicals and household hazardous wastes, which are referred to as CleanPack® services; and

  •
  Apollo Onsite Services, which provide customized environmental programs at customer sites.

        These services are provided through a network of service centers where a fleet of trucks, rail or other transport is dispatched to pick up customers' waste either on a pre-determined schedule or on

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(16) SEGMENT REPORTING (Continued)

demand, and then to deliver waste to a permitted facility. From the service centers, chemists can also be dispatched to a customer location for the collection of chemical waste for disposal.

        Site Services provides highly skilled experts utilizing specialty equipment and resources to perform services, such as industrial maintenance, surface remediation, groundwater restoration, site and facility decontamination, emergency response, site remediation, PCB disposal, oil disposal, analytical testing services, information management services and personnel training. The Company offers outsourcing services for customer environmental management programs as well, and provides analytical testing services, information management and personnel training services.

        The Company markets these services through its sales organizations and, in many instances, services in one area of the business support or lead to work in other service lines. Expenses associated with the sales organizations are allocated based on direct revenues by segment.

        Performance of the Technical Services and Site Services segments is evaluated on several factors, of which the primary financial measure is operating income before interest, taxes, depreciation, amortization, restructuring, severance charges, other refinancing-related expenses, (gain) loss on disposal of assets held for sale, other (income) expense, and loss on refinancing ("Adjusted EBITDA Contribution"). Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers.

        The operations not managed through the Company's two operating segments are presented herein as "Corporate Items." Corporate Items revenues consist of two different operations where the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the segments for internal reporting purposes. Corporate Items selling, general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company's two segments.

        The following table reconciles third party revenues to direct revenues for the twelve-month periods ended December 31, 2008, 2007 and 2006 (in thousands). Third party revenues are revenues billed to the Company's customers by a particular segment. Direct revenue is the revenue allocated to the segment performing the provided service. The Company analyzes results of operations based on direct revenues because the Company believes that these revenues and related expenses best reflect the manner in which operations are managed.

	For the Year Ended December 31, 2008
	Technical Services	Site Services	Corporate Items	Totals
Third party revenues	$682,486	$348,208	$19	$1,030,713
Intersegment revenues, net	29,804	(27,618)	(2,186)	—

Direct revenues	$712,290	$320,590	$(2,167)	$1,030,713

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(16) SEGMENT REPORTING (Continued)

	For the Year Ended December 31, 2007
	Technical Services	Site Services	Corporate Items	Totals
Third party revenues	$655,181	$291,697	$39	$946,917
Intersegment revenues, net	17,032	(15,882)	(1,150)	—

Direct revenues	$672,213	$275,815	$(1,111)	$946,917

	For the Year Ended December 31, 2006
	Technical Services	Site Services	Corporate Items	Totals
Third party revenues	$542,589	$287,243	$(23)	$829,809
Intersegment revenues, net	15,818	(16,151)	333	—

Direct revenues	$558,407	$271,092	$310	$829,809

        The following table presents information used by management by reported segment (in thousands). The Company does not allocate interest expense, income taxes, depreciation, amortization, accretion of environmental liabilities, non-recurring severance charges, (gain) loss on disposal of assets held for sale, other (income) expense, and loss on refinancing to segments.

	For the Year Ended December 31,
	2008	2007	2006
Adjusted EBITDA:
Technical Services	179,993	157,782	123,347
Site Services	52,587	46,044	44,743
Corporate Items	(69,361)	(70,529)	(48,155)

Total	163,219	133,297	119,935

Reconciliation to Consolidated Statements of Income:
Depreciation and amortization	44,471	37,590	35,339
Accretion of environmental liabilities	10,776	10,447	10,220

Income from operations	107,972	85,260	74,376
Other (income) expense	119	(135)	447
Loss on early extinguishment of debt	5,473	—	8,529
Interest expense, net of interest income	8,403	13,157	12,447

Income before provision for income taxes	$93,977	$72,238	$52,953

Revenue, property, plant and equipment and intangible assets outside of the United States

        For the year ended December 31, 2008, the Company derived approximately $897.2 million or 87.0% of revenues from customers located in the United States and Puerto Rico, approximately $132.8 million or 12.9% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico. For the year ended December 31, 2007, the Company derived approximately $821.9 million or 86.8% of revenues from customers located in the United States and Puerto Rico, approximately $124.0 million or 13.1% of revenues from customers located in Canada, and less than

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(16) SEGMENT REPORTING (Continued)

1.0% of revenues from customers in Mexico. For the year ended December 31, 2006, the Company derived approximately $712.9 million or 85.9% of revenues from customers located in the United States and Puerto Rico, approximately $116.2 million or 14.06% of revenues from customers located in Canada, and less than 1.0% of revenues from customers in Mexico.

        As of December 31, 2008, the Company had property, plant and equipment, net of depreciation and amortization of $295.5 million, and permits and other intangible assets of $71.8 million. Of these totals, $30.9 million or 10.5% of property, plant and equipment and $18.8 million or 26.2% of permits and other intangible assets were in Canada, with the balance being in the United States and Puerto Rico (except for insignificant assets in Mexico). As of December 31, 2007, the Company had property, plant and equipment, net of depreciation and amortization of $262.6 million, and permits and other intangible assets of $74.8 million. Of these totals, $31.9 million or 12.2% of property, plant and equipment and $26.5 million or 35.5% of permits and other intangible assets were in Canada, with the balance being in the United States and Puerto Rico (except for insignificant assets in Mexico).

        The following table presents assets by reported segment and in the aggregate (in thousands):

	As of December 31,
	2008	2007
Property, plant and equipment, net:
Technical Services	$232,912	$216,796
Site Services	31,982	20,105
Corporate or other assets	30,567	25,700

Total Property, plant and equipment, net	$295,461	$262,601

Intangible assets:
Technical Services
Goodwill	$22,417	$21,424
Permits and other intangibles, net	63,003	69,995

Total Technical Services	85,420	91,419

Site Services
Goodwill	2,161	148
Permits and other intangibles, net	8,751	4,814

Total Site Services	10,912	4,962

Total Intangible assets	$96,332	$96,381

        The following table presents the total assets by reported segment (in thousands):

	As of December 31,
	2008	2007
Site Services	$53,677	$37,710
Technical Services	441,422	369,053
Corporate Items	403,237	363,125

Total	$898,336	$769,888

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(16) SEGMENT REPORTING (Continued)

        The following table presents the total assets by geographical area (in thousands):

	As of December 31,
	2008	2007
United States	$771,751	$631,630
Canada	126,585	138,258

Total	$898,336	$769,888

(17) QUARTERLY DATA (UNAUDITED)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands except per share amounts)
2008
Revenues	$242,509	$265,259	$273,157	$249,788
Cost of revenues	170,194	178,384	187,063	172,179
Gross Profit	72,315	86,875	86,094	77,609
Income from operations	20,000	29,847	31,260	26,865
Other income (expense)	(104)	59	(104)	30
Net income	8,922	15,987	14,628	17,949
Basic income per share	0.44	0.71	0.62	0.76
Diluted income per share	0.43	0.70	0.61	0.75

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands except per share amounts)
2007
Revenues	$205,024	$238,708	$245,507	$257,678
Cost of revenues	151,604	165,282	169,007	178,547
Gross Profit	53,420	73,426	76,500	79,131
Income from operations	10,653	23,627	25,879	25,101
Other income (expense)	6	(5)	61	73
Net income	3,501	11,188	12,940	16,569
Basic income per share	0.17	0.56	0.65	0.83
Diluted income per share	0.17	0.54	0.63	0.81

        Earnings per share are computed independently for each of the quarters presented. Due to this, the 2008 and 2007 quarterly basic and diluted earnings per share do not equal the total computed for the year.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

        On June 30, 2004, $150.0 million of senior secured notes were issued by the parent company, Clean Harbors, Inc., and were guaranteed by all of the parent's material subsidiaries organized in the United States. As of December 31, 2008, the principal balance of the outstanding senior secured notes was $23.0 million. The notes are not guaranteed by the Company's Canadian, Mexican and Puerto Rican subsidiaries. The following presents condensed consolidating financial statements for the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries, respectively.

        Following is the condensed consolidating balance sheet at December 31, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$121,894	$67,934	$59,696	$—	$249,524
Intercompany receivables	—	—	72,072	(72,072)	—
Other current assets	20,970	196,914	21,644	—	239,528
Property, plant and equipment, net	—	264,160	31,301	—	295,461
Investments in subsidiaries	418,048	169,135	91,654	(678,837)	—
Intercompany note receivable	—	98,039	3,701	(101,740)	—
Other long-term assets	14,650	75,005	24,168	—	113,823

Total assets	$575,562	$871,187	$304,236	$(852,649)	$898,336

Liabilities and Stockholders' Equity:
Current liabilities	$1,627	$163,928	$15,818	$—	$181,373
Intercompany payables	34,552	37,520	—	(72,072)	—
Closure, post-closure and remedial liabilities, net	—	145,650	15,611	—	161,261
Long-term obligations	52,870	—	—	—	52,870
Capital lease obligations, net	—	270	90	—	360
Intercompany note payable	3,701	—	98,039	(101,740)	—
Other long-term liabilities	53,766	3,867	15,794	—	73,427

Total liabilities	146,516	351,235	145,352	(173,812)	469,291
Stockholders' equity	429,046	519,952	158,884	(678,837)	429,045

Total liabilities and stockholders' equity	$575,562	$871,187	$304,236	$(852,649)	$898,336

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating balance sheet at December 31, 2007 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$35,925	$32,301	$51,312	$—	$119,538
Intercompany receivables	2,521	—	80,521	(83,042)	—
Other current assets	12,287	220,060	28,553	—	260,900
Property, plant and equipment, net	—	230,449	32,152	—	262,601
Investments in subsidiaries	344,953	140,298	91,654	(576,905)	—
Intercompany note receivable	—	121,445	3,701	(125,146)	—
Other long-term assets	22,631	68,396	35,822	—	126,849

Total assets	$418,317	$812,949	$323,715	$(785,093)	$769,888

Liabilities and Stockholders' Equity:
Current liabilities	$43,504	$143,672	$23,677	$—	$210,853
Intercompany payables	—	83,042	—	(83,042)	—
Closure, post-closure and remedial liabilities, net	—	145,752	19,878	—	165,630
Long-term debt	120,712	—	—	—	120,712
Capital lease obligations, net	—	1,174	346	—	1,520
Intercompany note payable	3,701	—	121,445	(125,146)	—
Other long-term liabilities	47,503	—	20,773	—	68,276

Total liabilities	215,420	373,640	186,119	(208,188)	566,991
Stockholders' equity	202,897	439,309	137,596	(576,905)	202,897

Total liabilities and stockholders' equity	$418,317	$812,949	$323,715	$(785,093)	$769,888

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the consolidating statement of income for the year ended December 31, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$886,880	$150,299	$(6,466)	$1,030,713
Cost of revenues	—	622,351	91,935	(6,466)	707,820
Selling, general and administrative expenses	22	138,078	21,574	—	159,674
Accretion of environmental liabilities	—	9,718	1,058	—	10,776
Depreciation and amortization	—	39,527	4,944	—	44,471

Income from operations	(22)	77,206	30,788	—	107,972
Other income (expense)	—	(121)	2	—	(119)
Loss on early extinguishment of debt	(5,473)	—	—	—	(5,473)
Interest income (expense), net	(9,026)	(658)	1,281	—	(8,403)
Equity in earnings of subsidiaries	91,282	23,137	—	(114,419)	—
Intercompany dividend income (expense)	10,160	—	12,913	(23,073)	—
Intercompany interest income (expense)	—	12,457	(12,457)	—	—

Income before provision for income taxes	86,921	112,021	32,527	(137,492)	93,977
Provision for income taxes	29,435	283	6,773	—	36,491

Net income	$57,486	$111,738	$25,754	$(137,492)	$57,486

        Following is the consolidating statement of income for the year ended December 31, 2007 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$814,600	$137,926	$(5,609)	$946,917
Cost of revenues	—	580,331	89,718	(5,609)	664,440
Selling, general and administrative expenses	—	121,754	27,426	—	149,180
Accretion of environmental liabilities	—	9,439	1,008	—	10,447
Depreciation and amortization	—	31,531	6,059	—	37,590

Income from operations	—	71,545	13,715	—	85,260
Other income (expense)	—	142	(7)	—	135
Interest income (expense), net	(13,794)	(794)	1,431	—	(13,157)
Equity in earnings of subsidiaries	82,517	11,126	—	(93,643)	—
Intercompany dividend income (expense)	—	—	12,803	(12,803)	—
Intercompany interest income (expense)	—	12,376	(12,376)	—	—

Income before provision for income taxes	68,723	94,395	15,566	(106,446)	72,238
Provision for income taxes	24,525	954	2,561	—	28,040

Net income	$44,198	$93,441	$13,005	$(106,446)	$44,198

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the consolidating statement of income for the year ended December 31, 2006 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$712,263	$122,916	$(5,370)	$829,809
Cost of revenues	—	511,141	79,064	(5,370)	584,835
Selling, general and administrative expenses	—	103,036	22,003	—	125,039
Accretion of environmental liabilities	—	9,329	891	—	10,220
Depreciation and amortization	—	30,478	4,861	—	35,339

Income from operations	—	58,279	16,097	—	74,376
Other income (expense)	—	(404)	(43)	—	(447)
Loss on early extinguishment of debt	(8,529)	—	—	—	(8,529)
Interest income (expense), net	(14,439)	1,274	718	—	(12,447)
Equity in earnings of subsidiaries	71,515	12,597	—	(84,112)	—
Intercompany dividend income (expense)	—	—	12,068	(12,068)	—
Intercompany interest income (expense)	—	11,644	(11,644)	—	—

Income before provision for income taxes	48,547	83,390	17,196	(96,180)	52,953
Provision for income taxes	1,872	433	4,034	—	6,339
Equity interest of joint venture	—	(61)	—	—	(61)

Net income	$46,675	$83,018	$13,162	$(96,180)	$46,675

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Total
Net cash from operating activities	$(31,148)	$112,187	$28,551	$109,590

Cash flows from investing activities:
Additions to property, plant and equipment	—	(47,688)	(9,774)	(57,462)
Acquisitions, net of cash acquired	(27,628)	—	—	(27,628)
Purchase of available-for-sale securities	(2,000)	—	(529)	(2,529)
Proceeds from insurance claims	—	—	346	346
Sales of marketable securities	4,350	—	—	4,350
Proceeds from sale of fixed assets and assets held for sale	—	522	15	537
Costs to obtain or renew permits	—	(2,119)	(10)	(2,129)

Net cash from investing activities	(25,278)	(49,285)	(9,952)	(84,515)

Cash flows from financing activities:
Change in uncashed checks	—	1,922	591	2,513
Proceeds from exercise of stock options	2,082	—	—	2,082
Proceeds from exercise of warrants	2,789	—	—	2,789
Remittance of shares	(483)	—	—	(483)
Excess tax benefit from stock-based compensation	3,504	—	—	3,504
Proceeds from employee stock purchase plan	1,820	—	—	1,820
Payments on capital leases	—	(398)	(87)	(485)
Proceeds from issuance of common stock, net	173,541	—	—	173,541
Principal payments on debt	(68,486)	—	—	(68,486)
Intercompany financing	27,628	(27,628)	—	—
Dividends (paid) received	—	(11,326)	11,326	—
Interest (payments) / received	—	10,161	(10,161)	—

Net cash from financing activities	142,395	(27,269)	1,669	116,795

Effect of exchange rate change on cash	—	—	(11,884)	(11,884)

Increase in cash and cash equivalents	85,969	35,633	8,384	129,986
Cash and cash equivalents, beginning of year	35,925	32,301	51,312	119,538

Cash and cash equivalents, end of year	$121,894	$67,934	$59,696	$249,524

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2007 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Total
Net cash from operating activities	$31,443	$24,789	$23,763	$79,995

Cash flows from investing activities:
Additions to property, plant and equipment	—	(29,627)	(6,901)	(36,528)
Acquisitions, net of cash acquired	(7,410)	—	—	(7,410)
Purchase of available-for-sale securities	(2,225)	(85)	—	(2,310)
Proceeds from insurance claims	—	—	944	944
Sales of marketable securities	3,200	—	—	3,200
Proceeds from sale of fixed assets and assets held for sale	—	305	310	615
Costs to obtain or renew permits	—	(1,296)	(6)	(1,302)

Net cash from investing activities	(6,435)	(30,703)	(5,653)	(42,791)

Cash flows from financing activities:
Change in uncashed checks	—	(3,846)	(2,070)	(5,916)
Proceeds from exercise of stock options	1,647	—	—	1,647
Dividend payments on preferred stock	(206)	—	—	(206)
Excess tax benefit from stock-based compensation	6,386	—	—	6,386
Deferred financing costs incurred	(32)	—	—	(32)
Proceeds from employee stock purchase plan	1,169	—	—	1,169
Proceeds from exercise of warrants	1,200	—	—	1,200
Redemption of Series B preferred stock	—	—	—	—
Payments on capital leases	—	(1,239)	(216)	(1,455)
Dividends (paid) received	—	(11,777)	11,777	—
Other	(69)	—	—	(69)
Interest (payments) / received	—	10,223	(10,223)	—

Net cash from financing activities	10,095	(6,639)	(732)	2,724

Effect of exchange rate change on cash	—	—	6,060	6,060

Increase (decrease) in cash and cash equivalents	35,103	(12,553)	23,438	45,988
Cash and cash equivalents, beginning of year	822	44,854	27,874	73,550

Cash and cash equivalents, end of year	$35,925	$32,301	$51,312	$119,538

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(18) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating statement of cash flows for the year ended December 31, 2006 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Total
Net cash from operating activities	$69,517	$(18,092)	$9,957	$61,382

Cash flows from investing activities:
Additions to property, plant and equipment	—	(35,507)	(5,161)	(40,668)
Acquisition of Teris LLC	(51,492)	—	—	(51,492)
Proceeds from sale of restricted investments	3,469	—	—	3,469
Purchase of available-for-sale securities	(11,750)	(43,878)	—	(55,628)
Proceeds from insurance claims	384	—	—	384
Sales of marketable securities	1,650	43,738	—	45,388
Proceeds from sale of fixed assets and assets held for sale	—	2,010	—	2,010
Costs to obtain or renew permits	—	(2,348)	—	(2,348)

Net cash from investing activities	(57,739)	(35,985)	(5,161)	(98,885)

Cash flows from financing activities:
Change in uncashed checks	—	1,942	1,186	3,128
Proceeds from exercise of stock options	2,354	—	—	2,354
Dividend payments on preferred stock	(276)	—	—	(276)
Excess tax benefit from stock-based compensation	5,239	—	—	5,239
Deferred financing costs incurred	(983)	—	—	(983)
Proceeds from employee stock purchase plan	801	—	—	801
Payments on capital leases	—	(1,850)	(261)	(2,111)
Dividends (paid) received	—	(11,810)	11,810	—
Proceeds from term loan	30,000	—	—	30,000
Principal payments on debt)	(58,482)	—	—	(58,482)

Net cash from financing activities	(21,347)	(11,718)	12,735	(20,330)

Effect of exchange rate change on cash	—	—	(1,066)	(1,066)

Increase (decrease) in cash and cash equivalents	(9,569)	(65,795)	16,465	(58,899)
Cash and cash equivalents, beginning of year	10,391	110,649	11,409	132,449

Cash and cash equivalents, end of year	$822	$44,854	$27,874	$73,550

CLEAN HARBORS, INC. AND SUBSIDIARIES

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

For the Three Years Ended December 31, 2008

(in thousands)

Allowance for Doubtful Accounts	Balance Beginning of Period	Additions Charged to Operating Expense	Deductions from Reserves(a)	Balance End of Period
2006	$2,419	$1,089	$978	$2,530
2007	$2,530	$141	$1,721	$950
2008	$950	$244	$189	$1,005

(a)
Amounts deemed uncollectible, net of recoveries.

Sales Allowance	Balance Beginning of Period	Additions Charged to Revenue	Deductions from Reserves	Balance End of Period
2006	$2,845	$11,069	$12,173	$1,741
2007	$1,741	$18,644	$15,230	$5,155
2008	$5,155	$16,265	$15,702	$5,718

Valuation Allowance on Deferred Tax Assets	Balance Beginning of Period	Additions (Deductions) Charged to (from) Income Tax Expense	Other Changes to Reserves	Balance End of Period
2006	$30,522	$(14,082)	$(4,037)	$12,403
2007	$12,403	$(765)	$(1,613)	$10,025
2008	$10,025	$786	$—	$10,811

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	June 30, 2009	December 31, 2008
	(unaudited)
Current assets:
Cash and cash equivalents	$255,407	$249,524
Marketable securities	484	175
Accounts receivable, net of allowances aggregating $5,988 and $6,723, respectively	148,610	174,990
Unbilled accounts receivable	6,381	5,545
Deferred costs	5,691	5,877
Prepaid expenses and other current assets	10,402	13,472
Supplies inventories	27,938	26,905
Deferred tax assets	12,324	12,564

Total current assets	467,237	489,052

Property, plant and equipment:
Land	26,832	26,399
Asset retirement costs (non-landfill)	1,767	1,761
Landfill assets	42,562	35,062
Buildings and improvements	133,494	127,466
Vehicles	46,539	33,502
Equipment	323,876	310,459
Furniture and fixtures	1,693	1,663
Construction in progress	11,405	13,206

	588,168	549,518
Less—accumulated depreciation and amortization	275,531	254,057

Total property, plant and equipment, net	312,637	295,461

Other assets:
Long-term investments	6,483	6,237
Deferred financing costs	2,308	3,044
Goodwill	30,580	24,578
Permits and other intangibles, net of accumulated amortization of $43,141 and $40,303, respectively	71,056	71,754
Deferred tax assets	5,726	5,454
Other	2,553	2,756

Total other assets	118,706	113,823

Total assets	$898,580	$898,336

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY

(in thousands except per share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)
Current liabilities:
Uncashed checks	$5,019	$7,733
Current portion of long-term debt	52,889	—
Current portion of capital lease obligations	176	400
Accounts payable	54,939	63,885
Deferred revenue	23,566	24,190
Accrued expenses	55,911	67,901
Current portion of closure, post-closure and remedial liabilities	22,400	17,264

Total current liabilities	214,900	181,373

Other liabilities:
Closure and post-closure liabilities, less current portion of $8,610 and $6,383, respectively	24,982	26,254
Remedial liabilities, less current portion of $13,790 and $10,881, respectively	133,456	135,007
Long-term obligations	—	52,870
Capital lease obligations, less current portion	259	360
Unrecognized tax benefits and other long-term liabilities	76,792	73,427

Total other liabilities	235,489	287,918

Stockholders' equity:
Common stock, $.01 par value:
Authorized 40,000,000 shares; issued and outstanding 23,789,835 and 23,733,257 shares, respectively	238	237
Treasury stock	(1,893)	(1,653)
Additional paid-in capital	355,026	353,950
Accumulated other comprehensive income (loss)	4,042	(688)
Accumulated earnings	90,778	77,199

Total stockholders' equity	448,191	429,045

Total liabilities and stockholders' equity	$898,580	$898,336

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	Six Months Ended June 30,
	2009	2008
Revenues	$421,643	$507,768
Cost of revenues (exclusive of items shown separately below)	289,767	348,578
Selling, general and administrative expenses	75,147	82,666
Accretion of environmental liabilities	5,284	5,396
Depreciation and amortization	24,302	21,281

Income from operations	27,143	49,847
Other income (expense)	44	(45)
Interest expense, net of interest income of $233 and $623 for the quarter and year-to-date ending 2009 and $1,431 and $2,493 for the quarter and year-to-date ending 2008, respectively	(2,989)	(5,900)

Income before provision for income taxes	24,198	43,902
Provision for income taxes	10,619	18,993

Net income	$13,579	$24,909

Earnings per share:
Basic	$0.57	$1.16

Diluted	$0.57	$1.14

Weighted average common shares outstanding	23,763	21,392

Weighted average common shares outstanding plus potentially dilutive common shares	23,876	21,907

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$13,579	$24,909
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	24,302	21,281
Allowance for doubtful accounts	669	50
Amortization of deferred financing costs and debt discount	790	1,076
Accretion of environmental liabilities	5,284	5,396
Changes in environmental liability estimates	(635)	(255)
Deferred income taxes	(390)	(41)
Stock-based compensation	(376)	1,785
Excess tax benefit of stock-based compensation	(65)	(2,598)
Income tax benefit related to stock option exercises	59	2,618
(Gain) loss on sale of fixed assets and assets held for sale	(44)	45
Environmental expenditures	(4,077)	(4,054)
Changes in assets and liabilities, net of acquisitions
Accounts receivable	28,109	10,370
Other current assets	4,487	3,474
Accounts payable	(8,635)	(9,144)
Other current liabilities	(14,000)	(12,631)

Net cash from operating activities	49,057	42,281

Cash flows from investing activities:
Additions to property, plant and equipment	(33,910)	(30,085)
Acquisitions, net of cash acquired	(6,501)	(27,583)
Costs to obtain or renew permits	(741)	(1,354)
Proceeds from sales of fixed assets and assets held for sale	138	65
Sales of marketable securities	—	4,350
Purchase of available-for-sale securities	—	(2,374)

Net cash from investing activities	(41,014)	(56,981)

Cash flows from financing activities:
Change in uncashed checks	(2,761)	2,077
Proceeds from exercise of stock options	137	1,214
Remittance of shares, net	(240)	—
Proceeds from employee stock purchase plan	1,257	776
Deferred financing costs paid	(35)	—
Payments on capital leases	(329)	(1,707)
Proceeds from issuance of common stock, net	—	173,570
Payment on acquired debt	(2,499)	—
Excess tax benefit of stock-based compensation	65	2,598

Net cash from financing activities	(4,405)	178,528

Effect of exchange rate change on cash	2,245	(1,473)

Increase in cash and cash equivalents	5,883	162,355
Cash and cash equivalents, beginning of period	249,524	119,538

Cash and cash equivalents, end of period	$255,407	$281,893

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$2,973	$7,289
Income taxes paid	4,909	22,564
Non-cash investing and financing activities:
Property, plant and equipment accrued	$4,762	$4,272

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands)

	Common Stock
						Accumulated Other Comprehensive (Loss) Income
	Number of Shares	S 0.01 Par Value	Treasury Stock	Additional Paid-in Capital	Comprehensive Income		Accumulated Earnings	Total Stockholders' Equity
Balance at January 1, 2009	23,733	$237	$(1,653)	$353,950		$(688)	$77,199	$429,045
Net income	—	—	—	—	$13,579	—	13,579	13,579
Unrealized gain on long-term investments, net of taxes	—	—	—	—	417	417	—	417
Foreign currency translation	—	—	—	—	4,313	4,313	—	4,313

Comprehensive income	—	—	—	—	$18,309	—	—	—

Stock-based compensation	22	—	—	(376)		—	—	(376)
Issuance of restricted shares, net of shares remitted	(5)	—	(240)	—			—	(240)
Exercise of stock options	13	1	—	136		—	—	137
Net tax benefit on exercise of stock options	—	—	—	59		—	—	59
Employee stock purchase plan	27	—	—	1,257		—	—	1,257

Balance at June 30, 2009	23,790	$238	$(1,893)	$355,026		$4,042	$90,778	$448,191

The accompanying notes are an integral part of these consolidated financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

        The accompanying consolidated interim financial statements include the accounts of Clean Harbors, Inc. and its wholly-owned subsidiaries (collectively, "Clean Harbors" or the "Company") and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of management, include all adjustments which, except as described elsewhere herein, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results for interim periods are not necessarily indicative of results for the entire year. The financial statements presented herein should be read in connection with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        In preparing the accompanying unaudited consolidated financial statements, the Company has reviewed, as determined necessary by the Company's management, events that have occurred after June 30, 2009, up until the issuance of the financial statements, which occurred on August 7, 2009 (See Note 16, "Subsequent Events").

(2) RECENT ACCOUNTING PRONOUNCEMENTS

        In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R changes how business acquisitions are accounted for and impacts financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company adopted SFAS No. 141R on January 1, 2009 and during the three and six months ended June 30, 2009, has expensed $1.6 million and $2.2 million, respectively, of acquisition costs that, prior to the adoption of SFAS No. 141R, would have been included as part of the purchase price. In addition, under the provisions of SFAS 141R, future reversal of the Company's current acquisition-related tax reserves of approximately $9.8 million (excluding interest and penalties) will be recorded in earnings, rather than as an adjustment to goodwill or acquisition related other intangible assets and will affect the Company's annual effective income tax rate. Due to the expiring statutes in Canada, the Company expects that acquisition related tax reserves will decrease by $6.9 million within the next twelve months, which will be recorded in earnings and therefore impact the effective income tax rate.

        In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which delayed the effective date of SFAS No. 157, Fair Value Measurements ("SFAS No. 157"), for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis to fiscal years beginning after November 15, 2008. The Company adopted FSP 157-2 on January 1, 2009 and it did not have a material impact on the Company's financial position, results of operations or cash flow.

        In April 2008, the FASB issued FASB Staff Position SFAS No. 142-3, Determination of the Useful Life of Intangible Assets ("FSP SFAS No. 142-3"). FSP SFAS No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), Business Combinations ("SFAS No. 141"), and other US generally accepted accounting principles ("GAAP"). The Company adopted FSP SFAS No. 142-3 on

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

January 1, 2009 and it did not have a material impact on the Company's financial position, results of operations or cash flow.

        In June 2008, the FASB Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 08-3, Accounting by Lessees for Maintenance Deposits under Lease Agreements ("EITF No. 08-3"). EITF No. 08-3 provides that all nonrefundable maintenance deposits paid by a lessee, under an arrangement accounted for as a lease, should be accounted for as a deposit. When the underlying maintenance is performed, the deposit is expensed or capitalized in accordance with the lessee's maintenance accounting policy. Once it is determined that an amount on deposit is not probable of being used to fund future maintenance expense, it is recognized as additional rent expense at that time. The Company adopted EITF No. 08-3 on January 1, 2009 and it did not have a material impact on the Company's financial position, results of operations or cash flow.

        In December 2008, the FASB issued FSP FAS No. 132(R)-1, Employers' Disclosures about Postretirement Benefit Plan Assets ("FSP FAS 132(R)-1"), which requires additional disclosures for employers' pension and other postretirement benefit plan assets. As pension and other postretirement benefit plan assets were not included within the scope of SFAS No. 157, FSP FAS 132(R)-1 requires employers to disclose information about fair value measurements of plan assets similar to the disclosures required under SFAS No. 157, the investment policies and strategies for the major categories of plan assets, and significant concentrations of risk within plan assets. FSP FAS 132(R)-1 is effective for the Company as of December 31, 2009. As FSP FAS 132(R)-1 provides only disclosure requirements, the adoption of this standard will have no material impact on the Company's financial position, results of operations or cash flow.

        In April 2009, the FASB issued two FASB Staff Positions ("FSP") to provide additional guidance regarding (1) measuring the fair value of financial instruments when a market becomes inactive and quoted prices may reflect distressed transactions and (2) recording impairment charges on investments in debt instruments. The FASB also issued a third FSP to require disclosure of fair values of certain financial instruments in interim financial statements. These FSPs, further described below, are effective for interim and annual periods ending after June 15, 2009.

        FSP SFAS No. 157-4, Determining Whether a Market for an Asset or Liability is Active or Inactive and Determining When a Transaction is Distressed ("FSP SFAS 157-4"), provides additional guidance to highlight and expand on the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The Company adopted FSP SFAS 157-4 in the period ended March 31, 2009. The adoption of FSP SFAS No. 157-4 did not have a material impact on the Company's financial position, results of operations or cash flow.

        FSP SFAS No. 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments ("FSP FAS 115-2/124-2"), changes the method for determining whether an other-than-temporary impairment exists for debt securities and the amount of an impairment charge to be recorded in earnings. To determine whether an other-than-temporary impairment exits, an entity will assess the likelihood of selling the security prior to recovering its cost basis, rather than assessing whether it has the intent and ability to hold a security to recovery. The Company adopted FSP SFAS 115-2/124-2 in the period ended March 31, 2009, and has determined that the cumulative $0.5 million impairment related to the fair value of its auction rate securities continues to be temporary.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2) RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        FSP FAS No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP No. 107-1), expands the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, to interim financial statements. The provisions of this FSP are effective for periods ending after June 15, 2009, and can only be early adopted for periods ended after March 15, 2009 with an entity's simultaneous adoption of FSP SFAS 157-4 and FSP FAS 115-2. The Company adopted FSP No. 107-1 in the period ended June 30, 2009. The adoption of FSP No. 107-1 only impacts quarterly disclosure requirements and therefore did not have an impact on the Company's financial position, results of operations or cash flow.

        In May 2009 the FASB issued SFAS No. 165, Subsequent Events ("SFAS 165"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company adopted SFAS 165 in the period ended June 30, 2009 and it did not have an impact on the Company's financial position, results of operations or cash flow.

        In June 2009, the FASB approved its Accounting Standards Codification ("Codification") as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, in the third quarter of this year, all references made to US GAAP will use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing US GAAP, it is not expected to have any impact on the Company's financial position, results of operations or cash flow.

(3) BUSINESS COMBINATIONS

        On February 27, 2009, the Company acquired 100% of the outstanding stock of privately-held EnviroSORT Inc. ("EnviroSORT") for a preliminary purchase price of $9.6 million. The preliminary purchase price included the assumption of $2.5 million of debt and $0.2 million of preliminary post-closing adjustments. The Company paid down the balance of the $2.5 million assumed debt on the acquisition date. The acquisition of EnviroSORT is expected to complement and expand the Company's operations in Western Canada. The preliminary purchase price is subject to post-closing adjustments which are based upon the amount by which EnviroSORT's net working capital, as of the closing date, was greater or less than $0.5 million. The Company has recorded $5.0 million of goodwill to the Technical Services segment, but that amount is preliminary pending the final fair value determinations. The balance of any goodwill is not expected to be deductible for tax purposes. Acquisition-related costs of less than $0.3 million were included in selling, general, and administrative expenses for the six-month period ended June 30, 2009.

        During the three months ended March 31, 2009, the Company finalized the purchase accounting for the March 2008 acquisitions of two solvent recycling facilities from Safety-Kleen Systems, Inc. and of Universal Environmental, Inc. There were no material adjustments to the purchase price of the solvent recycling facilities after December 31, 2008. Additional acquisition costs of $0.1 million were recorded against the purchase price of Universal Environmental, Inc., resulting in a final purchase price of $15.1 million. These additional acquisition costs resulted in an increase of $0.1 million to goodwill.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3) BUSINESS COMBINATIONS (Continued)

The working capital adjustment was also finalized and resulted in an increase of less than $0.1 million owed to the seller.

(4) FAIR VALUE MEASUREMENTS

        The Company's financial instruments consist of cash and cash equivalents, marketable securities, receivables, trade payables, auction rate securities and long-term debt. The estimated fair value of cash and cash equivalents, receivables, and trade payables approximate their carrying value due to the short maturity of these instruments. As of June 30, 2009, the Company held certain auction rate securities and marketable securities that are required to be measured at fair value on a recurring basis. The auction rate securities are classified as available for sale and the fair value of these securities as of June 30, 2009 was estimated utilizing a discounted cash flow analysis. The discounted cash flow analysis considered, among other items, the collateralization underlying the security investments, the creditworthiness of the counterparty, the timing of expected future cash flows, and the expectation of the next time the security is expected to have a successful auction. The auction rate securities were also compared, when possible, to other observable market data with similar characteristics to the securities held by the Company.

        As of June 30, 2009, all of the Company's auction rate securities continue to have AAA underlying ratings. The underlying assets of the Company's auction rate securities are student loans, which are substantially insured by the Federal Family Education Loan Program. The Company attributes the decline in the fair value of the securities from the original cost basis to external liquidity issues rather than credit issues. During the six-month period ended June 30, 2009, the Company recorded an unrealized pre-tax gain of $0.2 million which is included in accumulated other comprehensive income. The Company assessed the decline in value to be temporary because the Company does not intend to sell the securities and it is more likely than not that it will not have to sell the securities before their recovery. In addition, as of June 30, 2009, the Company continued to earn interest on all of its auction rate securities.

        The Company's assets measured at fair value on a recurring basis subject to the disclosure requirements of SFAS No. 157, Fair Value Measurement (SFAS 157), at June 30, 2009, were as follows (in thousands):

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at June 30, 2009
Auction rate securities	$—	$—	$6,483	$6,483
Marketable securities	$484	$—	$—	$484

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(4) FAIR VALUE MEASUREMENTS (Continued)

        The following table presents the Company's long-term investments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as defined in SFAS 157 at June 30, 2009 (in thousands):

2009
Balance at January 1, 2009	$6,237
Total unrealized gains included in other comprehensive income	246

Balance at June 30, 2009	$6,483

(5) GOODWILL AND OTHER INTANGIBLE ASSETS

        The goodwill balance as of June 30, 2009 increased $6.0 million from December 31, 2008 to $30.6 million. The increase was primarily attributed to the acquisition of EnviroSORT and final purchase price acquisition costs related to Universal Environmental, Inc. The goodwill related to EnviroSORT includes estimates that are subject to change based upon final fair value determinations. Below is a summary of amortizable other intangible assets (in thousands):

	June 30, 2009				December 31, 2008
	Cost	Accumulated Amortization	Net	Weighted Average Amortization Period (in years)	Cost	Accumulated Amortization	Net	Weighted Average Amortization Period (in years)
Permits	$96,515	$35,407	$61,108	16.9	$94,446	$33,458	$60,988	17.2
Customer lists and other intangible assets	17,682	7,734	9,948	6.3	17,611	6,845	10,766	6.2

	$114,197	$43,141	$71,056	13.7	$112,057	$40,303	$71,754	13.6

(6) ACCRUED EXPENSES

        Accrued expenses consisted of the following (in thousands):

	June 30, 2009	December 31, 2008
Insurance	$16,512	$15,361
Interest	1,278	1,280
Accrued disposal costs	1,763	2,305
Accrued compensation and benefits	14,723	22,952
Other items	21,635	26,003

	$55,911	$67,901

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(7) CLOSURE AND POST-CLOSURE LIABILITIES

        The changes to closure and post-closure liabilities for the six months ended June 30, 2009 were as follows (in thousands):

	Landfill Retirement Liability	Non-Landfill Retirement Liability	Total
Balance at January 1, 2009	$25,269	$7,368	$32,637
New asset retirement obligations	876	—	876
Accretion	1,514	460	1,974
Changes in estimate recorded to statement of income	(668)	(3)	(671)
Settlement of obligations	(990)	(337)	(1,327)
Currency translation and other	87	16	103

Balance at June 30, 2009	$26,088	$7,504	$33,592

        All of the landfill facilities included in the above were active as of June 30, 2009.

        New asset retirement obligations incurred in 2009 are being discounted at the credit-adjusted risk-free rate of 10.57% and inflated at a rate of 1.02%.

(8) REMEDIAL LIABILITIES

        The changes to remedial liabilities for the six months ended June 30, 2009 were as follows (in thousands):

	Remedial Liabilities for Landfill Sites	Remedial Liabilities for Inactive Sites	Remedial Liabilities (Including Superfund) for Non-Landfill Operations	Total
Balance at January 1, 2009	$5,112	$90,291	$50,485	$145,888
Accretion	123	2,093	1,094	3,310
Changes in estimate recorded to statement of income	(1)	(29)	66	36
Settlement of obligations	(46)	(1,493)	(1,211)	(2,750)
Currency translation and other	122	24	616	762

Balance at June 30, 2009	$5,310	$90,886	$51,050	$147,246

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9) FINANCING ARRANGEMENTS

        The following table is a summary of the Company's financing arrangements (in thousands):

	June 30, 2009	December 31, 2008
Senior secured notes, at 11.25%, due July 15, 2012	$23,032	$23,032
Revolving facility, due December 1, 2010	—	—
Synthetic letter of credit facility, due December 1, 2010	—	—
Term loan, at 2.81% and 2.97% on June 30, 2009 and December 31, 2008, respectively, due December 1, 2010	30,000	30,000
Less unamortized issue discount	(143)	(162)
Less debt classified as current	(52,889)	—

Long-term obligations	$—	$52,870

        At June 30, 2009, the revolving facility had $26.2 million available to borrow, and $43.8 million of letters of credit outstanding (which included a contingency related to the acquisition of Eveready Inc. on July 31, 2009 of CDN $5.0 million that was released at the beginning of August 2009, thereby reducing these letters of credit outstanding). The synthetic line of credit facility had $48.0 million of letters of credit outstanding. The financing arrangements and principal terms of each are discussed further in the Company's 2008 Annual Report on Form 10-K.

        The fair value of the Company's outstanding senior secured notes is based on quoted market price and was $21.9 million and $22.2 million at June 30, 2009 and December 31, 2008, respectively.

        On July 24, 2009, the Company repaid the $30.0 million term loan due in 2010. On July 31, 2009, the Company discharged its $23.0 million of outstanding senior secured notes by calling such notes for redemption on August 31, 2009 and depositing with the trustee the redemption price of $23.7 million and accrued interest of $0.3 million through the redemption date. The $30.0 million term loan and the $22.9 million (net of $0.1 million discount) of senior secured notes were both classified in the June 30, 2009 consolidated balance sheet as current portion of long-term debt. On July 31, 2009, the Company also replaced its previous $70.0 million revolving credit facility and $50.0 million synthetic letter of credit facility with a new revolving credit facility which will allow the Company to borrow or obtain letters of credit for up to $120.0 million (with a $110.0 million sub-limit for letters of credit). In connection with such transactions, in the third quarter the Company will record to loss on early extinguishment of debt an aggregate of $1.5 million, consisting of a $0.7 million prepayment penalty required by the indenture in connection with such redemption as well as non-cash expenses of $0.7 million related to unamortized financing costs and $0.1 million of unamortized discount on the senior secured notes.

(10) COMMITMENTS AND CONTINGENCIES

Legal and Administrative Proceedings

        The Company's waste management services are regulated by federal, state, provincial and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment. This ongoing regulation results in the Company frequently becoming a party to legal or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved in such proceedings generally relate to applications for permits and licenses by the Company and conformity with legal requirements, alleged

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

violations of existing permits and licenses, or alleged responsibility arising under federal or state Superfund laws to remediate contamination at properties owned either by the Company or by other parties ("third party sites") to which either the Company or prior owners of certain of the Company's facilities shipped wastes.

        The Company records actual or potential liabilities related to legal or administrative proceedings in accordance with SFAS No. 5. At June 30, 2009, the Company had recorded $25.6 million of reserves in the Company's financial statements for actual or potential liabilities related to the legal and administrative proceedings in which the Company was then involved, the principal of which are described below, and the Company believes that it is reasonably possible that the amount of such potential liabilities could be as much as $3.7 million more. The Company periodically adjusts the aggregate amount of such reserves when such actual or potential liabilities are paid or otherwise discharged, new claims arise, or additional relevant information about existing or potential claims becomes available.

        As of June 30, 2009, the principal legal and administrative proceedings in which the Company was involved were as follows:

        Ville Mercier.    In September 2002, the Company acquired the stock of a subsidiary (the "Mercier Subsidiary") which owns a hazardous waste incinerator in Ville Mercier, Quebec (the "Mercier Facility"). The property adjacent to the Mercier Facility, which is also owned by the Mercier Subsidiary, is now contaminated as a result of actions dating back to 1968, when the Government of Quebec issued to a company unrelated to the Mercier Subsidiary two permits to dump organic liquids into lagoons on the property. By 1972, groundwater contamination had been identified, and the Quebec government provided an alternate water supply to the municipality of Ville Mercier.

        In 1999, Ville Mercier and three neighboring municipalities filed separate legal proceedings against the Mercier Subsidiary and the Government of Quebec. The lawsuits assert that the defendants are jointly and severally responsible for the contamination of groundwater in the region, which they claim caused each municipality to incur additional costs to supply drinking water for their citizens since the 1970's and early 1980's. The four municipalities claim a total of $1.6 million (CDN) as damages for additional costs to obtain drinking water supplies and seek an injunctive order to obligate the defendants to remediate the groundwater in the region. The Quebec Government also sued the Mercier Subsidiary to recover approximately $17.4 million (CDN) of alleged past costs for constructing and operating a treatment system and providing alternative drinking water supplies.

        On September 26, 2007, the Quebec Minister of Sustainable Development, Environment and Parks issued a Notice pursuant to Section 115.1 of the Environment Quality Act, superseding Notices issued in 1992, which are the subject of the pending litigation. The more recent Notice notifies the Mercier Subsidiary that, if the Mercier Subsidiary does not take certain remedial measures at the site, the Minister intends to undertake those measures at the site and claim direct and indirect costs related to such measures. The Mercier Subsidiary continues to assert that it has no responsibility for the groundwater contamination in the region and will contest any action by the Ministry to impose costs for remedial measures on the Mercier Subsidiary. The Company also continues to pursue settlement options. At June 30, 2009 and December 31, 2008, the Company had accrued $11.5 million and $10.6 million, respectively, for remedial liabilities relating to the Ville Mercier legal proceedings. The increase resulted primarily from a foreign exchange rate adjustment due to the strengthening of the Canadian dollar and interest accretion.

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        CH El Dorado.    In August 2006, the Company purchased all of the outstanding membership interests in Teris LLC ("Teris") and changed the name of Teris to Clean Harbors El Dorado, LLC ("CH El Dorado"). At the time of the acquisition, Teris was, and CH El Dorado now is, involved in certain legal proceedings arising from a fire on January 2, 2005, at the incineration facility owned and operated by Teris in El Dorado, Arkansas.

        CH El Dorado is defending vigorously the claims asserted against Teris in those proceedings, and the Company believes that the resolution of those proceedings will not have a materially adverse affect on the Company's financial position, results of operations or cash flows. In addition to CH El Dorado's defenses to the lawsuits, the Company will be entitled to rely upon an indemnification from the seller of the membership interests in Teris which is contained in the purchase agreement for those interests. Under that agreement, the seller agreed to indemnify (without any deductible amount) the Company against any damages which the Company might suffer as a result of the lawsuits to the extent that such damages are not fully covered by insurance or the reserves which Teris had established on its books prior to the acquisition. The seller's parent also guaranteed the indemnification obligation of the seller to the Company.

        Deer Trail, Colorado Facility.    Since April 5, 2006, the Company has been involved in various legal proceedings which have arisen as a result of the issuance by the Colorado Department of Public Health and Environment ("CDPHE") of a radioactive materials license ("RAD License") to a Company subsidiary, Clean Harbors Deer Trail, LLC ("CHDT") to accept certain low level radioactive materials known as "NORM/TENORM" wastes for disposal. Adams County, the county where the CHDT facility is located, filed two suits against the CDPHE in Colorado effectively seeking to invalidate the license. The two suits filed in 2006 were both dismissed and those dismissals were upheld by the Colorado Court of Appeals. Adams County appealed those rulings to the Colorado Supreme Court, where they are now pending. Adams County filed a third suit directly against CHDT in 2007 again attempting to invalidate the license. That suit was also dismissed on November 14, 2008, and Adams County has now appealed that dismissal to the Colorado Court of Appeals. The Company continues to believe that the grounds asserted by the County are factually and legally baseless and will contest the appeal vigorously. The Company has not recorded any liability for this matter on the basis that such liability is currently neither probable nor estimable.

Superfund Proceedings

        As of June 30, 2009, the Company has been notified that either the Company or the prior owners of certain of the Company's facilities for which the Company may have certain indemnification obligations have been identified as potentially responsible parties ("PRPs") or potential PRPs in connection with 59 sites which are subject to or are proposed to become subject to proceedings under federal or state Superfund laws. Of the 59 sites, two involve facilities that are now owned by the Company and 57 involve third party sites to which either the Company or the prior owners shipped wastes. In connection with each site, the Company has estimated the extent, if any, to which it may be subject, either directly or as a result of any such indemnification provisions, for cleanup and remediation costs, related legal and consulting costs associated with PRP investigations, settlements, and related legal and administrative proceedings. The amount of such actual and potential liability is inherently difficult to estimate because of, among other relevant factors, uncertainties as to the legal liability (if any) of the Company or the prior owners of certain of the Company's facilities to contribute

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

a portion of the cleanup costs, the assumptions that must be made in calculating the estimated cost and timing of remediation, the identification of other PRPs and their respective capability and obligation to contribute to remediation efforts, and the existence and legal standing of indemnification agreements (if any) with prior owners, which may either benefit the Company or subject the Company to potential indemnification obligations.

        The Company's potential liability for cleanup costs at the two facilities now owned by the Company and at 35 (the "Listed Third Party Sites") of the 57 third party sites arose out of the Company's 2002 acquisition of substantially all of the assets (the "CSD assets") of the Chemical Services Division of Safety-Kleen Corp. As part of the purchase price for the CSD assets, the Company became liable as the owner of these two facilities and also agreed to indemnify the prior owners of the CSD assets against their share of certain cleanup costs for the Listed Third Party Sites payable to governmental entities under federal or state Superfund laws. Of the 35 Listed Third Party Sites, 18 are currently requiring expenditures on remediation, ten are now settled, six are not currently requiring expenditures on remediation, and at one site the Company is contesting the prior owner's liability with the PRP group. The status of the two facilities owned by the Company (the Wichita Property and the BR Facility) and two of the Listed Third Party Sites (the Breslube-Penn and Casmalia Sites) are further described below. Also further described below are one third party site (the Marine Shale Site) at which the Company has been named a PRP as a result of its acquisition of the CSD assets but disputes that it has any cleanup or related liabilities, certain of the other third party sites which are not related to the Company's acquisition of the CSD assets, and certain notifications which the Company has received about other third party sites.

        Wichita Property.    The Company acquired in 2002 as part of the CSD assets a service center located in Wichita, Kansas (the "Wichita Property"). The Wichita Property is one of several properties located within the boundaries of a 1,400 acre state-designated Superfund site in an old industrial section of Wichita known as the North Industrial Corridor Site. Along with numerous other PRPs, the former owner executed a consent decree relating to such site with the EPA, and the Company is continuing its ongoing remediation program for the Wichita Property in accordance with that consent decree. The Company also acquired rights under an indemnification agreement between the former owner and an earlier owner of the Wichita Property, which the Company anticipates but cannot guarantee will be available to reimburse certain such cleanup costs.

        BR Facility.    The Company acquired in 2002 as part of the CSD assets a former hazardous waste incinerator and landfill in Baton Rouge ("BR Facility"), for which operations had been previously discontinued by the prior owner. In September 2007, the EPA issued a Special Notice Letter to the Company related to the Devil's Swamp Lake Site ("Devil's Swamp") in East Baton Rouge Parish, Louisiana. Devil's Swamp includes a lake located downstream of an outfall ditch where wastewater and stormwater have been discharged, and Devil's Swamp is proposed to be included on the National Priorities List due to the presence of Contaminants of Concern ("COC") cited by the EPA. These COCs include substances of the kind found in wastewater and stormwater discharged from the BR Facility in past operations. The EPA originally requested COC generators to submit a good faith offer to conduct a remedial investigation feasibility study directed towards the eventual remediation of the site. The Company is currently performing corrective actions at the BR Facility under an order issued by the Louisiana Department of Environmental Quality (the "LDEQ"). The Company cannot presently

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

estimate the potential additional liability for the Devil's Swamp cleanup until a final remedy is selected by the EPA.

        Breslube-Penn Site.    At one of these 35 Listed Third Party Sites, the Breslube-Penn Site, the EPA brought suit in 1997 in the U.S. District Court for the Western District of Pennsylvania against a large number of PRPs for recovery of the EPA's response costs in connection with that site. The named defendants are alleged to be jointly and severally liable for the remediation of the site and all response costs associated with the site. One of the prior owners, GSX Chemical Services of Ohio ("GSX"), was a named defendant in the original complaint. In 2006, the EPA filed an amended complaint naming the Company as defendant, alleging that the Company was the successor in interest to the liability of GSX.

        Casmalia Site.    At one of these 35 Listed Third Party Sites, the Casmalia Resources Hazardous Waste Management Facility (the "Casmalia Site") in Santa Barbara County, California, the Company received from the EPA a request for information in May 2007. In that request, the EPA is seeking information about the extent to which, if at all, the prior owner transported or arranged for disposal of waste at the Casmalia Site. The Company has not recorded any liability for this new matter on the basis that such transporter or arranger liability is currently neither probable nor estimable.

        Marine Shale Site.    Prior to 1996, Marine Shale Processors, Inc. ("Marine Shale") operated a kiln in Amelia, Louisiana which incinerated waste producing a vitrified aggregate as a by-product. Marine Shale contended that its operation recycled waste into a useful product, i.e., vitrified aggregate, and therefore was exempt from regulation under the RCRA and permitting requirements as a hazardous waste incinerator under applicable federal and state environmental laws. The EPA contended that Marine Shale was a "sham-recycler" subject to the regulation and permitting requirements as a hazardous waste incinerator under RCRA, that its vitrified aggregate by-product was a hazardous waste, and that Marine Shale's continued operation without required permits was illegal. Litigation between the EPA and Marine Shale began in 1990 and continued until July 1996, when the U.S. Fifth Circuit Court of Appeals ordered Marine Shale to shutdown its operations.

        On May 11, 2007, the EPA and the LDEQ issued a Special Notice to the Company and other PRPs, seeking a good faith offer to address site remediation at the former Marine Shale facility. Certain of the former owners of the CSD assets were major customers of Marine Shale, but Marine Shale was not included as a Listed Third Party Site in connection with the Company's acquisition of the CSD assets and the Company was never a customer of Marine Shale. Although the Company believes that it is not liable (either directly or under any indemnification obligation) for cleanup costs at the Marine Shale site, the Company elected to join with other parties which had been notified that are potentially PRPs in connection with Marine Shale site to form a group (the "Site Group") to retain common counsel and participate in further negotiations with the EPA and the LDEQ regarding a remedial investigation feasibility study directed towards the eventual remediation of the Marine Shale site.

        The Site Group made a good faith settlement offer to the EPA on November 29, 2007, and negotiations among the EPA, the LDEQ and the Site Group with respect to the Marine Shale site are ongoing. As of both June 30, 2009 and December 31, 2008, the amount of the Company's remaining reserves relating to the Marine Shale site was $3.8 million.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

        Certain Other Third Party Sites.    At 14 of the 57 third party sites, the Company has an indemnification agreement with ChemWaste, a former subsidiary of Waste Management, Inc. and the prior owner. The agreement indemnifies the Company with respect to any liability at the 14 sites for waste disposed prior to the Company's acquisition of the sites. Accordingly, Waste Management is paying all costs of defending those subsidiaries in those 14 cases, including legal fees and settlement costs. However, there can be no guarantee that the Company's ultimate liabilities for these sites will not materially exceed the amount recorded or that indemnities applicable to any of these sites will be available to pay all or a portion of related costs. The Company does not have an indemnity agreement with respect to any of the other remaining sites not discussed above, however the Company believes that its additional potential liability, if any, to contribute to the cleanup of such remaining sites will not, in the aggregate, exceed $100,000.

        Other Notifications.    Between September 2004 and May 2006, the Company also received notices from certain of the prior owners of the CSD assets seeking indemnification from the Company at five third party sites which are not included in the 57 third party sites described above that have been designated as Superfund sites or potential Superfund sites and for which those prior owners have been identified as PRPs or potential PRPs. The Company has responded to such letters asserting that the Company has no obligation to indemnify those prior owners for any cleanup and related costs (if any) which they may incur in connection with these five sites. The Company intends to assist those prior owners by providing information that is now in the Company's possession with respect to those five sites and, if appropriate to participate in negotiations with the government agencies and PRP groups involved. The Company has also investigated the sites to determine the existence of potential liabilities independent from the liability of those former owners, and concluded that at this time the Company is not liable for any portion of the potential cleanup of the five sites, and therefore has not established a reserve.

Federal, State and Provincial Enforcement Actions

        From time to time, the Company pays fines or penalties in regulatory proceedings relating primarily to waste treatment, storage or disposal facilities. As of June 30, 2009, there were three proceedings for which the Company reasonably believes that the sanctions could equal or exceed $100,000. The Company does not believe that the fines or other penalties in these or any of the other regulatory proceedings will, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations. One of such other regulatory proceedings is further described below.

        Thorold Fire.    On February 19, 2007, an explosion and fire occurred at the Company's Thorold facility in Ontario during non-business hours destroying a storage warehouse and damaging several nearby buildings on site. No employee casualties or injuries were reported. On October 23, 2007 the Ontario Ministry of the Environment announced that it had concluded its investigation into the fire and that there were no grounds to initiate action against the Company. This action by the Ontario Ministry of the Environment followed a prior pronouncement by the provincial Ministry of Health that there were no long-term health impacts from the fire. Despite the earlier pronouncements, on February 12, 2009 the Ontario Ministry of the Environment initiated proceedings against one of the Company's Canadian subsidiaries in the Ontario Court of Justice alleging three violations of the Environmental

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(10) COMMITMENTS AND CONTINGENCIES (Continued)

Protection Act. The Company is evaluating this matter and cannot presently estimate the potential liability.

(11) INCOME TAXES

        The Company's effective tax rate for the six months ended June 30, 2009 was 43.9 percent, compared to 43.3 percent for the same period in 2008. Earnings for the six months ended June 30, 2009 have decreased compared to the same period in 2008, however, the overall permanent items that impact the effective tax rate have also decreased resulting in a consistent effective income tax rate.

        As of June 30, 2009 the Company's unrecognized tax benefits were $72.0 million which included $19.3 million of interest and $5.7 million of penalties. As of December 31, 2008 the Company's unrecognized tax benefits were $68.7 million which included $17.0 million of interest and $5.2 million of penalties.

        Due to expiring statutes in Canada, the Company anticipates that total unrecognized tax benefits other than adjustments for additional accruals for interest and penalties and foreign currency translation, will decrease by approximately $11.0 million within the next twelve months. The $11.0 million includes interest and penalties of $4.1 million and is related to a business combination in Canada and in accordance with SFAS 141R, will be recorded in earnings and therefore will impact the effective income tax rate.

(12) EARNINGS PER SHARE

        The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net income per common share attributable to the Company's common stockholders for the six-month periods ended June 30, 2009 and 2008 (in thousands except for per share amounts):

	Six Months Ended June 30,
	2009	2008
Numerator:
Net income for basic and diluted earning per share	$13,579	$24,909

Denominator:
Basic shares outstanding	23,763	21,392
Dilutive effect of equity-based compensation awards and warrants	113	515

Dilutive shares outstanding	23,876	21,907

Basic earnings per share	$0.57	$1.16

Diluted earnings per share	$0.57	$1.14

        For the six-month periods ended June 30, 2009 and 2008, the dilutive effect of all outstanding stock options, restricted stock and warrants is included in the above calculations. For the six-month period ended June 30, 2009, excluded from the above calculation were the dilutive effects of

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) EARNINGS PER SHARE (Continued)

137 thousand outstanding performance stock awards as the performance criteria were not attained at that time and 21 thousand stock options that were not in-the-money.

(13) STOCK-BASED COMPENSATION

        The following table summarizes the total number and type of awards granted during the six-month period ended June 30, 2009, as well as the related weighted-average grant-date fair values:

	Six Months Ended June 30, 2009
	Shares	Weighted- Average Grant-Date Fair Value
Restricted stock awards	6,494	$53.07
Performance stock awards	59,353	44.58
Common stock awards	2,400	$52.66

Total awards	68,247

        The performance stock awards granted in 2009 are subject to achieving predetermined revenue and EBITDA targets for a specified period of time and service conditions. If the Company does not achieve the performance goals by December 31, 2010, the shares will be forfeited in their entirety. As of June 30, 2009, management did not believe that it was probable that the performance targets will be achieved, as it is early in the award achievement period. As a result, no compensation expense was recognized during the six months ended June 30, 2009 related to the 2009 performance stock awards.

        In regards to the performance stock awards granted in 2008, management previously believed that the performance targets would be achieved and therefore recorded compensation expense during fiscal 2008 and during the first quarter of 2009. As of June 30, 2009, based on the year-to-date results of operations, management determined that it was not probable that the performance targets would be achieved; therefore, the cumulative expense recorded through March 31, 2009 of $1.7 million was reversed through sales, general and administrative expenses.

(14) SEGMENT REPORTING

        As of June 30, 2009, the Company had two reportable segments: Technical Services and Site Services. Performance of the segments is evaluated on several factors, of which the primary financial measure is operating income before interest, taxes, depreciation, amortization, restructuring, severance charges, other refinancing-related expenses, (gain) loss on disposal of assets held for sale, other (income) expense, and loss on early extinguishment of debt ("Adjusted EBITDA"). Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers.

        The operations not managed through the Company's two operating segments are presented herein as "Corporate Items." Corporate Items revenues consist of two different operations where the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the segments for internal reporting purposes. Corporate Items selling, general and

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) SEGMENT REPORTING (Continued)

administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company's two segments.

        The following table reconciles third party revenues to direct revenues for the six-month period ended June 30, 2009 and 2008 (in thousands). Third party revenue is revenue billed to our customers by a particular segment. Direct revenue is the revenue allocated to the segment performing the provided service. The Company analyzes results of operations based on direct revenues because the Company believes that these revenues and related expenses best reflect the manner in which operations are managed.

	For the Six Months Ended June 30, 2009
	Technical Services	Site Services	Corporate Items	Totals
Third party revenues	$294,040	$127,446	$157	$421,643
Intersegment revenues, net	15,132	(13,986)	(1,146)	—

Direct revenues	$309,172	$113,460	$(989)	$421,643

	For the Six Months Ended June 30, 2008
	Technical Services	Site Services	Corporate Items	Totals
Third party revenues	$345,466	$162,289	$13	$507,768
Intersegment revenues, net	13,005	(11,792)	(1,213)	—

Direct revenues	$358,471	$150,497	$(1,200)	$507,768

        The following table presents information used by management by reported segment (in thousands). The Company does not allocate interest expense, income taxes, depreciation, amortization, accretion of

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) SEGMENT REPORTING (Continued)

environmental liabilities, non-recurring severance charges, (gain) loss on disposal of assets held for sale, other (income) expense, and loss on early extinguishment of debt to segments.

	For the Six Months Ended June 30,
	2009	2008
Adjusted EBITDA:
Technical Services	$75,984	$87,787
Site Services	13,780	23,169
Corporate Items	(33,035)	(34,432)

Total	56,729	76,524

Reconciliation to Consolidated Statements of Income:
Accretion of environmental liabilities	5,284	5,396
Depreciation and amortization	24,302	21,281

Income from operations	27,143	49,847
Other (income) expense	(44)	45
Interest expense, net of interest income	2,989	5,900

Income before provision for income taxes	$24,198	$43,902

        The following table presents assets by reported segment and in the aggregate (in thousands):

	June 30, 2009	December 31, 2008
Property, plant and equipment, net
Technical Services	$251,043	$232,912
Site Services	34,797	31,982
Corporate or other assets	26,797	30,567

Total property, plant and equipment, net	$312,637	$295,461

Intangible assets:
Technical Services
Goodwill	$28,306	$22,417
Permits and other intangibles, net	62,848	63,003

Total Technical Services	91,154	85,420

Site Services
Goodwill	2,274	2,161
Permits and other intangibles, net	8,208	8,751

Total Site Services	10,482	10,912

Total	$101,636	$96,332

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(14) SEGMENT REPORTING (Continued)

        The following table presents the total assets by reported segment (in thousands):

	June 30, 2009	December 31, 2008
Technical Services	$458,543	$441,422
Site Services	58,607	53,677
Corporate Items	381,430	403,237

Total	$898,580	$898,336

        The following table presents the total assets by geographical area (in thousands):

	June 30, 2009	December 31, 2008
United States	$759,770	$771,751
Canada	138,810	126,585

Total	$898,580	$898,336

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

        On June 30, 2004, $150.0 million of senior secured notes were issued by the parent company, Clean Harbors, Inc., and were guaranteed by all of the parent's wholly-owned subsidiaries organized in the United States. As of June 30, 2009, the principal balance of the outstanding senior secured notes was $23.0 million. The notes were not guaranteed by the Company's Canadian, Mexican and Puerto Rican wholly-owned subsidiaries. The following presents condensed consolidating financial statements for the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries, respectively.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating balance sheet at June 30, 2009 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$126,802	$76,313	$52,292	$—	$255,407
Intercompany receivables	—	—	73,226	(73,226)	—
Other current assets	12,352	171,445	28,033	—	211,830
Property, plant and equipment, net	—	276,562	36,075	—	312,637
Investments in subsidiaries	449,712	172,113	91,654	(713,479)	—
Intercompany note receivable	—	103,164	3,701	(106,865)	—
Other long-term assets	14,675	73,519	30,512	—	118,706

Total assets	$603,541	$873,116	$315,493	$(893,570)	$898,580

Liabilities and Stockholders' Equity:
Current liabilities	$54,514	$142,803	$17,583	$—	$214,900
Intercompany payables	41,301	31,925	—	(73,226)	—
Closure, post-closure and remedial liabilities, net	—	142,438	16,000	—	158,438
Capital lease obligations, net	—	198	61	—	259
Intercompany note payable	3,701	—	103,164	(106,865)	—
Other long-term liabilities	55,834	3,951	17,007	—	76,792

Total liabilities	155,350	321,315	153,815	(180,091)	450,389
Stockholders' equity	448,191	551,801	161,678	(713,479)	448,191

Total liabilities and stockholders' equity	$603,541	$873,116	$315,493	$(893,570)	$898,580

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating balance sheet at December 31, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets:
Cash and cash equivalents	$121,894	$67,934	$59,696	$—	$249,524
Intercompany receivables	—	—	72,072	(72,072)	—
Other current assets	20,970	196,914	21,644	—	239,528
Property, plant and equipment, net	—	264,160	31,301	—	295,461
Investments in subsidiaries	418,048	169,135	91,654	(678,837)	—
Intercompany note receivable	—	98,039	3,701	(101,740)	—
Other long-term assets	14,650	75,005	24,168	—	113,823

Total assets	$575,562	$871,187	$304,236	$(852,649)	$898,336

Liabilities and Stockholders' Equity:
Current liabilities	$1,627	$163,928	$15,818	$—	$181,373
Intercompany payables	34,552	37,520	—	(72,072)	—
Closure, post-closure and remedial liabilities, net	—	145,650	15,611	—	161,261
Long-term obligations	52,870	—	—	—	52,870
Capital lease obligations, net	—	270	90	—	360
Intercompany note payable	3,701	—	98,039	(101,740)	—
Other long-term liabilities	53,766	3,867	15,794	—	73,427

Total liabilities	146,516	351,235	145,352	(173,812)	469,291
Stockholders' equity	429,046	519,952	158,884	(678,837)	429,045

Total liabilities and stockholders' equity	$575,562	$871,187	$304,236	$(852,649)	$898,336

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the consolidating statement of income for the six months ended June 30, 2009 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$366,650	$59,554	$(4,561)	$421,643
Cost of revenues	—	255,580	38,748	(4,561)	289,767
Selling, general and administrative expenses	—	60,044	15,103	—	75,147
Accretion of environmental liabilities	—	4,818	466	—	5,284
Depreciation and amortization	—	21,746	2,556	—	24,302

Income from operations	—	24,462	2,681	—	27,143
Other income (expense)	—	52	(8)	—	44
Interest income (expense)	(2,566)	(514)	91	—	(2,989)
Equity in earnings of subsidiaries	26,933	3,541	—	(30,474)	—
Intercompany dividend income (expense)	—	—	5,679	(5,679)	—
Intercompany interest income (expense)	—	5,478	(5,478)	—	—

Income before provision for income taxes	24,367	33,019	2,965	(36,153)	24,198
Provision for income taxes	10,788	219	(388)	—	10,619

Net income	$13,579	$32,800	$3,353	$(36,153)	$13,579

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the consolidating statement of income for the six months ended June 30, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$437,343	$76,054	$(5,629)	$507,768
Cost of revenues	—	305,300	48,907	(5,629)	348,578
Selling, general and administrative expenses	—	70,534	12,132	—	82,666
Accretion of environmental liabilities	—	4,842	554	—	5,396
Depreciation and amortization	—	18,813	2,468	—	21,281

Income from operations	—	37,854	11,993	—	49,847
Other (expense) income	—	(50)	5	—	(45)
Interest (expense) income	(6,617)	(148)	865	—	(5,900)
Equity in earnings of subsidiaries	46,560	8,524	—	(55,084)	—
Intercompany dividend income (expense)	—	—	6,797	(6,797)	—
Intercompany interest income (expense)	—	6,557	(6,557)	—	—

Income before provision for income taxes	39,943	52,737	13,103	(61,881)	43,902
Provision for income taxes	15,034	656	3,303	—	18,993

Net income	$24,909	$52,081	$9,800	$(61,881)	$24,909

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating statement of cash flows for the six months ended June 30, 2009 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Total
Net cash from operating activities	$3,689	$45,040	$328	$49,057

Cash flows from investing activities:
Additions to property, plant and equipment	—	(32,700)	(1,210)	(33,910)
Costs to obtain or renew permits	—	(429)	(312)	(741)
Proceeds from sales of fixed assets	—	136	2	138
Acquisitions, net of cash acquired	(402)	—	(6,099)	(6,501)

Net cash from investing activities	(402)	(32,993)	(7,619)	(41,014)

Cash flows from financing activities:
Change in uncashed checks	—	(2,162)	(599)	(2,761)
Proceeds from exercise of stock options	137	—	—	137
Proceeds from employee stock purchase plan	1,257	—	—	1,257
Remittance of shares	(240)	—	—	(240)
Excess tax benefit of stock-based compensation	65	—	—	65
Deferred financing costs paid	—	—	(35)	(35)
Payments of capital leases	—	(301)	(28)	(329)
Payment on acquired debt	—	—	(2,499)	(2,499)
Intercompany financing	402	(402)	—	—
Interest (payments) / received	—	10,055	(10,055)	—
Dividends (paid) received	—	(10,858)	10,858	—

Net cash from financing activities	1,621	(3,668)	(2,358)	(4,405)

Effect of exchange rate change on cash	—	—	2,245	2,245

Increase (decrease) in cash and cash equivalents	4,908	8,379	(7,404)	5,883
Cash and cash equivalents, beginning of period	121,894	67,934	59,696	249,524

Cash and cash equivalents, end of period	$126,802	$76,313	$52,292	$255,407

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES (Continued)

        Following is the condensed consolidating statement of cash flows for the six months ended June 30, 2008 (in thousands):

	Clean Harbors, Inc.	U.S. Guarantor Subsidiaries	Foreign Non-Guarantor Subsidiaries	Total
Net cash from operating activities	$(19,675)	$53,791	$8,165	$42,281

Cash flows from investing activities:
Additions to property, plant and equipment	—	(23,686)	(6,399)	(30,085)
Costs to obtain or renew permits	—	(1,357)	3	(1,354)
Proceeds from sales of fixed assets	—	65	—	65
Purchase of available-for-sale securities	(2,000)	—	(374)	(2,374)
Sale of marketable securities	4,350	—	—	4,350
Acquisitions, net of cash acquired	(27,583)	—	—	(27,583)

Net cash from investing activities	(25,233)	(24,978)	(6,770)	(56,981)

Cash flows from financing activities:
Change in uncashed checks	—	1,600	477	2,077
Proceeds from exercise of stock options	1,214	—	—	1,214
Proceeds from employee stock purchase plan	776	—	—	776
Payments of capital leases	—	(1,490)	(217)	(1,707)
Proceeds from issuance of common stock, net	173,570	—	—	173,570
Excess tax benefit of stock-based compensation	2,598	—	—	2,598
Intercompany financing	27,583	(27,583)	—	—

Net cash from financing activities	205,741	(27,473)	260	178,528

Effect of exchange rate changes on cash	—	—	(1,473)	(1,473)

Increase in cash and cash equivalents	160,833	1,340	182	162,355
Cash and cash equivalents, beginning of period	35,925	32,301	51,312	119,538

Cash and cash equivalents, end of period	$196,758	$33,641	$51,494	$281,893

(16) SUBSEQUENT EVENTS

        On July 24, 2009, the Company repaid its $30.0 million term loan which was due in 2010. On July 31, 2009, the Company discharged its $23.0 million of outstanding senior secured notes by calling such notes for redemption on August 31, 2009 and depositing with the trustee the redemption price of $23.7 million and accrued interest of $0.3 million through the redemption date. On July 31, 2009, the Company also replaced its previous $70.0 million revolving credit facility and $50.0 million synthetic letter of credit facility with a new revolving credit facility which will allow the Company to borrow or obtain letters of credit for up to $120.0 million (with a $110.0 million sub-limit for letters of credit). In connection with such transactions, in the third quarter the Company will record to loss on early extinguishment of debt an aggregate of $1.5 million, consisting of a $0.7 million prepayment penalty required by the indenture in connection with such redemption as well as non-cash expenses of

CLEAN HARBORS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(16) SUBSEQUENT EVENTS (Continued)

$0.7 million related to unamortized financing costs and $0.1 million of unamortized discount on the senior secured notes,

        On July 31, 2009 the Company acquired Eveready Inc. ("Eveready"), an Alberta corporation headquartered in Edmonton, Alberta, for a total purchase price of approximately USD $408 million. Eveready provides industrial maintenance and production, lodging, and exploration services to the oil and gas, chemical, pulp and paper, manufacturing and power generation industries. The Company acquired 100% of Eveready's outstanding common shares in exchange for USD $56 million in cash, USD $118 million in Clean Harbors' common stock consisting of 2.4 million shares valued at $49.50 per Clean Harbors' share (the closing price on the New York Stock Exchange on the day prior to the acquisition), and the assumption or payment of USD $235 million of Eveready debt. The Company anticipates that this acquisition will enhance the Company's presence in the industrial services market, broaden the range of services the Company can offer customers of both companies, and advance the Company's position in the Canadian marketplace.

        In connection with the closing of the Eveready acquisition, the Company will be re-aligning and expanding its operating segments. This new structure reflects the way management will make operating decisions and manage the growth and profitability of the business. Under the new structure, the Company intends to report its business in four operating segments, including Technical Services, Field Services, Industrial Services and Exploration Services.

        On August 3, 2009, the Company announced that it was planning to offer $250 million of senior secured notes due 2016. The Company intends to use the net proceeds from the offering of the notes to repay certain indebtedness and for general corporate purposes.

AUDITORS' REPORT

To the Directors of
 Eveready Inc.

        We have audited the consolidated balance sheets of Eveready Inc. as at December 31, 2008 and 2007 and the consolidated statements of (loss) earnings and comprehensive (loss) income and deficit, and cash flows for each of the years in the three-year period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in accordance with Canadian generally accepted accounting principles.

(SIGNED) "Ernst & Young LLP"

Edmonton, Canada
June 15, 2009

Chartered Accountants

Eveready Inc.

Consolidated Balance Sheets

See Nature of operations and basis of presentation (note 1)

As at December 31	2008	2007
	$	$
	(thousands of Canadian dollars)
ASSETS
Current
Cash	5,858	8,092
Accounts receivable	153,389	122,214
Income taxes recoverable	—	19
Inventory	11,516	13,242
Prepaid expenses and deposits	3,201	2,699

	173,964	146,266
Property, plant and equipment (note 7)	330,831	303,344
Intangible assets (note 8)	46,738	56,674
Goodwill (note 9)	23,069	110,746
Other long-term assets (note 10)	1,602	1,501

	576,204	618,531

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	60,705	58,452
Distributions payable	3,671	3,438
Income taxes payable (note 22)	691	—
Current portion of long-term debt (note 11)	1,500	1,500
Current portion of obligations under capital lease (note 12)	4,619	2,880
Current portion of asset retirement obligations (note 14)	584	256

	71,770	66,526
Long-term debt (note 11)	213,363	199,836
Obligations under capital lease (note 12)	18,787	15,292
Convertible debentures (note 13)	44,132	42,244
Asset retirement obligations (note 14)	2,419	2,222
Future income taxes (note 22)	10,095	4,545
Non-controlling interest (note 15)	2,760	3,004

	363,326	333,669

Commitments, contingencies, and guarantees (note 27)
Shareholders' Equity
Shareholders' capital (note 16)	352,523	—
Unitholders' capital (note 16)	—	327,991
Shares held under Employee Unit Plan (note 17)	(11,230)	(13,601)
Equity component of convertible debentures (note 13)	8,030	8,030
Contributed surplus (note 18)	6,941	3,688
Deficit	(143,386)	(41,246)

	212,878	284,862

	576,204	618,531

(see accompanying notes)

Approved on behalf of the Board:	(SIGNED) "Peter Lacey" Peter Lacey Director	(SIGNED) "J. W. Bruce Picton" J. W. Bruce Picton Director

Eveready Inc.

Consolidated Statements of (Loss) Earnings and Comprehensive (Loss) Income and Deficit

Years Ended December 31	2008	2007	2006
	$	$	$
	(thousands of Canadian dollars, except per share amounts)
Revenue	650,628	518,896	379,693
Direct costs	465,940	367,862	259,418

Gross profit	184,688	151,034	120,275

Expenses
General and administrative	76,603	66,961	52,160
Amortization (note 21)	50,424	41,884	26,453
Interest (note 21)	21,160	18,877	7,662
Stock-based compensation (note 17)	3,110	3,069	2,629
(Gain) loss on foreign exchange	(1,539)	1,644	(652)
Loss (gain) on disposal of property, plant and equipment	240	(19)	691
Impairment of intangible assets and goodwill (notes 8 and 9)	90,343	—	—

	240,341	132,416	88,943

(Loss) earnings before income taxes and non-controlling interest	(55,653)	18,618	31,332

Income taxes (note 22)
Current	1,430	184	564
Future	5,534	3,851	110

	6,964	4,035	674

(Loss) earnings before non-controlling interest	(62,617)	14,583	30,658
Earnings attributable to non-controlling interest (note 15)	820	957	757

Net (loss) earnings and comprehensive (loss) income	(63,437)	13,626	29,901
(Deficit) retained earnings, beginning of year	(41,246)	2,175	10,094
Distributions (note 19)	(38,703)	(57,047)	(38,607)
Trust reorganization adjustments (note 22)	—	—	787

Deficit (retained earnings), end of year	(143,386)	(41,246)	2,175

(Loss) earnings per share—basic (note 20)	(3.47)	0.80	2.18
(Loss) earnings per share—diluted (note 20)	(3.47)	0.80	2.16

(see accompanying notes)

Eveready Inc.

Consolidated Statements of Cash Flows

Years Ended December 31	2008	2007	2006
	$	$	$
	(thousands of Canadian dollars)
Operating activities
Net (loss) earnings	(63,437)	13,626	29,901
Items not affecting cash:
Amortization	50,424	41,884	26,453
Stock-based compensation	3,110	3,069	2,629
Loss (gain) on disposal of property, plant and equipment	240	(19)	691
Impairment of intangible assets and goodwill	90,343	—	—
Amortization of deferred costs	959	424	509
Accretion of long-term debt	670	361	—
Accretion of convertible debentures	1,888	1,671	695
Future income taxes	5,534	3,851	110
Foreign exchange on future income taxes	15	(66)	—
Earnings attributable to non-controlling interest	820	957	757

	90,566	65,758	61,745
Asset retirement costs incurred (note 14)	(130)	(629)	(1,137)
Net change in non-cash operating working capital (note 23)	(27,780)	(9,310)	(14,316)

Cash provided by operating activities	62,656	55,819	46,292

Investing activities
Purchase of property, plant and equipment	(64,146)	(76,790)	(68,823)
Purchase of intangible assets	(1,774)	(5,896)	(2,190)
Proceeds on disposal of property, plant and equipment	3,800	6,288	3,823
Business acquisitions, net of cash acquired (note 23)	(7,440)	(65,196)	(72,950)
Other long-term assets—net	(758)	(173)	(180)

Cash used in investing activities	(70,318)	(141,767)	(140,320)

Financing activities
Proceeds from issuance of long-term debt	73,382	171,048	105,000
Repayment of long-term debt	(60,511)	(53,500)	(104,201)
Proceeds from sale-leasebacks (note 12)	8,880	—	—
Repayment of obligations under capital lease	(4,313)	(1,835)	—
Distributions, net of "in-kind" distributions/distribution reinvestments	(7,222)	(37,169)	(22,724)
Repurchase of units for cancellation (note 16)	(3,758)	—	—
Distribution of non-controlling interest (note 15)	(1,064)	(346)	—
Proceeds from unit options exercised (note 17)	29	—	—
Collection of employee share purchase loans receivable	5	303	368
Proceeds from issuance of units, net of issuance costs	—	41,014	52,699
(Decrease) increase in bank indebtedness	—	(26,049)	22,473
Proceeds from issuance of units—Employee Unit Plan	—	5,768	7,191
Purchase of units—Employee Unit Plan	—	(5,188)	(10,643)
Unit issuance costs—acquisitions	—	(6)	(129)
Proceeds of issuance of convertible debentures, net of issuance costs	—	—	47,699
Repayment of notes payable	—	—	(3,705)

Cash provided by financing activities	5,428	94,040	94,028

Net change in cash	(2,234)	8,092	—
Cash, beginning of year	8,092	—	—

Cash, end of year	5,858	8,092	—

Supplemental cash flow information (note 23)

(see accompanying notes)

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

1. Nature of operations and basis of presentation

        Eveready Inc. ("Eveready") was incorporated on October 27, 2008 under the laws of the Province of Alberta. The business of Eveready, held in its subsidiaries and limited partnerships, provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors. Eveready was formed pursuant to the provisions of the Business Corporations Act (Alberta) to participate in a plan of arrangement involving, among others, Eveready's predecessor Eveready Income Fund (the "Fund"), Eveready and the security holders of the Fund (the "Conversion"). Effective December 31, 2008, the Conversion restructured the Fund from an unincorporated open-ended mutual fund trust to Eveready Inc., a publicly listed corporation (note 2).

        These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and are presented in Canadian dollars rounded to the nearest thousand ($000), except where otherwise indicated.

        Included in these consolidated financial statements are the accounts of Eveready and its predecessor, the Fund, (collectively hereinafter referred to as "Eveready" or the "Company") and all of its subsidiary limited partnerships and incorporated companies. Certain of these entities have non-controlling interests presented separately in these consolidated financial statements. The results of acquired business operations are included in these consolidated financial statements from their effective dates of acquisition. All significant inter-entity balances and transactions have been eliminated.

        These consolidated financial statements have been prepared, for the purpose of inclusion, through incorporation by reference, in the Management Information Circular to be dated June 15, 2009. In addition, these consolidated financial statements have been prepared subsequent to the release of Eveready's interim consolidated financial statements for the three months ended March 31, 2009 filed on the System for Electronic Document Analysis and Retrieval website at www.sedar.com. As a result, these consolidated financial statements have been revised retroactively, to give effect to the adoption of the Canadian Institute of Chartered Accounts ("CICA") Handbook Section 3064 Goodwill and Intangible Assets (note 4) and Eveready's revised business segment composition (note 24).

2. Corporate conversion

        On December 11, 2008, unitholders of the Fund voted in favour of converting the Fund into a corporation, Eveready, pursuant to a statutory plan of arrangement. The Conversion was completed on December 31, 2008. As a result of the Conversion, unitholders of the Fund received one common share ("share") of Eveready for each five units of the Fund. Eveready assumed the assets and liabilities, previously held, directly or indirectly, by the Fund. All of the covenants and obligations of the Fund in respect of the outstanding convertible unsecured subordinated debentures (the "Debentures") were also assumed by Eveready.

        The Conversion has been accounted for as a continuity of interests of the Fund since there has been no change of control and since Eveready will continue to operate the business of the Fund. These consolidated financial statements reflect Eveready as a corporation at December 31, 2008 and as Eveready Income Fund prior thereto. All references to "shares" refer collectively to Eveready's shares on and subsequent to December 31, 2008 and to Fund units prior to the Conversion. All references to

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

2. Corporate conversion (Continued)

"shareholders" refer collectively to holders of Eveready's shares on and subsequent to December 31, 2008 and to Fund unitholders prior to the Conversion.

        As a result of the Conversion, in which each five units were exchanged for one share, the Debentures became convertible into shares of Eveready and the Debentures' conversion price was adjusted from $7.7508 per unit to $38.754 per share (note 13).

        Effective December 31, 2008, Eveready established a Share Option Plan under which options will be granted to directors, officers, employees and consultants of Eveready, and its subsidiaries, in order to provide an opportunity for these individuals to increase their proprietary interest in Eveready's long-term success. The Share Option Plan replaced the Unit Option Plan of the Fund. In accordance with the Conversion, in which each five units were exchanged for one share, participants of the Unit Option Plan were entitled to receive, for the same aggregate consideration, share options for outstanding unit options held as at the Conversion date (note 17). References to the "Share Option Plan" should be read as references to the "Unit Option Plan" for all periods prior to December 31, 2008. In addition, references to "stock-based compensation" under the Share Option Plan should be read as references to "unit-based compensation" under the Unit Option Plan for all periods prior to December 31, 2008.

        Upon completion of the Conversion, all outstanding Employee Unit Plan Matching Units held by the Employee Unit Plan Trust (note 17) were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share. References to "Matching Shares" or "Shares" under the Employee Unit Plan should be read as references to "Matching Units" or "Units" under the Employee Unit Plan for all periods prior to December 31, 2008. In addition, references to "stock-based compensation" under the Employee Unit Plan should be read as references to "unit-based compensation" under the Employee Unit Plan for all periods prior to December 31, 2008.

3. Summary of significant accounting policies

        Eveready's accounting policies are in accordance with Canadian GAAP and are consistent with generally accepted accounting principles in the United States in all material respects except as outlined in Note 29.

Use of estimates

        The timely preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions. These estimates will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates used in the preparation of these financial statements include: estimated provision for bad debts on accounts receivable; estimated useful lives for intangible assets and property, plant and equipment; the fair value of property, plant and equipment and identifiable intangible assets acquired in business acquisitions; the fair value of stock-based compensation; the fair value of asset retirement obligations; the fair value of convertible debentures; the fair value of long-term debt; future cash flows used to estimate the fair value of reporting units for goodwill impairment evaluation purposes and for

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

the impairment of long-lived assets; and estimates on various taxation amounts. Actual results may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Cash

        Cash includes cash on hand and balances with banks. Bank borrowings, including bank overdrafts, are normally not of a temporary nature and are therefore not included in cash.

Property, plant and equipment

        Property, plant and equipment is recorded at cost less accumulated amortization. Costs incurred to extend the useful life or to increase the future benefit of property, plant and equipment are capitalized. Costs to repair or maintain property, plant and equipment are expensed as incurred.

        Property, plant and equipment are amortized over their estimated useful lives (net of salvage value) at the following annual rates:

Service equipment (light)	20%	declining balance
Service equipment (heavy)	5 to 15 years	straight-line
Automotive equipment (light)	30%	declining balance
Automotive equipment (heavy)	5 to 12 years	straight-line
Camps and rental equipment	5 to 15 years	straight-line
Rental equipment (other)	4 to 20%	declining balance
Shop and other equipment	20 to 50%	declining balance
Building	5 to 10%	declining balance
Leasehold improvements	5 years	straight-line

        Landfill facilities are amortized based on the percentage of estimated total capacity used in a reporting period. Assets under capital lease are amortized using the applicable annual rates above. Property, plant and equipment under construction are not amortized until the assets are available for use.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Intangible assets

        Acquired intangible assets with finite lives are recorded at cost less accumulated amortization. Costs incurred to increase the future benefit of intangible assets are capitalized. Intangible assets are amortized over their estimated lives at the following annual rates:

Customer relationships	5 to 10 years	straight-line
Patents and technology	4 to 7 years	straight-line
Provincial license—landfill	25 years	straight-line
Data image library	3 to 5 years	straight-line
Licenses and agreements	5 to 10 years	straight-line
Leases	8 to 20 years	straight-line
Trade names—finite life	1 to 5 years	straight-line

        Once an intangible asset is fully amortized, the gross carrying amount and the related accumulated amortization are removed from the accounts. Intangible assets with indefinite lives are not subject to amortization and are tested for impairment annually or when an event or change in circumstances may indicate impairment. Impairment of an indefinite life intangible asset is recognized in an amount equal to the difference between the carrying value and the fair value of the related intangible asset.

Goodwill

        Goodwill results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less the liabilities assumed, based on their fair values. Goodwill is allocated as of the business acquisition date to Eveready's reporting units expected to benefit from the business acquisition. A reporting unit comprises a business operation with similar economic characteristics and strategies.

        Goodwill is not amortized, but is evaluated annually for impairment, or more frequently if events or changes in circumstances indicate the asset may be impaired. The impairment test is carried out in two steps. In the first step, the carrying value of a reporting unit is compared to its respective fair value, which is determined on a discounted after-tax cash flow basis. If the carrying value of the reporting unit were to exceed its fair value, Eveready would then complete the second step of the impairment test. The second step compares the reporting unit's carrying value of goodwill to its implied fair value with any excess being recognized as an impairment loss.

Long-lived assets

        Management assesses the carrying value of long-lived assets, which include property, plant and equipment and intangible assets with finite lives, for indications of impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable from estimated future cash flows. Indications of impairment include items such as an ongoing lack of profitability and significant changes in technology. An impairment loss would be recognized if the carrying value of the long-lived asset were to exceed its fair value.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Leases

        Eveready accounts for its leases as either operating or capital. Capital leases are those that substantially transfer the benefits and risks of ownership to the lessee. Assets acquired under capital lease are amortized over their estimated useful lives. Obligations under capital lease are measured at the present value of future minimum lease payments. Imputed interest on the lease payments is charged against income. Leases not meeting the capital criteria are treated as operating and are recorded as an expense in the period paid or payable.

Asset retirement obligations

        Eveready recognizes asset retirement obligations associated with its landfill facilities. The fair value of the asset retirement obligations is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. To estimate the fair value of the asset retirement obligations, Eveready discounts the expected future cash flows to settle the asset retirement obligation at its credit-adjusted risk-free interest rate. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and then amortized over its estimated useful life.

        In subsequent periods, the asset retirement obligations are adjusted for the passage of time (through accretion expense) and for changes in the amount or timing of the underlying future cash flows. Actual expenditures are charged against the provision when incurred.

Transaction costs

        Costs associated with the issuance or modification of revolving credit facilities are deferred and amortized to interest expense over the term of the revolving credit facility using the straight-line method. Transaction costs directly associated with issuing new long-term debt obligations are applied against the fair value of the related financial liability and amortized to interest expense using the effective interest rate method.

Revenue and cost recognition

        Eveready's services are provided based on purchase orders or contracts with the customer. They include fixed or determinable prices based upon daily, hourly, or job rates for equipment, materials, and personnel. Revenue is recognized when these services are rendered and the related costs are incurred. Waste disposal revenue is recognized when the waste material is received from the customer. Lodging and rental revenues are recognized in the period the lodging or equipment is used by the customer based on the related rental agreements. Revenue from the sale of product is recognized when title passes to the customer, which is generally at the time the product is shipped and when reasonable assurance exists regarding the measurement of the consideration received. Revenue from all services is recognized only when collection of the revenue is reasonably assured.

        Direct costs include direct material and labour costs and those indirect costs related to performance, such as supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Foreign currency translation

        Transactions denominated in a foreign currency and the financial statements of integrated foreign subsidiaries included in the consolidated financial statements are translated as follows: monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; non-monetary items at historical exchange rates; and revenue and expense items (except amortization, which is translated at historical exchange rates) at the average exchange rate for the period. Any resulting gains or losses are included in earnings in the period incurred.

Stock-based compensation

        Eveready's Employee Unit Plan (the "Plan") is described further in note 17 of these consolidated financial statements. The Plan is accounted for in accordance with the fair-value based method of accounting. Stock-based compensation expense is recognized over the vesting period of the shares with an offsetting credit to contributed surplus. Shares held by the Plan are recorded at the cost paid by Eveready to purchase the shares and are shown as a reduction of shareholders' equity in these consolidated financial statements.

        Eveready's Share Option Plan is described further in note 17 of these consolidated financial statements. Share options are accounted for in accordance with the fair-value based method of accounting. The fair value of share options is measured at the grant date using the Black-Scholes valuation model and is recorded as stock-based compensation expense over the option's vesting period with an offsetting credit to contributed surplus. Upon exercise of share options, the associated amount of contributed surplus is reclassified to shareholders' capital. The consideration paid by employees upon exercise of share options is also credited to shareholders' capital.

Income taxes

        Eveready follows the liability method of accounting for income taxes. Under this method, Eveready recognizes both the current and future income tax consequences of all transactions that have been recognized in the financial statements. Future income tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that are expected to be in effect when these differences are expected to reverse.

(Loss) earnings per share

        Basic (loss) earnings per share is computed based on the weighted average number of shares outstanding during the period. Unvested shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts. The calculation of diluted (loss) earnings per share includes the potential dilutive effect of outstanding share options, unvested shares held by the Employee Unit Plan and the conversion of outstanding convertible debentures. Anti-dilutive securities are not considered in computing diluted (loss) earnings per share.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

        The dilutive effect of outstanding share options and unvested shares held by the Employee Unit Plan is computed using the treasury stock method. This method assumes that deemed proceeds received on the issuance of shares are applied to purchase shares at the average price during the period and that the difference between the shares issued and the number of shares obtainable under this computation, on a weighted average basis, is added to the number of shares outstanding.

        The dilutive effect of the convertible debentures is computed using the "if converted" method. Under this method, income charges applicable to the convertible debentures are added back to the numerator. The convertible debentures are then assumed to have been converted into shares at the beginning of the period (or at time of issuance, if later), and the resulting shares are included in the denominator.

Financial Instruments

        All financial instruments are classified into one of five categories: held for trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments and derivatives are initially measured at fair value. Subsequent measurement and changes in fair value will depend on an instrument's initial classification. Held for trading financial instruments are measured at fair value and changes in fair value are recognized in net (loss) earnings. Available-for-sale financial instruments are measured at fair value with changes in fair value recorded in other comprehensive (loss) income until the instrument is derecognized or impaired. Loans and receivables, held-to-maturity investments, and other financial liabilities are measured at amortized cost using the effective interest rate method, with any change in fair value being recognized in net (loss) earnings when the asset or liability is derecognized or impaired.

        Eveready classifies its financial instruments as follows:

a)
Held for trading

        Cash is classified as a financial asset held for trading as it represents the medium of exchange in which all other transactions are measured and recognized. Any interest income arising from cash is recognized in net (loss) earnings in the period it arises.

b)
Loans and receivables

        Accounts receivable, net of allowance for doubtful accounts, are classified as receivables and are measured at their amortized cost using the effective interest rate method. Interest income recognized under the effective interest rate method is included in net (loss) earnings when it arises. As accounts receivable are short-term in nature, the recognition of interest income under the effective interest rate method in these consolidated financial statements would be immaterial.

c)
Other financial liabilities

        Accounts payable and accrued liabilities, distributions payable, long-term debt, and convertible debentures are classified as other financial liabilities, all of which are measured at amortized cost using the effective interest rate method. Interest expense recognized under the effective interest rate method is deducted from net (loss) earnings in the period it arises.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

4. New accounting policies

        Effective January 1, 2008, Eveready adopted the new recommendations of the CICA under CICA Handbook Section 1535 Capital Disclosures, Section 3031 Inventories, Section 3862 Financial Instruments—Disclosures, and Section 3863 Financial Instruments—Presentation. These Sections apply to fiscal years beginning on or after October 1, 2007, except for Section 3031, which applies to fiscal years beginning on or after January 1, 2008. Eveready also applied the guidance in Emerging Issues Committee—170 Conversion of an Unincorporated Entity to an Incorporated Entity to account for its Conversion from an income trust to a corporation. In addition, as these consolidated financial statements have been prepared subsequent to the release of Eveready's interim consolidated financial statements for the three months ended March 31, 2009, Eveready applied Section 3064 Goodwill and Intangible Assets retrospectively.

Capital Disclosures

        Under Section 1535 Capital Disclosures, an entity discloses its objectives, policies, and processes for managing capital, including quantitative data about capital and whether it has complied with any externally imposed capital requirements (note 26). The adoption of this section did not have any material impact on Eveready's financial position or results of operations.

Inventories

        Section 3031 Inventories, which replaces Section 3030 Inventories, provides increased guidance regarding the scope, measurement, and allocation of costs to inventories. Under Section 3031, inventory is measured at the lower of cost and net realizable value. Net realizable value approximates the estimated selling price less all estimated costs of completion and necessary costs to complete the sale. Costs shall be assigned using the first-in, first-out (FIFO) or weighted average cost formula. Further, Section 3031 allows the reversal of previous write-downs of inventory to net realizable value when economic changes support an increased value to inventory. The adoption of this standard had no material impact on Eveready's consolidated financial statements during the year ended December 31, 2008. Inventory is comprised primarily of materials, parts, and supplies consumed in rendering services to customers. Eveready values its inventory at the lower of weighted average cost and net realizable value. Inventories expensed in direct costs for the year ended December 31, 2008 approximated $28,000 (December 31, 2007—$23,000). For the years ended December 31, 2008, December 31, 2007, and December 31, 2006 there were no material write-downs or reversals of write-downs that were taken in previous periods.

CICA Section 3862 Financial Instruments—Disclosures and Section 3863 Financial Instruments—Presentation

        Section 3862 establishes standards for risk disclosures, specifically the risk associated with both recognized and unrecognized financial instruments and how those risks are managed. Section 3863 carries forward the former presentation standards. These new accounting standards supersede Section 3861 Financial Instruments—Disclosure and Presentation, which Eveready adopted on January 1, 2007. The adoption of Sections 3862 and 3863 had no material impact on Eveready's financial position or results of operations.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

4. New accounting policies (Continued)

EIC—170 Conversion of an Unincorporated Entity to an Incorporated Entity

        In April 2008, the Emerging Issues Committee of the CICA issued EIC—170 Conversion of an Unincorporated Entity to an Incorporated Entity. This EIC clarifies accounting issues related to conversions, when there has been no change of control. The guidance specifies, among others: such a transaction is to be treated as a change in business form and accounted for as a continuity of interests; any changes in tax balances are to be included in income tax expense in the conversion period; any transaction costs incurred are to be expensed in the period incurred; and all comparative information would be that of the pre-conversion entity, as previously reported. Note 2 to these consolidated financial statements explains Eveready's conversion from an unincorporated open-ended mutual fund trust to a publicly listed corporation.

CICA Section 3064 Goodwill and Intangible Assets

        In February 2008, the CICA issued Handbook Section 3064 Goodwill and Intangible Assets that supersedes Sections 3062 Goodwill and Other Intangible Assets and 3450 Research and Development Costs. Section 3064 provides additional guidance on when expenditures qualify for recognition as intangible assets and requires that costs be deferred only when relating to an item meeting the asset definition. This new accounting standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 31, 2008. Upon adoption of this section retrospectively (note 1), Eveready reclassified $4,755 (2007—$4,216) of certain software and technology assets from property, plant and equipment to intangible assets in both the current and comparative periods. The retrospective adoption of this section had no impact on Eveready's opening equity or net (loss) earnings and comprehensive (loss) income in any of the periods presented.

5. Recent accounting pronouncements issued and not yet adopted

International Financial Reporting Standards

        In February 2008, the Canadian Accounting Standards Board (AcSB) confirmed that Canadian public enterprises will need to adopt International Financial Reporting Standards (IFRS) in 2011. Eveready will adopt IFRS as the basis for preparing its consolidated financial statements effective January 1, 2011, with the quarter ending March 31, 2011 being the first set of consolidated financial statements prepared under IFRS. Comparative data for the quarter ending March 31, 2010 will also be presented on an IFRS basis, including an opening balance sheet as at January 1, 2010.

        In preparation of its transition to IFRS, Eveready has developed a changeover plan. Eveready is currently in its diagnostic phase which involves reviewing differences between current Canadian GAAP and IFRS as well as analyzing alternatives available upon adoption. Once complete, Eveready will assess the impact of IFRS on other key elements including among others, accounting policies, financial reporting disclosures, information technology, internal control over financial reporting and business activities. As such, Eveready is currently evaluating the impact these new accounting standards will have on its future consolidated financial statements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

5. Recent accounting pronouncements issued and not yet adopted (Continued)

CICA Section 1582 Business Combinations

        In January 2009, the CICA, in the pursuit of aligning with IFRS, issued Handbook Section 1582 Business Combinations, which is mostly converged with International Financial Reporting Standard 3, Business Combinations. This section supersedes Section 1581 Business Combinations and establishes principles and requirements for recognizing, measuring and disclosing business combinations under the acquisition method. Section 1582 is to be applied prospectively for all business combinations for which the acquisition date is on or after January 1, 2011, with earlier adoption allowed. There will be no impact to Eveready's accounting for business acquisitions preceding the adoption of this Section.

CICA Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests

        In January 2009, the CICA issued Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests which together supersede Section 1600 Consolidated Financial Statements. Section 1601 establishes standards for preparation of consolidated financial statements. Section 1602 establishes standards for accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. Section 1602 is the Canadian equivalent to International Accounting Standards 27 Consolidated and Separate Financial Statements. As a result of adopting Section 1602, Eveready's non-controlling interests will be reclassified in its consolidated balance sheet from long-term liabilities to a separate component of shareholders' equity. Net earnings will be calculated without deducting non-controlling interest but will be allocated on the face of the Consolidated Statement of Earnings between controlling and non-controlling interests.

        These new accounting standards are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011, with earlier adoption allowed.

6. Business acquisitions

        Business acquisitions are accounted for using the purchase method with the results of the acquired businesses being included in the consolidated financial statements since their effective acquisition dates. During 2008, Eveready completed two business acquisitions as described below. The fair values of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Key Environmental	Kodiak	Total
	$	$	$
Prepaid expenses and deposits	—	310	310
Property, plant and equipment	3,244	3,886	7,130

Net assets acquired	3,244	4,196	7,440

Consideration given
Cash	3,225	4,175	7,400
Acquisition costs	19	21	40

Total consideration	3,244	4,196	7,440

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

a)
Key Environmental

        Effective July 7, 2008, Eveready acquired the business and assets of Key Environmental Services Ltd. ("Key Environmental"), a private Saskatchewan-based oilfield services company. The purchase price of $3,225 was paid in cash.

        In addition, acquisition costs of $19 were incurred providing for aggregate consideration of $3,244.

b)
Kodiak

        Effective September 19, 2008, Eveready acquired the business and assets of Kodiak Energy Services Inc. ("Kodiak"), a private Saskatchewan-based oilfield services company. The purchase price of $4,175 was paid in cash. Acquisition costs of $21 where also incurred resulting in aggregate consideration of $4,196.

Fiscal 2007

        Eveready completed three business acquisitions in 2007. The fair values of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Compass	Denman	Wellco	Total
	$	$	$	$
Current assets	—	11,848	—	11,848
Property, plant and equipment	556	47,251	5,036	52,843
Intangible assets	601	7,741	—	8,342
Goodwill	1,853	23,069	—	24,922

Total assets	3,010	89,909	5,036	97,955

Current liabilities	—	13,140	—	13,140
Long-term liabilities	—	17,119	—	17,119

Total liabilities	—	30,259	—	30,259

Net assets acquired	3,010	59,650	5,036	67,696

Consideration given
Cash	500	59,533	5,004	65,037
Fund units	2,500	—	—	2,500
Acquisition costs	10	117	32	159

Total consideration	3,010	59,650	5,036	67,696

a)
Compass

        Effective March 1, 2007, Eveready acquired the business and assets of Compass Horizontal Drilling Inc. ("Compass"). Compass was a private Alberta-based company providing directional boring services to customers primarily in the oil and gas industry. The purchase price of $3,000 was paid through a combination of: (i) $500 in cash and (ii) $2,500 through the issuance of 413,223 units at a

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

value of $6.05 per unit. In addition, acquisition costs of $10 were incurred resulting in aggregate consideration of $3,010.

        Intangible assets acquired with Compass consist of customer relationships that are being amortized on a straight-line basis over their estimated useful life of five years. Of the goodwill acquired, $1,390 is deductible for income tax purposes.

b)
Denman

        Effective May 1, 2007, Eveready acquired 100% of the issued and outstanding shares of Denman Industrial Trailers Ltd. ("Denman"), a private Alberta-based company. Denman supplies industrial lodges and drill camps to the oil and gas industry and has a significant market presence in the Alberta oil sands region. The purchase price of $59,533 was paid through cash consideration. Acquisition costs of $117 were also incurred resulting in aggregate consideration of $59,650.

        Intangible assets acquired with Denman include: customer relationships of $7,203 that are being amortized on a straight-line basis over their estimated useful life of ten years; provincial land leases of $269 that are being amortized on a straight-line basis over their estimated useful life of eight years; and the Denman trade name of $269, which was fully amortized at December 31, 2008. The acquired property, plant and equipment include $19,745 of assets under capital lease that will be amortized over their respective estimated useful lives. The goodwill acquired with Denman is not deductible for income tax purposes.

c)
Wellco

        Effective October 5, 2007, Eveready acquired the Truck division of Wellco Energy Services Trust ("Wellco"). The acquired assets include a 25-unit fleet of vacuum trucks, hydro-excavation trucks, and water trucks, along with additional support equipment. The purchase price of $5,004 was paid through cash consideration. Acquisition costs of $32 were also incurred resulting in aggregate consideration of $5,036.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

Fiscal 2006

        Eveready completed eighteen business acquisitions in 2006. The fair value of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Head West	Tornado	RDDB	Pinnacle	Cat Tech	Bullseye	Diversified	D&G	Rodrigue's	Other	Total
	$	$	$	$	$	$	$	$	$	$	$
Current assets	—	750	5,704	437	14,253	3,166	3,055	—	4,159	8,858	40,382
Property, plant and equipment	9,744	4,425	3,599	4,332	11,250	2,386	5,285	3,695	3,604	11,566	59,886
Intangible assets	1,215	1,143	8,058	427	9,252	4,093	625	347	2,008	5,376	32,544
Other assets	—	—	—	—	—	4	56	—	—	301	361
Goodwill	—	2,131	18,435	1,917	14,521	5,289	1,704	2,995	2,414	6,451	55,857

Total assets	10,959	8,449	35,796	7,113	49,276	14,938	10,725	7,037	12,185	32,552	189,030

Current liabilities	—	2,424	4,715	—	9,981	3,230	2,240	—	3,015	8,858	34,463
Long-term liabilities	—	—	—	—	5,881	—	761	—	64	1,205	7,911
Non-controlling interest	—	—	684	—	—	310	—	—	642	—	1,636

Total liabilities	—	2,424	5,399	—	15,862	3,540	3,001	—	3,721	10,063	44,010

Net assets acquired	10,959	6,025	30,397	7,113	33,414	11,398	7,724	7,037	8,464	22,489	145,020

Consideration given
Cash	10,755	3,000	7,685	7,000	24,775	500	3,900	6,346	1,685	11,641	77,287
Fund units	—	2,993	8,500	—	8,350	5,430	—	676	6,738	10,719	43,406
Rollover LP units	—	—	14,185	—	—	5,430	3,750	—	—	—	23,365
Acquisition costs	204	32	27	113	289	38	74	15	41	129	962

Total consideration	10,959	6,025	30,397	7,113	33,414	11,398	7,724	7,037	8,464	22,489	145,020

a)
Head West

        Effective March 1, 2006, Eveready acquired the business of Head West Energy ("Head West"), a private Alberta-based oilfield equipment rental company. The acquired assets included wellsite units, generators, truck and trailer units, and other equipment. The purchase price of $10,755 was paid in cash. Acquisition costs of $204 were also incurred resulting in aggregate consideration of $10,959. Equipment of $1,175 was then sold to a third party resulting in a net purchase price of $9,580 for the assets Eveready retained.

        Intangible assets acquired with Head West consist of customer relationships of $1,215 that are being amortized on a straight-line basis over their estimated useful life of five years.

b)
Tornado

        Effective April 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Tornado Rentals Ltd. ("Tornado"). Based in Stettler, Alberta, Tornado rented and sold a wide range of oilfield equipment. The purchase price for Tornado was $5,993 and was paid via: (i) $3,000 in cash, and

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

(ii) $2,993 through the issuance of 454,177 units at a value of $6.59 per unit. Acquisition costs of $32 were also incurred resulting in aggregate consideration of $6,025.

        Intangible assets acquired with Tornado consist of customer relationships ($610) and an exclusive supplier agreement ($533) that are each being amortized straight-line over their estimated useful lives of five years.

c)
RDDB

        Effective May 1, 2006, Eveready acquired an 80% interest in the assets and business of Red Deer Directional Boring Ltd. ("RDDB"). Based in Red Deer, Alberta, RDDB provided directional boring and punching services to customers in a wide range of industrial sectors including the oil and gas industry.

        The purchase price of $30,370 was paid through a combination of: (i) $7,685 in cash and (ii) $22,685 through a combination of 1,214,287 Fund units and 2,026,486 Rollover LP units issued at a value of $7.00 per unit. In addition, acquisition costs of $27 were incurred resulting in aggregate consideration of $30,397.

        Intangible assets acquired with RDDB include customer relationships of $7,734 that are being amortized on a straight-line basis over their estimated life of five years and the RDDB trade name of $324, which was fully amortized at December 31, 2007.

        In connection with the acquisition of RDDB, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after March 31, 2009. The exercise price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

d)
Pinnacle

        On May 29, 2006, Eveready acquired the business and assets of the Pinnacle Pigging Systems group of companies ("Pinnacle") for $7,000 in cash consideration. Pinnacle specialized in providing furnace tube decoking and related industrial services to oil and gas refineries in Canada and the United States. The assets acquired included all equipment, patents, and other intangible assets used in the Pinnacle business. Acquisition costs of $113 were also incurred resulting in aggregate consideration of $7,113.

        Intangible assets acquired with Pinnacle consist of customer relationships ($100) and patents ($327) that are each being amortized on a straight-line basis over their estimated useful lives of five and four years, respectively.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

e)
Cat Tech

        Effective July 1, 2006, Eveready acquired 100% of the issued and outstanding shares of the Cat Tech group of companies ("Cat Tech"). Headquartered in Houston, Texas, Cat Tech provided catalyst changeout services to major petroleum and chemical companies throughout the world.

        Cat Tech's US operations are based in California, Kentucky, Louisiana, New Jersey, and Texas. Cat Tech's Canadian operations are based in Sarnia, Ontario and Edmonton, Alberta and include a significant presence in the Alberta oil sands. Cat Tech's international operations include locations in the United Kingdom and Singapore.

        The purchase price of US $29,384 (CDN $33,125) was paid via: (i) US $21,884 in cash, and (ii) US $7,500 through the issuance of 1,246,343 units at a value of CDN $6.70 per unit. Acquisition costs of CDN $289 were also incurred resulting in aggregate consideration of CDN $33,414.

        Intangible assets acquired with Cat Tech include customer relationships of $2,222 that are being amortized straight-line over their estimated useful life of ten years, catalyst handling technologies of $3,471 that are being amortized over their estimated useful life of seven years, and the Cat Tech trade name of $3,559. The Cat Tech trade name is not being amortized because it is estimated to have an indefinite life.

f)
Bullseye

        Effective September 1, 2006, Eveready acquired an 80% interest in the assets and business of the Bullseye Directional Drilling group of companies ("Bullseye"). Servicing the oil, gas, and utility sectors, Bullseye specialized in directional boring and road punching and offered a variety of solutions for the underground crossing requirements of its customers.

        The purchase price of $11,360 was paid via: (i) $500 in cash, (ii) $5,430 through the issuance of 736,772 Fund units, and (iii) $5,430 through the issuance of 736,770 Rollover LP units at a value of $7.37 per unit. Acquisition costs of $38 were also incurred resulting in aggregate consideration of $11,398.

        Intangible assets acquired with Bullseye include customer relationships of $3,975 that are being amortized straight-line over their estimated life of five years and the Bullseye trade name of $118, which was fully amortized at December 31, 2007.

        In connection with the acquisition of Bullseye, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after August 31, 2009. The exercise price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

g)
Diversified

        Effective September 1, 2006, Eveready acquired 100% of the issued and outstanding shares of the Diversified Pressure Services group of companies ("Diversified"). Based in Macklin, Saskatchewan, Diversified provided a wide range of oilfield services to the oil and gas industry including vacuum truck, pressure testing, hot oiling, tank truck, steam cleaning, and flush-by services.

        The purchase price of $7,650 was paid via: (i) $3,900 in cash, and (ii) $3,750 through the issuance of 556,380 Rollover LP units at a value of $6.74 per unit. Acquisition costs of $74 were also incurred resulting in aggregate consideration of $7,724.

        Intangible assets acquired with Diversified consist of customer relationships of $625 that are being amortized on a straight-line basis over their estimated useful life of five years.

h)
D&G

        On November 22, 2006, Eveready acquired the business and assets of D&G Water & Vacuum Services; consisting of the assets of D&G Industry Services Ltd. and NPPP Ventures Ltd. (collectively "D&G"). Based in High Level, Alberta, D&G provided water truck and vacuum services to customers in the oil and gas industry.

        The purchase price of $7,022 was paid via: (i) 6,346 in cash and (ii) $676 through the issuance of 100,000 units at a value of $6.76 per unit. In addition, acquisition costs of $15 were incurred resulting in aggregate consideration of $7,037.

        Intangible assets acquired with D&G consist of customer relationships of $347 that are being amortized on a straight-line basis over their estimated useful life of five years.

i)
Rodrigue's

        Effective December 1, 2006, Eveready acquired an 80% interest in the assets and business of the Rodrigue's Directional Drilling group of companies ("Rodrigue's). Based in Nisku, Alberta, Rodrigue's was a horizontal directional boring firm with many additional support services.

        The purchase price of $8,423 was paid via (i) $1,685 in cash and (ii) $6,738 through the issuance of 1,085,046 units at a value of $6.21 per unit. In addition, acquisition costs of $41 were incurred providing for aggregate consideration of $8,464.

        Intangible assets acquired with Rodrigue's include customer relationships of $1,894 that are being amortized over their estimated useful life of five years and the Rodrigue's trade name of $114, which was fully amortized at December 31, 2007.

        In connection with the acquisition of Rodrigue's, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after November 30, 2009. The exercise

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

j)
Other acquisitions

        Eveready also completed nine smaller business acquisitions during the year ended December 31, 2006 as follows:

  •
  Effective February 28, 2006, Eveready acquired 100% of the issued and outstanding shares of a private, Alberta-based survey company operating as Mercedes Surveys for a total purchase price of $1,606. The company provided seismic surveys that support seismic exploration programs for oil and gas companies. The purchase price was satisfied via: (i) $173 in cash and (ii) $1,433 through the issuance of 260,606 units at a value of $5.50 per unit;

  •
  On February 28, 2006, Eveready acquired the business and assets of a private, Alberta-based oilfield services company operating as Mielke Way Enterprises for total cash consideration of $1,134. The company provided vacuum truck and steam cleaning services to customers in the oil and gas industry;

  •
  Effective May 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Eugene Smith Trucking Ltd. ("Eugene Smith"). Based in western Saskatchewan, Eugene Smith provided various oilfield services, including vacuum truck, flush-by, and pressure services. The purchase price of $4,500 was paid through a combination of: (i) $2,000 in cash and (ii) $2,500 through the issuance of 343,879 units at a value of $7.27 per unit;

  •
  Effective May 1, 2006, Eveready acquired 100% of the issued and outstanding common shares of Astec Safety Services Ltd. ("Astec"). With locations in Bonnyville, Fort McMurray, Lloydminster, and Provost, Alberta, Astec provided safety services, equipment and training to a wide range of industrial and oilfield companies. The purchase price of $1,000 was paid by issuing 144,092 units at a value of $6.94 per unit. Prior to this acquisition, Eveready also owned $1,000 in redeemable preferred shares of Astec;

  •
  On June 9, 2006, Eveready acquired the business and assets of Triple P Enterprises Ltd. ("Triple P") for cash consideration of $3,000. Triple P provided waste hauling services to a wide range of customers operating in the oil and gas industry;

  •
  On September 12, 2006, Eveready acquired the business and assets of Find It Inc. ("Find It"). Find It was a private Alberta-based company that provided leak detection services to companies operating in the oil and gas industry. The purchase price of $190 was satisfied through cash consideration;

  •
  On September 15, 2006, Eveready acquired the business and assets of Real Time Surveys Inc. ("Real Time"). Real Time was a private Alberta-based company that provided surveying services to support exploration programs for oil and gas companies. The purchase price of $1,600 was satisfied through the issuance 236,686 units at a value of $6.76 per unit;

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

  •
  Effective October 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Airborne Imaging Inc. ("Airborne"). Airborne was a private Alberta-based company that provided comprehensive planning and mapping solutions to companies operating primarily in the oil and gas sector. The purchase price of $4,790 was paid through a combination of: (i) $2,592 in cash, (ii) $1,916 through the issuance of 262,106 units at a value of $7.31 per unit, and (iii) $282 through the forgiveness of a loan payable from the vendor to Eveready; and

  •
  Effective October 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Great Lakes Carbon Treatment, Inc. ("Great Lakes"). Based in Michigan, USA, Great Lakes specialized in the custom design and manufacture of environmental remediation equipment. Great Lakes also provided environmental remediation services to a wide range of customers operating primarily in the chemical, petroleum, utilities, real estate and manufacturing sectors. The purchase price of US $4,000 (CDN $4,540) was paid via (i) US $2,000 in cash and (ii) US $2,000 through the issuance of 324,283 units at a value of CDN $7.00 per unit.

        Of the aggregate goodwill acquired in 2006, $7,087 is deductible for income tax purposes. Intangible assets acquired that are included in the "other acquisitions" category include customer relationships of $3,940, a data image library of $1,159 and an indefinite life trade name of $277. The customer relationships and data image library are being amortized on a straight-line basis over their estimated useful lives of five years.

7. Property, plant and equipment

As at December 31, 2008	Cost	Accumulated amortization	Net book value
	$	$	$
Service equipment	227,747	68,065	159,682
Automotive equipment	89,367	23,203	66,164
Camps and rental equipment	85,158	14,844	70,314
Shop and other equipment	8,775	5,269	3,506
Land, building and improvements	9,869	2,070	7,799
Landfill facilities	13,001	5,336	7,665
Property, plant and equipment under construction	15,701	—	15,701

	449,618	118,787	330,831

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

7. Property, plant and equipment (Continued)

As at December 31, 2007	Cost	Accumulated amortization	Net book value
	$	$	$
Service equipment	194,489	47,169	147,320
Automotive equipment	73,379	16,410	56,969
Camps and rental equipment	79,767	7,811	71,956
Shop and other equipment	7,605	4,435	3,170
Land, building and improvements	9,043	1,558	7,485
Landfill facilities	10,040	3,602	6,438
Property, plant and equipment under construction	10,006	—	10,006

	384,329	80,985	303,344

        Included in property, plant and equipment are assets under capital lease with a cost of $30,123 (2007—$19,909) and accumulated amortization of $3,177 (2007—$851).

8. Intangible assets

As at December 31, 2008	Cost	Accumulated amortization	Net book value
	$	$	$
Customer relationships	32,633	13,572	19,061
Patents and technology	12,206	2,626	9,580
Provincial license—landfill	15,400	1,900	13,500
Data image library	3,387	1,512	1,875
Licenses and agreements	1,937	683	1,254
Leases	369	71	298
Trade names—indefinite life	1,170	—	1,170

	67,102	20,364	46,738

As at December 31, 2007	Cost	Accumulated amortization	Net book value
	$	$	$
Customer relationships	32,633	7,988	24,645
Patents and technology	10,827	1,593	9,234
Provincial license—landfill	15,400	1,283	14,117
Data image library	3,387	504	2,883
Licenses and agreements	1,937	404	1,533
Leases	369	33	336
Trade names—finite life	269	179	90
Trade names—indefinite life	3,836	—	3,836

	68,658	11,984	56,674

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

8. Intangible assets (Continued)

        Included in patents and technology are intangible assets of $3,386 (2007—$2,440) not yet subject to amortization.

        During the year ended December 31, 2008, Eveready acquired intangible assets subject to amortization of $827, developed intangible assets not subject to amortization of $946, and recognized an impairment of $2,666 related to its indefinite life trade names (note 9).

        During the comparative year ended December 31, 2007, Eveready acquired intangible assets subject to amortization of $11,880, developed intangible assets not subject to amortization of $2,357, and acquired intangible assets with indefinite lives of $nil.

        By retrospectively adopting CICA Section 3064, Eveready reclassified $4,755 (2007—$4,216) of certain software and technology assets from property, plant and equipment to intangible assets (notes 1 and 4).

9. Goodwill

Years Ended December 31	2008	2007
	$	$
Balance, beginning of year	110,746	85,584
Business acquisitions (note 6)	—	24,922
Purchase price adjustments	—	240
Impairment of goodwill	(87,677)	—

Balance, end of year	23,069	110,746

        Due to a continuing deterioration in overall economic conditions, reduced activity levels within the oil and gas industry and changes in the market causing Eveready's market capitalization to be substantially lower than its carrying value, Eveready performed an assessment of the fair value of its indefinite life intangible assets and goodwill as at December 31, 2008. Eveready also substantially increased the discount rates it applied to its estimated future cash flows to better align its calculated fair value with its substantially reduced market capitalization at December 31, 2008. As a result, Eveready concluded that the carrying value of its indefinite life intangible assets and goodwill were impaired and recognized a $2,666 impairment loss on its indefinite intangible assets (note 8) and a goodwill impairment loss of $87,677.

10. Other long-term assets

As at December 31	2008	2007
	$	$
Deferred transaction costs	1,527	1,351
Other	75	150

	1,602	1,501

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

10. Other long-term assets (Continued)

        Deferred transaction costs include costs incurred in establishing and renewing Eveready's revolving credit facility (note 11). These costs are amortized on a straight-line basis to interest expense over the term of the revolving credit facility. The deferred transaction costs at December 31, 2008 are net of accumulated amortization of $923 (2007—$270).

11. Long-term debt

        Eveready's long-term debt relates to credit facilities of $250,000 with a syndicate of lenders led by a Canadian affiliate of GE Energy Financial Services. The credit facilities consist of a $100,000 revolving, renewable credit facility and a $150,000 term loan. Amounts borrowed under these credit facilities bear interest, at Eveready's option, at bank prime or bankers' acceptance rates, plus a credit spread based on a sliding scale, which is determined by the ratio of funded senior debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA").

        The revolving credit facility ("Revolver") requires payments of interest only and is renewable annually, subject to Eveready's and the lending syndicate's consent. A stand-by fee is calculated at a rate of 0.25% per annum on the unused portion of the Revolver. If the Revolver were not renewed, the outstanding credit facility is subject to a 12-month interest-only phase, followed by a 24-month straight-line amortization period. As a result, the Revolver is classified as long-term debt in these consolidated financial statements. The term loan ("Term") requires fixed monthly payments of $125 and a balloon payment of $142,500 due May 2012. Eveready may prepay all or part of the term loan at any time, subject to the payment of a breakage fee.

        In February 2008 Eveready received, from the syndicate of lenders, an additional short-term over advance loan of $20,000, which was repaid during the second quarter of 2008.

        The credit facilities are collateralized by substantially all of Eveready's assets, including Eveready's accounts receivable, inventory, and property, plant and equipment. At December 31, 2008, the carrying amount of Eveready's assets was $576,204 and the effective interest rate on the credit facilities was 5.21% (December 31, 2007—7.41%).

        For the year ended December 31, 2008, total interest expense recognized under Eveready's long-term debt credit facilities was $14,341 (2007—$12,756 and 2006—$3,778). Eveready's long-term debt consists of the following components:

As at December 31	2008	2007
	$	$
Revolver	70,282	55,000
Term	147,500	149,000

	217,782	204,000
Less: unamortized transaction costs	(2,919)	(2,664)

	214,863	201,336
Less: current portion of long-term debt	(1,500)	(1,500)

	213,363	199,836

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

11. Long-term debt (Continued)

        The credit facilities contain financial covenants, including, but not limited to, a working capital ratio, a fixed charge coverage ratio, funded debt to EBITDA ratios, a maximum distribution payout ratio, and a minimum net worth, each calculated on a quarterly basis. Eveready was in compliance with all financial covenants under this agreement at December 31, 2008. If the Revolver were not renewed (the next renewal date is April 24, 2009) and Eveready were not able to refinance this credit facility with another lender, the required minimum principal repayments on the credit facilities at December 31, 2008 would be as follows:

Amount
$
2009	1,500
2010	24,927
2011	36,641
2012	154,714
2013	—

217,782

        Effective December 31, 2008, Eveready established an Amended and Restated Credit Agreement among its syndicate of lenders led by a Canadian affiliate of GE Energy Financial Services. Among other items, the amending agreement was updated to reflect the Fund's structural change to a corporation. Such changes had no impact on the committed amounts, maturity dates, or interest rates applicable to the Revolver and Term Loan. In April 2009, the Revolver was renewed for an additional 364 day period (note 30).

        Subsequent to December 31, 2008, Eveready repaid $40,000 on its Revolver.

12. Obligations under capital lease

        Obligations under capital lease substantially relate to industrial lodging facilities purchased with the Denman Industrial Trailers Ltd. acquisition in May 2007 (note 6). During 2008, Eveready financed additional industrial lodge facilities through sale-leasebacks of $8,880. These obligations bear interest at prime plus 0.25% per annum and are repayable in monthly blended principal and interest payments of $435. Maturing at dates ranging from August 2012 to September 2015, these obligations may be repaid in full without penalty two years after lease inception. At December 31, 2008, the effective rate of interest was 3.75% (December 31, 2007—6.25%).

        All of Eveready's obligations under capital lease are collateralized by equipment with a $26,946 net book value at December 31, 2008 (December 31, 2007—$19,058). For the year ended December 31, 2008, interest expense related to all obligations under capital lease was $1,286 (2007—$841 and 2006—$nil).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

12. Obligations under capital lease (Continued)

        Future minimum lease payments required over the next five years and thereafter for all obligations under capital lease are as follows:

Amount
$
2009	5,834
2010	5,498
2011	5,260
2012	5,042
2013	3,562
Thereafter	1,915

Total minimum lease payments	27,111
Less: amounts representing imputed interest at rates ranging from 3.00% to 15.00%	(3,705)

Balance of obligations under capital lease	23,406
Less: current portion of obligations under capital lease	(4,619)

18,787

        Subsequent to December 31, 2008, Eveready financed truck, trailer and support equipment through sale-leasebacks of $2,469. These obligations will mature in January 2014 and are collateralized by the respective equipment acquired.

13. Convertible debentures

        On June 15, 2006, Eveready completed a financing of $50,000 principal amount of convertible unsecured subordinated debentures (the "Debentures"). Pursuant to the Conversion (note 2), Eveready assumed all of the covenants and obligations of the Fund in respect of the outstanding Debentures such that the Debentures will be convertible into Eveready shares rather than Fund units. Upon completion of the Conversion, in which each five units were exchanged for one share, the conversion price of the Debentures was adjusted, in accordance with the Debenture agreement, to $38.754 per share. There were no other changes to the Debentures' terms resulting from the Conversion.

        The Debentures have an annual coupon rate of 7.00%, payable semi-annually, mature on June 30, 2011 and are convertible, at the holder's option, into common shares of Eveready. The Debentures trade on the Toronto Stock Exchange under the symbol "EIS.DB".

        After June 30, 2009 and before June 30, 2010, the Debentures may be redeemed in whole or in part, at Eveready's option, at a price equal to their principal amount plus accrued interest thereon, provided the market price of the shares on the date on which notice is given is not less than 125% of the conversion price of $38.754 per share. After June 30, 2010, Eveready has the option to redeem the Debentures in whole or in part at a price equal to their principal amount plus accrued interest. Eveready may also, at its option and subject to certain conditions, elect to satisfy its obligation to repay all or any portion of the principal amounts of the Debentures that are to be redeemed or repaid at

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

13. Convertible debentures (Continued)

maturity, by issuing shares. The number of shares a holder will receive in respect of each Debenture will be determined by dividing the principal amount of the Debentures that are to be redeemed or repaid at maturity by 95% of the market price of the shares. The market price of the shares will be calculated as the volume weighted average trading price of the shares on the Toronto Stock Exchange for the 20 consecutive days ending five days prior to the applicable event.

        For accounting purposes, the $50,000 face value of the Debentures was allocated to the liability and equity components, proportionately, based on their respective fair values at the time of the financing. The holder's conversion option was allocated $8,417 ($8,030 net of allocated issuance costs of $387) and has been separately presented in these consolidated financial statements as a component of equity. The value originally ascribed to the liability component of the Debentures was $41,583. Any deferred financing costs included in the Debentures' carrying value are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method.

2008 adjustments to the conversion price

        Eveready issued the Debentures with an initial conversion price of $8.50 per unit. Pursuant to the terms of the Debenture agreement, an adjustment to the specified conversion price is required, when shares are consolidated into a smaller number of shares or when shares are issued to shareholders by way of a stock dividend ("in-kind" distribution). The "in-kind" distribution (note 19) declared to Fund unitholders of record on March 31, 2008 resulted in an adjustment to the Debentures' initial conversion price from $8.50 per unit to $8.109 per unit. The "in-kind" distribution declared to unitholders of record on June 30, 2008 (note 19) resulted in another adjustment to the Debentures' conversion price to $7.7508 per unit. Upon completion of the Conversion (note 2), in which each five units were exchanged for one share, the conversion price of the Debentures was adjusted from $7.7508 per unit to $38.754 per share.

        Subsequent to year-end, Eveready received regulatory approval from the Toronto Stock Exchange to enter into a normal course issuer bid to purchase for cancellation its issued and outstanding Debentures (note 30).

14. Asset retirement obligations

        Eveready's asset retirement obligations relate to closure and post-closure costs concerning the Pembina Area Landfill waste disposal facility. Each waste cell must be capped and closed in accordance with environmental regulations once it is filled to capacity. Eveready estimates the undiscounted, inflation-adjusted cash flows required to settle these obligations at December 31, 2008 to be $4,239 (2007—$3,605). Management has estimated the fair value of this obligation at December 31, 2008 to be $3,003 (2007—$2,478), using a credit adjusted discount rate of 7.00% (2007—7.00%). These obligations are expected to be incurred over an estimated period from 2009 to 2015.

        These estimates are based upon current and proposed reclamation and closure techniques in view of current environmental laws and regulations. Therefore, it is possible the costs could change in the

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

14. Asset retirement obligations (Continued)

future and changes to these estimates could have a significant effect on Eveready's consolidated financial statements. Eveready recorded the following activity during the year:

Years Ended December 31	2008	2007
	$	$
Asset retirement obligations, beginning of year	2,222	1,265
New obligations and revised estimates	753	1,745
Asset retirement costs incurred	(130)	(629)
Accretion expense	158	97

Asset retirement obligations, end of year	3,003	2,478
Less: costs expected to be incurred within the next fiscal year	(584)	(256)

	2,419	2,222

15. Non-controlling interest

        Eveready's non-controlling interest consists of the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue's in 2006 (note 6). In connection with the acquisitions of these subsidiaries, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after March 31, 2009, August 31, 2009, and November 30, 2009 for the RDDB, Bullseye, and Rodrigue's vendors, respectively.

        The exercise price for each option is based on a formula designed to estimate the fair value of the non-controlling interest at the time the option is exercised. Using this formula, the calculated value pursuant to the put and call options approximated $11,200 at December 31, 2008. Of this amount, approximately $3,450 would be settled in cash, approximately $3,450 would be settled by issuing shares, and approximately $4,300 would be settled, at Eveready's discretion, in either cash or by issuing shares. The number of shares to issue will be determined by a deemed price per share, which equals the 10 day weighted average trading price of the shares on the Toronto Stock Exchange on the day immediately preceding the date of notice of exercise of the put or call option.

        The payment of cash or shares must be settled within 367 days from the date of the notice of exercise of the put or call option.

        Subsequent to December 31, 2008, one of the mutual option agreements was amended and the related put option exercised. As a result of the amendment, Eveready will now settle the full value of the put option in cash. The option price related to that mutual option agreement was also adjusted.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

15. Non-controlling interest (Continued)

        Eveready recorded the following activity during the year:

Years Ended December 31	2008	2007	2006
	$	$	$
Non-controlling interest, beginning of year	3,004	2,393	—
Non-controlling interest arising from the acquisition of RDDB (note 6)	—	—	684
Non-controlling interest arising from the acquisition of Bullseye (note 6)	—	—	310
Non-controlling interest arising from the acquisition of Rodrigue's (note 6)	—	—	642
Distributions to non-controlling interest holders	(1,064)	(346)	—
Earnings attributable to non-controlling interest	820	957	757

Non-controlling interest, end of year	2,760	3,004	2,393

16. Shareholders' capital

a)
Shareholders' capital

Authorized—Unlimited number of voting common shares without nominal or par value Authorized—Unlimited number of preferred shares	Number of Shares	Amount
		$
Issued—common shares
Opening balance as at October 27, 2008	—	—
Activity during the period ended December 31, 2008:
Shares issued pursuant to the Conversion (note 2)
Exchange of Fund units	17,095,613	326,981
Exchange of Rollover LP units	1,259,925	25,542

Balance as at December 31, 2008	18,355,538	352,523

b)
Unitholders' capital

Authorized—Unlimited number of voting units	Number of Units	Amount
		$
Issued:
Opening balance at January 1, 2006	50,271,372	116,551

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

16. Shareholders' capital (Continued)

Authorized—Unlimited number of voting units	Number of Units	Amount
		$
Activity during the year ended December 31, 2006:
Units issued—acquisition of Mercedes Surveys (note 6)	260,606	1,433
Units issued—acquisition of Tornado (note 6)	454,177	2,993
Units issued—acquisition of RDDB (note 6)	3,240,773	22,685
Units issued—acquisition of Eugene Smith (note 6)	343,879	2,500
Units issued—acquisition of Astec (note 6)	144,092	1,000
Units issued—acquisition of Cat Tech (note 6)	1,246,343	8,350
Units issued—acquisition of Bullseye (note 6)	1,473,542	10,860
Units issued—acquisition of Diversified (note 6)	556,380	3,750
Units issued—acquisition of Real Time (note 6)	236,686	1,600
Units issued—acquisition of Airborne (note 6)	262,106	1,916
Units issued—acquisition of Great Lakes (note 6)	324,283	2,270
Units issued—acquisition of D&G (note 6)	100,000	676
Units issued—acquisition of Rodrigue's (note 6)	1,085,046	6,738
Units issued—purchase price adjustment	264,352	1,137
Unit issuance costs—acquisitions	—	(129)
Units issued—equity financing, net of issuance costs	8,000,000	52,699
Units issued—distribution reinvestment plan (note 19)	2,175,636	14,220
Exercise of unit options pursuant to the Employee Unit Plan (note 17)	1,140,000	5,700
Transfer from contributed surplus for unit options exercised (note 18)	—	570
Units issued for cash pursuant to the Employee Unit Plan (note 17)	210,000	1,491
Cancellation of units pursuant to an arrangement agreement	(42,456)	(137)
Collection of employee share purchase loans receivable	—	368

Balance as at December 31, 2006	71,746,817	259,241
Activity during the year ended December 31, 2007:
Units issued—acquisition of Compass (note 6)	413,223	2,500
Unit issuance costs—acquisition	—	(6)
Units issued—equity financing, net of issuance costs	8,130,900	41,014
Units issued—distribution reinvestment plan (note 19)	4,106,270	19,171
Units issued for cash pursuant to the Employee Unit Plan (note 17)	920,000	5,768
Collection of employee share purchase loans receivable	—	303

Balance as at December 31, 2007	85,317,210	327,991

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

16. Shareholders' capital (Continued)

Authorized—Unlimited number of voting units	Number of Units	Amount
		$
Activity during the year ended December 31, 2008:
Units repurchased and cancelled	(1,790,230)	(6,879)
Units issued—"in-kind" distribution (note 19)	8,242,710	31,367
Unit options exercised (note 17)	8,000	39
Collection of employee share purchase loans receivable	—	5

Balance as at December 31, 2008, prior to Conversion	91,777,690	352,523
Units exchanged for Eveready shares (note 2)
Exchange of Fund units	(85,478,063)	(326,981)
Exchange of Rollover LP units	(6,299,627)	(25,542)

Balance as at December 31, 2008	—	—

        Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008.

Rollover LP units

        The Rollover LP units were issued in conjunction with certain business acquisitions, were units of subsidiary limited partnerships of Eveready, and were designed to be, to the greatest extent practicable, the economic equivalent of Fund units. Rollover LP units were non-transferable (except to certain permitted assigns) and the holders thereof were entitled to receive distributions on a per unit basis equivalent to unitholders of the Fund. The Rollover LP units were exchangeable, at the option of the holder, into units of the Fund at any time. During the year ended December 31, 2008, but prior to the Conversion (note 2), a total of 7,406,750 (2007—2,999,412) Rollover LP units were converted into Fund units. As an effect of the Conversion (note 2), Rollover LP unitholders received one common share of Eveready for each five Rollover LP units held so that 6,299,627 Rollover LP units were exchanged for 1,259,925 shares.

Equity financings

        On June 5, 2007, Eveready completed an equity financing of 8,130,900 units at a price of $5.35 per unit for gross proceeds of $43,500. The units were issued pursuant to Eveready's short form prospectus dated May 28, 2007. Issuance costs of $2,486 were incurred relating to the financing, resulting in net proceeds of $41,014.

Normal course issuer bid

        On January 25, 2008, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time as Eveready considered advisable, its issued and outstanding Fund units. Pursuant to the normal course issuer bid ("the Bid"), Eveready could purchase

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

16. Shareholders' capital (Continued)

for cancellation up to a maximum of 5,090,401 Fund units, being approximately 10% of Eveready's "public float." The Bid commenced January 29, 2008 and terminated on January 28, 2009.

        During the twelve months ended December 31, 2008, Eveready repurchased and cancelled 1,790,230 units at an average cost of $2.10 per unit for total cash consideration of $3,758. Unitholders' capital was reduced by the stated value of the units amounting to $6,879 with the excess over the total cash consideration being credited to contributed surplus (note 18).

        Under the Conversion (note 2), where every five Fund units were exchanged for one Eveready share, a total of 660,034 shares were eligible to be acquired under the remaining Bid based on a new maximum of 1,018,080 shares. Subsequent to year-end and before termination of the Bid, Eveready repurchased and cancelled 8,388 shares at an average cost of $5.57 per share for total cash consideration of $47.

        Subsequent to year-end, Eveready received regulatory approval from the Toronto Stock Exchange to enter into a new normal course issuer bid to purchase for cancellation its issued and outstanding common shares (note 30).

17. Employee Unit Plan and Share Option Plan

Employee Unit Plan

        Under Eveready's former Employee Unit Plan (the "Plan"), key employees, officers and directors of Eveready (the "Employees") were invited to subscribe for an allotted number of units issued from treasury (including through the exercise of existing unit options). Units issued from treasury (excluding those issued through the exercise of unit options) were issued at a price equal to the market value of the units at the time the allocation was made to the Employee.

        Once the Employee had subscribed for their allotted units, Eveready matched the Employee's unit acquisition by acquiring, via the Employee Unit Plan Trust (the "Trust"), the same number of units from the market (hereinafter referred to as the "Matching Units" or "Matching Shares"). The Matching Shares vest to the Employee 20% per year over five years. Pursuant to the Conversion (note 2), all outstanding Employee Unit Plan Matching Units held by the Employee Unit Plan Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share.

        Compensation expense is measured based on the fair value of the Matching Shares on the grant date and is recognized as stock-based compensation expense over the vesting period. During the year ended December 31, 2008, stock-based compensation expense of $2,718 (2007—$3,069 and 2006—$2,629) was recognized pursuant to this Plan with an offsetting credit to contributed surplus (note 18).

        No units were issued from treasury or acquired from the market pursuant to the Plan during the year ended December 31, 2008. During the comparative years ended December 31, 2007 and December 31, 2006, 920,000 units and 1,350,000 units were issued from treasury pursuant to the Plan for total proceeds of $5,768 and $7,191, respectively. In addition, the Trust acquired 874,000 Matching Units and 1,520,000 Matching Units from market at a cost of $5,188 and $10,643 in the same respective

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

comparative periods. Shares held by the Trust are recorded at the cost paid by Eveready to purchase the shares and are shown as a reduction of shareholders' equity in the consolidated financial statements until such time they vest and are transferred to the Employee. The fair value of the shares held by the Trust at December 31, 2008 was $1,975 (December 31, 2007—$8,279 and December 31, 2006—$9,652).

        Eveready recorded the following changes in the number of Matching Shares held under the Plan:

	Number of shares (units)	Amount
		$
Opening balance of Matching Units as at January 1, 2006	—	—
Activity during the year ended December 31, 2006:
Purchase of Matching Units from the market	1,520,000	10,643

Balance of Matching Units as at December 31, 2006	1,520,000	10,643
Activity during the year ended December 31, 2007:
Purchase of Matching Units from the market	874,000	5,188
Vested units transferred to participants	(319,000)	(2,230)

Balance of Matching Units as at December 31, 2007	2,075,000	13,601
Activity during the year ended December 31, 2008:
Vested units transferred to participants	(453,000)	(2,969)
"In-kind" distributions earned on units held under the Plan	157,152	598

Balance of Matching Units, prior to Conversion	1,779,152	11,230
Units exchanged for Eveready shares (note 2)	(1,779,152)	(11,230)
Shares issued pursuant to the Conversion (note 2)	355,830	11,230

Balance of Matching Shares as at December 31, 2008	355,830	11,230

        On December 31, 2008, 80,600 Matching Shares and 26,344 "in-kind" distributions earned on Matching Units vested and were distributed to Employees in January 2009. Cash dividends/distributions made by Eveready with respect to unvested shares held by the Trust are also paid to the Employee at the end of each fiscal year.

        Employees had the option of financing their unit purchase through a BMO Bank of Montreal unit purchase loan ("BMO Loan"). The BMO Loan is collateralized by the units acquired by the Employee. In addition, the Matching Shares held by the Trust for that Employee are also collateral against the BMO Loan and could be drawn upon by the bank if the Employee defaulted on the debt obligation and the Employee's shares were not sufficient to cover the outstanding BMO Loan balance. At December 31, 2008, 213,514 Matching Shares (2007—1,596,000 Matching Units and 2006—1,030,000 Matching Units) with a fair value of $1,185 (2007—$6,368 and 2006—$6,541) were provided as collateral against Employees' outstanding BMO Bank of Montreal share purchase loans.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

Share Option Plan

        Effective December 31, 2008, Eveready established a Share Option Plan under which options may be granted to directors, officers, employees and consultants of Eveready, in order to provide an opportunity for these individuals to increase their proprietary interest in Eveready's long-term success. The Share Option Plan replaced the Unit Option Plan of the Fund where all terms of the Unit Option Plan will be governed by the Share Option Plan.

        On November 17, 2005, the Fund's Board of Trustees granted 1,255,000 unit options under the Unit Option Plan. The options vested in 2005, were exercisable at $5.00 per unit, and expire on November 17, 2010.

        On April 7, 2008, the Fund's Board of Trustees granted 745,000 unit options to employees and 150,000 unit options to non-employee officers and trustees of the Fund. The unit options granted to employees were exercisable at $3.60 per unit, which equalled the market value of the Fund's units at the grant date. The unit options granted to non-employee officers and trustees were exercisable at $3.96 per unit, or a 10% premium to the market value of the Fund's units at the grant date. These unit options expire on April 7, 2013.

        On May 15, 2008 an additional 25,000 unit options were granted to a new Fund trustee, were exercisable at $4.28 per unit, and expire on May 15, 2013.

        All unit options granted in 2008 vest 20% per year over four years, with the first 20% vesting on the grant date.

        In accordance with the Conversion (note 2), in which each five units were exchanged for one share, participants of the Unit Option Plan were entitled to receive, for the same aggregate consideration, share options for outstanding unit options held as at the Conversion date. The following table summarizes the consolidation by grant date:

	Prior to Conversion		After Conversion
Grant Date	Number of Unit Options outstanding	Exercise price(1)	Number of Share Options outstanding	Exercise price
November 17, 2005	55,000	$5.0000	11,000	$25.000
April 7, 2008	640,000	$3.4410	128,000	$17.205
April 7, 2008	150,000	$3.7851	30,000	$18.926
May 15, 2008	25,000	$4.0910	5,000	$20.455

Note:

(1)
The exercise price of outstanding unit options granted in 2008 reflects an adjustment due to the "in-kind" distribution declared to unitholders of record on June 30, 2008 (note 19).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

        Eveready recorded the following Share Option activity during the years ended December 31, 2008, 2007 and 2006:

	Number of Share (Unit) Options	Weighted average exercise price
		($)
Opening balance unit options outstanding as at January 1, 2006	1,255,000	5.00
Activity during the year ended December 31, 2006:
Unit options exercised	(1,140,000)	5.00
Unit options forfeited or cancelled	(30,000)	5.00

Unit options outstanding and exercisable as at December 31, 2006	85,000	5.00
Activity during the year ended December 31, 2007:
Unit options forfeited or cancelled	(30,000)	5.00

Unit options outstanding and exercisable as at December 31, 2007	55,000	5.00
Activity during the year ended December 31, 2008:
Unit options granted	920,000	3.68
Unit options exercised	(8,000)	3.60
Unit options forfeited or cancelled	(97,000)	3.50

Unit options outstanding, prior to Conversion(1)	870,000	3.62
Unit options exchanged for Eveready share options (note 2)	(870,000)	(3.62)
Share options issued pursuant to the Conversion (note 2)(2)	174,000	18.09

Share options outstanding as at December 31, 2008(2)	174,000	18.09

Share options exercisable as at December 31, 2008(2)	43,600	19.48

Note:

(1)
The weighted average exercise price of outstanding unit options forfeited or cancelled after June 30, 2008 reflect an adjustment due to the "in-kind" distribution declared to unitholders of record on June 30, 2008 (note 19).

(2)
The weighted average exercise price of outstanding share options reflect the Conversion consolidation adjustment, in which each five units were exchanged for one share.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

        The following summarizes the outstanding and exercisable share options, reflective of the Conversion adjustment, at December 31, 2008:

Outstanding			Exercisable
Weighted average exercise price	Number of share options	Weighted average life remaining	Weighted average exercise price	Number of share options
($)		(years)	($)
17.205	128,000	4.25	17.205	25,600
18.926	30,000	4.25	18.926	6,000
20.455	5,000	4.33	20.455	1,000
25.000	11,000	1.92	25.000	11,000

18.088	174,000	4.10	19.483	43,600

        Share options are accounted for in accordance with the fair value based method of accounting. The fair value of share options is measured at the grant date using the Black-Scholes valuation model and is recorded as stock-based compensation expense over the option's vesting period with an offsetting credit to contributed surplus. Upon exercise of share options, the associated amount of contributed surplus is reclassified to shareholders' capital. The consideration paid by employees upon exercise of share options is also credited to shareholders' capital.

        The Black-Scholes valuation model was developed for use in estimating the fair value of traded options that are fully transferable and have no vesting restrictions. In addition, option valuation models require the input of highly subjective assumptions, including expected share price volatility. Eveready's share options have characteristics significantly different from those of freely traded options. Also, changes in subjective input assumptions can materially affect the fair value estimate.

        The following weighted-average assumptions were used to calculate the estimated fair value of unit options granted in 2008:

Risk-free interest rate	3.0%
Expected life	4.5 years
Annualized volatility	38.0%
Distribution yield	Nil %

Weighted average grant date fair value
Unit options granted equal to unit market price	1.304
Unit options granted in excess of unit market price	1.175

Total unit options granted in 2008	1.283

        During the year ended December 31, 2008, stock-based compensation expense of $392 (2007—$nil and 2006—$nil) was recognized pursuant to Eveready's Share Option Plan with an offsetting credit to

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

contributed surplus (note 18). During 2008, $39 was credited to Unitholder's capital (note 16) for unit options exercised.

2008 adjustment to the exercise price of granted unit options

        Pursuant to the terms of the Share Option Plan, the exercise price of share options may be adjusted by the Board of Directors when shares are issued to shareholders by way of a stock dividend/"in-kind" distribution in order to prevent dilution of any outstanding share options. For the "in-kind" distribution declared to unitholders of record on June 30, 2008 (note 19), the Fund's Board of Trustees amended the initial exercise prices for outstanding unit options granted in 2008 as follows:

Grant Date	Initial grant date exercise price	Adjusted exercise price after June 30, 2008 "in-kind" distributions
April 7, 2008	$3.60	$3.4410
April 7, 2008	$3.96	$3.7851
May 15, 2008	$4.28	$4.0910

        The adjusted exercise prices from the June 30, 2008 "in-kind" distribution were used in calculating the revised exercise prices pursuant to the Conversion (note 2).

        The aggregate number of shares reserved for issuance pursuant to the above compensation plans shall not exceed 10% of Eveready's outstanding shares from time to time.

18. Contributed surplus

Years Ended December 31	2008	2007	2006
	$	$	$
Balance, beginning of year	3,688	2,849	627
Stock-based compensation expense (note 17)	3,110	3,069	2,629
Units transferred to participants pursuant to the Employee Unit Plan (note 17)	(2,969)	(2,230)	—
Units cancelled pursuant to normal course issuer bid (note 16)	3,122	—	—
Cancellation of units pursuant to an arrangement agreement	—	—	163
Unit options exercised (note 17)	(10)	—	(570)

Balance, end of year	6,941	3,688	2,849

19. Distributions

        In January 2008, the Fund's Board of Trustees unanimously approved amendments to the Fund's distribution policy to maximize the retention of operating cash flow to re-invest in growth. In the past, the Fund declared cash distributions on a monthly basis to unitholders of record on the last business day of each month. Under the new distribution policy announced in January, the Fund declared quarterly "in-kind" distributions of $0.18 per unit ($0.72 per unit on an annualized basis) to unitholders

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions (Continued)

of record as of the close of business on March 31, 2008 and June 30, 2008. The "in-kind" distributions were issued at a deemed price equal to $3.7242 per unit and $3.8862 per unit for the March 31, 2008 and June 30, 2008 "in-kind" distributions, respectively.

        On September 11, 2008, the Fund's Board of Trustees replaced the quarterly "in-kind" distribution of $0.18 per unit by declaring a quarterly cash distribution of $0.04 per unit for the third quarter of 2008 ($0.16 per unit on an annualized basis). This cash distribution was paid on October 15, 2008 to unitholders of record as of the close of business on September 30, 2008. On December 15, 2008, the Fund's Board of Trustees declared a cash distribution of $0.04 per unit for the fourth quarter of 2008 ($0.16 per unit on an annualized basis). The fourth quarter distribution was paid on January 15, 2009 to unitholders of record as of the close of business on December 29, 2008.

        Future quarterly dividends of Eveready will be reviewed by Eveready's Board of Directors and adjusted from time to time to reflect current business conditions. The ability of Eveready to pay dividends and the actual amount of such dividends will be dependent upon, among other things, the financial performance of Eveready and its subsidiaries, its debt covenants and obligations, its ability to refinance debt obligations on similar terms and at similar interest rates, its working capital requirements, its future tax obligations, and its future capital requirements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions (Continued)

        The following table summarizes Eveready's distributions on units of record during the years ended December 31, 2008, 2007 and 2006:

Record Date	Distribution per unit	Total Distributions	Cash Distributions(1)	"In-kind" Distributions(2)
	$	$	$	$
January 31, 2006	0.04	2,011	1,165	846
February 28, 2006	0.04	2,346	1,494	852
March 31, 2006	0.04	2,352	1,479	873
April 28, 2006	0.05	2,947	1,868	1,079
May 31, 2006	0.05	3,140	1,933	1,207
June 30, 2006	0.05	3,167	1,994	1,173
July 31, 2006	0.05	3,285	2,129	1,156
August 31, 2006	0.05	3,298	2,223	1,075
September 29, 2006	0.05	3,423	2,123	1,300
October 31, 2006	0.06	4,161	2,604	1,557
November 30, 2006	0.06	4,188	2,632	1,556
December 29, 2006	0.06	4,289	2,743	1,546

Total 2006	0.60	38,607	24,387	14,220

January 31, 2007	0.06	4,320	2,828	1,492
February 28, 2007	0.06	4,353	2,785	1,568
March 30, 2007	0.06	4,406	2,841	1,565
April 30, 2007	0.06	4,428	2,868	1,560
May 31, 2007	0.06	4,448	2,746	1,702
June 29, 2007	0.06	4,958	3,197	1,761
July 31, 2007	0.06	4,981	3,434	1,547
August 31, 2007	0.06	5,002	3,527	1,475
September 28, 2007	0.06	5,024	3,527	1,497
October 31, 2007	0.06	5,045	3,340	1,705
November 30, 2007	0.06	5,068	3,422	1,646
December 31, 2007	0.06	5,014	3,361	1,653

Total 2007	0.72	57,047	37,876	19,171

March 31, 2008	0.18	15,351	38	15,313
June 30, 2008	0.18	16,091	37	16,054
September 30, 2008	0.04	3,710	3,710	—
December 29, 2008	0.04	3,551	3,551	—

Total 2008	0.44	38,703	7,336	31,367

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions (Continued)

Accumulated distributions	Distributions	Cash Distributions(1)	"In-kind" Distributions(2)
	$	$	$
Beginning balance, January 1, 2006	12,921	6,364	6,557
Distributions declared in 2006	38,607	24,387	14,220

Balance as at December 31, 2006	51,528	30,751	20,777
Distributions declared in 2007	57,047	37,876	19,171

Balance as at December 31, 2007	108,575	68,627	39,948
Distributions declared in 2008	38,703	7,336	31,367

Balance as at December 31, 2008	147,278	75,963	71,315

Notes:

(1)
The cash distributions component of the "in-kind" distributions declared in the first and second quarters of 2008 consist of fractional unit distributions and non-resident withholding taxes.

(2)
The 2007 and 2006 comparative balances of "in-kind" distributions represents distributions reinvested through Eveready's former Distribution Reinvestment Plan.

Distribution Reinvestment Plan

        During the comparative years ended December 31, 2007 and December 31, 2006, Eveready declared total distributions of $0.72 per unit or $57,047 and $0.60 per unit or $38,607, respectively. Of this amount, $19,171 and $14,220 were reinvested through Eveready's former Distribution Reinvestment Plan ("DRIP") for the respective comparative years ended December 31, 2007 and December 31, 2006. The DRIP was a voluntary program that permitted eligible unitholders to automatically, and without charge, reinvest monthly distributions in additional units. Unitholders who elected to participate saw their periodic cash distributions automatically reinvested in units at a price equal to 95% of the volume-weighted average price of all units traded on the Toronto Stock Exchange on the ten trading days preceding the applicable record date. In conjunction with implementing the new distribution policy in January 2008, Eveready cancelled its Distribution Reinvestment Plan ("DRIP").

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

20. (Loss) earnings per share

Years Ended December 31	2008	2007	2006
	$	$	$
Net (loss) earnings (numerator for basic and diluted earnings per share)	(63,437)	13,626	29,901

Basic weighted average number of shares(1)	18,275,902	16,958,016	13,730,836
Dilutive effect of outstanding share options	—	—	42,561
Dilutive effect of unvested shares held by the Employee Unit Plan Trust(1)	—	—	41,229
Dilutive effect of contingently issuable shares(1)	—	—	52,436

Diluted weighted average number of shares(1)	18,275,902	16,958,016	13,867,062

(Loss) earnings per share—basic(1)	(3.47)	0.80	2.18
(Loss) earnings per share—diluted(1)	(3.47)	0.80	2.16

Note:

(1)
Comparative share and per share amounts for the years ended December 31, 2007 and December 31, 2006 were restated to reflect the dilutive effect of "in-kind" distributions declared in the first and second quarters of 2008 and the Conversion consolidation adjustment in which each five units were exchanged for one share.

        Units issued pursuant to Eveready's "in-kind" distributions declared in the first and second quarters of 2008 (note 19) were deemed to be outstanding at the beginning of each period presented for purposes of calculating basic per share amounts. Similarly as a result of the Conversion (note 2), the consolidation of each five units into one share was deemed to be outstanding at the beginning of each period presented for purposes of calculating basic per share amounts. Unvested shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts. Prior to the Conversion (note 2), basic per share amounts were calculated on the basis that all outstanding Rollover LP units were converted into Fund units.

        The outstanding share options, unvested shares held by the Employee Unit Plan Trust, and convertible debentures did not have a dilutive effect on (loss) earnings per share for the years ended December 31, 2008 and December 31, 2007.

        For the year ended December 31, 2006, diluted per share amounts include the dilutive effect of outstanding share options, unvested shares held by the Employee Unit Plan Trust, and shares that were issued as contingent consideration in connection with a 2005 business acquisition. The outstanding convertible debenture did not have a dilutive effect on earnings per shares for the December 31, 2006 comparative year.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

21. Supplemental expense information

Amortization expense

Years Ended December 31	2008	2007	2006
	$	$	$
Amortization of property, plant and equipment	38,896	32,426	22,061
Amortization of assets under capital lease	2,326	850	—
Amortization of intangible assets	9,044	8,511	4,290
Accretion on asset retirement obligations (note 14)	158	97	102

	50,424	41,884	26,453

Interest expense

Years Ended December 31	2008	2007	2006
	$	$	$
Interest—long-term debt	14,341	12,756	3,778
Interest—obligations under capital lease	1,286	841	—
Interest—convertible debentures	5,388	5,161	2,613
Interest—other	145	119	1,271

	21,160	18,877	7,662

22. Income taxes

        Prior to the Conversion (note 2), the Fund, a publicly traded income trust, qualified for special income tax treatment that allowed tax deductions for distributions paid to unitholders. However on June 12, 2007, the Government of Canada enacted legislation to impose additional income taxes on publicly traded income trusts and limited partnerships (Specified Investment Flow-Through Entities or "SIFT"), including the Fund, effective January 1, 2011. Prior to June 2007, the Fund estimated the future income tax on certain temporary differences between amounts recorded on its balance sheet for book and income tax purposes at a nil effective income tax rate. Under this new legislation (and updated legislation enacted in June 2008), the Fund estimated the effective income tax rate on the post 2010 reversal of these temporary differences to range from 28.0% to 29.5%. Temporary differences reversing before 2011 still gave rise to $nil future income taxes.

        In prior periods, Eveready planned to maximize the amount of income tax pools that could be carried forward to reduce and defer, as much as possible, its income tax exposure beginning in 2011. To achieve this objective, Eveready intended to maximize the taxable components of all distributions, including its "in-kind" distributions, declared until 2010. Eveready expected this distribution policy to eliminate all of its cash taxes payable and to reverse a substantial portion of its taxable temporary differences associated with its assets and liabilities prior to January 1, 2011. As the new legislation first gave rise to a change in Eveready's future income tax liability within the year ended December 31, 2007, the Fund recognized an additional future income tax liability of $4,667 in 2007 relating to net taxable temporary differences expected to reverse after January 1, 2011.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

22. Income taxes (Continued)

        In September 2008, Eveready replaced its quarterly $0.18 per unit "in-kind" distribution with a quarterly $0.04 per unit cash distribution (note 19). Consequently, the $0.14 per unit decrease in quarterly distribution would have required Eveready to utilize more of its tax pools in 2009 and 2010 to reduce its cash income taxes payable in these fiscal years. Utilizing the tax pools earlier resulted in a substantial portion of Eveready's taxable temporary differences not expected to reverse prior to January 1, 2011. As a result, Eveready incurred an additional future income tax expense of $8,821 in the three months ended September 30, 2008.

        As a result of the Conversion (note 2), Eveready was required to recognize any remaining differences in tax legislation between an income trust and a corporation effective December 31, 2008.

        The following is a reconciliation of income taxes, calculated at the statutory Canadian combined federal and provincial tax rate, to the income tax provision (effective tax rate) included in the consolidated statement of (loss) earnings for each of the years presented:

Years Ended December 31	2008	2007	2006
	$	$	$
(Loss) earnings before income taxes and non-controlling interest	(55,653)	18,618	31,332
Allocation to unitholders	51,555	(23,229)	(30,153)

Loss applicable to Eveready and its incorporated subsidiaries	(4,098)	(4,611)	1,179

Provision for income taxes at statutory tax rate of 29.5% (2007—32.1% and 2006—32.5%)	(1,209)	(1,481)	383
Increase related to:
SIFT future income taxes	6,703	4,667	—
Expenses not deductible for tax and other adjustments	1,346	203	35
Jurisdictional tax rate differences	38	92	—
Changes in tax rates impacting future income tax balances	41	40	—
Change in valuation allowance	45	514	256

Income tax expense at effective tax rate of negative 12.5% (2007—21.7% and 2006—2.2%)	6,964	4,035	674

        Eveready's future income tax liability is comprised of the following components:

As at December 31	2008	2007
	$	$
Carrying value of property, plant and equipment in excess of tax value	8,104	722
Carrying value of intangible assets and goodwill in excess of tax value	3,356	4,830
Loss carry-forwards, net of valuation allowance of $1,048 (2007—$1,003)	(214)	(907)
Other	(1,151)	(100)

Future income tax liability	10,095	4,545

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

22. Income taxes (Continued)

        Eveready's incorporated subsidiaries have loss carry-forwards at December 31, 2008 of approximately $4,946 (2007—$6,204). These loss carry-forwards are available to reduce taxable income in future years and expire in years ranging from 2013 to 2027, depending on the year and in what jurisdiction they were incurred.

        Income tax provisions, including current and future income tax assets and liabilities, require estimates and interpretations of federal and provincial income tax rules and regulations, and judgments as to their interpretation and application to Eveready's specific situation. The amount and timing of reversals of temporary differences will also depend on Eveready's future operating results, acquisitions and dispositions of assets and liabilities. Therefore, it is possible that the ultimate value of Eveready's income tax assets and liabilities could change in the future and that changes to these amounts could have a material effect on these consolidated financial statements.

Trust reorganization adjustments

        During the comparative year ended December 31, 2006, Eveready's future income tax liability was reduced by $787 with an offsetting increase to retained earnings. This adjustment resulted from a trust reorganization effective July 1, 2006 to transfer the assets and businesses of several incorporated subsidiaries of Eveready into the flow-through income trust structure. As a result, the previously recognized temporary differences in these incorporated subsidiaries were eliminated on a prospective basis.

23. Supplemental cash flow information

a)
Changes in non-cash operating working capital:

Years Ended December 31	2008	2007	2006
	$	$	$
Accounts receivable	(31,175)	(11,165)	(7,110)
Inventory	1,726	(1,913)	(4,550)
Properties held for sale	—	1,977	(2,963)
Prepaid expenses and deposits	(502)	317	2,178
Accounts payable and accrued liabilities	1,461	2,792	(102)
Income taxes recoverable/payable	710	(1,318)	(1,769)

	(27,780)	(9,310)	(14,316)

b)
Non-cash investing and financing activities:

•
During the year ended December 31, 2008, "in-kind" distributions of $31,367 owing to unitholders, were settled by issuing units (note 19). For the comparative years ended December 31, 2007 and December 31, 2006, distributions of $19,171 and $14,220, respectively, were settled by issuing units to individuals participating in the Fund's former DRIP (note 19);

•
During the year ended December 31, 2008, Eveready acquired $666 (2007—$154 and 2006—$nil), of equipment through obligations under capital lease (note 12); and

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

23. Supplemental cash flow information (Continued)

  •
  During the comparative years ended December 31, 2007 and 2006, units of $2,500 and units of $66,771, respectively, were issued as partial consideration in conjunction with the completion of business acquisitions (note 6).

c)
Income taxes and interest paid:

Years Ended December 31	2008	2007	2006
	$	$	$
Income taxes paid	725	1,444	2,323
Interest paid	18,051	15,581	6,929
d)
Cash used in business acquisitions, net of cash acquired:

Years Ended December 31	2008	2007	2006
	$	$	$
Cash consideration paid (note 6)	7,400	65,037	77,287
Acquisition costs (note 6)	40	159	962
Less: cash acquired in business acquisitions	—	—	(5,299)

Cash used in business acquisitions, net of cash acquired	7,440	65,196	72,950

24. Segmented reporting

        Eveready operates in three business segments, segregated based on the types of services provided. These segments include: industrial maintenance and production services; lodging services; and exploration services. In total, Eveready provides over 80 different services to its customers. With such a wide range of services, it is impractical to provide a revenue breakdown of each service provided.

        The industrial maintenance and production services segment serves a variety of customers in the energy, resource, and industrial sectors. They include, among other services, catalyst handling, chemical cleaning and decontamination, decoking and pigging, directional boring, disposal well services, fluid hauling, filters and filtration services, flush-by and coil tubing, high and ultra-high pressure water blasting, hot oiling, hydro-excavation, industrial health services, landfill solid waste disposal, mechanical dewatering and dredging, pressure testing, rental, sale, and supply of a wide variety of oilfield equipment, safety training and services, steam cleaning, tank cleaning, waste hauling, and wet and dry vacuuming.

        Eveready's lodging services consists of industrial lodges and drill camp accommodations.

        Eveready's exploration services segment supports exploration programs for oil and gas companies. Services include geospatial data imaging, heli-portable and track drilling, land development, line clearing, and seismic surveying.

        Accounting policies for each of these business segments are the same as those disclosed in notes 3 and 4 to these consolidated financial statements. General and administrative expenses directly related to the three business segments are included as operating expenses for those segments. There are no

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

significant inter-segment revenues. Segment contribution represents earnings before income taxes and non-controlling interest for each of Eveready's business segments prior to unallocated items. Eveready uses segment contribution as a key measure to analyze the financial performance of its business segments.

        In the first quarter of 2009, Eveready revised its business segment composition and related disclosure to include three reportable segments to more appropriately classify the range of services Eveready offers its customers. Previously, Eveready disclosed four reportable segments. The figures in these consolidated financial statements have been reclassified to conform to the new presentation.

        Selected financial information by reportable segment is disclosed as follows:

Year Ended December 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	524,159	63,121	63,348	650,628
Amortization expense	29,658	5,305	6,417	41,380
Segment contribution	43,024	25,070	5,886	73,980
Less unallocated items:
Corporate costs				10,625
Amortization of intangible assets				9,044
Interest expense				21,160
Gain on foreign exchange				(1,539)
Impairment of intangible assets and goodwill (note 9)				90,343

Loss before income taxes and non-controlling interest				(55,653)
Capital expenditures (excluding business acquisitions)	44,795	10,982	9,035	64,812
Impairment of intangible assets (note 8)	2,576	—	90	2,666
Impairment of goodwill (note 9)	77,466	—	10,211	87,677

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

Year Ended December 31, 2007	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	428,226	31,149	59,521	518,896
Amortization expense	25,279	2,894	5,200	33,373
Segment contribution	38,685	11,363	8,276	58,324
Less unallocated items:
Corporate costs				10,674
Amortization of intangible assets				8,511
Interest expense				18,877
Loss on foreign exchange				1,644

Earnings before income taxes and non-controlling interest				18,618
Capital expenditures (excluding business acquisitions)	59,342	7,604	9,998	76,944
Acquisition of goodwill	1,853	23,069	—	24,922

Year Ended December 31, 2006	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	311,370	—	68,323	379,693
Amortization expense	18,021	—	4,142	22,163
Segment contribution	38,253	—	14,082	52,335
Unallocated items:
Corporate costs				9,703
Amortization of intangible assets				4,290
Interest expense				7,662
Gain on foreign exchange				(652)

Earnings before income taxes and non-controlling interest				31,332
Capital expenditures (excluding business acquisitions)	59,662	—	9,161	68,823
Acquisition of goodwill	52,883	—	2,974	55,857

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

        Selected balance sheet information by reportable segment is disclosed as follows:

Year Ended December 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Property, plant and equipment	238,712	60,902	31,217	330,831
Intangible assets	37,165	6,775	2,798	46,738
Goodwill	—	23,069	—	23,069
Total assets	409,246	109,382	57,576	576,204
As at December 31, 2007
Property, plant and equipment	222,229	51,962	29,153	303,344
Intangible assets	45,416	7,093	4,165	56,674
Goodwill	77,466	23,069	10,211	110,746
Total assets	459,962	91,657	66,912	618,531

        Eveready's operations are conducted in the following geographic locations:

Years Ended December 31	2008	2007	2006
	$	$	$
Revenue
Canada	587,142	467,992	350,359
United States and international	63,486	50,904	29,334

	650,628	518,896	379,693

As at December 31	2008	2007
	$	$
Property, plant and equipment, intangible assets, and goodwill
Canada	373,434	434,495
United States and international	27,204	36,269

	400,638	470,764

25. Related party transactions

a)
During the year ended December 31, 2008, Eveready incurred professional fees of $611 (2007—$483 and 2006—$589) from a partnership of which an Eveready officer is a partner;

b)
During the year ended December 31, 2008, Eveready incurred professional fees of $206 (2007—$186 and 2006—$398) from a partnership of which an Eveready director/trustee is a partner;

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

25. Related party transactions (Continued)

c)
Included in general and administrative expenses for the year ended December 31, 2008 are occupancy costs of $2,361 (2007—$1,587 and 2006—$927) paid to companies controlled or influenced by certain officers and/or directors/trustees of Eveready;

d)
During the year ended December 31, 2008, Eveready incurred equipment rental and repair costs of $370 (2007—$134 and 2006—$nil), from companies controlled or influenced by certain officers and/or directors/trustees of Eveready;

e)
During the year ended December 31, 2008, Eveready acquired service equipment of $1,745 (2007—$3,206 and 2006—$3,410) from a company controlled by an Eveready officer (2007 and 2006—companies controlled or influenced by certain officers and/or directors/trustees of Eveready);

f)
During the year ended December 31, 2008, Eveready earned service revenue of $3,042 (2007—$3,650 and 2006—$88) from companies controlled or influenced by certain officers and/or directors/trustees of Eveready; and

g)
During the year ended December 31, 2008, Eveready disposed of property, plant and equipment for proceeds of $233 (2007—$nil and 2006—$nil), to a company influenced by an Eveready director/trustee.

        As at December 31, 2008, outstanding amounts collectible from or owing to related parties included accounts receivable of $2,178 (December 31, 2007—$2,004) and accounts payable and accrued liabilities of $550 (December 31, 2007—$108). Except for item 'g' above, all transactions occurred in the normal course of operations and were measured at their exchange amounts, which were established and agreed to as consideration by the related parties. The proceeds received on disposal of property, plant and equipment were measured at the disposed asset's carrying amount, which also equalled its exchange amount.

26. Capital management

        Eveready's overall capital management objectives are: (i) to finance its operations and growth strategies; and (ii) to limit risk to an acceptable level to maximize shareholder value. To accomplish these objectives, Eveready uses a combination of debt and equity. The mix of each component is reviewed and adjusted appropriately as changes in economic conditions arise. This capital mix is also regularly monitored to ensure all externally imposed capital requirements on Eveready's debt, such as certain financial covenants, are maintained.

        Capital is defined by Eveready to include all funded debt (long-term debt, obligations under capital lease, convertible debentures, and the current portions of long-term debt and obligations under capital lease) and shareholders' equity.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

26. Capital management (Continued)

        The calculations of funded debt and total capital are as follows:

As at December 31	2008	2007
	$	$
Current portion of long-term debt	1,500	1,500
Current portion of obligations under capital lease	4,619	2,880
Long-term debt	213,363	199,836
Obligations under capital lease	18,787	15,292
Convertible debentures	44,132	42,244

Funded debt	282,401	261,752
Shareholders'/unitholders' equity	212,878	284,862

Total capital	495,279	546,614

Debt management

        Under its long-term credit facilities, Eveready must operate in the normal course of business while managing a number of financial covenants on a quarterly basis. These covenants include, but are not limited to, a fixed charge coverage ratio, funded debt to EBITDA ratios, a maximum distribution payout ratio and minimum net worth, each of which are calculated quarterly on a trailing twelve-month basis and adjusted on a pro-forma basis for certain business acquisitions. The definitions of these measures are in accordance with the lending agreement and are calculated based on the lender's interpretation, which may not be equal to individual financial statement figures presented in these consolidated financial statements.

        The following summarizes the financial covenants calculated in accordance with the lending agreement:

	2008			2007
As at December 31	Required		Actual	Required		Actual
Fixed charge coverage ratio		> 1.50	3.07		> 1.50	1.64
Funded senior debt to EBITDA		< 2.50	2.24		< 2.50	2.39
Funded debt to EBITDA		< 3.00	2.66		< 3.00	2.85
Maximum distribution payout ratio		< 80%	12%		< 80%	56%
Minimum net worth	>$	170,636	$233,941	>$	264,632	$327,105

Equity management

        As a result of the Conversion from a publicly traded income trust to a publicly traded corporation (note 2), Eveready no longer is subject to equity limitations of "normal growth" or "undue expansion" to maintain its income trust flow-through status for income tax purpose. Prior to the Conversion, if Eveready were to have violated these requirements, it would have suffered adverse tax consequences earlier than 2011. As a corporation, Eveready has no externally imposed restrictions or limitations on its equity.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

26. Capital management (Continued)

        Eveready's capital management objectives and evaluation measures have remained unchanged over the periods presented. As at December 31, 2008, Eveready was in compliance with all externally imposed capital requirements on its debt.

27. Commitments, contingencies, and guarantees

Commitments

        Eveready has entered into operating leases for office and shop premises, vehicles, and equipment that provide for minimum annual lease payments as follows:

Amount
$
2009	16,775
2010	11,001
2011	5,469
2012	2,430
2013	1,302

36,977

        Included above are lease commitments of $4,043 relating to premises owned by certain Eveready officers and directors. Eveready has also approved its 2009 capital expenditure program of approximately $15,000. These expenditures are expected to be incurred throughout 2009. Eveready is normally not contractually committed to acquire property, plant and equipment until delivery of the asset occurs.

Contingencies

        From time to time Eveready is subject to claims and lawsuits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on Eveready's financial position.

Guarantees

a)
Eveready has provided certain guarantees to financial institutions for financing obtained by contractors to purchase specific service and automotive equipment for use in supplying services to Eveready. As at December 31, 2008, the total balance of all outstanding third party payments guaranteed by Eveready was $1,402. These financings are collateralized by the specific equipment purchased and are due to mature between 2011 and 2012. Eveready would be required to settle these guarantees if a contractor were to default on the obligation and the collateral held by the financial institutions was not sufficient to repay the balances due;

b)
Eveready had outstanding letters of credit at December 31, 2008 of $2,225, drawn under the Revolver (note 11). These letters of credit were issued to comply with certain environmental regulations and other contractual agreements. Eveready could be required to settle these letters of

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

27. Commitments, contingencies, and guarantees (Continued)

  credit in the future if requirements under the environmental regulations and contractual agreements were not met;

c)
Matching Shares held within Eveready's Employee Unit Plan Trust (note 17) are provided as collateral against bank loans owing by certain Employees that were issued in connection with their participation in the Plan. These shares could be drawn upon by the bank if the Employee were to default on the debt obligation and the Employee's shares were not sufficient to cover the outstanding loan balance. At December 31, 2008, the Trust held 213,514 Matching Shares of Eveready with a fair value of $1,185 as collateral over such bank loans. Shares held by the Trust are recorded at cost and shown as a reduction of shareholders' equity in the consolidated financial statements until such time as they vest and are transferred to the participant; and

d)
In the normal course of business, Eveready enters into agreements that include indemnities in favour of third parties such as engagement letters with advisors and consultants, and service agreements. Eveready has also agreed to indemnify its directors, officers, and employees in accordance with Eveready's constating documents and bylaws. Certain agreements do not contain any limits on Eveready's liability and therefore it is not possible to estimate Eveready's potential liability under these indemnities. In certain cases, Eveready has recourse against third parties with respect to these indemnities. In addition, Eveready maintains insurance policies that may provide coverage against certain claims under these indemnities.

        Eveready believes it would be able to satisfy all of the guaranteed obligations above without disrupting normal business operations.

28. Financial Instruments

a)
Fair value of financial instruments

        The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities, and distributions payable approximate their fair values given the short-term maturity of these instruments.

        The fair value of financial instruments actively traded in markets is determined by reference to current market value as at the balance sheet date. For financial instruments not traded in an active market, Eveready uses a discounted cash flow valuation technique. In applying the discounted cash flow valuation technique, Eveready estimates a current market interest rate for the same or similar financial instrument. If the credit quality of similar instruments is undeterminable, Eveready will assume no changes in the credit quality have taken place.

        The estimated fair value of Eveready's Debentures at December 31, 2008 was $35,750 compared to its carrying value of $44,132. The fair value of the Debentures was determined by reference to their current market value as at December 31, 2008. As the convertible debentures are other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net loss relating to the difference between the Debentures' fair value and carrying value.

        Due to the recent volatility in the overall North American credit markets, Eveready expects that if it were to refinance its long-term debt at December 31, 2008, it would be subject to a higher credit

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

spread applied to its variable interest rate. As a result, Eveready believes the carrying value of its long-term debt exceeds its fair value. Eveready estimated its fair value of long-term debt, including its current portion, before any unamortized transaction costs, at December 31, 2008 to be $209,931 compared to its aggregate carrying value, before unamortized transaction costs, of $217,782. The fair value of long-term debt was determined by reference to Eveready's best estimate of a current market interest rate of 6.39% as at December 31, 2008 (compared to its actual interest rate of 5.21%). As long-term debt and its respective current portion are both other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net loss reflecting the difference between the fair value and carrying value.

        The actual interest rate available to Eveready if it were to refinance its long-term debt could be substantially different than its estimated rate at December 31, 2008 as it would remain subject to negotiation and acceptance by lenders willing to provide equivalent debt financing on similar terms and conditions as Eveready's current long-term debt facilities.

b)
Credit risk

        By granting credit sales to customers, it is possible these entities, to which Eveready provides services, may experience financial difficulty and be unable to fulfill their obligations. A substantial amount of Eveready's revenue is generated from customers in the oil and gas industry. This results in a concentration of credit risk from customers in this industry. A significant decline in economic conditions within this industry would increase the risk customers could experience financial difficulty and be unable to fulfill their obligations to Eveready. Eveready's exposure to credit risk arising from granting credit sales is limited to the carrying value of accounts receivable. Eveready's revenues are normally invoiced with payment terms of 30 days. However in Eveready's industry, customers typically pay invoices within 30 to 90 days. At December 31, 2008, $93,460 (December 31, 2007—$74,824) of Eveready's gross receivables were over 30 days. The average time to collect Eveready's outstanding accounts receivable was approximately 86 days at December 31, 2008 (December 31, 2007—80 days). Eveready targets an average collection time of 75 days.

        Included in the carrying value of accounts receivable at December 31, 2008 was $9,490 or 6% of total accounts receivable owing from one customer. Approximately $5,500 of this amount has been outstanding for more than 90 days skewing Eveready's average time to collect its outstanding accounts receivable as indicated above. If Eveready were to exclude this one customer balance, the average time to collect its outstanding accounts receivable would be approximately 81 days. Eveready has not established a provision relating to this customer balance as it expects to collect the outstanding balance in the first and second quarters of 2009. Subsequent to year-end, Eveready collected the full balance at December 31, 2008, which had been outstanding for more than 90 days. Eveready continues to do business with this customer and is closely monitoring any outstanding balances to ensure a more timely collection occurs.

        At December 31, 2008, no outstanding customer balance represented more than 10% of total accounts receivable.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

        With uncertainties arising from a decline in overall economic conditions and reduced levels of activity in the oil and gas industry, Eveready's exposure to credit risk from its customers has increased during the fourth quarter of 2008. Eveready mitigates its credit risk by assessing the credit worthiness of its customers on an ongoing basis. Eveready also closely monitors the amount and age of balances outstanding. Eveready establishes a provision for bad debts based on specific customers' credit risk, historical trends, and other economic information. For the year ended December 31, 2008, all customer balances provided as bad debts were specifically identified. Eveready recorded the following activity in its allowance for doubtful accounts during the year ended December 31, 2008:

Year ended December 31	2008
$
Balance, beginning of period	3,691
Provision for bad debts, net of recoveries	1,851
Amounts written off as uncollectible	(680)

Balance, end of period	4,862

        Eveready is also exposed to credit risk associated with its guarantees. Eveready's maximum exposure to such guarantees is discussed further in note 27.

c)
Liquidity risk

        Eveready's exposure to liquidity risk is dependant on the collection of accounts receivable and the ability to raise funds to meet purchase commitments and financial obligations and to sustain operations. Eveready controls its liquidity risk by managing its working capital, cash flows, and by monitoring the availability of its borrowing facilities.

        At December 31, 2008, Eveready's contractual obligations for the next five years (12 month periods ending on December 31st) and thereafter are as follows:

$ in thousands	2009	2010	2011	2012	2013	Thereafter	Total
Long-term debt (note 11)	1,500	24,927	36,641	154,714	—	—	217,782
Obligations under capital lease (including imputed interest) (note 12)	5,834	5,498	5,260	5,042	3,562	1,915	27,111
Convertible debentures (note 13)	—	—	50,000	—	—	—	50,000
Asset retirement obligations (note 14)	584	—	516	—	—	1,903	3,003
Operating leases (note 27)	16,775	11,001	5,469	2,430	1,302	2,950	39,927

Total	24,693	41,426	97,886	162,186	4,864	6,768	337,823

        The table above presents the minimum principal repayments required on the Revolver if it were not renewed (the next renewal date is April 24, 2009) and if Eveready were not able to refinance this credit facility with another lender. The estimated timing and amount of Eveready's asset retirement

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

obligations could change in the future or could be incurred in different periods from those indicated above.

d)
Interest rate risk

        Eveready's cash flow is exposed to changes in interest rates on its long-term debt and obligations under capital lease, which bear interest based on variable rates. The cash flow required to service these liabilities will fluctuate as a result of changes in market interest rates. Based on Eveready's outstanding long-term debt and obligations under capital lease at December 31, 2008, a one percent increase or decrease in market interest rates would impact Eveready's annual interest expense by approximately $2,406. Eveready has not entered into any derivative agreements to mitigate this risk.

        Eveready is also exposed to interest rate price risk on its convertible debentures, which incur fixed interest payments. The discount rate used in determining the fair value of the convertible debentures' future cash flows will fluctuate as a result of changes in market interest rates available to Eveready for the same or similar instrument. As at December 31, 2008 assuming a one percent change in market interest rates, the fair value of the convertible debentures could change by $740.

        Eveready's other financial instruments are not exposed to interest rate risk.

e)
Foreign currency risk

        Eveready is primarily exposed to foreign currency fluctuations in relation to its US and international operations. Therefore, there is risk of earnings fluctuations arising from changes in and the degree of volatility of foreign exchange rates arising on foreign monetary assets and liabilities. Although the majority of Eveready's operations are in Canada, Eveready continues to expand its operations outside Canada, which increases its exposure to foreign currency risk. During the year ended December 31, 2008, Eveready incurred a gain on foreign exchange of $1,539 (2007—loss on foreign exchange of $1,644 and 2006—gain of $652). In 2008 and 2006, Eveready experienced gains on foreign exchange as the value of the US dollar appreciated compared to the Canadian dollar. In 2007, the value of the US dollar depreciated considerably versus the Canadian dollar resulting in losses on foreign exchange.

        Based on Eveready's monetary assets and liabilities held in its US operations at December 31, 2008, a five percent increase or decrease in exchange rates would impact Eveready's annual foreign exchange (gain) loss by approximately $610. Eveready does not currently use derivative financial instruments to reduce its exposure to foreign currency risk.

29. United States Generally Accepted Accounting Principles

        These consolidated financial statements have been prepared in accordance with Canadian GAAP (note 1), which in most respects conform to generally accepted accounting principles in the United States ("US GAAP"). Any differences in accounting principles between Canadian GAAP and US GAAP to Eveready are not material, except as described below. The following adjustments reflect measurement differences only and do not reflect any differences in disclosures existing between Canadian GAAP and US GAAP.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

        These consolidated financial statements are being issued subsequent to the release of the interim consolidated financial statements for the three months ended March 31, 2009. Accordingly, accounting pronouncements under US GAAP adopted in the interim consolidated financial statements for the three months ended March 31, 2009 have been reflected on a retrospective basis in this note to the consolidated financial statements.

Consolidated Balance Sheets

        The application of US GAAP would have the following impact on Eveready's consolidated balance sheets as at December 31, 2008 and 2007:

		2008		2007
As at December 31	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Intangible assets	a	46,738	44,260	56,674	54,334
Goodwill	c	23,069	23,069	110,746	121,648
Convertible debentures	b	44,132	48,736	42,244	48,299
Future income taxes	e	10,095	8,314	4,545	3,680
Non-controlling interest	c	2,760	—	3,004	—
Other long-term liabilities	d) iii	—	—	—	1,893

Temporary equity
Non-controlling interest	c	—	13,662	—	13,906
Unitholders'capital	d) i	—	—	—	311,119
Units held under Employee Unit Plan	d) ii	—	—	—	(7,567)
Employee Unit Plan vested	d) iii	—	—	—	578

		—	13,662	—	318,036

Shareholders'capital	d) iv	352,523	102,298	—	—
Unitholders'capital	d) i	—	—	327,991	—
Shares / units held under Employee Unit Plan	d) iv	(11,230)	(1,975)	(13,601)	—
Equity component of convertible debentures	b	8,030	—	8,030	—
Contributed surplus	d) iv	6,941	764	3,688	—
(Deficit) retained earnings	a, b, c, d, e	(143,386)	96,073	(41,246)	(28,691)

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Net (loss) earnings and comprehensive (loss) income

        The application of US GAAP would have the following impact on Eveready's consolidated statements of (loss) earnings and comprehensive (loss) income for the years ended December 31, 2008 and 2007:

Years Ended December 31	Notes	2008	2007
		$	$
(Loss) earnings before non-controlling interest—as reported under Canadian GAAP		(62,617)	14,583
Adjustments under US GAAP:
Research and development expense	a	(139)	(2,256)
Interest	b	1,450	1,264
Stock-based compensation	d) iii	4,391	2,433
Impairment of intangible assets and goodwill	c	(10,902)	—
Income tax effect related to above adjustments	e	915	835

Net (loss) earnings and comprehensive (loss) income—as reported under US GAAP		(66,902)	16,859
Net earnings attributable to non-controlling interest	c	(820)	(957)

Net (loss) earnings and comprehensive (loss) income attributable to Eveready—as reported under US GAAP		(67,722)	15,902

(Loss) earnings per share—basic and diluted—as reported under Canadian GAAP (note 20)		(3.47)	0.80
(Loss) earnings per share attributable to Eveready—basic and diluted—as reported under US GAAP(1)		(3.63)	0.94

Note:

(1)
The predominant change in calculating basic and dilutive (loss) earnings per share attributable to Eveready shareholders between Canadian GAAP and US GAAP is the starting component of net (loss) earnings attributable to Eveready as noted in the above reconciliation. In addition under US GAAP, Eveready has calculated its (loss) earnings per share using the two-class method related to both its outstanding units and its Matching Units held by the Employee Unit Plan Trust. Under this method, Eveready's (loss) earnings per share, as noted above, related to its outstanding units has been reduced by eight cents (2007—nil cents).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Consolidated Statements of Cash Flows

        The application of US GAAP would have the following impact on Eveready's consolidated statements of cash flows for the years ended December 31, 2008 and 2007:

		2008		2007
Years Ended December 31	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Cash provided by operating activities	a	62,656	62,517	55,819	53,563
Cash used in investing activities	a	(70,318)	(70,179)	(141,767)	(139,511)
Cash provided by financing activities		5,428	5,428	94,040	94,040

        In addition, Canadian GAAP permits a subtotal in the statements of cash flows following the reconciliation of net (loss) earnings and items not affecting cash. This subtotal is not permitted under US GAAP.

Notes to US GAAP reconciliations above

a)
Deferred development costs

        According to CICA Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under US GAAP, pursuant to Statement of Financial Accounting Standards ("SFAS") No.2 Accounting for Research and Development Costs, research and development costs are expensed as they are incurred, unless covered by separate standards.

        Certain of Eveready's technology related assets included in intangible assets are under development and meet the appropriate criteria specified under Section 3064 for deferral. However, such development costs are to be expensed when incurred under US GAAP.

b)
Convertible debentures

        Under CICA Handbook Section 3863 Financial Instruments—Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the contractual arrangement on initial recognition. Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument. US GAAP generally requires convertible debt to be classified as debt on the balance sheet.

        Upon issuance of its Debentures, Eveready allocated the $50,000 face value of the Debentures to liability and equity components, proportionately, based on their respective fair values. Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the Debenture. In addition, Eveready applied financing costs to the carrying value of the Debentures' liability and equity components proportionately, in accordance with Section 3863. The costs applied to the Debentures' liability component are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method. To reconcile to US GAAP, the equity component

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

of the Debentures, including its respective financing costs applied, was reclassified to the liability component. The calculation of interest expense was adjusted to only include the effect of financing costs.

c)
Non-controlling interest

        In accordance with Canadian GAAP, Eveready has assigned no value to put options associated with the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue's (note 15). Under US GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force ("EITF") D-98 Classification and Measurement of Redeemable Securities. Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value. In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted. The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value. The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10,902. In 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

d)
Redeemable Fund units (outstanding until December 31, 2008 when replaced with shares)

i)
The Fund units of Eveready's predecessor were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled. Eveready's predecessor also had exchangeable Fund units ("Rollover LP units") that were designed to be the economic equivalent of Fund units (note 16). Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders' equity. Under US GAAP, the Fund units and Rollover LP units, which are redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet. The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula. Adjustments to the redemption value of these units are charged or credited to (deficit) retained earnings.

ii)
As described in Note 17, Eveready classified its Matching Units held by the Employee Unit Plan Trust ("Trust") as a reduction of unitholders' equity until such time they vest and are transferred to the Employee. Such units held by the Trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP. Under US GAAP, the net units outstanding, being those issued less units held by the Trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to (deficit) retained earnings.

iii)
Compensation expense for the Employee Unit Plan is measured in accordance with Canadian GAAP based on the fair value of the Matching Units on the grant date and recognized as stock-based compensation expense over the vesting period (note 17). Because the Fund units issued upon vesting of the Matching Units were redeemable, under US GAAP compensation expense for the Employee Unit Plan is to be accounted for as a liability based award. The

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

    liability is re-measured, until settlement of the Employee Unit Plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense. The portion of the liability representing the amount of Matching Units vested to Employees is reclassified to temporary equity at the time when the employees are considered, under US GAAP, to assume the risks and rewards of ownership of the units.

    Eveready had a Unit Option Plan, which was replaced by the Share Option Plan pursuant to the Conversion (note 2), under which unit options were granted to directors, officers, employees and consultants of Eveready (note 17). Because Fund units issued upon settlement of unit options were redeemable, under US GAAP the unit options are to be accounted for as a liability based award. The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

  iv)
  Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008. All outstanding Employee Unit Plan Matching Units held by the Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share. Further, participants of the Unit Option Plan were entitled to receive, for the same aggregated consideration, share options for outstanding unit options held at the Conversion date (note 17). In accordance with US GAAP, shareholders' capital associated with Eveready's shares is shown within shareholders' equity and Matching Shares held by the Trust is shown as a reduction of shareholders' equity. Shareholders' capital and Matching Shares held by the Trust are measured at their respective temporary equity carrying values immediately prior to the Conversion. The liability based awards associated with the Employee Unit Plan and Share Option Plan are reclassified to contributed surplus and shown within shareholders' equity. Any temporary equity associated with vested Matching Shares of the Employee Unit Plan is reclassified to shareholders' capital.

  v)
  During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in deficit of $230,557, immediately prior to the conversion.

e)
Income tax effect related to US GAAP adjustments

        The income tax adjustment relates to the income tax effect on the preceding US GAAP adjustments.

Recent US GAAP accounting pronouncements issued but not yet adopted

Business Combinations

        In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No.141R), Business Combinations effective for fiscal years beginning after December 15, 2008. The statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any non-controlling interest in the acquiree, and any goodwill acquired. This statement also establishes certain disclosure requirements,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

which will enable users of the acquiring company's financial statements to evaluate the nature and financial effects of its business combinations. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

Non-controlling Interests

        In December 2007, the FASB issued SFAS No.160 Non-Controlling Interests in Consolidated Financial Statements—An Amendment of Accounting Research Bulletin No.51 ("SFAS No.160"). This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent. These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value. The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of (loss) earnings and comprehensive (loss) income. SFAS No.160 also establishes standards for a change in a parent's ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. This statement is effective for fiscal years beginning after December 15, 2008. The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The presentation requirements have been adopted retrospectively in the US GAAP reconciliations above.

Fair Value Measurement

        In February 2008, the FASB issued FASB Staff Position SFAS No.157-2, Effective Date of FASB Statement No.157, which delays the effective date of SFAS No.157 Fair Value Measurements, for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

Intangible Assets

        In April 2008, the FASB issued FASB Staff Position SFAS No.142-3 Determination of the Useful Life of Intangible Assets ("FSP SFAS No.142-3") effective for fiscal years beginning after December 15, 2008. FSP SFAS No.142-3 amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No.142 Goodwill and Other Intangible Assets. The intent of FSP SFAS No.142-3 is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

30. Subsequent events

a)
Normal course issuer bid

        On January 28, 2009, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time, as Eveready considers advisable, its issued and

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

30. Subsequent events (Continued)

outstanding common shares and Debentures. Pursuant to the normal course issuer bid ("the New Bid"), Eveready may purchase for cancellation up to a maximum of 1,352,305 shares and a maximum of 5,000 Debentures (maximum principal amount of $5,000,000), being approximately 10% of Eveready's "public float" of issued and outstanding shares and Debentures, respectively. The New Bid commenced January 29, 2009 and will terminate on January 28, 2010 or such earlier time as the New Bid is completed or terminated at Eveready's option.

b)
Renewal of revolving credit facility

        In April 2009, Eveready renewed the Revolver for an additional 364 day period with the next renewal date being in April 2010 (note 11). As part of the renewal, the total amount available under the Revolver was slightly reduced to $95,000 from $100,000 previously. If the Revolver is not renewed in April 2010, the outstanding credit facility would be then subject to a 12-month interest only phase followed by a 12-month straight-line amortization period. Concurrent with the renewal, the credit spreads applicable to Eveready's credit facilities increased by between 200 and 225 basis points. A stand-by fee calculated at a rate of 0.50% per annum also applies to the unused portion of the Revolver (compared to a rate of 0.25% per annum previously).

c)
Acquisition of Eveready by Clean Harbors, Inc.

        On April 29, 2009, Eveready signed a definitive acquisition agreement (the "Acquisition Agreement") to be acquired by Clean Harbors, Inc. ("Clean Harbors"). The acquisition is subject to the approval of not less than 66 2/3% of the votes cast by Eveready shareholders and is also subject to regulatory and lender approvals. Under the terms of the Acquisition Agreement, Clean Harbors will acquire 100% of Eveready's outstanding common shares through a combination of cash and stock. The acquisition is expected to be completed during the third quarter of 2009.

        The Acquisition Agreement also provides for the sale, subject to regulatory and lender approvals, of certain assets to Clean Harbors for cash proceeds approximating $53,000 in the event that certain conditions to completing the entire transaction are not met.

        If the Acquisition Agreement is terminated under certain circumstances, because of a breach by Eveready of the terms and conditions of the Acquisition Agreement, Eveready could be required to pay an $8,000 termination fee plus reimbursement of certain of Clean Harbors' expenses, not to exceed $5,000.

31. Comparative figures

        Certain of the comparative figures were reclassified from statements previously presented to conform to the current year's presentation.

Eveready Inc.

Consolidated Balance Sheets

(Unaudited)

As at (thousands of Canadian dollars)	June 30 2009	December 31 2008
	$	$
ASSETS
Current
Cash	4,727	5,858
Accounts receivable	106,916	153,389
Inventory	10,796	11,516
Prepaid expenses and deposits	3,146	3,201

	125,585	173,964
Property, plant and equipment	314,238	330,831
Intangible assets	42,487	46,738
Goodwill	28,450	23,069
Other long-term assets	1,576	1,602

	512,336	576,204

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	47,993	60,705
Distributions payable	—	3,671
Income taxes payable	571	691
Current portion of long-term debt (note 5)	1,500	1,500
Current portion of obligations under capital lease (note 6)	4,821	4,619
Current portion of asset retirement obligations	584	584

	55,469	71,770
Long-term debt (note 5)	168,416	213,363
Obligations under capital lease (note 6)	18,427	18,787
Convertible debentures	45,167	44,132
Asset retirement obligations	2,502	2,419
Future income taxes	10,639	10,095
Non-controlling interest (note 7)	705	2,760

	301,325	363,326

Shareholders' Equity
Shareholders' capital (note 8)	352,362	352,523
Shares held under Employee Unit Plan (note 9)	(7,894)	(11,230)
Equity component of convertible debentures	8,030	8,030
Contributed surplus (note 10)	5,617	6,941
Deficit	(147,104)	(143,386)

	211,011	212,878

	512,336	576,204

(see accompanying notes)

Eveready Inc.

Consolidated Statements of (Loss) Earnings and Comprehensive (Loss) Income and Deficit

(Unaudited)

	Six Months Ended
(thousands of Canadian dollars, except per share amounts)	June 30 2009	June 30 2008
	$	$
Revenue	279,149	327,592
Direct costs	204,790	233,267

Gross profit	74,359	94,325

Expenses
General and administrative	35,943	37,254
Amortization (note 12)	27,761	23,749
Interest (note 12)	8,548	11,161
Stock-based compensation (note 9)	1,413	1,689
Loss (gain) on foreign exchange	673	(91)
(Gain) loss on disposal of property, plant and equipment	(194)	165
Loss on redeemable put option (note 7)	2,687	—

	76,831	73,927

(Loss) earnings before income taxes and non-controlling interest	(2,472)	20,398

Income tax expense (recovery)
Current	555	1,228
Future	501	(1,047)

	1,056	181

(Loss) earnings before non-controlling interest	(3,528)	20,217
Earnings attributable to non-controlling interest	190	275

Net (loss) earnings and comprehensive (loss) income	(3,718)	19,942
Deficit, beginning of period	(143,386)	(41,246)
Distributions	—	(31,442)

Deficit, end of period	(147,104)	(52,746)

(Loss) earnings per share—basic (note 11)	(0.21)	1.09
(Loss) earnings per share—diluted (note 11)	(0.21)	1.08

(see accompanying notes)

Eveready Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
(thousands of Canadian dollars)	June 30 2009	June 30 2008
	$	$
Operating activities
Net (loss) earnings	(3,718)	19,942
Items not affecting cash:
Amortization	27,761	23,749
Stock-based compensation	1,413	1,689
(Gain) loss on disposal of property, plant and equipment	(194)	165
Loss on redeemable put option	2,687	—
Amortization of deferred costs	314	577
Accretion of long-term debt	458	314
Accretion of convertible debentures	1,035	915
Future income taxes	501	(1,047)
Foreign exchange on future income taxes	43	27
Earnings attributable to non-controlling interest	190	275

	30,490	46,606
Asset retirement costs incurred	(20)	(127)
Net change in non-cash operating working capital (note 13)	30,834	(15,169)

Cash provided by operating activities	61,304	31,310

Investing activities
Purchase of property, plant and equipment	(7,044)	(40,361)
Purchase of intangible assets	(443)	(798)
Proceeds on disposal of property, plant and equipment	906	2,448
Other long-term assets—net	(288)	(562)
Business acquisitions (note 7)	(4,593)	—

Cash used in investing activities	(11,462)	(39,273)

Financing activities
Proceeds from issuance of long-term debt	25,393	52,891
Repayment of long-term debt	(71,064)	(49,761)
Proceeds from sale-leasebacks (note 6)	2,352	7,997
Repayment of obligations under capital lease	(2,549)	(2,264)
Distribution of non-controlling interest	(1,387)	—
Distributions	(3,671)	(3,475)
Repurchase of shares for cancellation	(47)	(141)
Proceeds from share options exercised	—	29
Collection of employee share purchase loans receivable	—	4

Cash (used in) provided by financing activities	(50,973)	5,280

Net change in cash	(1,131)	(2,683)
Cash, beginning of period	5,858	8,092

Cash, end of period	4,727	5,409

Supplemental cash flow information (note 13)

(see accompanying notes)

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

1. Nature of operations and significant accounting policies

        Eveready Inc. ("Eveready" or the "Company") was incorporated on October 27, 2008 under the laws of the Province of Alberta. The business of Eveready, held in its subsidiaries and limited partnerships, provides industrial maintenance and oilfield production services to the energy, resource, and industrial sectors. Eveready was formed pursuant to the provisions of the Business Corporations Act (Alberta) to participate in a plan of arrangement involving, among others, Eveready's predecessor Eveready Income Fund (the "Fund"), Eveready and the securityholders of the Fund (the "Conversion"). Effective December 31, 2008, the Conversion restructured the Fund from an unincorporated open-ended mutual fund trust to Eveready Inc., a publicly listed corporation (note 2).

        Eveready's operations traditionally follow a seasonal pattern, with revenue and earnings being higher in the quarter ending March 31st and lower in the quarter ending June 30th, compared to the other quarters of the year. Due to this seasonality, interim earnings reported for the six months ended June 30, 2009 may not be reflective of earnings on an annual basis.

        These interim consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("GAAP") and are presented in Canadian dollars rounded to the nearest thousand ($000), except where otherwise indicated. Except as described in note 3 below, these interim consolidated financial statements have been prepared following the same accounting policies and application methods as those disclosed in Eveready's annual consolidated financial statements for the year ended December 31, 2008. Because the disclosures provided in these interim consolidated financial statements do not conform in all respects with GAAP for annual financial statements, these interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2008.

2. Corporate conversion

        As a result of the Conversion completed on December 31, 2008, unitholders of the Fund received one common share ("share") of Eveready for each five units of the Fund. Eveready assumed the assets and liabilities previously held, directly or indirectly, by the Fund. All of the covenants and obligations of the Fund in respect of the outstanding convertible unsecured subordinated debentures (the "Debentures") were also assumed by Eveready.

        The Conversion was accounted for as a continuity of interests of the Fund since there was no change of control and since Eveready continues to operate the business of the Fund. These interim consolidated financial statements reflect Eveready as a corporation subsequent to December 31, 2008 and as Eveready Income Fund prior thereto. All references to "shares" refer collectively to Eveready's shares on and subsequent to December 31, 2008 and to Fund units prior to the Conversion. All references to "shareholders" refer collectively to holders of Eveready's shares on and subsequent to December 31, 2008 and to Fund unitholders prior to the Conversion. References to the "Share Option Plan" should be read as references to the "Unit Option Plan" for all periods prior to December 31, 2008. References to "Matching Shares" or "Shares" under the Employee Unit Plan should be read as references to "Matching Units" or "Units" under the Employee Unit Plan for all periods prior to December 31, 2008. In addition, references to "stock-based compensation" under the Stock Option

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

2. Corporate conversion (Continued)

Plan and Employee Unit Plan should be read as references to "unit-based compensation" under the Unit Option Plan and Employee Unit Plan, respectively, for all periods prior to December 31, 2008.

3. New accounting policy

        Effective January 1, 2009, Eveready adopted the new recommendations of the Canadian Institute of Chartered Accountants ("CICA") under CICA Handbook Section 3064 Goodwill and Intangible Assets. This Section applies to interim and annual financial statements relating to fiscal years beginning on or after October 31, 2008.

        Section 3064 supersedes Sections 3062 Goodwill and Other Intangible Assets and 3450 Research and Development Costs. This new accounting standard provides additional guidance on when expenditures qualify for recognition as intangible assets and requires that costs be deferred only when relating to an item meeting the asset definition. Upon adoption of this section retrospectively, Eveready reclassified $4,755 of certain software and technology assets from property, plant and equipment to intangible assets in both the current and comparative periods. The retrospective adoption of the section had no impact on Eveready's opening equity or net earnings and comprehensive income in any of the periods presented.

4. Recent accounting pronouncements issued but not yet adopted

International Financial Reporting Standards

        In February 2008, the Canadian Accounting Standards Board (AcSB) confirmed that Canadian public enterprises will need to adopt International Financial Reporting Standards (IFRS) in 2011. Eveready would adopt IFRS as the basis for preparing its consolidated financial statements effective January 1, 2011, with the quarter ending March 31, 2011 being the first set of consolidated financial statements prepared under IFRS. Comparative data for the quarter ending March 31, 2010 would also be presented on an IFRS basis, including an opening balance sheet as at January 1, 2010.

CICA Section 1582 Business Combinations

        In January 2009, the CICA, in the pursuit of aligning with IFRS, issued Handbook Section 1582 Business Combinations, which is mostly converged with International Financial Reporting Standard 3, Business Combinations. This section supersedes Section 1581 Business Combinations and establishes principles and requirements for recognizing, measuring and disclosing business combinations under the acquisition method. Section 1582 is to be applied prospectively for all business combinations for which the acquisition date is on or after January 1, 2011, with earlier adoption allowed. There would be no impact to Eveready's accounting for business acquisitions preceding the adoption of this Section.

CICA Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests

        In January 2009, the CICA issued Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests which together supersede Section 1600 Consolidated Financial Statements. Section 1601 establishes standards for preparation of consolidated financial statements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

4. Recent accounting pronouncements issued but not yet adopted (Continued)

Section 1602 establishes standards for accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. Section 1602 is the Canadian equivalent to International Accounting Standards 27 Consolidated and Separate Financial Statements. As a result of adopting Section 1602, Eveready's non-controlling interests would be reclassified in its consolidated balance sheet from long-term liabilities to a separate component of shareholders' equity. Net earnings would be calculated without deducting non-controlling interest but would be allocated on the face of the Consolidated Statement of Earnings between controlling and non-controlling interests.

        These new accounting standards are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011, with earlier adoption allowed.

5. Long-term debt

        Eveready's long-term debt relates to credit facilities of $245,000 with a syndicate of lenders led by the Canadian Imperial Bank of Commerce. The credit facilities consist of a $95,000 revolving, renewable credit facility and a $150,000 term loan. Amounts borrowed under these credit facilities bear interest, at Eveready's option, at bank prime or bankers' acceptance rates, plus a credit spread based on a sliding scale, which is determined by the ratio of funded senior debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA").

        The revolving credit facility ("Revolver") requires payments of interest only and is renewable annually, subject to Eveready's and the lending syndicate's consent. In April 2009, the Revolver was renewed for an additional 364 day period. As part of the renewal, the total amount available under the Revolver was slightly reduced to $95,000 from $100,000. In addition, the stand-by fee calculated on the unused portion of the Revolver increased to a rate of 0.50% per annum from 0.25% per annum previously. If the Revolver were not renewed in April 2010, the outstanding credit facility is subject to a 12-month interest-only phase, followed by a 12-month straight-line amortization period. As a result, the Revolver is classified as long-term debt in these interim consolidated financial statements. The term loan ("Term") continues to require fixed monthly payments of $125 and a balloon payment of $142,500 due May 2012. Eveready may prepay all or part of the term loan at any time, subject to the payment of a breakage fee. Concurrent with the renewal, the credit spreads applicable to Eveready's credit facilities increased by between 200 and 225 basis points.

        The credit facilities are collateralized by substantially all of Eveready's assets, including Eveready's accounts receivable, inventory, and property, plant and equipment. At June 30, 2009, the carrying amount of Eveready's assets was $512,336 and the stated interest rate on the credit facilities was 5.15% (December 31, 2008—5.21%).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

5. Long-term debt (Continued)

        For the six months ended June 30, 2009, total interest expense recognized under Eveready's credit facilities was $5,188 (2008—$7,774). Eveready's long-term debt consists of the following components:

As at	June 30 2009	December 31 2008
	$	$
Revolver	25,675	70,282
Term	146,750	147,500

	172,425	217,782
Less: unamortized transaction costs	(2,509)	(2,919)

	169,916	214,863
Less: current portion of long-term debt	(1,500)	(1,500)

	168,416	213,363

        The credit facilities contain financial covenants, including, but not limited to, a working capital ratio, a fixed charge coverage ratio, funded debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA") ratios, and a minimum net worth, each calculated on a quarterly basis. Eveready was in compliance with all financial covenants under this agreement at June 30, 2009.

        If the Revolver were not renewed (the next renewal date is April 23, 2010) and Eveready were not able to refinance this credit facility with another lender, the required minimum principal repayments on the credit facilities at June 30, 2009 were as follows:

Amount
$
2010	1,500
2011	5,779
2012	165,146
2013	—
2014	—

172,425

        Subsequent to June 30, 2009, Eveready drew an additional $10,000 under its Revolver.

6. Obligations under capital lease

        Obligations under capital lease substantially relate to industrial lodging facilities. These obligations bear interest at prime plus 0.25% per annum and are repayable in monthly blended principal and interest payments of $435. Maturing at dates ranging from August 2012 to September 2015, these obligations may be repaid in full without penalty two years after lease inception. At June 30, 2009, the stated rate of interest was 2.50% (December 31, 2008—3.75%).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

6. Obligations under capital lease (Continued)

        During the six months ended June 30, 2009, Eveready financed truck, trailer and support equipment through sale-leasebacks of $2,352. This new obligation will mature in February 2014 and is collateralized by the respective equipment acquired. All of Eveready's obligations under capital lease are collateralized by equipment with a $28,494 net book value at June 30, 2009 (December 31, 2008—$26,946). For the six months ended June 30, 2009, interest expense related to all obligations under capital lease was $452 (2008—$679).

        Future minimum lease payments required over the next five years and thereafter (12 month periods ending on June 30th) for all obligations under capital lease are as follows:

Amount
$
2010	6,109
2011	5,976
2012	5,822
2013	4,976
2014	2,939
Thereafter	921

Total minimum lease payments	26,743
Less: amounts representing imputed interest at rates ranging from 2.50% to 15.00%	(3,495)

Balance of obligations under capital lease	23,248
Less: current portion of obligations under capital lease	(4,821)

18,427

7. Non-controlling interest

        At June 30, 2009, Eveready's non-controlling interest consists of the 20% non-controlling interests vendors retained in the acquisitions of Bullseye Directional Drilling group of companies ("Bullseye") and Rodrigue's Directional Drilling group of companies ("Rodrigue's") in 2006. In connection with the acquisitions of these subsidiaries, Eveready also entered into a mutual option agreement with the vendors. These agreements provide Eveready a call option to acquire the remaining 20% non-controlling interest and provide the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after August 31, 2009 and November 30, 2009 for the Bullseye, and Rodrigue's vendors, respectively.

        In April 2009, the mutual option agreement associated with the non-controlling interest retained in the original acquisition of Red Deer Directional Boring Ltd. ("RDDB") in 2006, was amended and the related put option exercised. As a result of the amendment, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $9,021. Of the total purchase price, $4,593 was paid in cash during the six months ended June 30, 2009 with the remaining balance to be settled in cash through four equal monthly installments of $1,107. At the time the related put option was exercised, the fair value of the 20% non-controlling interest held was less

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

7. Non-controlling interest (Continued)

than the purchase price pursuant to the put option exercised. As a result, Eveready recognized a loss on redeemable put option of $2,687 for the RDDB, Bullseye and Rodrique's put options. Goodwill of $5,381 associated with the additional interest acquired was also recognized with no further adjustment to carrying value of the assets and liabilities at the date the put option was exercised. The goodwill recognized is preliminary and will remain preliminary until Eveready completes a final evaluation of its purchase price allocation. Of the goodwill acquired, none is deductible for income tax purposes.

        The exercise price for the remaining options not yet exercised is based on a formula designed to estimate the fair value of the non-controlling interest at the time the option is exercised. Using this formula, the calculated value pursuant to the put and call options approximated $4,386 at June 30, 2009, which would be settled at Eveready's discretion, in either cash or by issuing shares. The number of shares to issue will be determined by a deemed price per share, which equals the 10 day weighted average trading price of the shares on the Toronto Stock Exchange on the day immediately preceding the date of notice of exercise of the put or call option. The payment of cash or shares must be settled within 367 days from the date of the notice of exercise of the remaining put or call options.

        Eveready recorded the following activity during the year:

Six Months Ended	June 30 2009
$
Non-controlling interest, beginning of year	2,760
Distributions to non-controlling interest holders	(1,387)
Earnings attributable to non-controlling interest	190
Exercise of RDDB put option	(858)

705

8. Shareholders' capital

Authorized—Unlimited number of voting common shares without nominal or par value Authorized—Unlimited number of preferred shares	Number of shares	Amount
		$
Issued—common shares
Balance as at December 31, 2008	18,355,543	352,523
Activity during the six months ended June 30, 2009:
Shares repurchased and cancelled	(8,388)	(161)

Balance as at June 30, 2009	18,347,155	352,362

Normal course issuer bid

        On January 28, 2009, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time, as Eveready considers advisable, its issued and outstanding common shares and Debentures. Pursuant to the normal course issuer bid ("the Bid"),

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

8. Shareholders' capital (Continued)

Eveready may purchase for cancellation up to a maximum of 1,352,305 shares and a maximum of 5,000 Debentures (maximum principal amount of $5,000,000), being approximately 10% of Eveready's "public float" of issued and outstanding shares and Debentures, respectively. The Bid commenced January 29, 2009 and will terminate on January 28, 2010 or such earlier time as the Bid is completed or terminated at Eveready's option. No shares or Debentures were repurchased under the Bid during the six months ended June 30, 2009.

        During the six months ended June 30, 2009, Eveready repurchased and cancelled 8,388 shares under its previous normal course issuer bid, which commenced January 29, 2008 and terminated on January 28, 2009. The shares were repurchased at an average cost of $5.57 per share for total cash consideration of $47. Shareholders' capital was reduced by the stated value of the shares amounting to $161 with the excess over the total cash consideration being credited to contributed surplus (note 10).

9. Employee Unit Plan and Share Option Plan

Employee Unit Plan

        During the six months ended June 30, 2009, stock-based compensation expense of $1,313 (2008—$1,398) was recognized pursuant to the Employee Unit Plan (the "Plan") with an offsetting credit to contributed surplus (note 10).

        The following table summarizes changes in the number of Matching Shares held under the Plan during the period:

Six Months Ended June 30, 2009	Number of shares	Amount
		$
Balance of Matching Shares, beginning of period	355,830	11,230
Vested Matching Shares transferred to participants	(80,792)	(2,550)
Vested "in-kind" distributions on Matching Shares transferred to participants	(24,911)	(786)

Balance of Matching Shares, end of period	250,127	7,894

        The fair value of the Matching Shares held by the Plan at June 30, 2009 was $2,701. At June 30, 2009, 148,914 Matching Shares with a fair value of $1,608 were provided as collateral against outstanding BMO Bank of Montreal share purchase loans owing by certain Employees. These loans were issued in connection with Employees' participation in the Plan. The collateralized Matching Shares can be drawn upon by the bank if the Employee were to default on the debt obligation and the Employee's shares were not sufficient to cover the outstanding loan balance.

        Subsequent to June 30, 2009, Eveready provided guarantees over outstanding BMO Bank of Montreal share purchase loans owing by certain Employees (note 19).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

9. Employee Unit Plan and Share Option Plan (Continued)

Share Option Plan

        Eveready recorded the following share option activity during the six months ended June 30, 2009:

	Number of share options	Weighted average exercise price
		($)
Opening balance share options outstanding as at January 1, 2009	174,000	18.09
Activity during the six months ended June 30, 2009:
Share options forfeited or cancelled	(8,000)	(19.15)

Share options outstanding as at June 30, 2009	166,000	18.04

Share options exercisable as at June 30, 2009	71,800	18.56

        The following summarizes the outstanding and exercisable share options at June 30, 2009:

Outstanding			Exercisable
Weighted average exercise price ($)	Number of share options	Weighted average life remaining (years)	Weighted average exercise price ($)	Number of share options
17.205	122,000	3.75	17.205	48,800
18.926	30,000	3.75	18.926	12,000
20.455	5,000	3.83	20.455	2,000
25.000	9,000	1.42	25.000	9,000

18.036	166,000	3.63	18.560	71,800

        During the six months ended June 30, 2009, stock-based compensation expense of $100 (2008—$291) was recognized pursuant to Eveready's Share Option Plan with an offsetting credit to contributed surplus (note 10).

        The aggregate number of shares reserved for issuance pursuant to the above compensation plans shall not exceed 10% of the outstanding shares of Eveready from time to time.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

10. Contributed surplus

Six Months Ended	June 30 2009
$
Balance, beginning of period	6,941
Stock-based compensation expense (note 9)	1,413
Matching Shares transferred to participants pursuant to the Employee Unit Plan (note 9)	(2,851)
Shares cancelled pursuant to normal course issuer bid (note 8)	114

Balance, end of period	5,617

11. (Loss) earnings per share

	Six Months Ended
	June 30 2009	June 30 2008(1)
	$	$
Net (loss) earnings (numerator for basic earnings per share)	(3,718)	19,942
Interest—convertible debentures	—	2,665

Numerator for diluted earnings per share	(3,718)	22,607

Basic weighted average number of shares	18,096,642	18,349,594
Dilutive effect of outstanding share options	—	5,527
Dilutive effect of convertible debentures	—	2,547,899

Diluted weighted average number of shares	18,096,642	20,903,020

(Loss) earnings per share—basic	(0.21)	1.09
(Loss) earnings per share—diluted	(0.21)	1.08

Note:
(1)   Comparative share and per share amounts for the six months ended June 30, 2008 were restated to reflect the dilutive effect of the December 31, 2008 Conversion consolidation adjustment, in which each five units were exchanged for one share.

        Units issued pursuant to Eveready's "in-kind" distributions declared in the first and second quarters of 2008 were deemed to be outstanding at the beginning of the comparative period presented for purposes of calculating basic per share amounts. Similarly as a result of the Conversion (note 2), the consolidation of each five units into one share was deemed to be outstanding at the beginning of the comparative period presented for purposes of calculating basic per share amounts. Unvested Matching Shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts.

        For the six months ended June 30, 2009, the convertible debentures and outstanding share options had no dilutive effect on loss per share. For the six months ended June 30, 2008, diluted per share

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

11. (Loss) earnings per share (Continued)

amounts included the dilutive effect of outstanding share options and convertible debentures. The unvested Matching Shares held by the Employee Unit Plan did not have a dilutive effect on (loss) earnings per share during any of the periods presented.

12. Supplemental expense information

a)
Amortization

	Six Months Ended
	June 30 2009	June 30 2008
	$	$
Amortization of property, plant and equipment	21,753	17,938
Amortization of assets under capital lease	1,219	1,171
Amortization of intangible assets	4,686	4,564
Accretion on asset retirement obligations	103	76

	27,761	23,749

b)
Interest

	Six Months Ended
	June 30 2009	June 30 2008
	$	$
Interest—long-term debt	5,188	7,774
Interest—obligations under capital lease	452	679
Interest—convertible debentures	2,784	2,665
Interest—other	124	43

	8,548	11,161

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

13. Supplemental cash flow information

a)
Changes in non-cash operating working capital:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$
Accounts receivable	46,473	(13,831)
Inventory	720	1,038
Prepaid expenses and deposits	103	(205)
Accounts payable and accrued liabilities	(16,342)	(2,760)
Income taxes recoverable / payable	(120)	589

	30,834	(15,169)

b)
Non-cash investing and financing activities:

•
During the six months ended June 30, 2009, Eveready acquired $41 (2008—$633) of equipment through obligations under capital lease (note 6); and

•
During the comparative six months ended June 30, 2008, distributions of $31,442 owing to unitholders, were settled by issuing units.

c)
Income taxes and interest paid:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$
Income taxes paid	677	625
Interest paid	7,663	9,728

14. Segmented reporting

        Eveready operates in three business segments, segregated based on the types of services provided. These segments include: industrial maintenance and production services; lodging services; and exploration services. In total, Eveready provides over 80 different services to its customers. With such a wide range of services, it is impractical to provide a revenue breakdown of each service provided.

        The industrial maintenance and production services segment serves a variety of customers in the energy, resource, and industrial sectors. They include, among other services, catalyst handling, chemical cleaning and decontamination, decoking and pigging, directional boring, disposal well services, fluid hauling, filters and filtration services, flush-by and coil tubing, high and ultra-high pressure water blasting, hot oiling, hydro-excavation, industrial health services, landfill solid waste disposal, mechanical dewatering and dredging, pressure testing, rental, sale, and supply of a wide variety of oilfield

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14. Segmented reporting (Continued)

equipment, safety training and services, steam cleaning, tank cleaning, waste hauling, and wet and dry vacuuming.

        Eveready's lodging services segment consists of industrial lodges and drill camp accommodations.

        Eveready's exploration services segment supports exploration programs for oil and gas companies. Services include geospatial data imaging, heli-portable and track drilling, land development, line clearing, and seismic surveying.

        Accounting policies for each of these business segments are the same as those disclosed in Eveready's annual consolidated financial statements for the year ended December 31, 2008, except as explained in note 3 to these interim consolidated financial statements. General and administrative expenses directly related to the three business segments are included as operating expenses for those segments. There are no significant inter-segment revenues. Segment contribution represents earnings before income taxes and non-controlling interest for each business segment prior to unallocated items. Eveready uses segment contribution as a key measure to analyze the financial performance of its business segments.

        In the first quarter of 2009, Eveready revised its business segment composition and related disclosure to include three reportable segments to more appropriately classify the range of services Eveready offers its customers. Previously, Eveready disclosed four reportable segments. The comparative figures have been reclassified to conform to the new presentation.

        Selected financial information by reportable segment is disclosed as follows:

Six Months Ended June 30, 2009	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	235,853	24,789	18,507	279,149
Amortization	16,099	3,201	3,775	23,075
Loss on redeemable put option	2,687	—	—	2,687
Segment contribution	9,343	7,584	(374)	16,553
Unallocated items:
Corporate costs				5,118
Amortization of intangible assets				4,686
Interest				8,548
Loss on foreign exchange				673

Loss before income taxes and non-controlling interest				(2,472)
Capital expenditures	4,440	1,128	1,517	7,085
Acquisition of goodwill	5,381	—	—	5,381

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14. Segmented reporting (Continued)

Six Months Ended June 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	262,942	34,256	30,394	327,592
Amortization	13,828	2,527	2,830	19,185
Segment contribution	23,696	13,941	3,491	41,128
Unallocated items:
Corporate costs				5,096
Amortization of intangible assets				4,564
Interest				11,161
Gain on foreign exchange				(91)

Earnings before income taxes and non-controlling interest				20,398
Capital expenditures	34,331	3,699	2,964	40,994
        Selected balance sheet information by reportable segment is disclosed as follows:

As at June 30, 2009	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Property, plant and equipment	227,054	58,268	28,916	314,238
Intangible assets	33,826	6,485	2,176	42,487
Goodwill	5,381	23,069	—	28,450
Total assets	373,777	96,246	42,313	512,336
As at December 31, 2008
Property, plant and equipment	238,712	60,902	31,217	330,831
Intangible assets	37,165	6,775	2,798	46,738
Goodwill	—	23,069	—	23,069
Total assets	409,246	109,382	57,576	576,204

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14. Segmented reporting (Continued)

        Eveready's operations are conducted in the following geographic locations:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$
Revenue
Canada	246,916	297,347
United States and international	32,233	30,245

	279,149	327,592

As at	June 30 2009	December 31 2008
	$	$
Property, plant and equipment, intangible assets, and goodwill
Canada	360,299	373,434
United States and international	24,876	27,204

	385,175	400,638

15. Related party transactions

a)
During the six months ended June 30, 2009, Eveready incurred professional fees of $328 (2008—$160) from a partnership of which an Eveready officer is a partner;

b)
During the six months ended June 30, 2009, Eveready incurred professional fees of $102 (2008—$116) from a partnership of which an Eveready director is a partner;

c)
Included in general and administrative expenses for the six months ended June 30, 2009 are occupancy costs of $1,211 (2008—$905) paid to companies controlled or influenced by certain officers and/or directors of Eveready;

d)
During the six months ended June 30, 2009, Eveready incurred equipment rental and repair costs of $97 (2008—$125) from companies controlled or influenced by certain officers and/or directors of Eveready;

e)
During the six months ended June 30, 2009, Eveready earned service revenue of $110 (2008—$1,220) from companies controlled or influenced by certain officers and/or directors of Eveready;

f)
During the comparative six months ended June 30, 2008, Eveready acquired service equipment of $1,745 from a company controlled by an Eveready officer; and

g)
During the comparative six months ended June 30, 2008, Eveready disposed of property, plant and equipment for proceeds of $233 to a company influenced by an Eveready director.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

15. Related party transactions (Continued)

        As at June 30, 2009, outstanding amounts collectible from or owing to related parties included accounts receivable of $52 (December 31, 2008—$2,178) and accounts payable and accrued liabilities of $321 (December 31, 2008—$550). Except for item 'g' above, all transactions occurred in the normal course of operations and were measured at their exchange amounts, which were established and agreed to as consideration by the related parties. The proceeds received on disposal of property, plant and equipment were measured at the disposed asset's carrying amount, which also equalled its exchange amount.

16. Capital management

        Eveready's overall capital management objectives are: (i) to finance its operations and growth strategies; and (ii) to limit risk to an acceptable level to maximize shareholder value. To accomplish these objectives, Eveready uses a combination of debt and equity. The mix of each component is reviewed and adjusted appropriately as changes in economic conditions arise. This capital mix is also regularly monitored to ensure all externally imposed capital requirements on Eveready's debt, such as certain financial covenants, are maintained.

        Capital is defined by Eveready to include all funded debt (long-term debt, obligations under capital lease, convertible debentures, and the current portions of long-term debt and obligations under capital lease) and shareholders' equity.

        The calculations of funded debt and total capital are as follows:

As at	June 30 2009	December 31 2008
	$	$
Current portion of long-term debt	1,500	1,500
Current portion of obligations under capital lease	4,821	4,619
Long-term debt	168,416	213,363
Obligations under capital lease	18,427	18,787
Convertible debentures	45,167	44,132

Funded debt	238,331	282,401
Shareholders' equity	211,011	212,878

Total capital	449,342	495,279

        Under its long-term credit facilities, Eveready must operate in the normal course of business while managing a number of financial covenants on a quarterly basis. These covenants include, but are not limited to, a fixed charge coverage ratio, funded debt to EBITDA ratios, and a minimum net worth, each of which are calculated on a trailing twelve-month basis and adjusted on a pro-forma basis for certain business acquisitions. The definition of these measures are in accordance with the lending agreement and are calculated based on the lender's interpretation, which may not be equal to individual financial statement figures presented in these interim consolidated financial statements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

16. Capital management (Continued)

        The following summarizes the financial covenants calculated in accordance with the lending agreement:

	June 30, 2009			December 31, 2008
As at	Required		Actual	Required		Actual
Fixed charge coverage ratio		> 1.50	2.68		> 1.50	3.07
Funded senior debt to EBITDA		< 2.50	2.19		< 2.50	2.24
Funded debt to EBITDA		< 3.00	2.70		< 3.00	2.66
Minimum net worth	>$	176,861	$227,728	>$	170,636	$233,941

        Eveready's capital management objectives and evaluation measures have remained unchanged over the periods presented. Eveready has no externally imposed restrictions or limitations on its equity for any of the periods presented. As at June 30, 2009, Eveready was in compliance with all externally imposed capital requirements on its debt.

17. Financial instruments

a)
Fair value

        The carrying amounts of cash, accounts receivable, and accounts payable and accrued liabilities approximate their fair values given the short-term maturity of these instruments. The carrying values of the current and long-term portions of debt approximate fair value because the applicable interest rates on these liabilities are based on variable prevailing market rates.

        The fair value of financial instruments actively traded in markets is determined by reference to current market value as at the balance sheet date. For financial instruments not traded in an active market, Eveready uses a discounted cash flow valuation technique. In applying the discounted cash flow valuation technique, Eveready estimates a current market interest rate for the same or similar financial instrument. If the credit quality of similar instruments is undeterminable, Eveready will assume no changes in the credit quality have taken place.

        The estimated fair value of Eveready's Debentures at June 30, 2009 was $49,500 compared to its carrying value of $45,167 (December 31, 2008—fair value of $35,750 compared to carrying value $44,132). The fair value of the Debentures was determined by reference to their current market value as at June 30, 2009. As the convertible debentures are other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net (loss) earnings relating to the difference between the Debentures' fair value and carrying value.

b)
Credit risk

        By granting credit sales to customers, it is possible these entities, to which Eveready provides services, may experience financial difficulty and be unable to fulfill their obligations. A substantial amount of Eveready's revenue is generated from customers in the oil and gas industry. This results in a concentration of credit risk from customers in this industry. A significant decline in economic conditions within this industry would increase the risk customers could experience financial difficulty

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17. Financial instruments (Continued)

and be unable to fulfill their obligations to Eveready. Eveready's exposure to credit risk arising from granting credit sales is limited to the carrying value of accounts receivable. Eveready's revenues are normally invoiced with payment terms of 30 days. However in Eveready's industry, customers typically pay invoices within 30 to 90 days. At June 30, 2009, $51,671 (December 31, 2008—$93,460) of Eveready's gross receivables were over 30 days. The average time to collect Eveready's outstanding accounts receivable was approximately 83 days at June 30, 2009 (December 31, 2008—86 days).

        Included in the carrying value of accounts receivable at June 30, 2009 was $5,569 or 5% of total accounts receivable owing from one customer. Approximately $5,200 of this amount has been outstanding for more than 90 days skewing Eveready's average time to collect its outstanding accounts receivable as indicated above. Eveready expects to collect the outstanding balance in the second half of 2009.

        At June 30, 2009, no outstanding customer balance represented more than 10% of total accounts receivable.

        With uncertainties arising from a decline in overall economic conditions and reduced levels of activity in the oil and gas industry, Eveready's exposure to credit risk from its customers has increased during the first six months of 2009. Eveready mitigates its credit risk by assessing the credit worthiness of its customers on an ongoing basis. Eveready also closely monitors the amount and age of balances outstanding. Eveready establishes a provision for bad debts based on specific customers' credit risk, historical trends, and other economic information. For the six months ended June 30, 2009, all customer balances provided as bad debts were specifically identified. Eveready recorded the following activity in its allowance for doubtful accounts during the six months ended June 30, 2009:

Six Months Ended	June 30 2009
$
Balance, beginning of period	4,862
Provision for bad debts, net of recoveries	1,533
Amounts written off as uncollectible	(1,343)

Balance, end of period	5,052

        Eveready is also exposed to credit risk associated with its guarantees. Eveready's maximum exposure to such guarantees is the same as disclosed in Eveready's annual consolidated financial statement for the year ended December 31, 2008 except for a $242 reduction in third party financings guaranteed by Eveready.

c)
Liquidity risk

        Eveready's exposure to liquidity risk is dependant on the collection of accounts receivable and the ability to raise funds to meet purchase commitments and financial obligations and to sustain operations. Eveready controls its liquidity risk by managing its working capital, cash flows, and by monitoring the availability of its borrowing facilities.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17. Financial instruments (Continued)

        At June 30, 2009, Eveready's contractual obligations for the next five years (12 month periods ending on June 30th) and thereafter are as follows:

$ in thousands	2010	2011	2012	2013	2014	Thereafter	Total
Long-term debt (note 5)	1,500	5,779	165,146	—	—	—	172,425
Obligations under capital lease (including imputed interest)(note 6)	6,109	5,976	5,822	4,976	2,939	921	26,743
Convertible debentures (note 19)	—	50,000	—	—	—	—	50,000
Asset retirement obligations	584	—	533	—	—	1,969	3,086
Operating leases	15,515	9,315	4,319	2,301	1,329	2,633	35,412

Total	23,708	71,070	175,820	7,277	4,268	5,523	287,666

        The table above presents the minimum principal repayments required on the Revolver if it were not renewed (the next renewal date is April 23, 2010) and Eveready were not able to refinance this credit facility with another lender. In addition to the contractual obligations above, Eveready is also subject to commitments under certain mutual option agreements (note 7).

        The estimated timing and amount of Eveready's asset retirement obligations could change in the future or could be incurred in different periods from those indicated above. The Debentures' repayment noted above is based on the principal amount of $50,000 and the respective maturity date of June 30, 2011. Upon the occurrence of a change of control over Eveready, each Debentureholder may require Eveready to repurchase, within 30 days following the notice of the change of control, the whole or any part of such holder's Debentures at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of change of control. As such, the estimated timing and amount of the Debentures' repayment could change in the future if a change of control were to occur (note 19).

d)
Interest rate risk

        Eveready's cash flow is exposed to changes in interest rates on its long-term debt and obligations under capital lease, which bear interest based on variable rates. The cash flow required to service these financial liabilities will fluctuate as a result of changes in market interest rates. Based on Eveready's outstanding long-term debt and obligations under capital lease at June 30, 2009, a 100 basis point increase or decrease in market interest rates would impact Eveready's annual interest expense by approximately $1,930. Eveready has not entered into any derivative agreements to mitigate this risk.

        Eveready is also exposed to interest rate price risk on its convertible debentures, which incur fixed interest payments. The discount rate used in determining the fair value of the convertible debentures' future cash flows will fluctuate as a result of changes in market interest rates available to Eveready for the same or similar instrument. As at June 30, 2009 assuming a 100 basis point change in market interest rates, the fair value of the convertible debentures could change by $907.

        Eveready's other financial instruments are not exposed to interest rate risk.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17. Financial instruments (Continued)

e)
Foreign currency risk

        Eveready is primarily exposed to foreign currency fluctuations in relation to its US and international operations. Therefore, there is risk of earnings fluctuations arising from changes in and the degree of volatility of foreign exchange rates arising on foreign monetary assets and liabilities. Although the majority of Eveready's operations are in Canada, Eveready continues to expand its operations outside Canada, which increases its exposure to foreign currency risk. During the six months ended June 30, 2009, Eveready incurred a loss on foreign exchange of $673 (2008—gain on foreign exchange of $91). Based on Eveready's monetary assets and liabilities held in its US operations at June 30, 2009, a five percent increase or decrease in exchange rates would impact Eveready's annual foreign exchange loss (gain) by approximately $625. Eveready does not currently use derivative financial instruments to reduce its exposure to foreign currency risk.

18. United States Generally Accepted Accounting Principles

        These interim consolidated financial statements have been prepared in accordance with Canadian GAAP (note 1), which in most respects conform to generally accepted accounting principles in the United States ("US GAAP"). Any differences in accounting principles between Canadian GAAP and US GAAP to Eveready are not material, except as described below. The following adjustments reflect measurement differences only and do not reflect any differences in disclosures existing between Canadian GAAP and US GAAP.

Consolidated Balance Sheets

        The application of US GAAP would have the following impact on Eveready's consolidated balance sheets as at June 30, 2009 and December 31, 2008:

		June 30, 2009		December 31, 2008
As at	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Intangible assets	a	42,487	39,899	46,738	44,260
Goodwill	c	28,450	23,069	23,069	23,069
Convertible debentures	b	45,167	48,969	44,132	48,736
Future income taxes	e	10,639	8,975	10,095	8,314
Non-controlling interest	c	705	—	2,760	—

Temporary equity
Non-controlling interest	c	—	4,578	—	13,662

Shareholders' capital	d) iv	352,362	102,251	352,523	102,298
Shares held under Employee Unit Plan	d) iv	(7,894)	(1,388)	(11,230)	(1,975)
Equity component of convertible debentures	b	8,030	—	8,030	—
Contributed surplus	d) iv	5,617	386	6,941	764
(Deficit) retained earnings	a, b, c, d, e	(147,104)	95,781	(143,386)	96,073

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

Net (loss) earnings and comprehensive (loss) income

        The application of US GAAP would have the following impact on Eveready's interim consolidated statements of earnings and comprehensive income for the six months ended June 30, 2009 and 2008:

		Six Months Ended
	Notes	June 30 2009	June 30 2008
		$	$
(Loss) earnings before non-controlling interest—as reported under Canadian GAAP		(3,528)	20,217
Adjustments under US GAAP:
Research and development expense	a	(110)	(103)
Interest	b	802	700
Stock-based compensation	d) iii	1,204	1,178
Loss on redeemable put option	c	2,687	—
Income tax effect related to above adjustments	e	(117)	38

Net earnings and comprehensive (loss) income—as reported under US GAAP		938	22,030
Net earnings attributable to non-controlling interest	c	190	275

Net earnings and comprehensive (loss) income attributable to Eveready—as reported under US GAAP		748	21,755

(Loss) earnings per share—basic—as reported under Canadian GAAP (note 11)		(0.21)	1.09
(Loss) earnings per share—diluted—as reported under Canadian GAAP (note 11)		(0.21)	1.08

Earnings per share attributable to Eveready—basic—as reported under US GAAP(1)		0.04	1.17
Earnings per share attributable to Eveready—diluted—as reported under US GAAP(1)		0.04	1.12

Note:	(1)	The predominant change in calculating basic earnings per share attributable to Eveready shareholders between Canadian GAAP and US GAAP is the starting component of net earnings attributable to Eveready as noted in the above reconciliation. In addition under US GAAP, Eveready has calculated its earnings per share using the two-class method related to both its outstanding shares and its Matching Shares held by the Employee Unit Plan Trust. Under this method, Eveready's earnings per share, as noted above, related to its outstanding shares has been reduced by nil cents for the six months ended June 30, 2009 (June 30, 2008—two cents). In the comparative six months ended June 30, 2008, diluted earnings per share was also adjusted for the dilutive effect of the convertible debentures and unvested Matching Units held by the Employee Unit Plan Trust.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

Consolidated Statements of Cash Flows

        The application of US GAAP would have the following impact on Eveready's interim consolidated statements of cash flows for the six months ended June 30, 2009:

		Six Months Ended June 30, 2009
	Notes	Canadian GAAP (As reported)	US GAAP
		$	$
Cash provided by operating activities	a	61,304	61,194
Cash used in investing activities	a	(11,462)	(11,352)
Cash used in by financing activities		(50,973)	(50,973)

        The application of US GAAP would have the following impact on Eveready's interim consolidated statements of cash flows for the comparative six months ended June 30, 2008:

		Six Months Ended June 30, 2008
	Notes	Canadian GAAP (As reported)	US GAAP
		$	$
Cash provided by operating activities	a	31,310	31,207
Cash used in investing activities	a	(39,273)	(39,170)
Cash provided by financing activities		5,280	5,280

        In addition, Canadian GAAP permits a subtotal in the statements of cash flows following the reconciliation of net (loss) earnings and items not affecting cash. This subtotal is not permitted under US GAAP.

Notes to US GAAP reconciliations above

a)
Deferred development costs

        According to CICA Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under US GAAP, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 2 Accounting for Research and Development Cost, research and development costs are expensed as they are incurred, unless covered by separate standards.

        Certain of Eveready's technology related assets included in intangible assets are under development and meet the appropriate criteria specified under Section 3064 for deferral. However, such development costs are to be expensed when incurred under US GAAP.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

b)
Convertible debentures

        Under CICA Handbook Section 3863 Financial Instruments—Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the contractual arrangement on initial recognition. Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument. US GAAP generally requires convertible debt to be classified as debt on the balance sheet.Upon issuance of its Debentures, Eveready allocated the $50,000 face value of the Debentures to liability and equity components, proportionately, based on their respective fair values. Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the Debenture. In addition, Eveready applied financing costs to the carrying value of the Debentures' liability and equity components proportionately, in accordance with Section 3863. The costs applied to the Debentures' liability component are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method. To reconcile to US GAAP, the equity component of the Debentures, including its respective financing costs applied, was reclassified to the liability component. The calculation of interest expense was adjusted to only include the effect of financing costs.

c)
Non-controlling interest

        In accordance with Canadian GAAP, Eveready only assigns a value to its put options associated with the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue's when they have an intrinsic value (note 7). During the six months ended June 30, 2009, the deemed fair value of the 20% non-controlling interests held was less than the price of the respective put options. As a result, Eveready recognized a loss on redeemable put option of $2,687. Under US GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force ("EITF") D-98 Classification and Measurement of Redeemable Securities. Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value. In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted. The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value. The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10,902. In December, 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

        During the six months ended June 30, 2009, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $9,021 (note 7). Under Canadian GAAP, Eveready accounted for this acquisition using the purchase method and recognized goodwill of $5,381. Under US GAAP, Eveready is to account for this acquisition as an equity transaction and as a result recognized a charge to deficit of $1,039 with no impact to goodwill.

d)
Redeemable Fund units (outstanding until December 31, 2008 when replaced with shares)

i)
The Fund units of Eveready's predecessor were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled. Eveready's

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

    predecessor also had exchangeable Fund units ("Rollover LP units") that were designed to be the economic equivalent of Fund units. Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders' equity. Under US GAAP, the Fund units and Rollover LP units, which are redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet. The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula. Adjustments to the redemption value of these units are charged or credited to (deficit) retained earnings.

  ii)
  Eveready classified its Matching Units held by the Employee Unit Plan Trust ("Trust") as a reduction of unitholders' equity until such time they vest and are transferred to the Employee. Such units held by the Trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP. Under US GAAP, the net units outstanding, being those issued less units held by the Trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to (deficit) retained earnings.

  iii)
  Compensation expense for the Employee Unit Plan is measured in accordance with Canadian GAAP based on the fair value of the Matching Units on the grant date and recognized as stock-based compensation expense over the vesting period. Because the Fund units issued upon vesting of the Matching Units were redeemable, under US GAAP compensation expense for the Employee Unit Plan is to be accounted for as a liability based award. The liability is re-measured, until settlement of the Employee Unit Plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense. The portion of the liability representing the amount of Matching Units vested to Employees is reclassified to temporary equity at the time when the employees are considered, under US GAAP, to assume the risks and rewards of ownership of the units.

    Eveready had a Unit Option Plan, which was replaced by the Share Option Plan pursuant to the Conversion (note 2), under which unit options were granted to directors, officers, employees and consultants of Eveready (note 9). Because Fund units issued upon settlement of unit options were redeemable, under US GAAP the unit options are to be accounted for as a liability based award. The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

  iv)
  Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008. All outstanding Employee Unit Plan Matching Units held by the Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share. Further, participants of the Unit Option Plan were entitled to receive, for the same aggregated consideration, share options for outstanding unit options held at the Conversion date. In accordance with US GAAP, shareholders' capital associated with Eveready's shares is shown within shareholders' equity and Matching Shares held by the Trust is shown as a reduction of shareholders' equity.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

    Shareholders' capital and Matching Shares held by the Trust are measured at their respective temporary equity carrying values immediately prior to the Conversion. The liability based awards associated with the Employee Unit Plan and Share Option Plan are reclassified to contributed surplus and shown within shareholders' equity. Any temporary equity associated with vested Matching Shares of the Employee Unit Plan is reclassified to shareholders' capital.

  v)
  During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in deficit of $230,557, immediately prior to the conversion.

e)
Income tax effect related to US GAAP adjustments

        The income tax adjustment relates to the income tax effect on the preceding US GAAP adjustments.

New US GAAP accounting pronouncements adopted

Business Combinations

        Effective January 1, 2009, Eveready applied the new recommendations of the Financial Accounting Standards Board ("FASB") SFAS No. 141(R), Business Combinations. The statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any non-controlling interest in the acquiree, and any goodwill acquired. This statement also establishes certain disclosure requirements, which will enable users of the acquiring company's financial statements to evaluate the nature and financial effects of its business combinations. The application of this standard has no net effect on the US GAAP reconciliations above.

Non-controlling Interests

        Effective January 1, 2009, Eveready applied the new recommendations of SFAS No. 160 Non-Controlling Interests in Consolidated Financial Statements—An Amendment of Accounting Research Bulletin No. 51 ("SFAS No. 160"). This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent. These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value. The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of earnings and comprehensive income. SFAS No. 160 also establishes standards for a change in a parent's ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The presentation requirements have been adopted retrospectively in the US GAAP reconciliations above. Eveready also applied the guidance for a change in a parent's ownership interest during the six months ended June 30, 2009.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18. United States Generally Accepted Accounting Principles (Continued)

Fair Value Measurement

        Effective January 1, 2009, Eveready applied the new recommendations of FASB Staff Position SFAS No. 157-2, Effective Date of FASB Statement No. 157 ("FSP SFAS No. 157-2"). FSP SFAS No. 157-2 delays the effective date of SFAS No. 157, Fair Value Measurements, for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis. This standard had no impact on the US GAAP reconciliations above.

        During the six months ended June 30, 2009, Eveready also applied the new recommendations of FASB Staff Position SFAS No. 107-1 and Accounting Principles Board ("APB") 28-1 ("FSP SFAS No. 107-1"). FSP SFAS No. 107-1 expands the fair value disclosure required for all financial instruments for interim disclosures. This standard had no impact on the US GAAP reconciliations above.

Intangible Assets

        Effective January 1, 2009, Eveready applied the new recommendations of FASB Staff Position SFAS No. 142-3 Determination of the Useful Life of Intangible Assets ("FSP SFAS No. 142-3"). FSP SFAS No. 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142 Goodwill and Other Intangible Assets. The intent of FSP SFAS No. 142-3 is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. This standard had no impact on the US GAAP reconciliations above.

Subsequent Events

        In May 2009, the FASB issued Staff Position SFAS No. 165 Subsequent Events ("FSP SFAS 165"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before issuance of financial statements. Eveready applied the new recommendations of SFAS 165 during the three months ended June 30, 2009. This standard had no impact on the US GAAP reconciliations above.

Accounting Standards Codification

        In June 2009, the FASB approved its Accounting Standards Codification ("Codification") effective for interim or annual financial periods ending after September 15, 2009. The Codification changes the referencing of all prior financial standards and will be the single source of authoritative United States accounting and reporting standards. The Codification is not intended to change or alter existing US GAAP and thus will not have any impact to Eveready's US GAAP reconciliations above.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

19. Subsequent events

a)
Acquisition of Eveready by Clean Harbors, Inc.

        Effective July 31, 2009 Eveready completed a plan of arrangement (the "Plan of Arrangement") with Clean Harbors, Inc. ("Clean Harbors") whereby a wholly owned subsidiary of Clean Harbors acquired 100% of Eveready's outstanding common shares through a combination of cash and stock. Following completion of that acquisition, Eveready was amalgamated with the wholly-owned subsidiary of Clean Harbors.

        Pursuant to the Plan of Arrangement, holders of common shares of Eveready received in respect of each Eveready common share held (i) CAD $3.30 in cash; and (ii) 0.1304 of a share of Clean Harbors common stock. All of Eveready's outstanding 7.00% convertible, unsecured subordinated debentures (the "Debentures") were repurchased for $1,010 for each $1,000 aggregate face amount of such Debentures held, plus accrued interest to, but excluding July 31, 2009. Thereafter, all Debentures were cancelled and terminated. In addition pursuant to the Plan of Arrangement, Eveready's Share Option Plan (note 9) was terminated and any outstanding share options under the Share Option Plan were cancelled.

        In connection with the acquisition of Eveready, Clean Harbors executed a consent agreement with the Competition Bureau where it agreed to dispose of its interest in the Pembina Area Landfill, a wholly owned subsidiary of Eveready, since Clean Harbors operates the only other Class I hazardous waste site in Alberta. The sale of the Pembina Area Landfill will be completed subsequent to the Plan of Arrangement.

        Eveready and Clean Harbors also made arrangements with Eveready's syndicate of lenders (note 5), which allowed Clean Harbors to acquire Eveready on July 31, 2009 and for Eveready to repurchase its Debentures. Subsequent to the acquisition of Eveready, Clean Harbors repaid all amounts outstanding under Eveready's credit facilities and certain obligations under capital leases (note 6). Eveready's credit facilities were terminated in connection with the repayment of all amounts outstanding thereunder.

b)
Guarantee of Employees' share purchase loans

        In July 2009, Eveready provided guarantees over outstanding BMO Bank of Montreal share purchase loans owing by certain Employees that were issued in connection with their participation in the Employee Unit Plan (note 9). Eveready's liability under this guarantee is limited to a maximum aggregate principal amount of $7,700. Eveready would be required to settle these guarantees if an Employee were to default on its debt obligation and the Employee's shares and respective Matching Shares held within Eveready's Employee Unit Plan Trust, were not sufficient to repay the balances due.

20. Comparative figures

        Certain of the comparative figures were reclassified from statements previously presented to conform to the current period's presentation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Sections 8.51 and 8.52 of the Massachusetts Business Corporation Act, as amended, give Massachusetts corporations the power to indemnify each of their present and former officers or directors, and present and former officers and directors of the subsdiaries, under certain circumstances if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation. In its Restated Articles of Organization and By-Laws, the Registrant provides for such indemnification of its present and former officers and directors, and present and former officers and directors of its subsidiaries, to the extent permitted by law. Reference is made to Article 6 of the Registrant's Restated Articles of Organization filed as Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005, and Article VII of the Registrant's Amended and Restated By-Laws filed as Exhibits 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005, each of which is incorporated herein by reference, for the applicable provisions regarding the indemnification of directors and officers.

        The Registrant also maintains director and officer liability insurance which provides for protection of its directors and officers and directors and officers of its subsidiaries, against liabilities and costs which they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended.

Item 21.    Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit No.	Description of Exhibit
3.1A	Restated Articles of Organization of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005 as filed on May 19, 2005 (file 001-34223)).
3.4B	Amended and Restated By-Laws of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005 April 7, 2005 (file 001-34223)).
4.1
Indenture dated as of August 14, 2009, by and among Clean Harbors, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee and Notes Collateral Agent, relating to the 7 5/8% Senior Secured Notes due 2016, including the form of 7 5/8% Senior Secured Note (incorporated by reference to Exhibit 4.35 to the Registrant's Report on Form 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).
4.2
Security Agreement dated as of August 14, 2009 among Clean Harbors, Inc., various subsidiaries of Clean Harbors, Inc., and U.S. Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.37 to the Registrant's Report on Form 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).
4.3
Registration Rights Agreement dated as of August 14, 2009 by and among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. listed on the signature page thereto, and the Initial Purchasers of Clean Harbors, Inc. 7 5/8% Senior Secured Notes due 2006 (incorporated by reference to Exhibit 4.36 to the Registrant's 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).

Exhibit No.		Description of Exhibit
4.4		Second Amended and Restated Credit Agreement dated as of July 31, 2009 among Clean Harbors, Inc., as the Borrower, Bank of America, N.A., as Admnistrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (incorporated by reference to Exhibit 4.33 to Amendment No. 1, as filed on September 21, 2009, to the Registrant's Report on Form 8-K dated July 31, 2009 as filed on August 3, 2009 (file 001-34223)).
4.5
Security Agreement, dated as of July 31, 2009, among Clean Harbors, Inc., as the Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. named therein, as other Grantors, and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 4.33A to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).
4.6
Amendment No. 1 dated as of August 14, 2009 to Second Amended and Restated Credit Agreement and Amendment to Security Agreement by and among (i) with respect to amendments to the Credit Agreement, Clean Harbors, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto, and (ii) with respect to amendments to the Security Agreement, Clean Harbors, Inc., as the Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. named therein as other Grantors, and Bank of America, N.A. as Administrative Agent (incorporated by reference to Exhibit 4.33B to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).
4.7
Intercreditor Agreement dated as of August 14, 2009, among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. listed therein, Bank of America, N.A., as the Initial ABL Agent, and U.S. Bank National Association, as Trustee and Collateral Agent under the Senior Secured Notes Indenture (incorporated by reference to Exhibit 4.38 to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).
5.1	*	Opinion of Davis, Malm & D'Agostine, P.C.
12.1	*	Statement regarding computation of ratio of earnings to fixed charges.
21.1	*	Subsidiaries of the Registrant.
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of Ernst & Young LLP.
23.2	*	Consent of Davis, Malm & D'Agostine, P.C. (included in Exhibit 5.1).
24	*	Powers of Attorney (See pages II-4 through II-16 of this Registration Statement).
25.1	*
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1, relating to the Registrant's 7 5/8% Senior Secured Notes due 2016.
99.1	*	Form of Letter of Transmittal.
99.2	*	Form of Notice of Guaranteed Delivery.
99.3	*	Form of Letter to Registered Holders and DTC Participants.
99.4	*	Form of Letter to Clients.
99.5	*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*
Filed herewith.

(b)
Financial Statement Schedules

        Schedule II—Valuation and Qualifying Accounts for the Three Years Ended December 31, 2008. All other schedules are omitted because they are not applicable, not required, or because the required information is included in the financial statements or notes thereto

Item 22.    Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (5)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (6)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts on October 6, 2009.

Clean Harbors, Inc.

By:	/s/ ALAN S. MCKIM Alan S. McKim Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Clean Harbors, Inc., hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Clean Harbors, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	Chairman of the Board of Directors, President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial Officer	October 6, 2009
/s/ JOHN R. BEALS John R. Beals	Controller and Chief Accounting Officer	October 6, 2009
/s/ EUGENE BANUCCI Eugene Banucci	Director	October 6, 2009
/s/ JOHN P. DEVILLARS John P. DeVillars	Director	October 6, 2009

Signature	Title	Date

/s/ JOHN R. KASLOW John R. Kaslow	Director	October 6, 2009
/s/ ROD MARLIN Rod Marlin	Director	October 6, 2009
/s/ DANIEL J. MCCARTHY Daniel J. McCarthy	Director	October 6, 2009
/s/ JOHN T. PRESTON John T. Preston	Director	October 6, 2009
/s/ ANDREA ROBERTSON Andrea Robertson	Director	October 6, 2009
/s/ THOMAS J. SHIELDS Thomas J. Shields	Director	October 6, 2009
Lorne R. Waxlax	Director

 GUARANTOR REGISTRANTS SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Altair Disposal Services, LLC
Baton Rouge Disposal, LLC
Bridgeport Disposal, LLC
Clean Harbors Andover, LLC
Clean Harbors Antioch, LLC
Clean Harbors Aragonite, LLC
Clean Harbors Arizona, LLC
Clean Harbors Baton Rouge, LLC
Clean Harbors BDT, LLC
Clean Harbors Buttonwillow, LLC
Clean Harbors Chattanooga, LLC
Clean Harbors Clive, LLC
Clean Harbors Coffeyville, LLC
Clean Harbors Colfax, LLC
Clean Harbors Deer Trail, LLC
Clean Harbors El Dorado, LLC
Clean Harbors Florida, LLC
Clean Harbors Grassy Mountain, LLC
Clean Harbors Kansas, LLC
Clean Harbors Laurel, LLC
Clean Harbors Lone Mountain, LLC
Clean Harbors Los Angeles, LLC
Clean Harbors of Texas, LLC
Clean Harbors Pecatonica, LLC
Clean Harbors PPM, LLC
Clean Harbors Recycling Services of Chicago, LLC
Clean Harbors Recycling Services of Ohio, LLC
Clean Harbors Reidsville, LLC
Clean Harbors San Jose, LLC
Clean Harbors Tennessee, LLC
Clean Harbors Westmorland, LLC
Clean Harbors White Castle, LLC
Clean Harbors Wilmington, LLC
Crowley Disposal, LLC
Disposal Properties, LLC
GSX Disposal, LLC
Hilliard Disposal, LLC
Roebuck Disposal, LLC
Sawyer Disposal Services, LLC
Service Chemical, LLC
Tulsa Disposal, LLC

By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

 SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of each of the Guarantor Registrants listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable each of said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Treasurer and Chief Financial and Accounting Officer	October 6, 2009
/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	Manager	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Manager	October 6, 2009
/s/ WILLIAM J. GEARY William J. Geary	Manager	October 6, 2009

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Development, LLC
By:	/s/ WILLIAM J. GEARY William J. Geary, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of each of the Guarantor Registrant listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM J. GEARY William J. Geary	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Treasurer and Chief Financial and Accounting Officer	October 6, 2009
/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	Manager	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Manager	October 6, 2009
/s/ WILLIAM J. GEARY William J. Geary	Manager	October 6, 2009
/s/ ALAN S. MCKIM Alan S. McKim	Manager	October 6, 2009

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

CH International Holdings, Inc.
By:	/s/ JERRY E. CORRELL Jerry E. Correll, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Guarantor Registrant listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JERRY E. CORRELL Jerry E. Correll	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Director	October 6, 2009

GUARANTOR REGISTRANTS SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Disposal Services, Inc.
Clean Harbors Lone Star Corp.
Clean Harbors (Mexico), Inc.
Clean Harbors of Baltimore, Inc.
Clean Harbors of Braintree, Inc.
Clean Harbors of Connecticut, Inc.
Clean Harbors of Natick, Inc.
Clean Harbors Services, Inc.
Spring Grove Resource Recovery, Inc.
By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of each of the Guarantor Registrants listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC W. GERSTENBERG Eric W Gerstenberg	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President Chief Financial and Accounting Officer	October 6, 2009
/s/ ALAN S. MCKIM Alan S. McKim	Director	October 6, 2009

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Environmental Services, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of the Guarantor Registrant listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial and Accounting Officer	October 6, 2009
/s/ ALAN S. MCKIM Alan S. McKim	Director	October 6, 2009

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Kingston Facility Corporation Murphy's Waste Oil Service, Inc.
By:	/s/ BRIAN WEBER Brian Weber, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and director of each of the Guarantor Registrants listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN WEBER Brian Weber	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial and Accounting Officer	October 6, 2009
/s/ ALAN S. MCKIM Alan S. McKim	Director	October 6, 2009

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Harbor Management Consultants, Inc.
By:	/s/ ALAN S. MCKIM Alan S. McKim, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and director of the Guarantor Registrant listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN S. MCKIM Alan S. McKim	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial and Accounting Officer	October 6, 2009
/s/ Alan S. McKim Alan S. McKim	Director	October 6, 2009

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Deer Park, L.P. Clean Harbors LaPorte, L.P. Harbor Industrial Services Texas, L.P.
By:	Clean Harbors of Texas LLC, as General Partner
By:	/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg, President

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of the General Partner of each of the Guarantor Registrants listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	President and Chief Executive Officer	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Executive Vice President and Chief Financial and Accounting Officer	October 6, 2009
/s/ ERIC W. GERSTENBERG Eric W. Gerstenberg	Manager	October 6, 2009
/s/ JAMES M. RUTLEDGE James M. Rutledge	Manager	October 6, 2009
/s/ WILLIAM J. GEARY William J. Geary	Manager	October 6, 2009

GUARANTOR REGISTRANT SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Clean Harbors Financial Services Company
By:	/s/ JAMES M. RUTLEDGE James M. Rutledge, Trustee
By:	/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan, Trustee

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned trustees and officers of the Guarantor Registrant listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and managers to enable said Guarantor Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES M. RUTLEDGE James M. Rutledge	Trustee and Chief Financial and Accounting Officer	October 6, 2009
/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan	Trustee	October 6, 2009

GUARANTOR REGISTRANT SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Guarantor Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwell, Commonwealth of Massachusetts, on October 6, 2009.

Plaquemine Remediation Services, LLC
By:	/s/ WILLIAM J. GEARY William J. Geary, Manager

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and managers of the General Partner of each of the Guarantor Registrants listed above, hereby severally constitute and appoint James M. Rutledge, John R. Beals and C. Michael Malm, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and director to enable said Guarantor Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. GEARY William J. Geary	Manager and Chief Executive Officer	October 6, 2009
/s/ STEPHEN H. MOYNIHAN Stephen H. Moynihan	Manager and Chief Financial and Accounting Officer	October 6, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1A	Restated Articles of Organization of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.1A to the Registrant's Report on Form 8-K dated May 18, 2005 as filed on May 19, 2005 (file 001-34223)).
3.4B	Amended and Restated By-Laws of Clean Harbors, Inc. (incorporated by reference to Exhibit 3.4B to the Registrant's Report on Form 8-K dated April 4, 2005 April 7, 2005 (file 001-34223)).
4.1
Indenture dated as of August 14, 2009, by and among Clean Harbors, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee and Notes Collateral Agent, relating to the 7 5/8% Senior Secured Notes due 2016, including the form of 7 5/8% Senior Secured Note (incorporated by reference to Exhibit 4.35 to the Registrant's Report on Form 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).
4.2
Security Agreement dated as of August 14, 2009 among Clean Harbors, Inc., various subsidiaries of Clean Harbors, Inc., and U.S. Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.37 to the Registrant's Report on Form 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).
4.3
Registration Rights Agreement dated as of August 14, 2009 by and among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. listed on the signature page thereto, and the Initial Purchasers of Clean Harbors, Inc. 7 5/8% Senior Secured Notes due 2006 (incorporated by reference to Exhibit 4.36 to the Registrant's 8-K dated August 14, 2009, as filed on August 20, 2009 (file 001-34223)).
4.4
Second Amended and Restated Credit Agreement dated as of July 31, 2009 among Clean Harbors, Inc., as the Borrower, Bank of America, N.A., as Admnistrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (incorporated by reference to Exhibit 4.33 to Amendment No. 1, as filed on September 21, 2009, to the Registrant's Report on Form 8-K dated July 31, 2009 as filed on August 3, 2009 (file 001-34223)).
4.5
Security Agreement, dated as of July 31, 2009, among Clean Harbors, Inc., as the Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. named therein, as other Grantors, and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 4.33A to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).
4.6
Amendment No. 1 dated as of August 14, 2009 to Second Amended and Restated Credit Agreement and Amendment to Security Agreement by and among (i) with respect to amendments to the Credit Agreement, Clean Harbors, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto, and (ii) with respect to amendments to the Security Agreement, Clean Harbors, Inc., as the Borrower and a Grantor, the subsidiaries of Clean Harbors, Inc. named therein as other Grantors, and Bank of America, N.A. as Administrative Agent (incorporated by reference to Exhibit 4.33B to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).
4.7
Intercreditor Agreement dated as of August 14, 2009, among Clean Harbors, Inc., the subsidiaries of Clean Harbors, Inc. listed therein, Bank of America, N.A., as the Initial ABL Agent, and U.S. Bank National Association, as Trustee and Collateral Agent under the Senior Secured Notes Indenture (incorporated by reference to Exhibit 4.38 to the Registrant's Report on Form 8-K dated August 14, 2009 as filed on August 20, 2009 (file 001-34223)).

Exhibit No.		Description of Exhibit
5.1	*	Opinion of Davis, Malm & D'Agostine, P.C.

12.1	*	Statement regarding computation of ratio of earnings to fixed charges.

21.1	*	Subsidiaries of the Registrant.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Davis, Malm & D'Agostine, P.C. (included in Exhibit 5.1).

24	*	Powers of Attorney (See pages II-4 through II-16 of this Registration Statement).

25.1	*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1, relating to the Registrant's 7 5/8% Senior Secured Notes due 2016.

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Registered Holders and DTC Participants.

99.4	*	Form of Letter to Clients.

99.5	*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*
Filed herewith.